CREDIT AND SECURITY AGREEMENT

                          Dated as of January 27, 1998

                                      among

                     ALASKA UNITED FIBER SYSTEM PARTNERSHIP
                                   as Borrower

                                       and

                         THE LENDERS REFERRED TO HEREIN

                                       and

                         CREDIT LYONNAIS NEW YORK BRANCH
                             as Administrative Agent

                                       and

                           NATIONSBANK OF TEXAS, N.A.
                              as Syndication Agent

                                       and

                            TD SECURITIES (USA), INC.
                             as Documentation Agent

                                            TABLE OF CONTENTS
                                                                                                      Page
1.  DEFINITIONS                                                                                          2

2.  THE LOANS                                                                                           24
         SECTION 2.1.    Construction Loans                                                             24
         SECTION 2.2.    Term Loan                                                                      24
         SECTION 2.3.    Making of Loans                                                                24
         SECTION 2.4.    Notes; Repayment of the Term Loan.                                             27
         SECTION 2.5.    Interest.                                                                      28
         SECTION 2.6.    Commitment Fees and Other Fees.                                                29
         SECTION 2.7.    Mandatory Termination or Reduction of Commitments.                             30
         SECTION 2.8.    Default Interest; Alternate Rate of Interest.                                  30
         SECTION 2.9.    Continuation and Conversion of Loans.                                          31
         SECTION 2.10.   Prepayment of Loans.                                                           32
         SECTION 2.11.   Reimbursement of Loss.                                                         34
         SECTION 2.12.   Change in Circumstances.                                                       35
         SECTION 2.13.   Change in Legality.                                                            37
         SECTION 2.14.   Manner of Payments.                                                            38
         SECTION 2.15.   United States Withholding.                                                     38
         SECTION 2.16.   Interest Adjustments.                                                          40
         SECTION 2.17.   Extension of the Final Maturity Date.                                          40

3.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER                                                      41
         SECTION 3.1.    Existence and Power.                                                           41
         SECTION 3.2.    Authority and No Violation.                                                    41
         SECTION 3.3.    Governmental Approval; Permits.                                                42
         SECTION 3.4.    Binding Agreements.                                                            42
         SECTION 3.5.    Financial Statements.                                                          43
         SECTION 3.6.    No Material Adverse Change.                                                    43
         SECTION 3.7.    Subsidiaries; Joint Ventures.                                                  43
         SECTION 3.8.    Copyrights, Patents, Software and Other Rights.                                43
         SECTION 3.9.    Fictitious Names.                                                              43
         SECTION 3.10.   Title to Properties; Right of Way.                                             44
         SECTION 3.11.   Places of Business.                                                            44
         SECTION 3.12.   Litigation.                                                                    44
         SECTION 3.13.   Federal Reserve Regulations.                                                   45
         SECTION 3.14.   Investment Company Act.                                                        45
         SECTION 3.15.   Taxes.                                                                         45
         SECTION 3.16.   Compliance with ERISA.                                                         45





                                      (i)

         SECTION 3.17.   Security Interest; Other Security.                                             45
         SECTION 3.18.   Disclosure.                                                                    46
         SECTION 3.19.   Agreements.                                                                    46
         SECTION 3.20.   Environmental Liabilities.                                                     47
         SECTION 3.21.   Compliance with Laws.                                                          47
         SECTION 3.22.   Projections; Construction Budget; Operating Budget; Plans
                                    and Specifications.                                                 47
         SECTION 3.23.   Start Date; Project Costs; Project Assets.                                     48
         SECTION 3.24.   Sponsor Equity.                                                                49
         SECTION 3.25.   Bank Accounts.                                                                 49
         SECTION 3.26.   Utility Availability.                                                          49
         SECTION 3.27.   Operation of the Facility.                                                     49
         SECTION 3.28.   Nature of Business.                                                            49

4.  CONDITIONS OF LENDING                                                                               49
         SECTION 4.1.    Conditions Precedent to Initial Construction Loans.                            49
         SECTION 4.2.    Conditions Precedent to Term Loans.                                            54
         SECTION 4.3.    Conditions Precedent to Each Loan.                                             55

5.  AFFIRMATIVE COVENANTS                                                                               56
         SECTION 5.1.    Financial Statements and Reports.                                              56
         SECTION 5.2.    Existence; Compliance.                                                         59
         SECTION 5.3.    Maintenance of Properties.                                                     59
         SECTION 5.4.    Notice of Material Events.                                                     59
         SECTION 5.5.    Insurance.                                                                     60
         SECTION 5.6.    Books and Records.                                                             61
         SECTION 5.7.    Observance of Agreements; Copies of Amendments.                                61
         SECTION 5.8.    Taxes and Charges; Indebtedness in Ordinary Course of Business.                61
         SECTION 5.9.    Liens.                                                                         62
         SECTION 5.10.   Government Approval.                                                           62
         SECTION 5.11.   Further Assurances; Security Interests.                                        62
         SECTION 5.12.   ERISA Compliance and Reports.                                                  62
         SECTION 5.13.   Environmental Laws.                                                            63
         SECTION 5.14.   Construction; Operation.                                                       64
         SECTION 5.15.   Final Cost Statement; Bank Account Statements                                  65
         SECTION 5.16.   Minimum Satisfactory Capacity Agreements.                                      65
         SECTION 5.17.   Interest Rate Protection Agreements.                                           65
         SECTION 5.18.   Local Bank Account.                                                            65
         SECTION 5.19.   Use of Proceeds; Use of certain Funds Transferred to the
                                    Local Bank Account                                                  66
         SECTION 5.20.   Operating Logs; Standby Ship Arrangements.                                     66





                                      (ii)

         SECTION 5.21.   Permits; Right of Way.                                                         66
         SECTION 5.22.   Survey.                                                                        66
         SECTION 5.23.   Amendments to the Deed of Trust.                                               67
         SECTION 5.24.   Title Insurance.                                                               67
         SECTION 5.25.   Proprietary Rights.                                                            67

6.  NEGATIVE COVENANTS                                                                                  67
         SECTION 6.1.    Limitations on Indebtedness.                                                   67
         SECTION 6.2.    Limitations on Liens.                                                          68
         SECTION 6.3.    Limitations on Investments.                                                    69
         SECTION 6.4.    Restricted Payments.                                                           69
         SECTION 6.5.    Consolidation, Merger, Sale or Purchase of Assets, etc.                        69
         SECTION 6.6.    Receivables.                                                                   70
         SECTION 6.7.    Sale and Leaseback.                                                            70
         SECTION 6.8.    Places of Business; Change of Name.                                            70
         SECTION 6.9.    Transactions with Affiliates.                                                  70
         SECTION 6.10.   Prohibition of Amendments or Waivers.                                          71
         SECTION 6.11.   No Change in Business                                                          71
         SECTION 6.12.   ERISA Compliance.                                                              71
         SECTION 6.13.   Hazardous Materials.                                                           71
         SECTION 6.14.   Interest Rate Protection Agreements, etc.                                      71
         SECTION 6.15.   Subsidiaries.                                                                  71
         SECTION 6.16.   Prohibition regarding Joint Ventures and Partnerships.                         72
         SECTION 6.17.   Bank Accounts.                                                                 72
         SECTION 6.18.   Capacity Agreements; Sales of Fiber; Non-Disturbance
                                    Agreements.                                                         72
         SECTION 6.19.   Repairs and Improvements.                                                      72
         SECTION 6.20.   Change Orders.                                                                 72
         SECTION 6.21.   Location.                                                                      72
         SECTION 6.22.   No Further Negative Pledges.                                                   72
         SECTION 6.23.   Accounting Practices.                                                          73
         SECTION 6.24.   Interest Rate Protection Agreements.                                           73
         SECTION 6.25.   Use of Proceeds of Loans.                                                      73
         SECTION 6.26.   The Portion of the System from the Washington landing
                                    station site to the Seattle Distribution Center.                    73

7.  EVENTS OF DEFAULT                                                                                   73

8.  GRANT  OF  SECURITY INTEREST; REMEDIES                                                              76
         SECTION 8.1.    Security Interests.                                                            76
         SECTION 8.2.    Use of Collateral.                                                             76





                                     (iii)

         SECTION 8.3.    Direct Payment to Alaska Depositary Account or
                                    Disbursement Account.                                               77
         SECTION 8.4.    Borrower to Hold in Trust.                                                     77
         SECTION 8.5.    Collections, etc.                                                              77
         SECTION 8.6.    Possession, Sale of Collateral, etc.                                           78
         SECTION 8.7.    Application of Proceeds on Default.                                            79
         SECTION 8.8.    Power of Attorney.                                                             79
         SECTION 8.9.    Financing Statements, Direct Payment, Confirmation of
                                    Receivables.                                                        80
         SECTION 8.10.   Termination.                                                                   80
         SECTION 8.11.   Remedies Not Exclusive.                                                        80
         SECTION 8.12.   Quiet Enjoyment.                                                               80
         SECTION 8.13.   Release of Collateral.                                                         81
         SECTION 8.14.   Continuation and Reinstatement.                                                81
         SECTION 8.15.   Regulatory Approvals.                                                          81

9.  CASH COLLATERAL ACCOUNT                                                                             82
         SECTION 9.1.    Cash Collateral Account.                                                       82
         SECTION 9.2.    Investment of Funds.                                                           82
         SECTION 9.3.    Grant of Security Interest.                                                    83
         SECTION 9.4.    Remedies.                                                                      83

10.  THE ADMINISTRATIVE AGENT                                                                           84
         SECTION 10.1.    Administration by Administrative Agent.                                       84
         SECTION 10.2.    Payments.                                                                     84
         SECTION 10.3.    Sharing of Setoffs and Cash Collateral.                                       85
         SECTION 10.4.    Notice to the Lenders.                                                        85
         SECTION 10.5.    Liability of Administrative Agent.                                            86
         SECTION 10.6.    Reimbursement and Indemnification.                                            86
         SECTION 10.7.    Rights of Administrative Agent.                                               87
         SECTION 10.8.    Independent Investigation by Lenders.                                         87
         SECTION 10.9.    Agreement of Required Lenders.                                                87
         SECTION 10.10.   Notice of Transfer.                                                           87
         SECTION 10.11.   Successor Administrative Agent                                                88

11.  MISCELLANEOUS                                                                                      88
         SECTION 11.1.    Notices.                                                                      88
         SECTION 11.2.    Survival of Agreement, Representations and Warranties, etc.                   89
         SECTION 11.3.    Successors and Assigns; Syndications; Loan Sales; Participations.             89
         SECTION 11.4.    Expenses; Documentary Taxes.                                                  92
         SECTION 11.5.    Indemnification of the Administrative Agent and the Lenders.                  93





                                      (iv)

         SECTION 11.6.    CHOICE OF LAW.                                                                94
         SECTION 11.7.    WAIVER OF JURY TRIAL.                                                         94
         SECTION 11.8.    No Waiver.                                                                    95
         SECTION 11.9.    Extension of Payment Date                                                     95
         SECTION 11.10.   Amendments, etc.                                                              95
         SECTION 11.11.   Severability.                                                                 96
         SECTION 11.12.   SERVICE OF PROCESS.                                                           96
         SECTION 11.13.   Headings.                                                                     97
         SECTION 11.14.   Execution in Counterparts.                                                    97
         SECTION 11.15.   Confidentiality.                                                              97
         SECTION 11.16.   Entire Agreement.                                                             97

Testimonium                                                                                             99

Signatures                                                                                              99





                                      (v)

Schedules

1                 Schedule of Commitments
1A                Description of the Right of Way and a List of Permits
1B                Construction Budget
1C                Form of Operating Budget
1D                Plans and Specifications
3.9               Fictitious Names
3.10              Rights owned on the Closing Date with respect to the Right of
                  Way
3.11              Chief Executive Office, Location of books and records and
                  goods included in the
                  Collateral
3.12              Litigation
3.17              Filing Offices
3.19              Agreements
3.20              Environmental Liabilities
3.22(a)           Copy of the Projections
3.22(c)           Proposed Operating Budget for first year after the Completion
                  Date
3.23              Project assets previously owned by Affiliates of GCI
                  (other than the Borrower)
5.5               Insurance
6.2               Existing Liens

Exhibits

A-1               Form of Construction Note
A-2               Form of Term Note
B-1               Form of Opinion of Sherman & Howard L.L.C., counsel to the
                  Borrower, the General Partners and the other Transaction
                  Parties
B-2               Form of Opinion of Mark R. Moderow, corporate counsel of GCI
B-3               Form of Opinion of Hartig, Rhodes, Norman, Mahoney & Edwards,
                  P.C., Alaska counsel to the Borrower, the General Partners and the other Transaction Parties
B-4               Form of  Opinion  of Foster,  Pepper &  Shefelman,  Washington
                  counsel to the  Borrower,  the General  Partners and the other
                  Transaction Parties
B-5               Form of Opinion of Drinker, Biddle & Reath LLP, FCC counsel to the Borrower and GCI
B-6               Form of Opinion of Guess & Rudd P.C., Alaska counsel to the
                  Administrative Agent
C                 Form of Assignment Agreement
D                 Form of Transport Pledge Agreement
E                 Form of Fiber Security Agreement
F                 Form of Subordination Agreement
G                 Form of Depositary Agreement
H                 Form of Sponsor Undertaking
I                 Form of Assignment and Acceptance
J                 Form of Borrowing Certificate
K                 Form of Engineer's Certificate
L                 Form of Transport Keep-Well Agreement
M                 Form of Holdings Keep-Well Agreement
N                 Form of Completion Guaranty
O                 Form of GCI Lease Contract
P                 Form of Holdings Lease Guaranty Agreement
Q                 Form of O&M Contract
R                 Form of Compliance Certificate
S                 Form of Interest Rate Protection Agreement
T                 Form of Confidentiality Letter
U                 Form of GCI Fiber Exchange Agreement
V                 Form of GCI Construction Contract
W                 Form of Non-Disturbance Agreement
X                 Form of GCI Cable Subordination Agreement
Y                 Form of AU Subordination Agreement
Z                 Form of Instruction Letter

                                CREDIT  AND  SECURITY   AGREEMENT  dated  as  of
                           January 27, 1998 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among (i) ALASKA
                           UNITED FIBER SYSTEM  PARTNERSHIP,  an Alaska  general
                           partnership (the "Borrower"), (ii) the Lenders referred to herein, (iii) CREDIT LYONNAIS NEW YORK BRANCH, as administrative agent for the Lenders, (iv) NATIONSBANK OF TEXAS, N.A., as Syndication Agent and
                           (v)  TD  SECURITIES  (USA),  INC.,  as  Documentation
                           Agent.


                             INTRODUCTORY STATEMENT


                  All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof or as defined elsewhere herein.

                  The Borrower has requested that the Lenders provide a construction and term loan facility in the amount of $75,000,000 which will be used to finance the development, construction, testing and operation of the System.

                  To provide assurance for the repayment of the Loans and all other Obligations of the Borrower hereunder, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the Lenders, the following (each as more fully described herein):

                  (i) a first priority security interest from the Borrower in the Collateral pursuant to Article 8 hereof;

                  (ii) a guarantee of Completion (as such term is defined in the Completion Guaranty) of the Project from Holdings on the terms set forth in the Completion Guaranty;

                  (iii) an agreement with respect to payment of the Obligations from each of GCI Transport and Holdings pursuant to the Transport Keep-Well Agreement and the Holdings Keep-Well Agreement respectively;

                  (iv) a direct assignment of the Borrower's rights under each Project Agreement;

                  (v) a first priority pledge by GCI Transport of all of the issued and outstanding shares of the capital stock of GCI Fiber and Fiber Hold pursuant to the Transport Pledge Agreement; and

                  (vi) a first priority security interest from GCI Fiber and Fiber Hold in all of the partnership interests of the Borrower pursuant to the Fiber Security Agreement.

                  Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as agent for the Lenders and each Lender is willing to make Loans to the Borrower in an aggregate amount not in excess of its Construction Commitment or Term Loan Commitment (as applicable) set forth on the Schedule of Commitments.

                  Accordingly, the parties hereto hereby agree as follows:


1.  DEFINITIONS
                  For the purposes hereof unless the context otherwise requires, all Section references herein shall be deemed to correspond with Sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

                  "Acceptable Right" shall mean good and marketable title to a fee simple interest, a valid leasehold interest or a valid easement, right of way, license or permit; provided that any such interest, easement, right of way or license acquired from an Alaska Native Corporation (as defined in 43 U.S.C. ss.1602(m)) shall be acquired only as an interest in fee simple or as a leasehold interest unless such corporation waives its statutory immunity by written agreement satisfactory to the Administrative Agent.

                  "Acceptable Title Company" shall mean (i) for real property located in the State of Alaska, TransAlaska Summit Title Insurance Agency of Alaska L.L.C. and (ii) for real property located in the State of Washington, First American Title Insurance Company.

                  "Acceptable Title Insurance Policy" shall mean a lenders' paid policy of title insurance issued by an Acceptable Title Company, in form and substance satisfactory to the Administrative Agent, with such endorsements and affirmative coverages as the Administrative Agent shall reasonably deem appropriate.

                  "Adequate  Coverage"  shall  be as  defined  in  Section  2.17 hereof.

                  "Administrative Agent" shall mean Credit Lyonnais New York Branch, in its capacity as Administrative Agent for the Lenders hereunder, or such successor Administrative Agent as may be appointed pursuant to Section
10.11 of this Credit Agreement.

                  "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

                  "Agents" shall mean the Administrative Agent, NationsBank of Texas, N.A., in its capacity as Syndication Agent hereunder and TD Securities
(USA) Inc., in its capacity as Documentation Agent hereunder.

                  "Alaska Depositary Account" shall mean Account No. 1510-562-0 entitled "Alaska Depositary Account" in the name of the Borrower at the office of The First National Bank of Anchorage, 201 West 36th Avenue, P.O. Box 200628, Anchorage, Alaska 99520.

                  "Alaska United Fiber System" shall mean the entire fiber optic telecommunications cable network comprised of approximately 2,331 statute route miles connecting PSMS, Glen Alps, Whittier, Valdez, Lena Point, Norma Beach and SDC, which network shall have an initial equipped capacity of OC-48 (approximately 2.5 gigabits per second data rate). The undersea portion of the network shall connect landing stations between four sites. The proposed landing station sites are located at Whittier, Valdez, Lena Point and Norma Beach. An undersea branching unit shall connect the three undersea fiber cable segments originating at Whittier, Lena Point and Norma Beach, whereas Valdez is connected through a separate undersea extension originating at Whittier. The terrestrial portion of the network shall consist of inland extensions from 1) Whittier to Glen Alps, 2) Norma Beach to SDC, and 3) Valdez to PSMS. The Alaska United Fiber System shall be installed along the Right of Way and include (without limitation) the following: (i) the fiber optic cable, branching unit, optical amplifiers, and terminal station equipment (whether supplied by the Contractor or another Person) and included in the network, (ii) all cable ducts or conduits through which the cable runs, (iii) the associated splice boxes, splice vaults and other associated concrete structures constructed by or for the Borrower and used to protect, or provide splicing space for, the cable, together with all manhole and handhole covers relating thereto, (iv) electrical power facilities, including electrical distribution panels, lighting, wiring and other related apparatus attached to or within the cable (excluding any meters owned by other Persons), (v) heating, ventilating and air conditioning equipment, (vi) metal enclosures (sometimes referred to as the regeneration stations) containing certain of the Electronics together with the concrete slabs to which the enclosures are attached, (vii) all fixtures included in the network and (viii) auxiliary generators, batteries, battery-charging equipment, telephone equipment and other related equipment used by the Borrower on the Right of Way (the items referred to in the foregoing clauses (i) through (viii) are referred to herein as "Equipment").

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the rate of interest per annum publicly announced by the Administrative Agent as its prime rate in effect on such day at its principal office in New York City.

                  "Alternate Base Rate Loan" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

                  "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States or foreign governmental bodies or regulatory agencies applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                  "Applicable Margin" shall mean (i) in the case of Alternate Base Rate Loans, 1.75% per annum, and (ii) in the case of Eurodollar Loans, 3.0% per annum, in each case, as such margin may be decreased pursuant to, and to the amounts set forth in, Section 2.5(c) hereof.

                  "Assignment and Acceptance" shall mean an agreement in the form of Exhibit I hereto, executed by the assignor, assignee and any other parties as contemplated thereby.

                  "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit C hereto or in such other form as may be satisfactory to the Administrative Agent, as any such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "AU Subordination Agreement" shall mean the Subordination Agreement substantially in the form of Exhibit Y hereto, among the Borrower, the Administrative Agent and NationsBank of Texas, N.A., as administrative agent under the Holdings Credit Agreements, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Authorized Officer" shall mean, with respect to the Borrower, the President, any Vice President, the Treasurer or the Secretary of a General Partner.

                  "Bank Charges" shall mean charges for interest hereunder, the Commitment Fees, any fees payable pursuant to the Commitment Letter or the Fee Letter and all other fees and expenses payable by the Borrower pursuant to
Section 11.4 or 11.5 hereof.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowing" shall mean a group of Loans of a single interest rate type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit J hereto, to be delivered by the Borrower to the Administrative Agent in connection with each Borrowing.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

                  "Cable" shall mean the Alaska United Fiber System and the fiber pairs in the Kanas Cable and the GCI Cable Facility to which the Borrower has been granted exclusive use pursuant to the Kanas Agreement and the GCI Fiber Exchange Agreement, respectively.

                  "Capacity Agreement" shall mean any lease, capacity agreement or other contract or agreement pursuant to which the Borrower leases, licenses or otherwise grants to any other Person the right to use the System or any portion thereof, or sells to any other Person capacity on the System or any portion thereof, or agrees to provide telecommunications services utilizing the System or any portion thereof, including, without limitation, any option, standby or back-up arrangement with respect to any of the foregoing, any Satisfactory Capacity Agreement, the GCI Lease Contract, the Kanas Agreement and the GCI Fiber Exchange Agreement.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Collateral Account" shall have the meaning given such term in Section 9.1 hereof.

                  "Cash Equivalents" shall mean (i) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) Dollar denominated time deposits, demand deposits, certificates of deposit, acceptances, prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i), in each case, entered into with a Lender or a commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and having a maturity of not more than twelve months from the date of acquisition, or (iii) Dollar denominated commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor's or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within twelve months after the date of acquisition.

                  "Change in Control" shall mean either (i) the failure for any reason of GCI and/or AT&T to own directly or indirectly at least 25% of the aggregate partnership interests of the Borrower or (ii) GCI and/or AT&T ceasing to have the power to direct or cause the direction of the management and policies of the Borrower whether by reason of GCI and/or AT&T ceasing to have voting control of more than 50% of the partnership interests of the Borrower or otherwise.

                  "Closing Date" shall mean the earliest date on which all conditions precedent to the making of the initial Construction Loan as set forth in Section 4.1 hereof have been satisfied or waived by all the Lenders.

                  "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as heretofore amended, as codified at 26 U.S.C. ss.1 et seq or any successor provision thereto.

                  "Collateral" shall mean all of the Borrower's right, title and interest in and to both real and personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including but not limited to, goods, accounts, intercompany obligations, partnership and joint venture interests, contract rights, documents, instruments, chattel paper, general intangibles, investment property, goodwill, equipment, machinery (including, without limitation, any spare parts), inventory, copyrights, trademarks, trade names, patents, insurance proceeds, FCC Licenses, Project Agreements, Capacity Agreements, cash and bank accounts (including, without limitation, the Construction Account, the Alaska Depositary Account, the Disbursement Account, the Insurance Proceeds Account, the Holding Account, the Interest Reserve Account, the SSI Cash Collateral Account, the Local Bank Account and any funds on deposit in any such bank account at any time) and any proceeds or products of any of the foregoing or income from any of the foregoing, including, without limitation, the Alaska United Fiber System and rights under and pursuant to the Kanas Agreement and the GCI Fiber Exchange Agreement; provided that, Collateral shall not include any FCC License to the extent the Borrower is prohibited from granting a security interest therein pursuant to Applicable Law.

                  "Commencement Date" shall mean the earlier of (i) the date which is six (6) months after the Closing Date and (ii) the date on which the first Borrowing is made hereunder.

                  "Commitment  Fees" shall have the  meaning  given such term in
Section 2.6 hereof.

                  "Commitment Letter" shall mean that certain letter agreement dated as of July 3, 1997 between GCI, on the one hand and Credit Lyonnais New York Branch, NationsBank of Texas, N.A. and TD Securities (USA) Inc., on the other hand, as such agreement has been amended by those certain letter agreements dated as of July 8, 1997, August 14, 1997, September 26, 1997, November 21, 1997 and December 24, 1997.

                  "Commitments" shall mean the Construction Commitments and the Term Loan Commitments.

                  "Completed" or "Completion" shall be as defined in the Completion Guaranty.

                  "Completion Date" shall mean the earlier of (i) the date on which the System is Completed and (ii) January 1, 1999; provided, however, that if such date is not a Business Day, then the Completion Date shall be the next succeeding Business Day.

                  "Completion Guaranty" shall mean the Completion Guaranty substantially in the form of Exhibit N hereto, between Holdings and the Administrative Agent as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Construction Account" shall mean Account No. 0139787000105 entitled "Alaska United Construction Account" at the office of Credit Lyonnais New York Branch, 1301 Avenue of the Americas, New York, New York 10019.

                  "Construction Budget" shall mean with respect to the Project, the construction budget dated January 24, 1998, attached hereto as Schedule 1B (which budget is satisfactory to all the Lenders), as such budget may be revised in accordance with the provisions of Section 5.14(a) hereof.

                  "Construction  Commitment"  shall mean the  commitment of each
Lender to make Construction Loans to the Borrower from the Initial Date applicable to such Lender to but excluding the Construction Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite the name of such Lender under the column entitled "Construction Commitment" in the Schedule of Commitments, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Construction Commitment Termination Date" shall mean the earlier to occur of (i) the Completion Date and (ii) such earlier date on which the Construction Commitments shall terminate in accordance with Section 2.7 or
Article 7 hereof.

                  "Construction Contract" shall mean that certain Supply Contract dated as of July 11, 1997 between the Borrower (as assignee of GCI Communication) and the Contractor, as such agreement has been and may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Construction Loans" shall mean the loans made hereunder in accordance with the provisions of Section 2.1(a), whether made as a Eurodollar Loan or an Alternate Base Rate Loan, as permitted hereby.

                  "Construction Notes" shall have the meaning given such term in
Section 2.4(a) hereof.

                  "Contractor" shall mean Tyco Submarine Systems Ltd. (formerly known as (Submarine Systems International Ltd.), a Delaware corporation.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "Conversion Date" shall mean the date which occurs on the fifth anniversary of the Commencement Date.

                  "Credit Exposure" shall mean, without duplication, with respect to any Lender, (i) at any time on or prior to the Completion Date, the sum of such Lender's (A) aggregate outstanding Loans hereunder and (B) the amount, if any, by which the sum of such Lender's Construction Commitment exceeds the amount of its outstanding Loans hereunder and (ii) at any time after the Completion Date, such Lender's aggregate outstanding Loans hereunder.

                  "Deeds of Trust" shall mean (i) that certain Deed of Trust and Assignment dated as of January 27, 1998 among the Borrower as Grantor, TransAlaska Summit Title Insurance Agency of Alaska L.L.C. as Trustee and the Administrative Agent as Beneficiary, which Deed of Trust and Assignment is to be recorded in various recording districts in the State of Alaska, as such Deed of Trust and Assignment may be amended, supplemented or otherwise modified, renewed or replaced from time to time and (ii) those certain Deeds of Trust and Assignment dated as of January 27, 1998 among the Borrower as Grantor, First American Title Insurance Company as Trustee and the Administrative Agent which Deeds of Trust and Assignment are to be recorded in the office of the Snohomish County Auditor and the King County Records and Election Office in the State of Washington, as such Deed of Trust and Assignment may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Depositary Agreement" shall mean the Depositary Agreement substantially in the form of Exhibit G hereto, between the Borrower and the Administrative Agent, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Disbursement Account" shall mean Account No. 0139787000100 entitled "Alaska United Disbursement Account" at the office of Credit Lyonnais New York Branch, 1301 Avenue of the Americas, New York, New York 10019.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Electronics" shall mean the transceivers, regenerators, multiplexers and other electronic equipment, together with all racks to which the same are affixed, located at the regenerator sites and points of presence on the Right of Way or at the network operations center, or owned by the Borrower and located at points of presence along the Kanas Cable or the GCI Cable Facility, including all equipment replacing any of the foregoing.

                  "Engineer's Certificate" shall mean a certificate of the Independent Engineer in the form of Exhibit K hereto, to be delivered by the Independent Engineer to the Administrative Agent in connection with each Borrowing.

                  "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("EPCRKA"), 42 U.S.C. ss.11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. ss. 655 and ss. 657, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

                  "Equipment" shall have the meaning given such term in the definition of "Alaska United Fiber System" set forth herein.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. ss. 1001 et seq. and the regulations promulgated thereunder.

                  "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

                  "Event of Default"  shall have the meaning  given such term in
Article 7 hereof.

                  "Event of Loss" shall mean any of the following events or conditions:

                  (i) all or substantially all of the Cable shall become destroyed or damaged beyond repair or permanently rendered unfit for commercial operation, as a consequence of any event whatsoever;

                  (ii) any damage to or loss of all or any portion of the Cable occurring through any cause whatsoever, which results in the receipt of insurance proceeds with respect to the Cable on the basis of an actual or constructive total loss of the Cable; or

                  (iii)    the  condemnation,  confiscation  or  seizure  of, or
                           other requisition of title to, or use of, all or substantially all of the Cable or the Right of Way (including the taking of title to, or use of, all or substantially all of the Cable or the Right of Way under power of eminent domain or by forfeiture pursuant to any proceeding commenced under any provision of law provided for escheat) by a Governmental Authority.

                  The date of occurrence of any Event of Loss shall be the date of the casualty or other occurrence specified above giving rise to such Event of Loss.

                  "FCC" shall mean the Federal Communications Commission or any Governmental Authority which succeeds to the powers and functions thereof.

                  "FCC Licenses" shall mean any license or permit issued by the FCC, including, without limitation, licenses issued to the Borrower for the landing and the operation of the Alaska United Fiber System or for the use of the fiber pairs in the Kanas Cable or the GCI Cable Facility.

                  "FDC" shall mean GCI Communication's Fairbanks Distribution Center located at 520 5th Avenue, Suite 407, Fairbanks, Alaska.

                  "Fee Letter" shall mean that certain letter agreement dated as of July 3, 1997 between GCI and the Administrative Agent relating to the payment of certain fees, as such agreement has been amended by those certain letter agreements dated as of August 14, 1997, September 26, 1997, November 21, 1997 and December 24, 1997.

                  "Fiber Hold" shall mean Fiber Hold Co., Inc., an Alaska corporation.

                  "Fiber Security Agreement" shall mean the Security Agreement substantially in the form of Exhibit E hereto, between GCI Fiber and Fiber Hold on the one hand, and the Administrative Agent on the other hand, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Final Construction Loan" shall have the meaning given such term in Section 2.3(c).

                  "Final Maturity Date" shall mean the date which is the tenth anniversary of the Commencement Date provided that such date may be extended by the Borrower pursuant to, and in accordance with, the provisions of Section 2.17 hereof, to the date which is the twelfth anniversary of the Commencement Date.

                  "Fundamental Documents" shall mean this Credit Agreement, the Notes, the Transport Pledge Agreement, the Fiber Security Agreement, the Deeds of Trust, each Assignment Agreement relating to a Project Agreement, the Subordination Agreement, the Depositary Agreement, the Intercreditor Agreements, the Instruction Letter, the Sponsor Undertaking, each of the Project Agreements, UCC-1 Financing Statements and any other ancillary documentation which is required to be, or is otherwise, executed by any of the Transaction Parties and delivered to the Administrative Agent in connection with this Credit Agreement or any other Fundamental Document.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

                  "GCI" shall mean General Communication, Inc., an Alaska corporation.

                  "GCI Cable" shall mean GCI Cable, Inc., an Alaska corporation.

                  "GCI Cable Facility" shall mean those fiber optic facilities owned, leased and/or to be constructed by GCI Cable (i) in the Anchorage, Alaska area, connecting SADC, Glen Alps and AT&T's primary point of presence in Anchorage which is located at 210 East Bluff Road, Anchorage, Alaska and (ii) in the Fairbanks, Alaska area, connecting NPMS, FDC and AT&T's primary point of presence in Fairbanks which is located at 200 Gaffney Road, Fairbanks, Alaska.

                  "GCI Cable Subordination Agreement" shall mean the Subordination Agreement substantially in the form of Exhibit X hereto, among GCI Cable, the Administrative Agent and NationsBank of Texas, N.A., as administrative agent under the Holdings Credit Agreements, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "GCI Communication" shall mean GCI Communication Corp., an Alaska corporation.

                  "GCI Construction Contract" shall mean the General Contractor Agreement substantially in the form of Exhibit V hereto, between the Borrower and GCI Communication, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "GCI Fiber" shall mean GCI Fiber Co., Inc., an Alaska corporation.

                  "GCI Fiber Exchange Agreement" shall mean the Fiber Exchange Agreement substantially in the form of Exhibit U hereto, among the Borrower, GCI Cable and GCI Communication, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "GCI Lease Contract" shall mean the Lease Agreement substantially in the form of Exhibit O hereto, between the Borrower, as lessor and GCI Communication, as lessee, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "GCI Transport" shall mean GCI Transport Co., Inc., an Alaska corporation.

                  "General Partner" shall mean GCI Fiber and/or Fiber Hold.

                  "Glen Alps" shall mean GCI Communication's leased location at Lot 5, Block 1, Tower Estates Subdivision, Anchorage, Alaska.

                  "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or a foreign jurisdiction.

                  "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services, in each case, primarily for the purpose of assuring the performance by the obligor of any such primary obligation or (iv) as a general partner of a partnership or a joint venturer of a joint venture in respect of Indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law; provided, however, that the term Guaranty shall not include endorsements for collection or collections for deposit, in either case, in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the lesser of (x) the maximum liability under the terms of such Guaranty or (y) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

                  "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

                  "Holding Account" shall be as defined in the Depositary Agreement.

                  "Holdings"   shall  mean  GCI   Holdings,   Inc.,   an  Alaska
corporation.

                  "Holdings  Bank  Credit   Facility"   shall  mean  the  credit
facilities of Holdings under the Holdings Credit Agreements.

                  "Holdings Credit Agreements" shall mean the Long Term Holdings Credit Agreement and the Short Term Holdings Credit Agreement.

                  "Holdings Keep-Well Agreement" shall mean the Operating Keep-Well Agreement substantially in the form of Exhibit M hereto, among Holdings, the Borrower and the Administrative Agent for the benefit of the Lenders, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Holdings  Lease  Guaranty  Agreement"  shall  mean the  Lease
Guaranty Agreement substantially in the form of Exhibit P hereto, among Holdings, the Borrower and the Administrative Agent for the benefit of the Lenders, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables payable within 120 days and arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation to the extent not already reflected as a current liability on the balance sheet of such Person and (v) Indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness.

                  "Independent Engineer" shall mean (i) Arthur D. Little, (ii) Stone & Webster or (iii) a Person appointed by the Required Lenders who is engaged in the engineering profession

(who shall be duly licensed as an engineer in a State of the United States) and is familiar with engineering and operational matters relating to the System, the Cable or facilities similar thereto.

                  "Initial Date" shall mean (i) in the case of the Administrative Agent, the date hereof, (ii) in the case of each Lender which is an original party to this Credit Agreement, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

                  "Instruction Letter" shall mean the letter agreement substantially in the form of Exhibit Z hereto between the Borrower and The First National Bank of Anchorage (as accepted by the Administrative Agent), as such letter agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time or such other form as may be satisfactory to the Administrative Agent.

                  "Insurance Proceeds Account" shall mean Account No. 0139787000101, entitled "Alaska United Insurance Proceeds Account" at the office of Credit Lyonnais New York Branch, 1301 Avenue of the Americas, New York, New York 10019.

                  "Intercreditor Agreements" shall mean the Non-Disturbance Agreement, the GCI Cable Subordination Agreement and the AU Subordination Agreement.

                  "Interest  Deficit"  shall have the meaning given such term in
Section 2.16.

                  "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of more than three months, the last day of such Interest Period and, in addition, each date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months or any integral multiple thereof, (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of March 1998) and (iv) with respect to any Loan, the Completion Date.

                  "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, six, nine or twelve months thereafter as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Completion Date (in the case of any Construction Loan) or the Final Maturity Date (in the case of the Term Loan), (iii) no Interest Period of nine or twelve months may be selected unless available and consented to by all Lenders in their sole discretion and (iv) no Interest Period with respect to any portion of the Term Loan may be selected which would result in the aggregate amount of Eurodollar Loans having Interest Periods ending after any date on which an installment of principal of the Term Loan is scheduled to mature being in excess of the aggregate principal installments scheduled to mature after such date.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic caps, collars and floors or other financial agreement or arrangement designed to protect the Borrower against fluctuations in interest rates.

                  "Interest   Reserve  Account"  shall  be  as  defined  in  the
Depositary Agreement.

                  "Investment" shall mean any stock, evidence of indebtedness or other securities of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guarantee of loans or obligations of others, and any purchase of (i) any securities of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase.

                  "Kanas" shall mean Kanas Telecom, Inc., an Alaska corporation or if applicable, any successor thereof or any permitted assignee of Kanas Telecom, Inc. under the Kanas Agreement.

                  "Kanas  Agreement"  shall  mean that  certain  Fiber  Exchange
Agreement dated as of November 21, 1997 between Kanas and GCI Communication (certain rights and obligations under which have been assigned by GCI Communication to the Borrower), as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Kanas Cable" shall mean the fiber optic telecommunications cable constructed and owned by Kanas between PSMS and NPMS, along the right-of-way for the Trans-Alaska Pipeline.

                  "Land Right of Way" shall mean (i) the real property which is located landward from the seaward limit of the jurisdiction of the State of Alaska and from the seaward limit of the jurisdiction of the State of Washington and on which the terrestrial portion Alaska United Fiber System (as described in the fifth sentence of the definition of "Alaska United Fiber System" set forth herein) will be located, (ii) the real property on which any Electronics or Equipment used by the Borrower in the operation of the fiber pairs in the Kanas Cable or in the GCI Cable Facility are or will be located, and the interests of the Borrower in or with respect to any such real property, whether by way of fee ownership, leasehold, easement, license or otherwise, which interests and real property are more fully described in Schedule 1A hereto.

                  "Lena Point" shall mean the Borrower's cable landing station at or near 17103 Pt. Lena Loop Road, Juneau, Alaska.

                  "Lender" and "Lenders" shall mean the financial institutions whose names appear at the foot hereof as lenders and any assignee of a Lender pursuant to Section 11.3(b).

                  "Lending Office" shall mean, with respect to any Lender, the branch or branches (or affiliate or affiliates) from which such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Administrative Agent from time to time.

                  "LIBO Rate" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Administrative Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Administrative Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, lease, easement or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof or the agreement to grant a security interest at a future date).

                  "Loans" shall mean the Construction Loans and the Term Loan.

                  "Local  Bank  Account"  shall  mean  Account  No.   1511-174-3
established by the Borrower at the office of The First National Bank of Anchorage, 201 West 36th Avenue, P.O. Box 200628, Anchorage, Alaska 99520.

                  "Long Term Holdings Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of November 14, 1997 among Holdings, the lenders referred to therein, NationsBank of Texas, N.A., as Administrative Agent, Credit Lyonnais New York Branch, as Documentation Agent and TD Securities (USA), Inc., as Syndication Agent, which agreement, as of the Closing Date, provides for a reducing revolving credit facility in an amount up to $200,000,000, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Margin Stock" shall be as defined in Regulation U of the Board.

                  "Material Adverse Effect" shall mean any event or condition that (a) has a material adverse effect on the business, assets, properties, operations, condition (financial or otherwise) or prospects of the Borrower, (b) materially impairs the ability of the Borrower or any other Transaction Party to perform any of their respective obligations under any Fundamental Document to which it is or will be a party, (c) materially and adversely affects the Lien granted to the Administrative Agent for the benefit of the Lenders under any Fundamental Document or materially impairs the validity or enforceability of, or materially impairs the rights or remedies available to the Lenders under, any Fundamental Document or (d) materially adversely affects the Project, the use by the Borrower of the fiber pairs in the Kanas Cable as contemplated by the Kanas Agreement or the fiber pairs in the GCI Cable Facility as contemplated by the GCI Fiber Exchange Agreement, any Permit, the Right of Way or any of the Collateral; provided, however, that any event or condition will be deemed to have a "Material Adverse Effect", if such event or condition when taken together with all other events or conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that any representation or warranty contained herein is subject to a "Material Adverse Effect" exception, would cause such representation or warranty to be untrue) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so.

                  "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA.

                  "Newly Acquired Right" shall have the meaning given such term in Section 5.23 hereof.

                  "Non-Disturbance  Agreement"  shall  mean the  Non-Disturbance
Agreement substantially in the form of Exhibit W hereto, between the Administrative Agent and NationsBank of Texas, N.A., as administrative agent under the Holdings Credit Agreements, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Norma Beach" shall mean the Borrower's cable landing station at or near 14725 Norma Beach Road, Edmonds, Washington.

                  "Notes" shall mean the Construction Notes and the Term Notes.

                  "NPMS" shall mean Kanas' North Pole Metering Station facility located at 3624 Frosty Avenue, North Pole, Alaska.

                  "O&M Contract" shall mean the Operation and Maintenance Contract substantially in the form of Exhibit Q hereto, between the Borrower and GCI Communication, as such contract may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Obligations" shall mean the obligation of the Borrower to make due and punctual payment of principal of and interest on the Loans, the Commitment Fees, and all other monetary obligations of the Borrower owed to the Administrative Agent or any Lender under this Credit Agreement, the Notes, any other Fundamental Document, the Commitment Letter or the Fee Letter and all amounts payable by the Borrower to any Lender under any Interest Rate Protection Agreement which (i) is in the form of Exhibit S hereto or in such other form as is acceptable to the Administrative Agent and (ii) as to which the Administrative Agent shall have received written notice thereof within 10 Business Days after execution of such Interest Rate Protection Agreement.

                  "Operating Budget" shall mean an annual budget, prepared by the Borrower and approved by the Administrative Agent, which budget shall (i) be substantially in the form of Schedule 1C hereto and (ii) specify each principal item and contain fair and reasonable projections of the projected gross revenues, projected operating costs and projected debt service for each month of the applicable year and shall also include a periodic inspection, maintenance and repair schedule (including provisions for annual maintenance).

                  "Partnership Agreement" shall mean the Partnership Agreement dated as of July 29, 1997 by and between GCI Fiber and Fiber Hold, as such agreement may be amended from time to time.

                  "Payor" shall mean any Person with the obligation to make any payment to the Borrower pursuant to a Capacity Agreement.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Percentage" shall mean, with respect to any Lender, (i) at any time before the Completion Date, its ratable share (expressed as a percentage) equal to the amount obtained by dividing the Construction Commitment of such Lender by the aggregate Construction Commitments of all the Lenders and
(ii) at any time on or after the Completion Date, its ratable share (expressed as a percentage) equal to the amount obtained by dividing the aggregate outstanding principal amount of all Loans owed to such Lender by the aggregate outstanding principal amount of all Loans owed to all of the Lenders.

                  "Permits"   shall  mean  the  FCC  Licenses,   and  all  other
approvals, consents, waivers, notices, filings, recordings, registrations, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given, made or obtained (as the case may be) by or from any Governmental Authority or any Person that are necessary or required for the Project.

                  "Permitted  Encumbrances"  shall  mean Liens  permitted  under
Section 6.2 hereof.

                  "Person" shall mean any natural person, corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean an employee benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, maintained by the Borrower or any member of the Controlled Group, or to which the Borrower or any member of the Controlled Group contributes or is required to contribute or any other plan covered by Title IV of ERISA that cover any employees of the Borrower or any member of the Controlled Group.

                  "Plans   and   Specifications"   shall   mean  the  plans  and
specifications listed on Schedule 1D hereto.

                  "Prepayment  Date" shall have the  meaning  given such term in
Section 2.10(h) hereof.

                  "Project" shall mean the development, construction, testing, operation and maintenance of the System.

                  "Project Agreements" shall mean the GCI Lease Contract, the Holdings Lease Guaranty Agreement, the Kanas Agreement, the Transport Keep-Well Agreement, the Holdings Keep-Well Agreement, the Construction Contract, the SSI Cash Collateral Agreement, the Completion Guaranty, the O&M Contract, GCI Fiber Exchange Agreement, GCI Construction Contract and any other contract to which the Borrower is a party that provides for aggregate payments of one million dollars ($1,000,000) or more.

                  "Project   Costs"   shall   mean  (i)  all   development   and
construction costs of the Project and all other amounts included in the Construction Budget (including, without limitation, $1,000,000 of working capital and the payment in the amount of $500,000 to Kanas pursuant to the Kanas Agreement) and (ii) all other payments to be made by the Borrower to the Lenders, whether or not included in the Construction Budget.

                  "Projections" shall mean the financial projections of the Borrower referred to in Section 3.22(a) hereof.

                  "Proprietary Rights" shall have the meaning given such term in
Section 3.8 hereof.

                  "Pro Rata Share" shall mean, with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

                  "PSMS" shall mean Kanas' PetroStar Metering Station located at
2.5 Mile Dayville Road, Valdez, Alaska.

                  "Quiet  Enjoyment"  shall have the meaning  given such term in
Section 8.12 hereof.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

                  "Required Lenders" shall mean the Lenders holding 66% or more of the aggregate Credit Exposure of all Lenders.

                  "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of any partnership interest or other equity interest in the Borrower, (ii) any redemption or other acquisition, re-acquisition or retirement by the Borrower of any of its partnership interests or of any equity interest in any of its Affiliates, now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of any outstanding warrants, puts or options or other rights to purchase or acquire any partnership interest in the Borrower, or any equity interest in any of its Affiliates, now or hereafter outstanding and (iv) any payment by the Borrower of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt now or hereafter outstanding.

                  "Right of Way" shall mean the Land Right of Way and the Undersea Right Way.

                  "SADC"  shall  mean  GCI   Communication's   South   Anchorage
Distribution Center located at 6831 Arctic Boulevard, Anchorage, Alaska.

                  "Satisfactory Capacity Agreement" shall mean (i) the GCI Lease Contract, (ii) a binding Capacity Agreement between the Borrower and a third party which is not an Affiliate of the Borrower and whose senior unsecured debt obligations are rated at least BBB by Standard & Poor's Ratings Group, a division of McGraw-Hill, or its successor (or the equivalent rating by Moody's Investors Service) or is otherwise approved in writing by all the Lenders, pursuant to which fixed minimum payments are required to be made to the Borrower on or before dates certain, or (iii) a binding Capacity Agreement between the Borrower and Holdings or a Subsidiary of Holdings pursuant to which fixed minimum payments are required to be made to the Borrower on or before dates certain; provided, however, that a Capacity Agreement entered into by the Borrower and a Subsidiary of Holdings shall only be a "Satisfactory Capacity Agreement" hereunder if all the obligations of such Subsidiary under such contract are unconditionally guaranteed by Holdings on terms, and pursuant to documentation, which is satisfactory to the Required Lenders.

                  "Schedule of Commitments" shall mean the schedule of the Commitments of the Lenders set forth in Schedule 1 hereto.

                  "SDC"  shall  mean  GCI   Communication's   existing   Seattle
Distribution Center located at 2001 6th Avenue, Suite 2900, Seattle, Washington

                  "Short Term Holdings Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of November 14, 1997 among Holdings, the lenders referred to therein, NationsBank of Texas, N.A., as Administrative Agent, Credit Lyonnais New York Branch, as Documentation Agent and TD Securities (USA), Inc., as Syndication Agent, which agreement, as of the Closing Date, provides for a revolving credit facility up to a maximum amount of $50,000,000 (which revolving credit facility may convert to a term loan, subject to the terms and conditions set forth therein, on the 364th day after the original closing of such facility), as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Significant Permits" shall have the meaning given such term in Section 5.21 hereof.

                  "Specified Amount" shall mean $50,000,000.

                  "Specified Date" shall mean the earlier of (i) the date on which the Borrower fulfills its obligations under Section 5.21 hereof and (ii) July 31, 1998.

                  "Sponsor" shall mean GCI.

                  "Sponsor Equity Funds" shall mean the $50,000,000 to be contributed to the Borrower by GCI.

                  "Sponsor Undertaking" shall mean the undertaking letter from GCI substantially in the form of Exhibit H hereto, as such undertaking letter may be amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance with the terms thereof.

                  "SSI Cash Collateral Agreement" shall mean that certain Cash Collateral and Security Agreement dated effective as of December 1, 1997 among the Borrower, the Contractor, Credit Lyonnais New York Branch and The First National Bank of Anchorage, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "SSI  Cash   Collateral   Account"   shall  mean  Account  No.
50-1150-00 0180-803-9 in the name of the Contractor and the Borrower at the office of The First National Bank of Anchorage, 101 West 36th Avenue, Suite 419, P.O. Box 100720, Anchorage, Alaska 99520 which account is the Cash Collateral Account referred to in the SSI Cash Collateral Agreement.

                  "Subordinated Debt" shall mean all Indebtedness and other obligations of the Borrower owing to Holdings or GCI Transport which is subordinated to the Obligations pursuant to the Subordination Agreement.

                  "Subordination Agreement" shall mean the Subordination Agreement substantially in the form of Exhibit F hereto, among the Borrower, Holdings, GCI Transport and the Administrative Agent, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

                  "System" shall mean the SONET OC-48 fiber optic cable network connecting the cities of Anchorage, Whittier, Valdez, Fairbanks and Lena Point, Alaska, and Norma Beach and Seattle, Washington, which System shall be comprised of the Alaska United Fiber System, the Electronics, the fiber pairs in the Kanas Cable to which the Borrower has been granted exclusive use pursuant to the Kanas Agreement, the fiber pairs in the GCI Cable Facility to which the Borrower has been granted exclusive use pursuant to the GCI Fiber Exchange Agreement and all other equipment or rights necessary to operate the Alaska United Fiber System and the fiber pairs in the Kanas Cable and the GCI Cable Facility (to which the Borrower has been granted exclusive use) as an integrated telecommunications network. The undersea portion of the network shall connect landing stations to be located at Whittier, Valdez, Lena Point and Norma Beach. An undersea branching unit shall connect the three undersea fiber cable segments originating at Whittier, Lena Point and Norma Beach. A separate undersea extension shall directly connect landing stations at Whittier and Valdez. The terrestrial portion of the System consists of inland extensions from Whittier to SADC and AT&T's principal point of presence in Anchorage, from Valdez to FDC and AT&T's principal point of presence Fairbanks , and from Norma Beach to SDC.

                  "Term Loan Commitment" shall mean the commitment of each Lender to make a Term Loan to the Borrower on the Completion Date in an amount not in excess of the amount set forth (i) opposite its name under the column entitled "Term Loan Commitment" in the Schedule of Commitments, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Term Loan" shall mean the loan made hereunder in accordance with the provisions of Section 2.2(a), whether made as a Eurodollar Loan or an Alternate Base Rate Loan, as permitted hereby.

                  "Term Notes" shall have the meaning given such term in Section 2.4(b) hereof.

                  "Total  Debt"  shall  mean  the  amount  of  all   outstanding
Indebtedness  of the Borrower  less the amount of all  outstanding  Subordinated
Debt.

                  "Transaction Party" shall mean each of GCI, Holdings, GCI Transport, GCI Communication, GCI Cable, GCI Fiber, Fiber Hold and any other Affiliate of Holdings that becomes a party to a Satisfactory Capacity Agreement or a Fundamental Document.

                  "Transport Keep-Well Agreement" shall mean the Operating Keep-Well Agreement substantially in the form of Exhibit L hereto, among GCI Transport, the Borrower and the Administrative Agent, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Transport Pledge Agreement" shall mean the Pledge Agreement substantially in the form of Exhibit D hereto, between GCI Transport and the Administrative Agent, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  "UCC-1 Financing Statements" shall mean a financing statement on Form UCC-1 which statement is in appropriate form for filing under the Uniform Commercial Code in effect in the applicable jurisdiction in which such statement is to be filed.

                  "Undersea Right of Way" shall mean the real property or sea bed on or in which the undersea portion of the Alaska United Fiber System (as described in the second and third sentence of the definition of "Alaska United Fiber System" set forth herein) is to be built and located, and the rights and interests of the Borrower which permit such undersea portion of the Alaska United Fiber System to be so located, which rights and interest are more fully described in Schedule 1A hereto.

                  "Valdez" shall mean the Borrower's cable landing station to be built at or near 200 South Harbor, Valdez, Alaska.

                  "Whittier" shall mean the Borrower's cable landing station at or near Lot #16, First Addition to the Port of Whittier, Alaska.



2.  THE LOANS

                  SECTION 2.1. Construction Loans. (a). Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make loans to the Borrower, on any Business Day and from time to time from the Closing Date to but excluding the Construction Commitment Termination Date, for use in paying Project Costs each in an aggregate principal amount which when added to the aggregate principal amount of all Construction Loans theretofore made to the Borrower by such Lender, does not exceed such Lender's Construction Commitment.

                  (b)  Once  repaid,   amounts   constituting  the  Construction
Commitments may not be reborrowed and the Construction Commitments shall be automatically and permanently reduced accordingly.

                  (c) Subject to Section 2.3, the Loans shall be made at such times as the Borrower shall request.

                  (d) Notwithstanding anything to the contrary above, a Lender shall not be obligated to make any Construction Loan if, as a result thereof,
(i) the aggregate principal amount of all Construction Loans then outstanding would exceed the aggregate amount of the Construction Commitments then in effect or (ii) at any time on or prior to the Specified Date, the aggregate amount of outstanding Obligations would exceed the Specified Amount.

                  SECTION 2.2 Term Loan. (a) Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make a loan to the Borrower on the Completion Date in the principal amount equal to such Lender's Pro Rata Share of the aggregate principal amount of all Construction Loans outstanding on the Completion Date, provided, however, that in no event shall the amount of any such loan to be made by such Lender exceed such Lender's Term Loan Commitment.

                  (b)  Once   repaid,   amounts   constituting   the  Term  Loan
Commitments may not be reborrowed.

                  SECTION  2.3.  Making  of  Loans.  (a) Each  Loan  shall be an
Alternate Base Rate Loan or a Eurodollar Loan as the Borrower may request subject to, and in accordance with, this Section 2.3.

                  (b) The Borrower shall give the Administrative Agent at least ten Business Days' prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Eurodollar Loans, and at least eight Business Days' prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Alternate Base Rate Loans. Each such notice in order to be effective must be received by the Administrative Agent not later than 1:00 p.m., New York City time, on the day required and shall specify the date (which shall be a Business Day) on which such Loan is to be made, the amount of the requested Borrowing, whether the Borrowing then being requested is to consist of Alternate Base Rate Loans or Eurodollar Loans and in the case of Eurodollar Loans, the Interest Period or Interest Periods with respect thereto. Each such notice shall be irrevocable. If no election of an Interest Period is specified in any such notice in the case of a Borrowing consisting of Eurodollar Loans, such notice shall be deemed to be a request for an Interest Period of one month. If no election is made as to the type of Loan, such notice shall be deemed a request for a Borrowing consisting of Alternate Base Rate Loans. No Borrowing shall consist of Eurodollar Loans if after giving effect thereto an aggregate of more than four (4) separate Eurodollar Loans would be outstanding hereunder with respect to a Lender (as determined in accordance with Section 2.9(c) hereof). The Lenders shall not be required to make Construction Loans hereunder more often than twice each calendar month. The Borrower hereby agrees that for each Interest Rate Protection Agreement entered into by the Borrower (whether in order to comply with the provisions of Section 5.17 hereof or otherwise), it will use its best efforts to maintain one or more Eurodollar Loans in an aggregate principal amount equal to the notional amount of such Interest Rate Protection Agreement which Eurodollar Loans shall have Interest Periods which correspond to the payment dates set forth in such Interest Rate Protection Agreement.

                  (c) The Borrower shall not request any Construction Loan hereunder in an amount greater than the amount of Project Costs incurred and then due and payable or if such Loan is to fund the working capital item included in the Construction Budget, greater than $1,000,000; provided, however, that the Borrower may request a Construction Loan on the Business Day immediately preceding the Construction Commitment Termination Date in a principal amount (i) equal to or less than the amount of Project Costs incurred but not yet due and payable and (ii) which when added to the aggregate principal amount of all Construction Loans then outstanding, does not exceed the aggregate Construction Commitments (any such loan shall be referred to herein as the "Final Construction Loan"). At any time on or prior to the Specified Date, the Borrower shall not request any Construction Loan in an amount which would cause the amount of outstanding Obligations to exceed the Specified Amount.

                  (d) The Administrative Agent shall promptly (but in no event later than two (2) days prior to the date of any proposed Borrowing which is to consist of Eurodollar Loans), notify each Lender (by telecopier) of its proportionate share of each Borrowing under this Section 2.3, the date of such Borrowing, the type of Loans being requested and the Interest Period or Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the offices of Credit Lyonnais

New York Branch, ABA #026-008073, Attention: Loan Servicing Department, for credit to Holdover Account No. 01-88179-2145-00 (Reference: Alaska United), no later than 1:00 p.m. New York City time in Federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Construction Loan hereunder to pay Project Costs (other than Bank Charges), the Administrative Agent shall disburse such funds by depositing the proceeds of such Loans directly into the Construction Account provided, however, that with respect to the Final Construction Loan, the Administrative Agent shall disburse the applicable funds by depositing the proceeds of such Loan into a segregated account under the sole dominion and control of the Administrative Agent and upon receipt by the Administrative Agent of a written request from the Borrower, the Administrative Agent shall arrange for the deposit of such funds into the Construction Account (provided such request is accompanied by an Engineer's Certificate) or shall apply such funds to the repayment of the outstanding principal amount of the Loans in accordance with the terms hereof. With regard to any Borrowing (or portion thereof) to pay Bank Charges, the Administrative Agent shall disburse such funds to the Lenders in payment of the Bank Charges in respect of which such Borrowing is being made.

                  (e) Each Lender may at its option fulfill its obligation to make Eurodollar Loans by causing a foreign branch or affiliate to make such Eurodollar Loans, provided that any exercise of such option shall not affect the obligation of the Borrower to repay Loans in accordance with the terms hereof and the relevant Note. Subject to the other provisions of this Section 2.3,
Section 2.8(b) and Section 2.13, Loans of more than one interest rate type may be outstanding at the same time.

                  (f) Each Loan requested hereunder on any date shall be made by each Lender in accordance with its respective Percentage.

                  (g) On the date requested by the Borrower for the funding of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by such Lender in accordance with its Percentage hereunder. Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Administrative Agent equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market. If and to the extent that any such reimbursement shall not have been made to the Administrative Agent, the Borrower agrees to repay to the Administrative Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans.

                  (h) The amount of any Borrowing of new funds shall be in an aggregate principal amount of at least $1,000,000 (or if applicable, such lesser amount as shall equal the available but unused portion of the Construction Commitments).

                  (i) Notwithstanding the provisions of clause (b) above and/or the absence of a request from the Borrower that the Lenders make a Loan, at any time prior to the Completion Date, the Required Lenders may direct the Lenders to make Loans and apply the proceeds thereof as follows:

                  (i) if Holdings shall have taken over construction or operation of the Project pursuant to the Completion Guaranty, the Lenders may make Loans for the account of the Borrower with respect to the construction of the Project and pay the proceeds thereof directly to Holdings, as the completion guarantor to be used to finance the construction and achievement of Completion of the Project pursuant to the terms of the Completion Guaranty; and

                  (ii) if an Event of Default shall have occurred and be continuing, the Lenders may make Loans for the account of the Borrower and pay the proceeds thereof directly to Holdings, as the completion guarantor or to Persons providing services in connection with the construction of the Project so as to ensure Completion of the Project.

                  SECTION 2.4. Notes; Repayment of the Term Loan. (a) The Construction Loans made by each Lender hereunder shall be evidenced by a single promissory note substantially in the form of Exhibit A-1 hereto (each a "Construction Note" and collectively, the "Construction Notes") in the face amount of such Lender's Construction Commitment, payable to the order of such Lender, duly executed by the Borrower and dated as of the date hereof. The principal amount of the Construction Loans as evidenced by the Construction Notes shall be payable in full on the Completion Date.

                  (b) The Term Loan made by each Lender hereunder shall be evidenced by a single promissory note substantially in the form of Exhibit A-2 hereto (each a "Term Note" and collectively, the "Term Notes") in the face amount equal to the principal amount of the Term Loan to be made by such Lender on the Completion Date, payable to the order of such Lender, duly executed by the Borrower and dated as of the date hereof. The principal amount of the Term Loan as evidenced by the Term Notes shall be payable in equal installments payable on the last Business Day of each March, June, September and December commencing on the first such date occurring after the Conversion Date, with the last installment due on the Final Maturity Date. The balance of the Term Loans shall be payable in full on the Final Maturity Date.

                  (c) Each of the Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.5 hereof. Each Lender and the Administrative Agent on its behalf is hereby authorized by the Borrower, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of, or on an attachment to, such Lender's Notes. The entries made on the reverse of, or on an attachment to, any Note shall be prima facie evidence of the existence and amount of the Loans evidenced by such Note; provided, however, that the failure of any Lender or the Administrative Agent to make any such entries shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with terms hereof and the Notes.

                  SECTION 2.5. Interest. (a) In the case of a Eurodollar Loan, interest shall be payable by the Borrower to the Lenders at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin for Eurodollar Loans. Interest shall be payable by the Borrower to the Lenders on each Eurodollar Loan on each applicable Interest Payment Date, at maturity and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

                  (b) In the case of an Alternate Base Rate Loan, interest shall be payable by the Borrower to the Lenders at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be) equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. Interest shall be payable by the Borrower to the Lenders in arrears on each Alternate Base Rate Loan on each applicable Interest Payment Date and at maturity.

                  (c) The Applicable Margin is subject to reduction at any time following the Completion Date as follows: in the event that (i) Total Debt of the Borrower is equal to or less than $60,000,000 and (ii) no Default or Event of Default shall have occurred and then be continuing, then after and for so long as such conditions are satisfied, the Applicable Margin for Eurodollar Loans and for Alternate Base Rate Loans hereunder shall be reduced to the applicable amounts set forth below under column (b) or column (c) (as applicable) opposite the category in column (a) which corresponds to the amount of the Borrower's Total Debt:

                  (a)                                    (b)                                   (c)
                                                                                        Reduced Applicable
                                                  Reduced Applicable                   Margin for Alternate
              Total Debt                     Margin for Eurodollar Loans                 Base Rate Loans
---------------------------------------- ------------------------------------- -------------------------------------
greater than $40,000,000 but less than                  2.75%                                 1.50%
or equal to $60,000,000
---------------------------------------- ------------------------------------- -------------------------------------
$40,000,000 or less                                     2.50%                                 1.25%
---------------------------------------- ------------------------------------- -------------------------------------

Any such reduction in the Applicable Margin shall be prospective and shall take effect on the fifth Business Day following receipt by the Lenders of a certificate signed by an Authorized Officer of the Borrower on behalf of the Borrower demonstrating that Total Debt of the Borrower is less than or equal to $40,000,000 or $60,000,000 (as applicable) and requesting the Applicable Margin be reduced in accordance with this Section 2.5(c) to the amount set forth in such certificate. If during any period when the Borrower is entitled to a reduced Applicable Margin as provided for in this paragraph, any of the conditions which were the basis for such eligibility ceases to exist, the Borrower shall immediately notify the Administrative Agent that such conditions no longer exist and the Applicable Margin shall increase to the Applicable Margin which is otherwise applicable as a result of such change in circumstances in accordance with this paragraph (c). If such increase is the result of a Default or Event of Default, then such increase shall be effective on the date of such Default or Event of Default; and if such increase is the result of the Total Debt of the Borrower exceeding $40,000,000 or $60,000,000 (as the case may be), then such increase shall be effective on the date on which Total Debt of the Borrower first exceeded $40,000,000 or $60,000,000 (as the case may be).

                  (d) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum permitted by Applicable Law.

                  SECTION 2.6. Commitment Fees and Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of March 1998) prior to the Construction Commitment Termination Date and on the Construction Commitment Termination Date, an aggregate fee (the "Commitment Fees") of 3/8 of 1% per annum, computed on the basis of the actual number of days elapsed during the preceding period or quarter over a year of 360 days, on the average daily amount by which such Lender's Construction Commitment (as such Construction Commitment may be reduced in accordance with the provisions of this Credit Agreement) exceeds the principal balance of such Lender's outstanding Construction Loans during the preceding period or quarter.

                  (b) The Commitment Fees shall commence to accrue on the date this Credit Agreement is fully executed.

                  (c) In addition, the Borrower agrees to pay to the Administrative Agent and any of the other Lenders on the Closing Date any and all other fees that are then due and payable pursuant to the Commitment Letter or the Fee Letter.

                  SECTION   2.7.   Mandatory   Termination   or   Reduction   of
Commitments. (a) The Term Loan Commitments of all the Lenders shall automatically terminate at 5:00 p.m., New York City time, on the Completion Date.

                  (b) The Construction Commitments shall be permanently reduced pursuant to, and as provided in, Section 2.1(b).

                  (c) At any time prior to the Completion Date, the Borrower may, upon five (5) Business Days' prior written or facsimile notice to the Administrative Agent, permanently reduce the Construction Commitments by the minimum aggregate amount of $1,000,000; provided, however, that the Construction Commitments may not be reduced to an amount less than the aggregate principal amount of all Construction Loans then outstanding and provided, further, that the Borrower shall have demonstrated to the satisfaction of the Required Lenders (which shall be evidenced by a written instrument) that the Borrower will have sufficient funds (after giving effect to the proposed reduction of the Construction Commitments) to Complete the System by January 1, 1999. Any reduction of the Construction Commitments pursuant to this Section 2.7(c) shall be made among the Lenders ratably in accordance with their respective Percentages.

                  (d) The Borrower may at any time prior to the Completion Date, upon five (5) Business Days' prior written or facsimile notice to the Administrative Agent, terminate the Construction Commitments in their entirety, provided that the principal amount of all Construction Loans then outstanding are repaid in full either prior to, or simultaneously with, such termination.

                  (e) Simultaneously with each termination or reduction of the Construction Commitments, the Borrower shall pay to the Administrative Agent for the benefit of each Lender all accrued and unpaid Commitment Fees on the amount of the Construction Commitments so terminated or reduced through the date of such termination or reduction.

                  SECTION 2.8. Default Interest; Alternate Rate of Interest. (a) Upon the occurrence and during the continuance of an Event of Default, the Borrower shall on demand in writing from time to time pay interest, to the extent permitted by Applicable Law, on all Loans and overdue amounts outstanding up to the date of actual payment of such amounts (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for each such Eurodollar Loan and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate

Base Rate Loans and for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Alternate Base Rate Loans.

                  (b) In the event, and on each occasion, that on or before the day on which the LIBO Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in the amount of the principal amount of such Lender's Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's Eurodollar Loan during such Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Eurodollar Loan (or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.9 hereof), made after receipt of such notice, shall be deemed to be a request for an Alternate Base Rate Loan. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request (or portion thereof, as the case may be) for a Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

                  SECTION 2.9. Continuation and Conversion of Loans. The Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue such Eurodollar Loan or a portion thereof for a successive Interest Period, or (ii) to convert any Alternate Base Rate Loan or a portion thereof to a Eurodollar Loan, subject to the following:

                  (a) the Borrower shall give the Administrative Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each continuation or conversion hereunder of at least three Business Days for continuation as or conversion to a Eurodollar Loan and at least one Business Day for conversion to an Alternate Base Rate Loan; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 1:00 p.m., New York City time;

                  (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of any such Eurodollar Loan into a subsequent Interest Period;

                  (c) no Alternate Base Rate Loan may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuance, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than four (4) separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Loans even if made on the same date);

                  (d) if fewer than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

                  (e) the aggregate principal amount of Loans continued as or converted to Eurodollar Loans as part of the same Borrowing shall be at least $1,000,000;

                  (f) accrued interest on the Eurodollar Loans (or portion thereof) being continued or converted shall be paid by the Borrower at the time of continuation or conversion (as applicable);

                  (g) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

                  (h) if a Eurodollar Loan is converted to an Alternate Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.11 shall be paid upon such conversion; and

                  (i) each request for a continuation as or conversion to a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly (but in no event later than two (2) days prior to the date of any proposed conversion to, or continuation as, a Eurodollar Loan) give the Lenders notice of any continuation or conversion. The Borrower shall exercise its rights pursuant to this Section 2.9 in such a manner so as to comply with its obligations set forth in the last sentence of Section 2.3(b) hereof.

                  SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at its option at any time and from time to time to prepay without penalty or premium except as otherwise provided herein (including, without limitation, pursuant to Section 2.11 hereof) (i) any Alternate Base Rate Loan, in whole or in part, upon at least one Business Day's prior written, telephonic (promptly confirmed in writing) or facsimile notice to the Administrative Agent, in the minimum principal amount of $500,000 if prepaid in part, or the remaining balance of such Loan if prepaid in full and (ii) any Eurodollar Loan, in whole or in part, upon at least three Business Days' prior written, telephonic (promptly confirmed in writing) or facsimile notice, in the minimum principal amount of $1,000,000 if prepaid in part, or the remaining balance of such Loan if prepaid in full. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the

Borrower to prepay such Loan in the amount and on the date stated therein. All prepayments of Eurodollar Loans under this Section 2.10(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

                  (b) Outstanding Loans shall be prepaid in accordance with the other provisions of this Section 2.10 at least once during each calendar quarter to the extent there are sufficient funds available for such purpose pursuant to, and in accordance with, the terms of the Depositary Agreement.

                  (c) The Borrower  shall prepay the Loans in an amount equal to
(i) any balance in the Construction Account remaining after all Project Costs shall have been paid or after the abandonment of the Project and (ii) any funds released to the Borrower from the SSI Cash Collateral Account in accordance with the terms of the SSI Cash Collateral Agreement.

                  (d) Except as explicitly provided in the second sentence of this Section 2.10(d), the Borrower shall prepay the Loans in an amount equal to any amount deposited in the Insurance Proceeds Account in accordance with
Section 5.5(d) hereof within sixty (60) days after such amount has been deposited in such account, unless the Required Lenders consent in writing to the use of such amount by the Borrower to restore, refurbish, replace or otherwise repair the System or any portion thereof. So long as no Default or Event of Default shall have occurred and then be continuing, any amount equal to or less than $2,000,000 deposited in the Insurance Proceeds Account in accordance with
Section 5.5(d) hereof shall, upon the request of the Borrower, be released by Credit Lyonnais New York Branch to the Borrower to be used to restore, refurbish, replace or otherwise repair that portion of the System whose damage, destruction, loss, condemnation, confiscation, seizure or other requisition gave rise to the applicable recovery.

                  (e) The outstanding principal amount of the Construction Loans shall be repaid immediately to the extent that the aggregate amount thereof exceeds the aggregate amount of the Construction Commitments then in effect.

                  (f) All prepayments of Loans shall, as regards interest rate type, be applied first to Alternate Base Rate Loans and then to Eurodollar Loans in order of the scheduled expiry of Interest Periods with respect thereto.

                  (g) All prepayments of Eurodollar Loans shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to but not including the date of prepayment.

                  (h) If on any day on which Loans would otherwise be required to be repaid or prepaid in accordance with this Credit Agreement, the Depositary Agreement or any other Fundamental Document, but for the operation of this
Section 2.10(h) (each a "Prepayment Date"), the amount of such required prepayment exceeds the aggregate principal amount of the then outstanding Alternate Base Rate Loans, and no Default or Event of Default is then continuing, then on such Prepayment Date and upon the written request of the Borrower, the Administrative Agent shall transfer Dollars from the Disbursement Account or otherwise to the Cash Collateral Account in an aggregate amount equal to such excess. If the Borrower requests that such a transfer be made by the Administrative Agent then (i) only the outstanding Alternate Base Rate Loans shall be required to be prepaid on such Prepayment Date and (ii) on the last day of each Interest Period in effect with respect to a Eurodollar Loan after such Prepayment Date, the Administrative Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account as necessary) to prepay
Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Cash Collateral Account.

                  SECTION 2.11. Reimbursement of Loss. (a) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by any such Lender in the reemployment of the funds released (i) by any prepayment (for any reason) of any Eurodollar Loan if such Loan is repaid prior to the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.3(b) or a notice of continuation or conversion under Section 2.9(a) in respect of Eurodollar Loans, such Loan is not made, converted to or continued as a Eurodollar Loan on the first day of the Interest Period specified in such notice for any reason other than (A) a suspension or limitation under Section 2.8(b) of the right of the Borrower to select a Eurodollar Loan or (B) a breach by any such Lender of its obligation to fund such borrowing when it is otherwise required to do so hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (I) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to
Section 2.5, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment prior to the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (II) the amount realized or to be realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on any such certificate within ten (10) days of the Borrower's receipt of such certificate.

                  (b) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.10(a), the Borrower shall pay to the Administrative Agent for the account of the applicable Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on any such certificate within ten (10) days of the Borrower's receipt of such certificate.

                  SECTION 2.12. Change in Circumstances. (a) In the event that after the date hereof any change in Applicable Law or in the official interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

                       (i) subject a Lender to, or increase  any net tax,  levy,
                  impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding (A) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (B) that is imposed solely by reason of such Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where such Lender may properly make such declaration or claim or so establish non-residence or otherwise comply); or

                       (ii) change the basis of taxation of any payment to a Lender of principal or interest on any Eurodollar Loan or other fees and amounts payable to such Lender hereunder, or any combination of the foregoing; other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein); or

                       (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of a Lender with respect to any Eurodollar Loan; or

                       (iv) impose upon a Lender or the London  Interbank Market
                  any other condition with respect to Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case, the Borrower shall pay to the Administrative Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

                  (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy adopted after the date hereof or any change after the date hereof in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any Lending Office of such Lender) or such Lender's holding company with any request or directive regarding capital adequacy issued or adopted after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered with respect to this Credit Agreement or the Loans made by such Lender hereunder.

                  (c) Each Lender shall deliver to the Borrower and the Administrative Agent from time to time, one or more certificates setting forth the amounts due to such Lender under paragraphs (a) and (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate within ten
(10) Business Days after its receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this
Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

                  (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.8(b) or this Section 2.12 or Section 2.15 or (ii) would require the Borrower to pay an increased amount under Section 2.8(b) or this Section 2.12 or Section 2.15, it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if, as a result thereof, the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender hereunder in respect of such Loans would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans pursuant to Section 2.8(b) or this Section 2.12 or Section
2.15 would be materially reduced or the taxes or other amounts otherwise payable under Section 2.8(b) or this Section 2.12 or Section 2.15 would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

                  SECTION 2.13. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the
interpretation   thereof  by  any  Governmental   Authority   charged  with  the
administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or
(ii) require that, subject to Section 2.11 hereof, all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

                  (b) A notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

                  SECTION 2.14. Manner of Payments. All payments of principal and interest by the Borrower in respect of any Loans to it shall be pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them. All payments by the Borrower hereunder and under the Notes shall be made without offset or counterclaim in Dollars in Federal or other immediately available funds at the office of Credit Lyonnais New York Branch, for credit to the Holdover Account No. 01-88179-2145-00 (Reference: Alaska United), no later than 1:00 P.M., New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or converted to a Loan of a different type.

                  SECTION 2.15. United States Withholding. (a) Prior to the date of the initial Construction Loan hereunder, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under the Notes.

                  (b)  The  Borrower  and  the  Administrative  Agent  shall  be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event that the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lender from whom the taxes were deducted or withheld; and (iii) shall forward to such Lender any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                  (c) Each Lender agrees (i) that as between it and the Borrower or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 11.3 and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, agents, or employees of the Borrower or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrower or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder.

                  (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 11.3 shall be bound by this Section 2.15, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.15.

                  (e) Notwithstanding the foregoing, in the event that any additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the date hereof in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Administrative Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15), such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall forward to such Lender or the Administrative Agent (as the case may be) the official tax receipts or other documentation pursuant to Section 2.15(b). In addition, the Borrower shall indemnify each Lender and the Administrative Agent for any additional withholding taxes paid by such Lender or the Administrative Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

                  (f) In the event that a Lender receives a refund of or credit for taxes withheld or paid pursuant to clause (e) of this Section 2.15, which credit or refund is identifiable by such

Lender as being a result of taxes withheld in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Administrative Agent and the Borrower and shall remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under the other Fundamental Documents.

                  SECTION 2.16. Interest Adjustments. If the provisions of this Credit Agreement or any Note would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to that Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans. The amount of any Interest Deficit relating to a particular Loan and Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans at that time outstanding pursuant to Section 2.10(a) hereof. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.10(a) hereof) shall be canceled and not paid.

                  SECTION 2.17. Extension of the Final Maturity Date. At the request of the Borrower made at any time during the period from the second anniversary of the Commencement Date to the fifth anniversary thereof, the Lenders hereby agree to extend the Final Maturity Date from the date which is ten (10) years from the Commencement Date to the date which is twelve (12) years from the Commencement Date provided that on the date of such request, the Borrower demonstrates to the satisfaction of all of the Lenders that it has Adequate Coverage (as defined below). As used in this Section 2.17, the term "Adequate Coverage" shall mean that projected net revenues to be received by the Borrower during the period commencing on the date of such request by the Borrower and ending on the extended maturity date solely from Satisfactory Capacity Agreements, will be sufficient to pay all of the Borrower's anticipated expenditures during such period (including, without limitation, the payment as and when due of all operating expenses, interest and scheduled principal payments (based on the extended amortization schedule) and taking into account any voluntary loan prepayments actually made prior to the date of such request). Within 90 days of receipt of the Borrower's request, the Administrative Agent shall respond to the Borrower in writing as to whether or not all of the Lenders are satisfied that there is Adequate Coverage. If all the Lenders are satisfied that there is Adequate Coverage, they agree to consent in writing to (x) the extension of the Final Maturity Date and (y) to an amendment to the amortization schedule for the Term Loan in order to provide that the principal amount of the Term Loan outstanding on the date of such consent as evidenced by the Term Notes, shall be payable in equal installments payable on the last Business day of each March, June, September and December, with the last installment due on the extended maturity date. The balance of the Term Loans shall be payable in full on the extended maturity date. If the Final Maturity Date is extended pursuant to, and in accordance with, the provisions of this
Section 2.17,  the Borrower  hereby agrees to deliver to each Lender within five
(5) Business Days after receipt of the Lenders' written consent described in the preceding sentence, a replacement Term Note payable to the order of such Lender, in the face amount equal to the then outstanding principal amount of such Lender's Term Loan, duly executed on behalf of the Borrower, dated as of the date hereof and substantially in the form of the Term Note then held by such Lender, but with such changes as may be necessary or appropriate to reflect the extended Final Maturity Date and the extended amortization schedule.


3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

                  In order to induce the Administrative Agent and the Lenders to enter into this Credit Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Administrative Agent and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Notes and the making of the Loans.

                  SECTION 3.1. Existence and Power. The Borrower is a general partnership duly organized, validly existing and in good standing under the laws of the State of Alaska and is duly qualified to do business in the State of Alaska, the State of Washington and all other jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be qualified to do business could cause a Material Adverse Effect. The Borrower's only general partners are the General Partners. The Borrower has the partnership power and authority to own its respective properties and to carry on its respective business as now being conducted and as intended to be conducted, to execute, deliver and perform, as applicable, its obligations under this Credit Agreement, the Notes and the other Fundamental Documents and other documents contemplated hereby and thereby to which it is or will be a party and to grant to the Administrative Agent for the benefit of the Lenders, a security interest in the Collateral as contemplated hereby and by the other Fundamental Documents.

                  SECTION 3.2. Authority and No Violation. The execution, delivery and performance by the Borrower of this Credit Agreement and the other Fundamental Documents to which it is a party, the Borrowings hereunder, the execution and delivery of the Notes and the grant to the Administrative Agent for the benefit of the Lenders of the security interest in the Collateral as contemplated hereby and by the other Fundamental Documents (i) have been duly authorized by all necessary partnership action on the part of the Borrower, (ii) will not constitute a violation by the Borrower of any provision of Applicable Law or any order of any court or other agency of the United States or any state thereof applicable to the Borrower or any of its properties or assets, (iii) will not violate any provision of the Partnership Agreement or any provision of any indenture, agreement, bond, note or other similar instrument to which the Borrower is a party or by which the Borrower or its properties or assets are bound, (iv) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note or other instrument and (v) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than pursuant to this Credit Agreement or the other Fundamental Documents.

                  SECTION 3.3. Governmental Approval; Permits. (a) All authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof or any foreign jurisdiction (other than UCC-1 Financing Statements and the Deeds of Trust, all of which will be delivered to the Administrative Agent prior to the making of the initial Construction Loan hereunder, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by the Borrower of this Credit Agreement and the other Fundamental Documents to which it is a party, have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, the Borrower shall obtain or make all such authorizations, approvals, registrations or filings.

                  (b) Attached hereto as Schedule 1A is a complete list of all the Permits. Those Permits listed on Schedule 1A and marked with an asterisk have been obtained by the Borrower and are in full force and effect on the Closing Date. All other Permits listed on Schedule 1A will be obtained by the Borrower no later than July 31, 1998. The Borrower (i) is (or, in the case of Permits that have not yet been obtained, will be) the sole holder or licensee of each of the Permits, (ii) except as expressly disclosed in the opinion of Mark
R. Moderow or the opinion of Drinker, Biddle & Reath LLP which opinions were delivered to the Administrative Agent pursuant to Section 4.1(c) hereof, has no knowledge of any complaints, objections or appeals filed with the FCC or any other Governmental Authority with respect to any of the Permits or the Project or of any other matter which could, if adversely determined, have a Material Adverse Effect or materially adversely affect the Borrower's authority to construct, test, operate and maintain the System, or of any action pending or, to the best knowledge of the Borrower, threatened, orally or in writing, before or by the FCC, any other Governmental Authority or otherwise, for the cancellation, modification or nonrenewal of any of the Permits, and (iii) is not in default in any material respect with respect to any condition, term, provision, order, rule, regulation, policy, writ or decree of the FCC or any other agency, court or governmental body with respect to any Permit or the Borrower's operation of the System.

                  SECTION 3.4. Binding Agreements. This Credit Agreement and the other Fundamental Documents to which the Borrower is a party when executed by the Borrower will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject only, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general principles of equity.

                  SECTION 3.5. Financial Statements. The unaudited balance sheet of the Borrower at September 30, 1997, together with the related statements of income, cash flows and partnership equity and the related notes and supplemental information for such statements, in the forms which have previously been provided to the Lenders, have been prepared in accordance with GAAP, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present in all material respects the financial condition or the results of operations of the Borrower at the dates or for the periods indicated, subject to changes resulting from normal year-end and audit adjustments, and (in the case of balance sheets) reflect (including the notes thereto) all known liabilities, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in the notes to the financial statements.

                  SECTION 3.6. No Material Adverse Change. There has been no material adverse change with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Borrower since July 29, 1997.

                  SECTION 3.7. Subsidiaries; Joint Ventures. (a) The Borrower has no Subsidiaries and does not own, directly or indirectly, any voting stock or other beneficial interest in any Person.

                  (b) The Borrower is not a general partner in any partnership or a joint venturer in any joint venture.

                  SECTION 3.8. Copyrights,  Patents,  Software and Other Rights.
(a) On the Closing Date, the Borrower does not possess any patents, patent rights or licenses, trademarks, trademark rights and licenses, tradenames, tradename rights, copyrights, copyright rights and licenses, software, rights and licenses to software and any other similar rights (collectively "Proprietary Rights") other than Proprietary Rights which are readily available at a nominal cost or are transferable with the services, products or equipment in respect of which they are expected to be used.

                  (b) There is no claim, suit, action or proceeding pending, or to the Borrower's knowledge, threatened, against the Borrower that involves a claim of infringement of any Proprietary Right.

                  SECTION 3.9. Fictitious Names. Except as disclosed on Schedule 3.9, the Borrower is not doing business nor intends to do business other than under its full partnership name, including, without limitation, under any trade name or other doing business name.

                  SECTION 3.10. Title to Properties; Right of Way. (a) As of the
Closing Date, the Borrower has good title to each of the properties and assets reflected on the balance sheet referred to in Section 3.5 and, all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

                  (b) The Alaska United Fiber System and any Electronics and Equipment used by the Borrower in the operation of the fiber pairs in the Kanas Cable or the fiber pairs in the GCI Cable Facility will be located on the Right of Way.

                  (c) On the Closing Date (i) with respect to land included in the Right of Way which land is owned by a Governmental Authority, the Borrower has applied for all necessary rights to such land for the Project except as otherwise indicated by the underlining in Schedule 1A hereto and (ii) with respect to land included in the Right of Way which land is owned by a Person other than a Governmental Authority, the Borrower has good and marketable title to a fee simple interest in, a valid leasehold interest in, valid easements, rights of way or licenses with respect to, or a valid option for a lease or title in fee simple to, such land except as otherwise indicated by the underlining in Schedule 1A hereto.

                  (d) Schedule 3.10 hereto sets forth rights with respect to the Right of Way which the Borrower owns as of the Closing Date.

                  (e) The Undersea Right of Way will be located outside the area which lies within twelve (12) nautical miles from the low-waterline along the coast of Canada (the "Territorial Sea of Canada") but within two hundred (200) nautical miles from the Territorial Sea of Canada.

                  SECTION 3.11. Places of Business. The chief executive office of the Borrower is, on the Closing Date, as set forth on Schedule 3.11 hereto. All of the places where the Borrower keeps any books and records concerning the Collateral or any goods included in the Collateral on the Closing Date are also listed on Schedule 3.11 hereto.

                  SECTION 3.12. Litigation. Except as set forth on Schedule 3.12 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or, any investigation by any Governmental Authority of the affairs of, or to the knowledge of the Borrower, any threatened action, suit or other proceedings against or affecting, the Borrower or of any of its properties or rights which either (A) if adversely determined, could have a Material Adverse Effect or (B) involve the Project, the use of the fiber pairs in the Kanas Cable as contemplated by the Kanas Agreement, the use of the fiber pairs in the GCI Cable Facility as contemplated by the GCI Fiber Exchange Agreement, this Credit Agreement, any of the other Fundamental Documents or any of the transactions contemplated hereby or thereby. The Borrower is not in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon it, which default could have a Material Adverse Effect.

                  SECTION 3.13. Federal Reserve Regulations. The Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations G, T, U and X thereto.

                  SECTION 3.14. Investment Company Act. The Borrower is not, and will not during the term of this Credit Agreement be, (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

                  SECTION 3.15. Taxes. The Borrower has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed with any Governmental Authority, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by it in writing, to the extent that such taxes have become due, except as permitted by Section
5.8 hereof. The Borrower does not have any knowledge of any material additional assessments or any basis therefor. The Borrower reasonably believes that the charges, accrual and reserves on its books in respect of taxes or other governmental charges are adequate.

                  SECTION 3.16. Compliance with ERISA. The Borrower is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. As of the Closing Date, the Borrower has not, with respect to any Plan, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No material liability to the PBGC has been or is expected to be incurred with respect to the Plans (other than for premiums not yet due) and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. The Borrower has not engaged in a transaction which would result in the incurrence by the Borrower of any liability under Section 4069 of ERISA. The Borrower has not taken any action and no event has occurred with respect to any Multiemployer Plan which would subject the Borrower to material liability under either Section 4201 or 4204 of ERISA.

                  SECTION 3.17. Security Interest; Other Security. This Credit Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Construction Loan hereunder, will create and grant to the Administrative Agent for the benefit of the Lenders (upon (i) the timely filing of the appropriate UCC-1 Financing Statements with the filing offices listed on
Schedule 3.17 and (ii) the timely recording of the Deeds of Trust with the recording offices listed on Schedule 3.17) valid and first priority perfected security interests in the Collateral subject only to Permitted Encumbrances.

                  SECTION 3.18. Disclosure. Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Administrative Agent for the benefit of the Lenders by the Borrower in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Borrower or omitted to state a material fact necessary, under the circumstances under which it was made, to make the statements contained herein or therein not misleading (considered in the context of all other information provided to the Lenders). There is no fact known to the Borrower, other than matters relating to general industry conditions, which could now or in the future cause a Material Adverse Effect to occur, which fact has not been disclosed to the Lenders in writing.

                  SECTION 3.19. Agreements. (a) The Borrower is not in breach of, or default with respect to, the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including, without limitation, this Credit Agreement, the other Fundamental Documents, the Project Agreements, any agreement relating to the Right of Way and any Capacity Agreement) to which it is a party, and the Borrower does not have any knowledge of any breach, default or anticipated breach by any other parties thereto, which breach or default, in either case, either individually or when aggregated with all other breaches or defaults, could have a Material Adverse Effect.

                  (b) Schedule 3.19 is a true and complete listing as of the Closing Date of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of the Borrower, other than the Fundamental Documents, (ii) all Project Agreements, (iii) all agreements relating to the Right of Way, (iv) all Capacity Agreements and (v) all other contractual arrangements which are material to the Borrower, including but not limited to, guarantees and employment agreements. The Borrower has delivered or made available to the Administrative Agent a true and complete copy of each agreement described on Schedule 3.19, including all exhibits and schedules.

                  (c) Based on facts and circumstances existing on the Closing Date, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to Borrower pursuant to the terms of the Project Agreements will provide the Borrower with all rights and property interests required to enable the Borrower to obtain all services, materials or rights (including access) required for the design, construction, startup, operation and maintenance of the System, including the Borrower's full and prompt performance of its obligations under all Capacity Agreements, other than those services, materials or rights that reasonably can be expected to be obtainable in a timely manner in due course at a cost consistent with the Construction Budget and the Projections.

                  SECTION  3.20.  Environmental  Liabilities.  (a) Except as set
forth on Schedule 3.20 hereto, the Borrower has not used, stored, treated, transported, manufactured, refined, handled, produced or disposed of, and does not expect in the future to use, store, treat, transport, manufacture, refine, handle, produce or dispose of, any Hazardous Materials on, under, at or from any of the properties or assets owned, leased or used by the Borrower (including, without limitation, the Right of Way), in any manner which violated or will violate any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials in any respect and to the best of the Borrower's knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used or will use Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which violated or will violate any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials in any respect.

                  (b) To the best of the Borrower's knowledge (i) the Borrower does not have any obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, and (ii) no claims have been made against the Borrower and no presently outstanding citations or notices have been issued against the Borrower, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by the Borrower, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to the Borrower or any of its owned, leased or used properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by the Borrower or any other location.

                  (c) The Construction of the System in accordance with the Plans and Specifications and the Project will not violate any provision of any Environmental Law.

                  SECTION 3.21. Compliance with Laws. The Borrower is not in violation of any Applicable Law except for such violations in the aggregate which could not have a Material Adverse Effect. The Borrowings hereunder and the intended use of the proceeds of the Loans as contemplated by Section 5.19 will not violate any Applicable Law.

                  SECTION 3.22. Projections; Construction Budget; Operating Budget; Plans and Specifications. (a) The Borrower has delivered to the Lender the financial projections (together with the appropriate supporting details and a statement of the underlying assumptions) attached hereto as Schedule 3.22(a). Such projections cover a period commencing January 1, 1998 and ending on December 31, 2013 and are based on good faith estimates and assumptions believed to be reasonable at the time made and represent the good faith opinion of the senior management of the Borrower as to the most probable course of the Borrower's business, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such other projections may differ from the projected results.

                  (b) The Construction Budget contains reasonable good faith estimates of all costs necessary in order to develop and construct the System in accordance with the Plans and Specifications and all other Project Costs to be incurred through and including the Completion Date, including without limitation, (i) all payments to be made to the Contractor, Kanas, GCI Communication and/or GCI Cable, (ii) all Bank Charges, reasonably anticipated to be payable on or before the Completion Date and (iii) all other expenses anticipated by Borrower incident to the Construction Loans, the Project and the design, construction, testing, startup and operation of the System during such period.

                  (c) The proposed Operating Budget prepared for each month of the twelve month period commencing on the anticipated Completion Date, is attached hereto as Schedule 3.22(c).

                  (d) Schedule 1D hereto is a true and complete list of all the plans and specifications relating to the Project or any part thereof. The Borrower has delivered to the Administrative Agent and the Independent Engineer a true and complete copy of each of the plans and specifications listed on
Schedule 1D.

                  SECTION 3.23. Start Date; Project Costs; Project Assets. (a) As of the date hereof, work has commenced by the Contractor pursuant to the Construction Contract and by GCI Communication pursuant to the GCI Construction Contract.

                  (b) As of January 1, 1998, an aggregate amount of $11,777,068 has been expended or incurred for Project Costs.

                  (c) As of January 1, 1998 there is $0 on deposit in the Construction Account, $0 on deposit in the Alaska Depositary Account and $39,570,412 on deposit in the SSI Cash Collateral Account.

                  (d) Schedule 3.23 hereto is a true and complete list of all agreements originally entered into by an Affiliate of GCI (other than the Borrower) and all assets or other property at any time held or owned by an Affiliate of GCI (other than the Borrower), which agreements, assets and property relate to the Project.

                  SECTION 3.24. Sponsor Equity. As of the Closing Date, all of the Sponsor Equity Funds have been contributed to the Borrower and have been (i) used to pay Project Costs (including, without limitation, Project Costs owed to the Contractor), (ii) deposited in the Construction Account or (iii) deposited in the SSI Cash Collateral Account pursuant to the SSI Cash Collateral Agreement.

                  SECTION 3.25. Bank Accounts. The Construction Account, the Alaska Depositary Account, the Disbursement Account, the Insurance Proceeds Account, the Holding Account, the Interest Reserve Account and the SSI Cash Collateral Account and the Local Bank Account, are the only bank accounts held by the Borrower or in which the Borrower may have any interest.

                  SECTION 3.26. Utility Availability. Subject only to payment of fees, costs and expenses to be paid from the Construction Budget, all utilities required for the construction and operation of the System (including, but not limited to, electrical facilities) are, or when necessary will be, available for use in reasonable proximity to the System and satisfactory arrangements will have been made for the provision when necessary of all such services to the System.

                  SECTION 3.27. Operation of the Facility. Assuming due performance by the parties (other than the Borrower) to the Project Agreements, to the best of Borrower's knowledge and belief, the System, on and after Completion, will be able to be operated on a safe basis and in accordance with sound practices in the telecommunications industry in compliance with all Project Agreements and currently existing Applicable Law (except where noncompliance could not have a Material Adverse Effect), so that the Borrower will be able to (i) duly and punctually meet its material obligations under all Capacity Agreements and the Fundamental Documents in accordance with the terms thereof and (ii) maintain System availability (excluding outages due to earthquake, flood or other natural disaster, war or insurrection, external aggression, action or inaction by Kanas, or which require deployment of a ship to make repairs to the undersea portion of the System) of at least 99.95%.

                  SECTION 3.28. Nature of Business. The Borrower has not engaged in any business other than the acquisition, development, construction, testing, operation or maintenance of the System.

4.  CONDITIONS OF LENDING

                  SECTION 4.1. Conditions Precedent to Initial Construction Loans. The obligation of each Lender to make its initial Construction Loan is subject to the following conditions precedent:

                  (a) Partnership and Corporate Documents. The Administrative Agent shall have received, with copies for each of the Lenders:

                           (i) a  certificate  of a General  Partner,  dated the
                  Closing Date, certifying that attached thereto is a true and complete copy of the Partnership Agreement;

                           (ii) a certificate  of the Secretary of State (or the
                  equivalent thereof) of Alaska dated as of a recent date as to the good standing of the Borrower; provided, however, that such a certificate shall not be required if the Secretary of State (or the equivalent thereof) of Alaska does not provide such a certificate with respect to general partnerships;

                           (iii) a  certificate  dated as of a recent date as to
                  the good standing and/or authority to do business of the Borrower issued by the Secretary of State (or the equivalent thereof) of each jurisdiction in which the Borrower is qualified to do business; provided, however, that such a certificate shall not be required if the Secretary of State (or the equivalent thereof) of the applicable jurisdiction does not provide such a certificate with respect to general partnerships;

                           (iv) a copy of the articles or certificate of incorporation of each General Partner and each Transaction Party, certified as of a recent date by the Secretary of State (or the equivalent thereof) of Alaska;

                           (v) a certificate  of such Secretary of State (or the
                  equivalent thereof) and of the franchise tax entity of Alaska, if available, dated as of a recent date as to the good standing of, and payment of taxes by, each General Partner and each Transaction Party;

                           (vi) a  certificate  dated as of a recent  date as to
                  the good standing of each General Partner and each Transaction Party issued by the Secretary of State (or the equivalent thereof) of each jurisdiction in which such party is qualified as a foreign corporation;

                           (vii) a certificate  of the Secretary of each General
                  Partner and each Transaction Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such party as in effect on the date of such certification, (B) in the case of a General Partner, that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such General Partner authorizing the Borrowings by the Borrower hereunder, the execution, delivery and performance by the Borrower in accordance with its respective terms of this Credit Agreement, the Notes, the other Fundamental Documents, and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (C) in the case of each of the Transaction Parties, that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such party authorizing the execution, delivery and performance of the Fundamental Documents to which it is a party and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (D) that attached thereto is a true and complete copy of the certificate of incorporation of such party as in effect on the date of such certification and
                  (E) as to the incumbency and specimen signature of each officer of such party executing (as applicable) this Credit Agreement, the Notes, any other Fundamental Document or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such party as to the incumbency and signature of the officer signing the certificate referred to in this clause (vii)); and

                           (viii) such  additional  supporting  documents as the
                  Administrative   Agent  or  its  counsel  or  any  Lender  may
                  reasonably request.

                  (b) Credit Agreement; Construction Notes. The Administrative Agent shall have received this Credit Agreement and the Construction Notes, all duly executed on behalf of the Borrower.

                  (c) Opinions of Counsel. The Administrative Agent shall have received the written opinions dated the Closing Date, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Agents and their counsel of (i) Sherman & Howard L.L.C., counsel to the Borrower, the General Partners and the other Transaction Parties, substantially in the form attached as Exhibit B-1 hereto, (ii) Mark R. Moderow, corporate counsel of GCI, substantially in the form attached as Exhibit B-2 hereto, (iii) Hartig, Rhodes, Norman, Mahoney & Edwards, P.C., Alaska counsel to the Borrower, the General Partners and the other Transaction Parties, substantially in the form attached as Exhibit B-3 hereto, (iv) Foster, Pepper & Shefelman, Washington counsel to the Borrower, the General Partners and the other Transaction Parties, substantially in the form attached as Exhibit B-4 hereto, (v) Drinker, Biddle & Reath LLP, FCC counsel to the Borrower and GCI, substantially in the form attached as Exhibit B-5 hereto and (vi) Guess & Rudd P.C., Alaska counsel to the Administrative Agent, substantially in the form attached as Exhibit B-6 hereto.

                  (d) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Borrower since July 29, 1997 or any of the Transaction Parties since June 30, 1997; and neither AT&T nor any of its Affiliates shall have entered into a contract with a Person who is a competitor of the Borrower which contract (i) is for the lease, license or other acquisition by AT&T or such Affiliate (as applicable) of the right to use such Person's telecommunications system or portion thereof or capacity on such system or portion thereof or whereby such Person agrees to provide telecommunications services to AT&T or such Affiliate (as applicable) utilizing such Person's system or portion thereof, (ii) provides

AT&T or such Affiliate (as applicable) with telecommunications service between Alaska and the contiguous United States and (iii) has a term of one year or more.

                  (e) Insurance. The Borrower shall have furnished the Administrative Agent with (i) a summary of all existing insurance coverage, (ii) evidence acceptable to the Administrative Agent that the insurance policies required by Section 5.5 have been obtained and are in full force and effect and
(iii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name Credit Lyonnais New York Branch, as Administrative Agent, as the Certificate holder and shall evidence the Borrower's compliance with Section 5.5(c) with respect to all insurance coverage existing as of the Closing Date.

                  (f) Security and Other Documentation. On or prior to the Closing Date, the Administrative Agent shall have received fully executed copies of (i) an Assignment Agreement with respect to each Project Agreement; (ii) appropriate UCC-1 Financing Statements relating to the Collateral; (iii) the Transport Pledge Agreement executed by GCI Transport, together with the certificates representing the pledged securities referred to therein and appropriate undated stock powers executed in blank; (iv) the Fiber Security Agreement executed by GCI Fiber and Fiber Hold, together with appropriate UCC-1 Financing Statements relating to the collateral referred to therein and (v) the Deeds of Trust.

                  (g) Security Interests in Collateral. On or prior to the Closing Date, the Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower, GCI Transport, GCI Fiber and Fiber Hold have sufficient right, title and interest in and to the collateral and other applicable assets which it purports to own (including appropriate licenses with respect to Proprietary Rights), as set forth in its financial statements and/or in the other documents presented to the Lenders to enable each such party to grant to the Administrative Agent for the benefit of the Lenders the security interests contemplated by the Fundamental Documents, and that all UCC-1 Financing Statements and other filings under Applicable Law necessary to provide the Administrative Agent for the benefit of the Lenders with a first priority perfected security interest in the collateral under any Fundamental Document (in each case subject to Permitted Encumbrances) have been filed or delivered to the Administrative Agent in satisfactory form for filing.

                  (h) Payment of Fees. All fees and expenses then due and payable by the Borrower or GCI to the Administrative Agent and the Lenders pursuant to the Commitment Letter or the Fee Letter or otherwise in connection with the transactions contemplated hereby shall have been paid.

                  (i) Searches. The Administrative Agent shall have received UCC and tax liens searches satisfactory to it indicating that no other filings (other than in connection with Permitted Encumbrances) with regard to any collateral referred to in any Fundamental Document are of record in any jurisdiction in which it shall be necessary or desirable for the Administrative

Agent to make a UCC filing in order to provide the Administrative Agent (for the benefit of the Lenders) with a perfected security interest in such collateral.

                  (j) Financial Statements. The Administrative Agent and the Lenders shall have received and be satisfied with true and complete copies of
(i) all of the financial statements referred to in Section 3.5 hereof and (ii) the unaudited balance sheet of each of GCI Fiber, Fiber Hold, GCI Transport, GCI Communication, Holdings, GCI, Inc., an Alaska corporation and GCI at September 30, 1997, together with the related statements of income, cash flows and stockholders' equity and the related notes and supplemental information, each of which shall have been prepared in accordance with GAAP (except as otherwise indicated in the notes to such financial statements).

                  (k) Delivery of Project Agreements. The Administrative Agent shall have received copies of the following executed agreements (certified by the Borrower) and the Lenders shall be satisfied with the terms and provisions thereof: (i) the Construction Contract and the assignment thereof by GCI Communication to the Borrower, (ii) any Capacity Agreement in existence on the Closing Date, including, without limitation, the GCI Lease Agreement and the Kanas Agreement (together with the assignment thereof by GCI Communication to the Borrower), (iii) the O&M Contract, (iv) the GCI Fiber Exchange Agreement,
(v) the GCI  Construction  Contract  and (vi) all  other  agreements  listed  on
Schedule 3.19 hereto. The Administrative Agent shall have received a copy of each of the following agreements, duly executed by all parties thereto and the Lenders shall be satisfied with the terms and provisions thereof: (1) Transport Keep-Well Agreement, (2) Holdings Keep-Well Agreement, (3) Holdings Lease Guaranty Agreement, (4) Subordination Agreement, (5) Sponsor Undertaking, (6) Completion Guaranty and (7) SSI Cash Collateral Agreement.

                  (l) Reports/Studies. The Lenders shall have received and be satisfied with the scope, form and results of the following: (i) a technical feasibility study of the Project to be performed by Arthur D. Little, (ii) an environmental review to be conducted by Stone & Webster and (iii) an insurance report to be delivered by Sedgwick James of Tennessee, Inc.

                  (m) Depositary Agreement and Intercreditor Agreements. The Administrative Agent shall have received a fully executed copy of the Depositary Agreement and the Intercreditor Agreements.

                  (n) Permits. The Administrative Agent shall have received copies (certified by the Borrower) of those Permits listed on Schedule 1A and marked with an asterisk.

                  (o)  Assignment  of  Assets  relating  to  the  Project.   Any
agreement originally entered into by an Affiliate of GCI (other than the Borrower) and any asset or other property at any time held or owned by an Affiliate of GCI (other than the Borrower), which agreement, asset or property (as applicable) relates to the Project (including, without limitation, the Construction Contract and the survey of the undersea route of the Alaska United Fiber System) shall be unconditionally and irrevocably assigned to the Borrower in a manner and pursuant to documentation which is satisfactory to the Lenders.

                  (p) Letter of Credit under the Construction Contract. The Administrative Agent shall have received the original letter of credit delivered by the Contractor to GCI Communication or the Borrower (as applicable) pursuant to the Construction Contract.

                  (q) Compliance with Laws. The Administrative Agent shall be satisfied that the transactions contemplated hereby and by the other Fundamental Documents will not violate any provision of Applicable Law.

                  (r)  Required  Consents  and  Approvals.  The Agents  shall be satisfied that all required consents and approvals have been obtained with respect to the loan transaction contemplated hereby and the transactions contemplated by the other Fundamental Documents from all Governmental Authorities with jurisdiction over the business and activities of the Transaction Parties, and any other entity whose consent or approval the Agents in their reasonable discretion deem necessary to such transactions.

                  (s) Holdings Credit Agreements. The Administrative Agent shall have received a copy of an amendment or consent for each of the Holdings Credit Agreements to permit the execution, delivery and performance of the Fundamental Documents, which amendments or consents shall be in form and substance satisfactory to the Lenders.

                  (t) Approval of Counsel to the Administrative Agent. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel to the Administrative Agent.

                  (u) Other Documents. The Administrative Agent shall have received such other documentation as the Administrative Agent may reasonably request.

                  SECTION 4.2. Conditions Precedent to Term Loans. The obligation of the Lenders to make the Term Loan is subject to the following condition precedent (in addition to those conditions precedent set forth in Section 4.3):

                  (a) Term Notes. The Administrative Agent shall have received the Term Notes, each duly executed on behalf of the Borrower.

                  (b) Completion. The System shall be Completed.

                  (c) Opinions. The Administrative Agent shall have received the written opinion, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative Agent and its counsel of
(i) Foster, Pepper & Shefelman, Washington counsel to the Borrower, the General Partners and the other Transaction Parties covering matters in respect of the final Acceptable Rights relating to that portion of the Right of Way located in the State of Washington as the Administrative Agent or its counsel shall reasonably request and (ii) either Hartig, Rhodes, Norman, Mahoney & Edwards, P.C., Alaska counsel to the Borrower, the General Partners and the other Transaction Parties or Guess & Rudd P.C., Alaska counsel to the Administrative Agent covering matters in respect of the final Acceptable Rights relating to that portion of the Right of Way located in the State of Alaska as the Administrative Agent or its counsel shall reasonably request.

                  SECTION 4.3. Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan (including the initial Construction Loan and the Term Loan) is subject to the following conditions precedent:

                  (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing as required by Article 2 hereof.

                  (b) Borrowing Certificate. Except in the case of the initial Construction Loan, the Administrative Agent shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer.

                  (c) Sponsor Equity Funds. The Borrower shall have received the full amount of the Sponsor Equity Funds and all of such funds shall have been
(i) used for the payment of Project Costs, (including, without limitation, Project Costs owed to the Contractor) or (ii) deposited in the SSI Cash Collateral Account pursuant to the SSI Cash Collateral Agreement.

                  (d) Compliance with Section 5.21. The Borrower shall have represented and warranted that (i) it has no reason to believe that it will not be able to fulfill its obligations under Section 5.21 hereof and (ii) the outstanding Obligations at July 31, 1998 will not exceed the Specified Amount.

                  (e) Engineer's Certificate. Except in the case of the initial Construction Loan, the Administrative Agent shall have received an Engineer's Certificate dated the date of the proposed Borrowing.

                  (f) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

                  (g) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Borrower since July 29, 1997 or any of the Transaction Parties since June 30, 1997.

                  (h) No Event of Default. On the date of each Borrowing, the Borrower and each Transaction Party shall be in compliance with all of the terms and provisions set forth herein and in the other Fundamental Documents to be observed or performed by it and no Event of Default or Default shall have occurred and be continuing.

                  (i) Additional Documents. The Lenders shall have received from the Borrower on the date of each Borrowing, such documents and information as they may reasonably request relating to the satisfaction of the conditions in this Section 4.3.

Each request for a Borrowing shall be a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs
(c), (d), (f), (g) and (h) of this Section.


5.  AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Obligations remain unpaid or unsatisfied, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it will:

                  SECTION 5.1. Financial Statements and Reports. Furnish or cause to be furnished to the Administrative Agent (with sufficient copies for the Lenders):

                  (a) Within 120 days after the end of each fiscal year of the Borrower the audited balance sheet of the Borrower, as at the end of, and the related statements of income, partnership equity and cash flows for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of KPMG Peat Marwick LLP or such other independent public accountants of recognized standing as shall be retained by the Borrower and be reasonably satisfactory to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

                  (b) Within 60 days after the end of each of the first three fiscal quarters of each of its fiscal years, the unaudited balance sheet of the Borrower as at the end of, and the related unaudited statements of income, partnership equity and cash flow for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding periods in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Borrower, on behalf of the Borrower, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of the Borrower, on behalf of the Borrower, in substantially the form of Exhibit R hereto (i) stating that in the course of the performance of his or her duties, he or she would normally have knowledge of any condition or event which would constitute a Default or Event of Default and stating whether or not he or she has knowledge, after due inquiry, of any such condition or event and, if so, specifying each such condition or event and the nature thereof, and (ii) setting forth the amount of Total Debt of the Borrower and if applicable, stating that the Borrower is still entitled to the same reduced Applicable Margin pursuant to, and in accordance with, Section 2.5(c) hereof;

                  (d) Together with each set of audited financial statements required by paragraph (a) above, a certificate from the independent public accountants rendering the report and opinion thereon (i) stating whether, in connection with their audit examination, any condition or event, at any time during or at the end of the accounting period covered by such financial statements, which constitutes an Event of Default under covenants relating to accounting matters has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof and (ii) stating that, insofar as they relate to accounting matters, the matters set forth in the compliance certificate delivered therewith pursuant to clause (ii) of paragraph (c) above at the end of the fiscal year are stated in accordance with the terms of this Credit Agreement;

                  (e) Promptly upon their becoming available, copies of all audits or reports prepared for or submitted to the Borrower by any outside professional firm or service, including, without limitation, any comment letter submitted by the Borrower's accountants to management in connection with such accountant's annual audit;

                  (f) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which the Borrower or any Transaction Party shall file with the Securities and Exchange Commission or any successor agency and (ii) all reports, financial statements, press releases and other information which the Borrower or any Transaction Party shall release, send or make available to its partners or stockholders generally;

                  (g) Within 30 days after the end of each calendar month, until the System is Completed, (i) the budgeted and actual cost of development and construction of the System and the estimated cost remaining to Complete the System and the estimated date for the Completion thereof, (ii) a cash flow summary for the Project, (iii) copies of all periodic financial reports prepared by or for the Borrower with respect to the Project or any other reports required by Holdings pursuant to the Completion Guaranty and (iv) a description (in such form as the Administrative Agent shall reasonably request) of any Permit or right relating to the Right of

Way obtained by the Borrower in such calendar month and a report as to the status of any Permit and right relating to the Right of Way not yet obtained by the Borrower;

                  (h) Simultaneously with the delivery thereof, copies of all notices, reports and statements (including, without limitation, invoices) sent by or on behalf of the Borrower to the Contractor, Kanas, GCI Communication or GCI Cable; and promptly following receipt thereof, copies of all notices, reports and statements (including, without limitation, invoices) sent by or on behalf of the Contractor, Kanas, GCI Communication, GCI Cable or any of their respective Affiliates to the Borrower, in each case whether sent pursuant to the Construction Contract, the Kanas Agreement, the GCI Construction Contract, the GCI Fiber Exchange Agreement or otherwise;

                  (i) Within 30 days after the end of each calendar quarter, (i) a schedule listing all Capacity Agreements specifying as to each such Capacity Agreement, the parties to such agreement (other than the Borrower), the date thereof, the amount of capacity sold, leased or otherwise disposed of pursuant thereto, a description of any amounts remaining to be paid to the Borrower thereunder and the expiration date thereof and (ii) a certified copy of any Capacity Agreement not theretofore delivered to the Lenders;

                  (j) Promptly upon execution of any Project Agreement after the date hereof, an Assignment Agreement with respect to such Project Agreement duly executed by the Borrower and all other Persons party to such Project Agreement;

                  (k) Within 90 days after the end of each fiscal year of the Borrower (commencing with the first fiscal year ending after the Completion
Date) financial projections (together with appropriate supporting details and a statement of underlying assumptions) substantially in the form of the Projections, which projections shall cover the period commencing on the first day of the fiscal year in which such projections are being delivered and ending on the Final Maturity Date, and shall have been prepared in accordance with GAAP;

                  (l) Not less than thirty (30) days prior to (i) the Completion Date and (ii) the commencement of each calendar year occurring after the Completion Date, the Operating Budget proposed by the Borrower for the calendar year in which the Completion Date occurs or for such year thereafter (as applicable);

                  (m) Within 30 days after the end of each calendar quarter after the Completion Date, an operating report (in such form and with such detail as shall be reasonably satisfactory to the Administrative Agent) which shall contain the following information with respect to such quarter: (i) the operating performance level of the System, (ii) the availability level on the System, (iii) the date, time and duration of any outages, (iv) a description of any equipment repairs or problems and (v) the bit error rate; and

                  (n) From time to time such additional information regarding the Borrower, the Project, the Cable, the Right of Way, any Permit or any portion of the Collateral, as any Lender may reasonably request including, without limitation, copies of any management projections, studies or evaluations prepared by consultants for or presented to the Borrower.

                  SECTION 5.2. Existence; Compliance. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises (including, without limitation, the Permits) for the maximum possible term.

                  (b) Comply with all (i) applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, (ii) the terms and conditions of all insurance policies in effect, and (iii) all operating, repair and maintenance standards as are required to permit the enforcement of warranty claims against manufacturers, contractors, suppliers and materialmen with respect to the System or any part thereof.

                  SECTION 5.3. Maintenance of Properties. Keep the System in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) subject to the provisions of Section 6.19 hereof, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all Capacity Agreements and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder.

                  SECTION 5.4. Notice of Material Events. (a) Promptly upon any executive officer of the Borrower or a General Partner obtaining knowledge of
(i) any Default or Event of Default, (ii) any Event of Loss, (iii) any Material Adverse Effect, (iv) any material adverse change in the condition or operations of any Transaction Party, financial or otherwise, (v) the opening of any office of the Borrower or the change of the executive office or the principal place of business of the Borrower or of the location of the Borrower's books and records or any portion of the Collateral, (vi) any change in the name of the Borrower,
(vii) any other event which could materially and adversely impact upon the amount or collectibility of amounts payable to the Borrower under any Capacity Agreement or otherwise materially decrease the value of the Collateral, (viii) any Person giving any notice to the Borrower or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraph (e) of Article 7 or (ix) the inability of the Borrower to fulfill all of its obligations under Section 5.21 hereof, the Borrower shall promptly give written notice thereof to the Administrative Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken and the nature of such claimed Event of Default or condition and what action the Borrower (or such Transaction Party, if applicable) has taken, is taking and proposes to take with respect thereto.

                  (b) Promptly upon any executive officer of the Borrower or a General Partner obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower, a Transaction Party, any of their respective assets, the Project, the Cable or the Right of Way, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Administrative Agent), which, in the case of (i) or (ii), could, if adversely determined, have a materially adverse effect on the Borrower, a Transaction Party, the Project, the Cable or the Right of Way, the Borrower shall promptly give notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), the Borrower upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Administrative Agent pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters.

                  SECTION 5.5. Insurance. (a) Cause its assets which are of an insurable character (including, without limitation, the System but excluding buried cable and wet plant) to be insured by financially sound and reputable insurers (which shall be satisfactory to the Lenders) against loss or damage by fire, explosion, theft or other hazards, casualties, risks and damages which are included under extended coverage or which shall be consistent with normal industry practices (and shall include earthquake and flood coverage) in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are set forth in and otherwise in accordance with Schedule 5.5.

                  (b) Cause to be maintained with financially sound and reputable carriers, rated A-, IX or higher by A.M. Best rating guide, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner set forth in and otherwise in accordance with Schedule 5.5.

                  (c) Cause all such above-described insurance (excluding worker's compensation insurance and insurance carried by the Contractor pursuant to the Construction Contract) to (i) provide for the benefit of the Lenders that 30 days' prior written notice of cancellation, termination, non-renewal or lapse or material change of coverage shall be given to the Administrative Agent; (ii) name the Administrative Agent for the benefit of the Lenders as a loss payee (except for third party liability insurance); and (iii) to the extent that neither the Administrative Agent nor the Lenders shall be liable for premiums or calls, name the Administrative Agent (for the benefit of the Lenders) as an additional insured.

                  (d) In the event of a recovery of any insurance loss relating to the Project or any amount relating to an Event of Loss, cause such recovery or amount to be deposited into the Insurance Proceeds Account for use in accordance with the terms hereof.

                  (e) Upon the request of the Administrative Agent, the Borrower will render to the Administrative Agent a statement in such detail as the Administrative Agent may request as to all such insurance coverage.

                  SECTION 5.6. Books and Records. (a) Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Lenders and their representatives access to such books and records and to any of its properties or assets (including, without limitation, the Cable and the Land Right of Way) upon reasonable notice and during regular business hours in order that a Lender may make such audits and examinations and make copies and extracts from such books, accounts, records and other papers pertaining to the Collateral and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and upon notification to the Borrower, independent accountants, all as a Lender may deem appropriate for the purpose of inspecting the Project, the Cable or the Land Right of Way, verifying the accuracy of reports delivered by the Borrower to the Administrative Agent and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

                  (b) If, prior to an Event of Default, the Administrative Agent wishes to confirm with any Payor, the amounts owed to the Borrower by such Payor pursuant to a Capacity Agreement and the terms of such agreement, the Administrative Agent will notify the Borrower. The Administrative Agent agrees to have such confirmation made through the Borrower's auditors. If for any reason such auditors fail to proceed with the confirmations, the Administrative Agent may proceed to make such confirmations directly with any Payor. The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to confirm directly with any Payor the amounts owed to the Borrower and the terms of any Capacity Agreement.

                  SECTION 5.7.  Observance of Agreements;  Copies of Amendments.
(a) Duly observe and perform all terms and conditions of the Depositary Agreement and all Project Agreements and diligently protect and enforce the rights of the Borrower under all Project Agreements.

                  (b) Promptly after execution thereof, provide the Administrative Agent and the Lenders with a copy of any amendment or waiver of, or consent relating to, any Project Agreement to which the Administrative Agent is not a party.

                  SECTION 5.8. Taxes and Charges; Indebtedness in Ordinary Course of Business. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon the Borrower or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of the Borrower; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and provided, further, that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor unless fully bonded or effectively stayed within ten (10) days. The Borrower will promptly pay when due, or in conformance with customary trade terms, all Indebtedness and other obligations incident to its operations.

                  SECTION 5.9. Liens. Defend the Collateral against any and all Liens, claims and other impediments howsoever arising, other than Permitted Encumbrances, and in any event defend against any attempted foreclosure.

                  SECTION 5.10. Government Approval. If any authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States, any state thereof or any other jurisdiction required in connection with the Project or the performance by the Borrower of this Credit Agreement or the other Fundamental Documents to which it is a party should hereafter become necessary, obtain or make all such authorizations, approvals, registrations or filings.

                  SECTION 5.11. Further Assurances; Security Interests. (a) Upon the request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Borrower, such further instruments as may be necessary in the reasonable judgment of the Administrative Agent to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents to which the Borrower is a party.

                  (b) Upon the request of the Administrative Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Borrower, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent, to provide the Administrative Agent (for the benefit of the Lenders) a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement, continuation statement or other statement) for filing under the provisions of the uniform commercial code of any jurisdiction, or any other statute, rule or regulation of any applicable federal, state, local or foreign jurisdiction, and perform or cause to be performed such other acts which are necessary, from time to time, in order to grant and maintain in favor of the Administrative Agent (for the benefit of the Lenders) the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

                  (c) Promptly undertake to deliver or cause to be delivered to the Administrative Agent and the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative

Agent, as the Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Administrative Agent for the benefit of the Lenders.

                  SECTION 5.12. ERISA Compliance and Reports. Furnish to the Administrative Agent (a) as soon as possible, and in any event within 30 days after the Borrower knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Borrower or a General Partner, setting forth on behalf of the Borrower details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the Borrower of such Reportable Event given to the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan, a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or the Borrower will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, if the occurrence of any of the foregoing events would result in a liability which is materially adverse to the financial condition of the Borrower or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the other Fundamental Documents, a statement of an executive officer of the Borrower or a General Partner, setting forth details as to such event and the action the Borrower proposes to take with respect thereto, (b) promptly upon reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice the Borrower may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

                  SECTION 5.13. Environmental Laws. (a) Promptly notify the Administrative Agent upon the Borrower becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under, any Environmental Law, and promptly furnish to the Administrative Agent all notices of any nature which the Borrower may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Law.

                  (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use best efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws.

                  (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the Borrower shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

                  (d) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by the Borrower with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, reasonable investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of the party seeking indemnification hereunder or (ii) any acts or omissions of the party seeking indemnification hereunder occurring after such party is in possession of, or controls the operation of, any property or asset.

                  SECTION 5.14.  Construction;  Operation. (a) Cause the Project
to be diligently developed, constructed, operated and maintained in all material respects in accordance with the Plans and Specifications, and the standards set forth, and within the time period established, in all Capacity Agreements or other material agreements with respect to the System. Subject to the Administrative Agent's prior written consent (which will be based on consultations with the Independent Engineer and will not be unreasonably withheld), the Borrower may revise the Construction Budget from time to time by increasing the amount allocated for any category or categories by applying thereto any savings from any other category or categories (except that the Borrower shall not decrease amount allocated to the contingency without the prior written approval of Administrative Agent, which approval shall not be unreasonably withheld) provided, however, that the sum total of all costs on such revised budget shall not exceed the sum total of all costs shown on the Construction Budget.

                  (b) Cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the System to be maintained at the Borrower's chief executive office and available for inspection by the Independent Engineer and the Administrative Agent.

                  (c) Give the Administrative Agent and the Independent Engineer notice of the exact date on which any acceptance testing of any portion of the System (including, without limitation, any Acceptance Testing (as defined in the Construction Contract) under the Construction Contract or any total System testing is to be conducted promptly upon the Borrower's knowledge thereof and permit the Administrative Agent and the Independent Engineer to witness each such testing.

                  (d) Cause the System, on and after Completion, to be operated on a safe basis and in accordance with sound practices in the telecommunications industry in compliance with all Project Agreements and currently existing Applicable Law (except where noncompliance could not have a Material Adverse Effect), so that (i) the Borrower will be able to duly and punctually meet its material obligations under all Capacity Agreements and the Fundamental Documents in accordance with the terms thereof and (ii) System availability (excluding outages due to earthquake, flood or other natural disaster, war or insurrection, external aggression, action or inaction by Kanas, or which require deployment of a ship to make repairs to the undersea portion of the System) of at least 99.95% will be maintained. The System shall be operated in a prudent manner, with the Borrower taking all commercially reasonable precautions so as to minimize the likelihood of system outages due to external aggression or which would require deployment of a ship to make repairs to the undersea portion of the System.

                  SECTION 5.15. Final Cost Statement;  Bank Account  Statements.
(a) Deliver to the Administrative Agent, within 30 days after the System is Completed, a final cost statement.

                  (b) Arrange for a copy of the monthly bank statement with respect to the Local Bank Account, the SSI Cash Collateral Account, the Alaska Depositary Account and each other bank account maintained by the Borrower with any Person (other than Credit Lyonnais New York Branch) to be sent by the Person with whom such account is maintained directly to the Administrative Agent.

                  SECTION 5.16. Minimum Satisfactory Capacity Agreements. At all times on and after the Conversion Date, cause to be in effect sufficient Satisfactory Capacity Agreements (excluding the GCI Lease Contract) so that, without double counting, the sum of (a) the aggregate fixed minimum payments remaining to be made to the Borrower under all Satisfactory Capacity Agreements (excluding the GCI Lease Contract), which payments are required to be made on or before dates certain occurring prior to the Final Maturity Date plus (b) all cash revenues theretofore actually received by the Borrower from Capacity Agreements (excluding the GCI Lease Contract), is greater than or equal to $15,000,000.

                  SECTION 5.17. Interest Rate Protection Agreements. If at any time prior to the Conversion Date, the yield on the U.S. Treasury Bond maturing closest to December 31, 2002 is greater than or equal to 6.97%, then maintain or cause to be maintained, Interest Rate Protection Agreements (on terms and conditions satisfactory to the Administrative Agent) to the extent necessary so that until the Conversion Date, interest on Indebtedness in a principal amount equal to at least 50% of the Total Debt of the Borrower, is effectively fixed or capped at rates which are acceptable to the Required Lenders.

                  SECTION 5.18. Local Bank Account. Maintain a prudent level of working capital on deposit in the Local Bank Account.

                  SECTION 5.19. Use of Proceeds; Use of certain Funds Transferred to the Local Bank Account. (a) Use the proceeds of the Construction Loans solely to finance the Project Costs (including, without limitation, accrued interest on the Construction Loans and $1,000,000 of working capital) and use the proceeds of the Term Loan solely to repay in full the Construction Loans outstanding on the Completion Date.

                  (b) Use all of the funds transferred to the Local Bank Account pursuant to Sections 3(a) and 3(e) of the Depositary Agreement solely to pay operating and maintenance expenses incurred by the Borrower.

                  SECTION 5.20. Operating Logs; Standby Ship Arrangements. (a) At its sole cost and expense (i) maintain at its chief executive office, daily operating logs showing, among other things, the through-put of the System, (ii) keep maintenance and repair reports in sufficient detail to indicate the nature and date of all work done, (iii) maintain or cause to be maintained a current operating manual and a complete set of plans, accounting records and specifications reflecting all alterations, and (iv) maintain or cause to be maintained all other records, logs and other materials required by the O&M Agreement or any Applicable Law.

                  (b) maintain, or cause to be maintained, arrangements (on terms reasonably satisfactory to the Administrative Agent) for standby ship coverage to effect repairs on the undersea portion of the Alaska United Fiber System.

                  SECTION 5.21. Permits; Right of Way. No later than July 31, 1998, obtain in the name of the Borrower, all Significant Permits (as defined below) and Acceptable Rights relating to all of the Right of Way and ensure that such Significant Permits and Acceptable Rights are assignable to the Lenders to the extent possible under applicable law. As used in this Section 5.21, the term "Significant Permits" shall mean those Permits (a) the absence of which could reasonably be expected to prevent the timely Completion of the System in accordance with the Construction Budget or the operation of the System in accordance with the Plans and Specifications and (b) the granting of which involves any discretion on the part of any Governmental Authority or other Person.

                  SECTION 5.22. Survey. As soon as is practicable after the Completion Date, deliver to the Administrative Agent four (4) prints of an "as-built" ALTA Class A certified survey of the Land Right of Way and all easements benefitting and burdening the Land Right of Way certified by a State of Alaska or a State of Washington (as applicable) licensed surveyor, in form and substance satisfactory to the Administrative Agent and the applicable Acceptable Title Company, showing that the Alaska United Fiber System and all Electronics and Equipment used by the Borrower in the operation of the fiber pairs in the Kanas Cable and the fiber pairs in the GCI Cable Facility are within lot and building lines (as applicable) and showing all easements, improvements, utilities and rights of way located on, under or above ground as of the date of certification, and showing such details as the Administrative Agent may reasonably require.

                  SECTION 5.23. Amendments to the Deed of Trust. Within 30 days after the acquisition of any Newly Acquired Right (as defined below), deliver to the Administrative Agent an amendment or supplement to each applicable Deed of Trust which amendment or supplement (a) shall amend the description of the mortgaged property in such Deed of Trust in order to more specifically describe the Acceptable Rights with respect to the Right of Way which have been acquired by the Borrower (any such right shall be referred to as a "Newly Acquired Right") and (b) shall be in form and substance satisfactory to the Administrative Agent.

                  SECTION 5.24. Title Insurance. (a) Within 30 days of the Closing Date, deliver to the Administrative Agent, an Acceptable Title Insurance Policy with respect to the parcels of land and the Acceptable Rights listed on
Schedule 3.10 hereto and marked with an asterisk.

                  (b) Simultaneously with the delivery of an amendment to a Deed of Trust as contemplated by Section 5.23 hereof, deliver to the Administrative Agent an Acceptable Title Insurance Policy with respect to any Newly Acquired Right which relates to either (i) a landing site or (ii) land included in the Right of Way which land is owned by a Person other than the United States, the State of Alaska (excluding the Alaska Railroad Corporation) or the State of Washington.

                  SECTION 5.25. Proprietary Rights. Promptly upon the Borrower acquiring any Proprietary Right (other than a Proprietary Right which is readily available at a nominal cost or is transferable with the services, products or equipment in respect of which they are expected to be used) (i) notify the Administrative Agent of such acquisition and (ii) upon the request of the Administrative Agent, execute and deliver such instruments or documents as may be appropriate in the reasonable judgment of the Administrative Agent, to provide the Administrative Agent (for the benefit of the Lenders) a first perfected Lien in such Proprietary Right and/or to be filed under the provisions of any statute, rule or regulation in order to grant or perfect in favor of the Administrative Agent (for the benefit of the Lenders) a security interest in such Proprietary Right.


6.  NEGATIVE COVENANTS

                  From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Obligations remain unpaid or unsatisfied, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it will not:

                  SECTION 6.1. Limitations on Indebtedness. Incur, create, assume or suffer to exist any Indebtedness other than:

                  (a) the Indebtedness represented by the Notes and the other Obligations;

                  (b) Indebtedness in respect of secured purchase money financing, including Capital Leases, provided that (i) any Lien granted with respect to such Indebtedness is permitted by Section 6.2(a) hereof and (ii) the aggregate amount thereof does not exceed $2,000,000 at any one time outstanding;

                  (c) intercompany loans and advances to the Borrower from Holdings or GCI Transport in connection with their respective obligations under the Holdings Keep-Well Agreement, the Transport Keep-Well Agreement or the Completion Guaranty (as applicable); provided that any such intercompany loan or advance is subject to, and is in compliance with, the Subordination Agreement; and

                  (d) deferred payment obligations of the Borrower resulting from the adjudication or settlement of any claim or litigation.

                  SECTION 6.2. Limitations on Liens. Incur, create, assume or suffer to exist any Lien on its revenue stream, property or assets, whether now owned or hereafter acquired, except:

                  (a) Liens granted in connection with the incurrence of Indebtedness permitted by Section 6.1(b) to the Person financing the acquisition of property, plant or equipment or other property acquired by the Borrower, including Liens related to Capital Leases if (i) the Lien is limited to the particular assets acquired; (ii) the Indebtedness secured by the Lien does not exceed the unpaid acquisition cost of the particular asset for which the Lien is granted; and (iii) such transaction does not otherwise violate this Credit Agreement;

                  (b) deposits under worker's compensation, unemployment insurance, old-age pensions and other social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds incurred in the ordinary course of business;

                  (c) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of Section 5.8 hereof and as to which foreclosure or other enforcement proceedings shall not have been commenced (unless fully bonded or effectively stayed);

                  (d) Liens incurred in the ordinary course of business with regard to goods provided or services rendered by common carriers, landlords, warehousemen, mechanics, and suppliers of materials and equipment which secure outstanding trade payables in amounts not exceeding $2,000,000 in the aggregate;

                  (e) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure or other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

                  (f) the Liens of the Administrative Agent for the benefit of the Lenders under this Credit Agreement or any other Fundamental Document;

                  (g) existing Liens set forth on Schedule 6.2 hereto;

                  (h) possessory Liens which (i) occur in the ordinary course of business, (ii) secure normal trade debt which is not yet due and payable and (iii) do not secure Indebtedness for borrowed money;

                  (i) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of the Borrower; and

                  (j) easements, rights of way, restrictions, minor defects or irregularities in title and other similar encumbrances on real property which do not materially detract from the value of the property subject thereof or interfere with the Project or the conduct of business of the Borrower.

                  SECTION 6.3. Limitations on Investments. Create, make, incur or suffer to exist any Investment, except (i) Investments in Cash Equivalents;
(ii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, customers or other debtors or in settlement of delinquent obligations arising in the ordinary course of business, and (iii) loans or advances to employees in the ordinary course of business (such as travel advances).

                  SECTION 6.4. Restricted Payments. Declare, make or incur any liability to make any Restricted Payments, except Restricted Payments in an aggregate amount over the term of this Credit Agreement not exceeding the aggregate amount theretofore distributed to the Borrower from funds held in the Disbursement Account pursuant to Section 3(f) and Section 3(g) of the Depositary Agreement; and provided that no Restricted Payment of a type described in clauses (i), (ii) or (iii) of the definition of "Restricted Payment" shall be permitted to be made unless all Subordinated Debt has been paid in full; and provided, further that at the time and after giving effect to any such Restricted Payment, no Default or Event of Default has occurred or is continuing.
                  SECTION 6.5. Consolidation, Merger, Sale or Purchase of Assets, etc. Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets, or purchase, lease or otherwise acquire all or any part of the property or assets of any Person, or agree to do or suffer any of the foregoing, except:

                  (a) entering into Capacity Agreements in the ordinary course of business;

                  (b) Restricted Payments permitted by Section 6.4 hereof and Investments permitted by Section 6.3 hereof;

                  (c) purchases or other acquisitions of inventory, materials, equipment and the like in the ordinary course of business;

                  (d) the acquisition of the exclusive right to use fiber pairs in the Kanas Cable and the GCI Cable Facility pursuant to, and in accordance with, the Kanas Agreement and the GCI Fiber Exchange Agreement, respectively; and

                  (e) leases in connection with the Right of Way.

                  SECTION 6.6. Receivables. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower except for the purpose of collection in the ordinary course of business.

                  SECTION 6.7. Sale and Leaseback. Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions the Borrower sells essentially all of its right, title and interest in an asset and in connection therewith, the Borrower acquires or leases back the right to use such asset.

                  SECTION 6.8. Places of Business; Change of Name. Change the location of its chief executive office or principal place of business or any of the locations where it keeps any portion of the Collateral or its books and records with respect to the Collateral or its legal name without in each case
(i) giving the Administrative Agent thirty (30) days' written notice of such change and (ii) filing any additional UCC-1 Financing Statements and such other documents requested by the Administrative Agent to maintain perfection of the security interest of the Administrative Agent for the benefit of the Lenders in the Collateral.

                  SECTION 6.9. Transactions with Affiliates. Except for the transactions pursuant to the Project Agreements in existence on the Closing Date, effect any transaction with an Affiliate on a basis less favorable to the Borrower than would have been the case if such transaction had been effected on an arms-length basis (and if involving more than $500,000 without a resolution approving each such transaction from the Board of Directors of either General Partner).

                  SECTION 6.10. Prohibition of Amendments or Waivers. Agree to, or permit, any amendment, alteration, modification, cancellation, termination suspension or other change of any kind to any of the terms or provisions of:

                  (a)  any Project Agreement; or

                  (b)  the Partnership Agreement.

                  SECTION 6.11. No Change in Business . Engage in any business activities other than (a) the Project, (b) the acquisition of the exclusive right to use fiber pairs in the Kanas Cable pursuant to the Kanas Agreement, (c) the acquisition of the exclusive right to use fiber pairs in the GCI Cable Facility pursuant to the GCI Fiber Exchange Agreement and (d) the entering into of Capacity Agreements in compliance with Section 6.18.

                  SECTION 6.12. ERISA Compliance. Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in
Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of the Borrower pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which results in the imposition of a Lien on any property of the Borrower pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) could result in a Material Adverse Effect.

                  SECTION 6.13. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all respects with all applicable Environmental Laws, nor release, discharge, dispose or of permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law.

                  SECTION 6.14. Interest Rate Protection Agreements, etc. Enter into any Interest Rate Protection Agreement for other than bona fide hedging purposes or as required by Section 5.17 hereof.

                  SECTION 6.15. Subsidiaries. Acquire or create any Subsidiary.

                  SECTION  6.16.   Prohibition   regarding  Joint  Ventures  and
Partnerships. Be a joint venturer or a general partner of any Person.

                  SECTION 6.17. Bank Accounts. After the date hereof, open or maintain any bank account other than the accounts referred to in Section 3.25 hereof.

                  SECTION   6.18.   Capacity   Agreements;   Sales   of   Fiber;
Non-Disturbance Agreements. Without obtaining the prior written consent of the Administrative Agent, enter into:

                  (a) any Capacity Agreement which (i) has a term (whether initially, through the exercise of renewals or otherwise) of one year or more,
(ii) involves the sale of any fiber in the Cable, (iii) is on a protected capacity basis or (iv) would obligate the Borrower to make a payment to any Person or provide alternative service or facilities, in either case, if the System failed to be Completed and/or any portion of the System failed to commence service on or before January 1, 1999, other than the GCI Lease Contract, the Kanas Agreement and the GCI Fiber Exchange Agreement.

                  (b) any non-disturbance or similar agreement with any Person who is a direct competitor of the Borrower.

                  SECTION 6.19. Repairs and Improvements. Make, or permit to be made, any renewal, replacement, addition or improvement to the System which would adversely affect the System or which has a cost of $2,000,000 or more.

                  SECTION 6.20. Change Orders. Authorize or permit to be effective any change order or contract variation under the Construction Contract or the GCI Construction Contract without the prior written approval of the Administrative Agent (which will be based on consultations with the Independent Engineer and will not be unreasonably withheld), except for changes which do not
(i) increase Project Costs by more than $100,000 as to any one change or $250,000 in the aggregate, (ii) postpone or cause a postponement of the date for achieving any milestone as set forth in the Construction Contract or the GCI Construction Contract or change the Plans and Specifications or the material procedures for any acceptance testing (including, without limitation, Acceptance Testing (as defined in the Construction Contract) under the Construction Contract.

                  SECTION 6.21. Location. Remove, or permit to be removed from the Right of Way, any part of the Alaska United Fiber System or any Electronics or Equipment used by the Borrower in the operation of the fiber pairs in the Kanas Cable or the fiber pairs in the GCI Cable Facility.

                  SECTION 6.22. No Further Negative Pledges. Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific property and is otherwise permitted hereby), enter into any agreement (other than this Agreement and the other Fundamental Documents (i) prohibiting the creation or assumption of any Lien upon the properties or assets, whether now owned or hereafter acquired, of the Borrower or (ii) requiring an obligation to be secured if some other obligation is secured.

                  SECTION   6.23.   Accounting   Practices.   Modify  or  change
accounting treatments or reporting practices, except as otherwise required or permitted by changes in GAAP.

                  SECTION 6.24. Interest Rate Protection Agreements. Terminate or otherwise unwind any Interest Rate Protection Agreement to which the Borrower is a party; provided, however, that the Borrower may terminate or otherwise unwind an Interest Rate Protection Agreement if (a) such termination or unwinding does not require any payment by the Borrower to the applicable counterparty and (b) the Borrower is simultaneously entering into a replacement Interest Rate Protection Agreement which contains terms reasonably acceptable to the Administrative Agent.

                  SECTION 6.25. Use of Proceeds of Loans. Use the proceeds of Loans hereunder other than for the purposes set forth in, and as required by,
Section 5.19(a) hereof.

                  SECTION 6.26. The Portion of the System from the Washington landing station site to the Seattle Distribution Center. To the extent that any portion of the System connecting the landing station located at 14725 Norma Beach Road, Edmonds, Washington to GCI Communication's Seattle Distribution Center located at 2001 6th Avenue, Suite 2900, Seattle, Washington, is not owned by the Borrower and constructed by GCI Communication pursuant to the GCI Construction Contract, enter into any fiber exchange agreement, lease or other agreement pursuant to which the Borrower is granted the right to use fiber pairs or other telecommunications facilities for such portion of the System without the Required Lenders' prior written consent.


7.  EVENTS OF DEFAULT

                  In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

                  (a) any representation or warranty made by the Borrower or any Transaction Party in this Credit Agreement or any other Fundamental Document or in connection with this Credit Agreement or any other Fundamental Document or with the execution and delivery of the Notes or the Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of the Borrower or any Transaction Party to the Administrative Agent or any Lender under or in connection with this Credit Agreement or any Fundamental Document shall prove to have been false or misleading in any material respect when made, deemed to be made or delivered;

                  (b) default shall be made in the payment of any principal of, or interest on, the Notes or of any fees or other amounts payable by the Borrower hereunder or under the Fee Letter or an Interest Rate Protection Agreement to which a Lender is a party, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for more than five (5) days after demand for such payment has been made to Holdings under and in accordance with the Holdings Keep-Well Agreement;

                  (c) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 5.1(j), 5.2, 5.4, 5.5, 5.7(a), 5.14, 5.16, 5.19, 5.20(b) or 5.21 or Article 6 of this Credit
Agreement;

                  (d) default shall be made by the Borrower, GCI Transport, GCI Fiber or Fiber Hold in the due observance or performance of any covenant (other than as set forth in paragraphs (b) and (c) of this Article 7), condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document, and such default shall continue unremedied for ten (10) consecutive days after the Borrower, GCI Transport, GCI Fiber or Fiber Hold (as applicable) obtains knowledge of such occurrence;

                  (e) default shall be made with respect to any payment of any Indebtedness of the Borrower, GCI Transport, GCI Fiber or Fiber Hold when due, or in the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to by the holder of such Indebtedness within the period of grace with respect thereto;

                  (f) the Borrower or any Transaction Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or the Borrower or any Transaction Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower or any Transaction Party shall take any action to authorize, or in contemplation of, any of the foregoing;

                  (g) any involuntary case, proceeding or other action against the Borrower or any Transaction Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

                  (h) final judgment(s) for the payment of money in excess of $2,000,000 (which judgment(s) are not covered by insurance) shall be rendered against the Borrower or any Transaction Party (other than GCI) and within thirty
(30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged or bonded in full within thirty (30) days from the entry of a final order of affirmance on appeal;

                  (i) a Reportable Event relating to a failure to meet minimum funding standards or an inability to pay benefits when due shall have occurred with respect to any Plan under the control of the Borrower or any Transaction Party and shall not have been remedied within thirty (30) days after the occurrence of such Reportable Event; or a trustee shall be appointed by a United States District Court to administer such Plan, or the PBGC shall institute proceedings to terminate such Plan, and the Administrative Agent shall have notified the Borrower that the Required Lenders have made a determination that on the basis of such Reportable Event, appointment of trustee or commencement of proceedings, there are reasonable grounds to believe that such occurrence would have a Material Adverse Effect;

                  (j) any Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect except as provided herein or therein or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give the Administrative Agent the Liens, rights, powers and privileges with respect to the Collateral or the collateral thereunder purported to be created thereby in favor of the Administrative Agent for the benefit of the Lenders, superior to and prior to the rights of all third Persons (except to the extent expressly permitted herein or therein) and subject to no other Liens (except to the extent expressly permitted herein or therein) other than by actions of the Administrative Agent or any Lender, or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Fundamental Documents shall be contested by the Borrower, GCI Transport, GCI Fiber, Fiber Hold or any of their respective Affiliates;

                  (k) any change, event or circumstance shall occur (including, without limitation, an act of a Governmental Authority, a natural disaster, or any amendment, alteration, modification or waiver (made without the prior written consent of the Required Lenders) to any of the documentation relating to the Holdings Bank Credit Facility) that could reasonably be expected to have a Material Adverse Effect;

                  (l) the Borrower, any Transaction Party or any other Person shall have breached or disaffirmed any of its obligations under any Project Agreement or a default, event of default or termination event (as such terms may be defined in any Project Agreement) shall have occurred and be continuing under a Project Agreement;

                  (m) the failure of the System to be Completed on or before January 1, 1999;

                  (n) at any time after the termination of the Holdings Bank Credit Facility in its entirety, (i) the failure of Holdings to duly observe and perform any covenant, condition or agreement contained in Sections 7.02, 7.03, 7.04, 7.05, 7.06, 7.07 or 7.10 of the Long Term Holdings Credit Agreement as in effect immediately prior to such termination or (ii) an event of default described in Section 8.01(p) of the Long Term Holdings Credit Agreement as in effect immediately prior to such termination; or

                  (o) a Change in Control or an Event of Loss shall occur;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, or if directed by the Required Lenders shall, take either or both of the following actions, at the same or different times: terminate forthwith the Commitments and/or declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Notes to the contrary notwithstanding. If an Event of Default specified in paragraphs (f) or (g) above shall have occurred, the Commitments shall automatically terminate and the Loans and the Notes shall automatically become due and payable, both as to interest and principal, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent and the Lenders pursuant to Applicable Law or otherwise.


8.  GRANT OF SECURITY INTEREST; REMEDIES

                  SECTION 8.1. Security Interests. As security for the due and punctual payment and performance of the Obligations (including post-petition interest to the extent permitted by Applicable Law), the Borrower hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Administrative Agent (for the benefit of the Lenders) and grants to the Administrative Agent (for the benefit of the Lenders) a security interest in the Collateral.

                  SECTION 8.2. Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject always to the various provisions of this Credit Agreement and the other Fundamental Documents, the Borrower may use the Collateral in any lawful manner permitted hereunder.

                  SECTION 8.3. Direct Payment to Alaska Depositary Account or Disbursement Account. (a) The Borrower shall (i) cause each of the Payors to be notified of the assignment to the Administrative Agent (on behalf of the Lenders) of the proceeds of each Capacity Agreement and cause each such Payor to accept and acknowledge such assignment and agree to pay directly to the Alaska Depositary Account (or if such Payor is an Affiliate of the Borrower, to the Disbursement Account) all amounts payable to the Borrower under the applicable Capacity Agreement.

                  (b) The Borrower will execute documentation (including, without limitation, assignment agreements, instruction letters and other documentation) as may now or hereafter be required by the Administrative Agent in order to provide for the deposit into the Alaska Depositary Account or the Disbursement Account (as applicable) of the monies referred to in Section 8.3(a) and to otherwise effectuate the provisions of this Section 8.3. In particular, the Borrower shall deliver to the Administrative Agent within 90 days after the Closing Date a fully executed original of the Instruction Letter.

                  (c) In the event the Borrower receives payment from any Payor, which payment should have been remitted directly to the Alaska Depositary Account or the Disbursement Account, the Borrower shall promptly remit such payment or proceeds to the Disbursement Account to be applied in accordance with the terms of this Credit Agreement.

                  (d) The Borrower will provide in all Capacity Agreements for payment directly to the Alaska Depositary Account (or if such Payor is an Affiliate of the Borrower, to the Disbursement Account) as contemplated by this
Section 8.3.

                  (e) Subject to Section 8.7 hereof, all amounts received in the Disbursement Account shall be held therein, pending application in accordance with the Depositary Agreement.

                  SECTION 8.4. Borrower to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, the Borrower will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Lenders, and forthwith, without any notice, demand or other action on the part of the Lenders whatsoever (all notices, demands, or other actions on the part of the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section
8.7 hereof.

                  SECTION 8.5. Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, in its name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of the Borrower. The Administrative Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If Borrower fails to make any payment or to take any action required hereunder or under any Fundamental Document, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Lenders' Liens and security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the Liens and security interests of the Lenders in the Collateral and any Liens not expressly permitted by this Credit Agreement.

                  SECTION 8.6. Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may enter upon the premises of the Borrower or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Administrative Agent may take such measures as it may deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession, may sell or cause to be sold, whenever the Administrative Agent shall decide, in one or more sales or parcels, at such prices as the Administrative Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at a public or private sale, without any demand of performance or notice of intention to sell or of the time or place of sale (except 10 days' written notice to the Borrower of the time and place of any such sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and any Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of the Borrower, any such demand, notice, claim, right or equity being hereby expressly waived and released to the fullest extent permitted by Applicable Law. At any sale or sales made pursuant to this Article 8, the Administrative Agent may bid for or purchase, free (to the fullest extent permitted by Applicable
Law) from any claim or right of whatever kind, including any equity of redemption, of the Borrower, any such claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Administrative Agent and the Lenders (subject to the provisions of Article 10 hereof) by the Borrower hereunder as a credit against the purchase price. The Administrative Agent shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Administrative Agent nor any Lender shall be chargeable with any of the obligations or liabilities of the Borrower. The Borrower hereby agrees (i) that it will indemnify and hold the Administrative Agent and the

Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Administrative Agent pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any Person (other than the Administrative Agent or Lenders) prior to such taking of actual possession or control by the Administrative Agent, or arising out of any act on the part of any of the Borrower, its Affiliates, or their agents before or after the commencement of such actual possession or control by the Administrative Agent; and (ii) neither the Administrative Agent nor any Lender shall have any liability or obligation to the Borrower arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. In any action hereunder, the Administrative Agent shall be entitled to the appointment of a receiver, without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Administrative Agent shall be entitled to apply, without prior notice to the Borrower except as may be required by Applicable Law, any cash or cash items constituting Collateral in the possession of the Administrative Agent to payment of the Obligations.

                  SECTION 8.7. Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, the balances in the Disbursement Account or in any other account of the Borrower with any Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied in accordance with the provisions of Section 10.2 hereof; provided, however, that, the Administrative Agent may, with the consent of the Required Lenders in their discretion, apply funds comprising the Collateral to pay the cost (i) of Completing the Project and (ii) fulfilling any obligation under any Fundamental Document. Any amounts remaining after such payment in full shall be remitted to the Borrower or as a court of competent jurisdiction may otherwise direct.

                  SECTION 8.8. Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, (a) the Borrower does hereby irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Administrative Agent or the Borrower to receive, open and dispose of all mail addressed to the Borrower, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent, with full power and right to cause the mail of the Borrower to be transferred to the Administrative Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the other Fundamental Documents and the grant of the Liens and security interests hereunder and under the other Fundamental Documents, and the Borrower hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue thereof; (b) the Borrower does hereby further irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees their true and lawful attorney-in-fact in the name of the Administrative Agent or the Borrower (i) to enforce all of the Borrower's rights under and pursuant to all agreements with respect to the Collateral (including, without limitation, the Project Agreements), all for the sole benefit of the Administrative Agent for the benefit of the Lenders, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by the Borrower, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the Liens and security interests granted to the Administrative Agent for the benefit of the Lenders hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the Liens and security interests hereunder and under the other Fundamental Documents and the Borrower hereby ratifies and confirms in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

                  SECTION 8.9. Financing Statements, Direct Payment, Confirmation of Receivables. The Borrower hereby authorizes the Administrative Agent to file UCC-1 Financing Statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments (including, without limitation, the Deeds of Trust and any amendments thereto) and to give any notices necessary or desirable to perfect the Lien and security interests of the Administrative Agent for the benefit of the Lenders on the Collateral, in all cases without the signature of the Borrower or to execute such items as attorney-in-fact for the Borrower. The Borrower further authorizes the Administrative Agent upon the occurrence of an Event of Default, and during the continuation of such Event of Default, to notify any account debtor that all sums payable to the Borrower relating to the Collateral shall be paid directly to the Administrative Agent, and to confirm directly with account debtors the amounts payable by them to the Borrower with regard to the Collateral and the terms of all accounts receivable.

                  SECTION  8.10.  Termination.  The security  interests  granted under this Article 8 shall terminate when all of the Obligations shall have been fully and indefeasibly paid and performed and the Commitments shall have terminated; at such time all rights to the Collateral pledged or assigned by the Borrower shall revert to the Borrower. Upon any such termination, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents (in form and substance satisfactory to the Administrative Agent) as the Borrower shall reasonably request to evidence such termination.

                  SECTION 8.11. Remedies Not Exclusive. The rights and remedies conferred upon or reserved to the Administrative Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other right or remedy available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall have all rights and remedies of a secured party under Article 9 of the UCC and any other Applicable Law.

                  SECTION 8.12. Quiet Enjoyment. The Lenders acknowledge that their security interest hereunder is subject to the rights of Quiet Enjoyment of various licensees, lessees or purchasers (which are not Affiliates of the Borrower or any of the Transaction Parties) under Capacity Agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "Quiet Enjoyment" shall mean in connection with the rights of licensees, lessees or purchasers (which are not Affiliates of the Borrower or any of the Transaction Parties) under Capacity Agreements, the Lenders' agreement that their rights under this Credit Agreement and the other Fundamental Documents and in the Collateral are subject to the rights of such licensees, lessees or purchasers to use the capacity on the Cable licensed, leased or sold to them and that even if the Lenders shall become the owner of the Collateral in case of an Event of Default, the Lenders' ownership rights shall be subject to the rights of said licensees, lessees or purchasers under such Capacity Agreements, provided, however, that such licensee, lessees or purchasers shall not be in material default under the relevant Capacity Agreement and, provided, further, that the Lenders shall not be responsible for any liability or obligation of the Borrower or any other Person under any Capacity Agreement. The Administrative Agent agrees that upon the reasonable request of the Borrower, it will provide written confirmation to licensees, lessees and purchasers of the Quiet Enjoyment rights contemplated by this
Section 8.12.

                  SECTION 8.13. Release of Collateral. Unless a Default or Event of Default shall have occurred and be continuing, upon request by the Borrower to the Administrative Agent in writing, the Administrative Agent shall release its security interest in any Collateral sold by the Borrower in compliance with the terms of this Credit Agreement and the other Fundamental Documents.

                  SECTION 8.14. Continuation and Reinstatement. The Borrower further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or the Lenders upon the bankruptcy or reorganization of the Borrower or otherwise.

                  SECTION 8.15. Regulatory Approvals. During the continuance of an Event of Default, the Borrower will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Administrative Agent may reasonably request or as may be required by applicable law in connection with the obtaining of any consent, approval, registration, qualification or authorization of the FCC or of any other Governmental Authority or Person necessary or appropriate for the effective exercise of any rights under this Credit Agreement or any other Fundamental Document. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Borrower shall take any action which the Administrative Agent may reasonably request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each FCC License, Permit or other similar right or license. To enforce the provisions of this Section, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC or other Governmental Authority or Person (as applicable) an involuntary transfer of control of each such FCC License, Permit or similar right or license for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Borrower hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Borrower shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, the Borrower shall further use its best efforts to assist in obtaining approval of the FCC or other Governmental Authority or Person, if required, for any action or transactions contemplated by this Credit Agreement or any other Fundamental Document including, without limitation, the preparation, execution and filing with the FCC or other Governmental Authority or Person of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License, Permit or similar right or license or the transfer of control necessary or appropriate under the rules and regulations of the FCC or other Governmental Authority or otherwise for the approval of the transfer or assignment of any portion of the Collateral, together with any FCC License, Permit or similar right or license. The Borrower acknowledges that the assignment or transfer of each FCC License, Permit or similar right or license is integral to the Administrative Agent's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Borrower to comply with the provisions of this Section and that such failure would cause irreparable injury not adequately compensable in damages, and therefore agrees that each and every covenant contained in this Section may be specifically enforced, and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.


9.  CASH COLLATERAL ACCOUNT

                  SECTION 9.1. Cash Collateral Account. On or prior to the date on which the System is Completed, there shall be established with the Administrative Agent a collateral account in the name of the Administrative Agent (the "Cash Collateral Account"), into which the Borrower shall from time to time deposit (or arrange for the deposit of) amounts pursuant to the express provisions of this Credit Agreement requiring or permitting such deposits. Except to the extent otherwise provided in this Article 9, the Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent.

                  SECTION 9.2. Investment of Funds. (a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that such instructions may be given verbally to be confirmed promptly in writing by facsimile or otherwise) or, if the Borrower shall fail to give such instructions, in the sole discretion of the Administrative Agent, provided that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents described in clause
(i) of the  definition  of Cash  Equivalents,  or  described in clauses (ii) and
(iii) of the definition of Cash Equivalents to the extent issued by Credit Lyonnais New

York Branch or Credit Lyonnais Nassau Branch. The Administrative Agent shall have no obligation to invest or reinvest any of the funds from time to time deposited in the Cash Collateral Account if the Borrower shall not have provided the instructions contemplated by this Section 9.2(a).

                  (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account shall be retained by the Administrative Agent as a part of the Cash Collateral Account and any net loss on any investment shall be charged against the Cash Collateral Account.

                  (c) Neither the Administrative Agent nor the Lenders shall be a trustee for the Borrower, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein and except that the Administrative Agent (for the benefit of the Lenders) shall have the obligations of a secured party under the UCC. The Administrative Agent and the Lenders shall not have any obligation or responsibilities and shall not be liable in any way for any investment decision made pursuant to this Section 9.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

                  SECTION 9.3. Grant of Security Interest. For value received and to induce the Lenders to make the Loans from time to time to the Borrower as provided for in this Credit Agreement, as security for the due and punctual payment and performance of all of the Obligations, the Borrower hereby assigns to the Administrative Agent (for the benefit of the Lenders), and grants to the Administrative Agent (for the benefit of the Lenders), a first and prior Lien upon all the Borrower's rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account and all products and proceeds of, or income from, any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Account shall immediately and without any need for any further action on the part of the Borrower, any Lender or the Administrative Agent, become subject to the Lien set forth in this Section 9.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement and the other Fundamental Documents.

                  SECTION 9.4. Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 8.7 hereof.

10.  THE ADMINISTRATIVE AGENT

                  SECTION 10.1. Administration by Administrative Agent. (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement shall be by the Administrative Agent or its designees. Except as otherwise expressly provided herein, each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as Administrative Agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement or any other Fundamental Document as are expressly delegated to the Administrative Agent by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

                  (b) The Lenders hereby authorize the Administrative Agent (in its sole discretion):

                           (i) in connection with the sale or other  disposition
                  of any asset included in the Collateral, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Lenders ) on such asset;

                           (ii) to determine  that the cost to the Borrower or a
                  Transaction Party is disproportionate to the benefit to be realized by the Administrative Agent and the Lenders by perfecting a Lien in a given asset or group of assets included in the collateral under any Fundamental Document and that the Borrower or Transaction Party should not be required to perfect such Lien in favor of the Administrative Agent (for the benefit of the Lenders);

                           (iii) to appoint subagents to be the holder of record
                  of a Lien to be granted to the Administrative Agent (for the benefit of the Lenders) or to hold on behalf of the Administrative Agent such collateral or instruments relating thereto;

                           (iv) to grant in writing the right of Quiet Enjoyment
                  to licensees,  lessees or purchasers  pursuant to the terms of
                  Section 8.12 hereof; and

                           (v) to enter into and perform its  obligations  under
                  the   Intercreditor   Agreements  and  the  other  Fundamental
                  Documents.

                  SECTION 10.2. Payments. Any amounts received by the Administrative Agent in connection with this Credit Agreement, the Notes or the other Fundamental Documents, the application of which is not otherwise provided for, shall be applied, first, to pay any unpaid costs and expenses incurred by the Administrative Agent which costs and expenses are to be paid by the Borrower pursuant to Section 11.4 hereof (including, without limitation, the costs and expenses of the Administrative Agent in enforcing this Credit Agreement or any other Fundamental Document, in realizing on or protecting any Collateral and in enforcing or collecting any Obligation or any obligation of a third party in connection therewith), second, to pay accrued but unpaid
Commitment Fees in accordance with each Lender's Percentage, third, to pay accrued but unpaid interest on the Notes in accordance with the amount of outstanding Loans owed to each Lender, fourth, to pay amounts outstanding under Interest Rate Protection Agreements with any Lender, fifth, to pay the principal balance outstanding on the Notes in accordance with the amount of outstanding Loans owed to each Lender, sixth, to pay other amounts payable to the Administrative Agent, and seventh, to pay other amounts payable to any of the Lenders. All amounts to be paid to any of the Lenders by the Administrative
Agent shall be credited to the Lenders after collection by the Administrative Agent, in immediately available funds, either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.

                  SECTION 10.3. Sharing of Setoffs and Cash Collateral. Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or any other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender or Lenders holding (or deemed to be holding) a participation in a Note may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon, in the amount of such participation.

                  SECTION 10.4. Notice to the Lenders. Upon receipt by the Administrative Agent from the Borrower of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent of any Event of Default, the Administrative Agent will in turn promptly inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

                  SECTION 10.5. Liability of Administrative Agent. (a) The Administrative Agent, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Administrative Agent nor its officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent and its directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any Lien or security interest contemplated by, this Credit Agreement, any Fundamental Document or any related agreement, document or order, or for freedom of any of the collateral under any Fundamental Document from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Transaction Party of the terms, conditions, covenants, or agreements of this Credit Agreement, any Fundamental Document or any related agreement or document.

                  (b) The Administrative Agent, as agent for the Lenders hereunder, any Lender or any of their respective directors, officers, employees, or agents shall have no responsibility to the Borrower or any Transaction Party on account of the failure or delay in performance or breach by any other Lender of any of such Lender's obligations under this Credit Agreement, the Notes, any Fundamental Document or any related agreement or document or in connection herewith or therewith.

                  (c) The Administrative Agent, as agent for the Lenders hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

                  SECTION 10.6 Reimbursement and Indemnification. Each of the Lenders agrees (i) to reimburse the Administrative Agent in accordance with such Lender's Percentage, for any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or agents, on demand, in accordance with each Lender's Percentage, from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of the Fundamental Documents or any related agreement or document or any action taken or omitted by it or any of them under the Fundamental Documents or any related agreement or document to the extent not reimbursed by the Borrower or any other Transaction Party (except such as shall result from the gross negligence or willful misconduct of the Person to be indemnified or held harmless). To the extent indemnification payments made by the Lenders pursuant to this Section
10.6 are subsequently recovered by the Administrative Agent from the Borrower or a Transaction Party, the Administrative Agent will promptly refund such previously paid indemnity payments to the Lenders.

                  SECTION 10.7. Rights of Administrative Agent. It is understood and agreed that the Administrative Agent shall have the same rights and powers hereunder (including, without limitation, the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Transaction Party (or any affiliate of either thereof), as though it were not the Administrative Agent of the Lenders under this Credit Agreement.

                  SECTION 10.8. Independent Investigation by Lenders. Each of the Lenders (i) acknowledges that it has decided to enter into this Credit
Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Transaction Parties and has not relied on any representation, warranty, statement or information made or provided by the Administrative Agent and (ii) agrees that the Administrative Agent shall bear no responsibility for any Lender's decision to enter into this Credit Agreement and to make the Loans hereunder.

                  SECTION 10.9. Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 11.10 hereof.

                  SECTION 10.10. Notice of Transfer. The Administrative Agent may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Administrative Agent and become effective in accordance with Section 11.3 hereof.

                  SECTION 10.11. Successor Administrative Agent . The Administrative Agent may resign at any time by giving ten (10) days prior written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent shall promptly appoint a successor agent from among the Lenders, provided that such successor is reasonably acceptable (as evidenced in writing) to the Required Lenders. If no successor agent shall have been so appointed by the retiring agent and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, the Borrower may appoint a successor agent (which successor may be replaced by the Required Lenders; provided that such replacement is reasonably acceptable to the Borrower), which shall be either a Lender, or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.


11.  MISCELLANEOUS

                  SECTION 11.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) addressed, if to the Administrative Agent or Credit Lyonnais New York Branch, to it at 1301 Avenue of the Americas, New York, New York 10019,
Attn: Project Finance Group, facsimile no.: (212) 261-3421 or if to the Borrower, to it at c/o GCI Fiber Co., Inc., 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, Attn: Chief Financial Officer, facsimile no.: (907) 265-5676 or if to a Lender, to it at its address set forth on the signature page, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Administrative Agent or a Lender giving notice pursuant to this Section 11.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications (other than a notice of a Default or Event of Default) given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 11.1 or in accordance with the latest unrevoked written direction from such party. Any notice of Default or Event of Default given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged by telephonic confirmation with the recipient, if by telecopier, in each case addressed to such party as provided in this Section
11.1 or in accordance with the latest unrevoked written direction from such party.

                  SECTION 11.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or any of the Transaction Parties herein, in any Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the making of the Loans herein contemplated and the execution and delivery to the Administrative Agent of the Notes regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower hereunder or by a Transaction Party under a Fundamental Document (as applicable).

                  SECTION 11.3. Successors and Assigns; Syndications; Loan Sales; Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders, and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

                  (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent) assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments and the same portion of all Loans at the time owing to it and the Notes held by it); provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interests, rights and obligations under this Credit Agreement, (ii) without the prior written consent of the Borrower and the Required Lenders, upon the effectiveness of such assignment and any other assignment of a Lender's interests, rights and obligations pursuant to this Section 11.3 with the same effective date as the applicable assignment, no Lender (A) shall at any time prior to the Completion Date, have a Construction Commitment which is less than the lesser of $15,000,000 and one-fifth (1/5) of the aggregate Construction Commitments of all the Lenders then in effect or (B) shall at any time on or after the Completion Date, hold outstanding Loans in a principal amount which is less than the lesser of $15,000,000 or one-fifth (1/5) of the aggregate amount of all Loans outstanding on such effective date and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the original Note subject to such assignment and a processing and recordation fee of $2,500 to be paid to the Administrative Agent by the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and thereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's interests, rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto), except that notwithstanding such assignment, any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender, shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrower due to any such breach.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the other Fundamental Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Transaction Parties or the performance or observance by the Borrower or any of the Transaction Parties of any of their obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.5 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement or the other Fundamental Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as the agent on its behalf and to exercise such powers under this Credit Agreement or the other Fundamental Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and it will perform in accordance with its terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 11.1 a copy of each Assignment and Acceptance and a written or electronic record of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the original Note subject to such assignment and the processing and recordation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit I hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note, a new Note to the order of such assignee in an amount equal to the Commitments and/or Loans (as applicable) assumed by it pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Commitments and/or Loans (as applicable) hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitments and/or Loans (as applicable) retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the principal amount of the surrendered Note or the amount of outstanding Loans then due to the assigning Lender (as applicable), shall be dated the date of the surrendered Note and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto (as applicable). In addition the Borrower will promptly, at its own expense, execute such amendments to the Fundamental Documents to which each is a party and such additional documents, and take such other actions as the Administrative Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

                  (f) Each of the Lenders may, without the consent of the Borrower, sell participations to one or more banks or other entities in all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments and the Loans owing to it and the Note held by it); provided, however, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement, except with respect to proposed changes to interest rates, amount of Commitments, final maturity of Loans, releases of all or substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.11, 2.12 and 2.15(e) hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive and (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's interests, rights and obligations under this Credit Agreement.

                  (g) Any Lender  may,  in  connection  with any  assignment  or participation or proposed assignment or participation pursuant to this Section 11.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Transaction Parties furnished to the Administrative Agent or such Lender by or on behalf of the Borrower or any of the Transaction Parties; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter substantially in the form of Exhibit T hereto, to preserve the confidentiality of any confidential information relating to the Borrower or any of the Transaction Parties received from such Lender.

                  (h) Any  assignment  pursuant to paragraph  (a) or (b) of this
Section 11.3 shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment.

                  (i) The Borrower consents that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any of the Notes evidencing the Loans (or any part thereof) to any Federal Reserve Bank.

                  SECTION 11.4. Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with, or growing out of, the performance of due diligence, the syndication of the credit facility contemplated hereby, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the Notes, the making of the Loans, the Collateral or the Fundamental Documents, including but not limited to, the reasonable out-of-pocket costs and internally allocated charges of audit or field examinations, the reasonable fees and disbursements of any counsel that the Administrative Agent shall retain, and the reasonable fees and expenses of technical or other consultants engaged by the Administrative Agent. Such payments shall be made on the date of execution of this Credit Agreement and thereafter on demand. In addition, the Borrower agrees to pay all reasonable out-of-pocket expenses and reasonable allocated costs of in-house counsel incurred by the Administrative

Agent or the Lenders in the enforcement or protection of the rights and remedies of the Lenders in connection with this Credit Agreement, the Notes or the other Fundamental Documents, and with respect to any action which may be instituted by any Person other than the Borrower or any Lender against the Administrative Agent or any Lender, or as a result of any transaction, action or non-action arising from any of the foregoing, including but not limited to the reasonable fees and disbursements of any counsel for the Administrative Agent or the Lenders. Such payments shall be made on demand after the date of execution of this Credit Agreement. The Borrower agrees that it shall indemnify the Administrative Agent and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or the Notes. The obligations of the Borrower under this Section 11.4 shall survive the termination of this Credit Agreement and/or the payment of the Loans.

                  SECTION 11.5. Indemnification of the Administrative Agent and the Lenders. The Borrower agrees (a) to indemnify and hold harmless the Administrative Agent and the Lenders and their respective directors, officers, employees and agents (each an "Indemnified Party") (to the full extent permitted by Applicable Law) from and against any and all claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender or the Administrative Agent is a party thereto) related to the entering into and/or performance of any Fundamental Document or the use of the proceeds of any Loans hereunder or the consummation of any other transaction contemplated in any Fundamental Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified party to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable expenses. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the employment of such separate counsel has been specifically authorized by the Borrower or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Borrower and such Indemnified Party shall have been advised by counsel to the Administrative Agent that there may be one or more legal defenses available to such Indemnified Party which are different from or in additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnified Party). At any time after the Borrower has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Borrower, such Indemnified Party may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Administrative Agent or by any other Person either against the Administrative Agent or the Lenders or in connection with which any officer or employee of the Administrative Agent or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of any counsel to the Administrative Agent and any out-of-pocket costs incurred by the Administrative Agent or the Lenders in appearing as a witness or in otherwise complying with legal process served upon them.

                  If the Borrower or any Transaction Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Fundamental Document, or any representation or warranty of the Borrower or any Transaction Party shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and if the Administrative Agent does the same or causes it to be done, there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at 4% in excess of the Alternate Base Rate from time to time in effect from the date advanced to the date of repayment.

                  All indemnities contained in this Section 11.5 shall survive the expiration or earlier termination of this Credit Agreement and payment of the Loans and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitments hereunder.

                  SECTION 11.6. CHOICE OF LAW. THIS CREDIT AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

                  SECTION 11.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BORROWER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE LENDERS

THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  SECTION 11.8. No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder, under the Notes or under any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy and no course of dealing shall operate as a waiver of any right, power, privilege or remedy of the Administrative Agent. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 11.9. Extension of Payment Date. Should any payment or prepayment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

                  SECTION 11.10. Amendments, etc. No modification, amendment or waiver of any provision of this Credit Agreement, and no consent to any departure by the Borrower from the provisions hereof, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, waiver, consent or amendment shall, without the written consent of all of the Lenders, (i) change the Commitment of any Lender, (ii) amend or modify any provision of this Credit Agreement which provides for the unanimous consent or approval of the Lenders, (iii) release any Collateral or any collateral under any other Fundamental Document (except as contemplated herein) or release any Transaction Party from any monetary obligation under any Fundamental Document, (iv) alter the fixed scheduled maturity or principal amount of any Loan, or the rate of interest payable thereon, or the rate at which the Commitment Fees accrue or the fixed scheduled maturity or amount of any other payment required to be made under this Credit Agreement, (v) amend the definition of "Required Lenders," or (vi) amend this Section 11.10. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of Note shall bind any Person subsequently acquiring such Note whether or not such Note is so marked.

                  SECTION 11.11. Severability. Any provision of this Credit Agreement or of the Notes which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.12. SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF BROUGHT BY THE ADMINISTRATIVE AGENT OR A LENDER OR ANY OF THEIR SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE ADMINISTRATIVE AGENT OR A LENDER. THE BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 11.1 HEREOF. THE BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST THE BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT,

A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE BORROWER THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE BORROWER OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE BORROWER OR SUCH ASSETS MAY BE FOUND.

                  SECTION 11.13. Headings. Section headings used herein and the table of contents are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

                  SECTION 11.14. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together, shall constitute one and the same instrument.

                  SECTION 11.15. Confidentiality. Each of the Lenders understands that certain information furnished to it pursuant to this Credit Agreement will be received by it prior to the time that such information shall have been made public, and each of the Lenders hereby agrees that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Credit Agreement confidential prior to its becoming public except that Lenders shall be permitted to disclose such information (i) to officers, directors, employees, representatives, agents, auditors, accountants, consultants, advisors, lawyers and affiliates of such Lender, in the ordinary course of business who have been made aware of the confidential nature of the information; (ii) to prospective assignees or participants and their respective officers, directors, employees, agents and representatives in accordance with Section 11.3(g) herein; (iii) as required by Applicable Law, or pursuant to subpoenas or other legal process, or as requested by governmental agencies and examiners; (iv) in proceedings to enforce the Lenders' rights and remedies hereunder or under any other Fundamental Document or in any proceeding against the Lenders in connection with this Credit Agreement or under any other Fundamental Document or the transactions contemplated hereunder or thereunder;
(v) to the extent such information (A) becomes publicly available other than as a result of a breach of this Agreement or (B) becomes available to a Lender or a participant on a non-confidential basis, not in breach of any agreement or other obligation to Borrower, from a source other than Borrower; or (vi) to the extent Borrower shall have consented to such disclosure in writing.

                  SECTION 11.16. Entire Agreement. This Credit Agreement including the Exhibits and Schedules hereto represents the entire agreement of the parties with regard to the subject matter hereof, and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letter) prior to the execution of this Credit

Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.


                                  BORROWER:

                                  ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                                       By GCI Fiber Co., Inc., a General Partner


                                       By /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer


                                       By  Fiber  Hold  Co.,   Inc.,  a  General
                                       Partner


                                       By /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer


                                  LENDERS:

                                  CREDIT  LYONNAIS NEW YORK BRANCH
                                   individually and as Administrative Agent


                                       By /s/
                                       Name: Michael F.G. Pepe
                                       Title:  Vice President
                                       Address:  1301 Avenue of the Americas
                                                 New York, NY  10019
                                       Attention: Project Finance Group
                                       Facsimile: (212) 261-3421

                                  NATIONSBANK OF TEXAS,  N.A.,
                                    individually and as Syndication Agent


                                        By /s/
                                        Name:        Whitney L. Busse
                                        Title:       Vice President
                                        Address:     901 Main Street, 64th Floor
                                                     Dallas, TX  75202
                                        Facsimile:   (214) 508-9390

                                                      with a copy to:
                                             Elaine Harrison
                                             Donohoe, Jameson & Carroll, P.C.
                                             3400 Renaissance Tower
                                             1201 Elm Street
                                             Dallas, TX  75270
                                             Facsimile:  (214) 744-0231


                                  TD SECURITIES (USA), INC.,
                                    as Documentation Agent


                                        By /s/
                                        Name: David G. Parker
                                        Title: Vice President
                                        Address: 909 Fannin Suite 1700
                                                 Houston, TX  77010
                                        Facsimile: (713) 951-9921


                                        TORONTO DOMINION (TEXAS), INC.


                                        By /s/
                                        Name: Neva Nesbitt
                                        Title: Vice President
                                        Address: 909 Fannin
                                                 Houston, TX 77010
                                        Facsimile: (713) 951-9921

                                                                      Schedule 1

                            Schedule of Commitments

        Lender              Construction Commitment      Term Loan Commitment
        ------              -----------------------      --------------------
Credit Lyonnais New
 York Branch                      $25,000,000                  $25,000,000
NationsBank of Texas, N.A.         25,000,000                   25,000,000
Toronto-Dominion (Texas),
 Inc.                              25,000,000                   25,000,000
                                  -----------                  -----------
           Total                  $75,000,000                  $75,000,000
                                  ===========                  ===========

                                 SCHEDULE 3.12
                                   LITIGATION

     On November 7, 1997, the FCC granted GCI authority, under the Cable Landing License Act, 47 U.S.C. section 34-039, to land and operate a non-common carrier submarine fiber optic cable system between the Pacific Northwest United States and Alaska. See DA 97-2357, FCC File NO. SCL-97-003 (the "Order"). (1) These are no complaints or appeals filed before the FCC with respect to grant of the license except three applications for review of the International Bureau's Order by the full Federal Communications Commission filed on December 8, 1997: (1) Application for Review jointly filed by TelAlaska Long Distance, Inc. and ASTAC Long Distance, Inc., (2) Application for Review filed by Alaska Network Systems, Inc., and (3) Application for Review filed by ATU Long Distance, Inc.





-------------------
     (1) On December 10, 1997, the International Bureau of the FCC granted consent to the pro forma assignment of the license to Alaska United.

                                 SCHEDULE 3.20
                 ENVIRONMENTAL LIABILITIES ON THE CLOSING DATE

                                     None.

                                 SCHEDULE 3.23
                       PROJECT AGREEMENTS AND ASSIGNMENTS
                       PREVIOUSLY OWNED BY GCI AFFILIATES
                           (Other than the Borrower)

     Supply Contract between Submarine Systems International Ltd., k/n/a as Tyco Submarine Systems Ltd. ("Tyco"), and GCI Communication Corp ("GCICC"), dated effective as of July 11, 1997, as assigned to the Alaska United Fiber System Partnership ("Alaska United"), effective as of October 3, 1997, as "Purchaser" thereunder.

     Survey of the undersea route of the Alaska United Fiber System, conducted for GCICC.

     Purchase Order dated July 30, 1997, with David Evans & Associated, Inc. and General Communication, Inc.

     Construction Agreement with Schenck Communications, Inc. and GCI Cable, Inc., dated May 16, 1997.

     Fiber Exchange Agreement dated as of November 21, 1997 between Kanas Telecom, Inc. and GCICC, as assigned to Alaska United on January 6 , 1998.

     Cable Landing License issued by the Federal Communications Commision, File No. SCL-97-003, issued to General Communication, Inc., as assigned to Alaska United on January 26, 1998.

                         Schedule 5.5 - Insurance Requirements

Construction - Offshore
      - Marine Cargo including transportation, laying/installation of submarine cable system
      -  Seabed  Cover  Included
      -  Limit  equal to 125% of maximum expected physical damage loss
      -  All risk forms including but not limited to:
         -    Earthquake and flood
         -    Testing and startup
      -  Replacement costs with no coinsurance penalties
      -  Transit and Off-Site
         -    in an amount equal to values at risk
      -  Insurance as primary and not contributory
      - Thirty (30) day notice of cancellation - 10 days for nonpayment of premiums
      -  Reasonable deductibles

Construction - Onshore
      -  Installation, Builders Risk
      -  Limit  equal to  insurable  values  at risk
      -  Replacement cost with no coinsurance penalties
       - Transit and Off-site
         -    in an amount equal to values at risk
      -  Insurance as primary and not contributory
      - Thirty (30) day notice of cancellation - 10 days for nonpayment of premiums
      -  Reasonable deductibles
         -    Property damage        $50,000
         -    Earthquake             5% of Values at Risk
         -    Flood                  5% of Values at Risk

Property (Operational)
      -  All risk forms
         -    Replacement cost
         -    Earthquake and flood
      -  Comprehensive boiler/machinery
         - full  replacement cost of objects subject to loss at any one location
         - joint loss agreement if written on separate policy from property
      -  Debris removal - 25% of policy limit or $5,000,000
      -  Inland transit and off-site
         -    in an amount equal to values at risk
      -  No coinsurance penalties
      -  Insurance as primary and not contributory
      - Thirty (30) day notice of cancellation - 10 days for nonpayment of premiums

      -  Reasonable deductibles:
         -    Property damage             $50,000
         -    Earthquake                  5% of Values at Risk
         -    Flood                       5% of Values at Risk

Commercial General Liability
      -  $1,000,000 per occurrence and $2,000,000 in the aggregate
      -  Occurrence forms
      -  Explosion, collapse and underground
      -  Broad form property damage
      -  Contractual liability
      -  Premises liability & products/completed operations
      -  Personal injury
      -  Independent contractors
      -  Sudden and accidental pollution (Construction Period)
      - Cross liability, if multiple named insureds and severability of interest
      -  Additional insured as required by contract

Automobile Liability
      -  Owned, hired and non-owned
      -  Statutory provisions

Workers Compensation
      -  Statutory benefits
         -    applicable laws
         -    maritime, USL&R
      -  Employers liability
         -    $500,000 limit

Aircraft Liability
      -  Owned Aircraft, subject to exposure
      -  Hired and non-owned craft
         -    rotary
         -    fixed wing
         - $5,000,000 limit plus $5,000,000 of additional coverage if available at commercially reasonable rates (annual premium on additional coverage not to exceed $10,000)
      -  Physical damage for owned aircraft

Umbrella/Excess
      -  Excess  of  third  party  liability  policies
         -  general liability
         -  auto liability
         -  employers liability
      -  Occurrence forms
      -  Coverage as broad as primary
      -  $20,000,000 limit per occurrence and in the aggregate


General Terms And Conditions
      -  Carriers approved  by  Administrative  Agent
      -  Waiver of subrogation  to  benefit  Administrative  Agent
      -  Copies of policies to Administrative Agent for review and approval
      -  The  Administrative   Agent  shall  be  additional  named insured as
         respects  property  during  construction and operation of the Project.
      -  The  Administrative  Agent shall be additional insured as respects
         liability  policies,   with  the  exception  of workers compensation.
      - The insurer shall waive all rights of subrogation against the Administrative Agent
      -  Insurance  supplied by the  Borrower  shall be primary as respects  any other insurance carried by or on behalf of the Administrative Agent.
      -  Insurance  carried  protecting  Project assets (property, boiler, etc.)
         shall  contain a  standard  Lenders  Loss Payable endorsement and name the Administrative Agent as first loss payee as respects assets owned by Alaska United Fiber System Partnership
      - Certified copies of insurance policies shall be made available to the Administrative Agent upon request.
      - Annually on the anniversary of financial closing, Borrower is to furnish to the Administrative Agent evidence of insurance for all coverage in place and certify 1) premiums are paid or current to date and 2) that insurance materially complies with credit agreement requirements.
      -  Invalidation Clause
         - The interests of the Administrative Agent shall not be invalidated by any action or inaction of the Owner, Contractor or Subcontractors or any other
             Person or by any breach or violation by the Owner, Contractor or Subcontractor or any other Person or any warranties, declarations or conditions in such policies

                                  SCHEDULE 6.2
                                 EXISTING LIENS

     Cash Collateral and Security Agreement dated effective as of December 1, 1997, among Alaska United, Tyco, the Administrative Agent and The First National Bank of Anchorage, as Account Bank. Thereunder, Alaska United granted (i) to Tyco a first lien on the Collateral (as therein defined) and (ii) to the Adminstrative Agent a second lien on the Collateral.

     Under the Fiber Exchange Agreement dated as of January 27, 1998, among Alaska United, GCI Cable, Inc ("GCI Cable"), and GCI Communication Corp., Alaska United granted to GCI Cable a security interest in the AU Facility (as defined therein).

                                CONSTRUCTION NOTE


$25,000,000                                              New York, New York
                                                         as of January 27, 1998


                  FOR VALUE RECEIVED, ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of CREDIT LYONNAIS NEW YORK BRANCH (the "Lender") at the office of Credit Lyonnais New York Branch at 1301 Avenue of the Americas, New York, New York 10019, in lawful money of the United States of America in immediately available funds, the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000), or the aggregate unpaid principal amount of all Construction Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Obligor pursuant to said Credit Agreement, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, at such rate or rates per annum and at such times as set forth in said Credit Agreement.

                  The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable hereon or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  This Note is one of the Construction Notes referred to in that certain Credit and Security Agreement dated as of January 27, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among the Obligor, the lenders referred to therein, Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent, and is entitled to the benefits of, and is secured by the security interests granted in, the Credit Agreement and the other security documents, guarantees and other agreements referred to and described therein, which Credit Agreement, among other things, contains provisions for optional and mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.

                  The Obligor is personally obligated and fully liable for the amount due under this Note. Credit Lyonnais New York Branch as Administrative Agent or the Lender has the right to sue on this Note and obtain a personal judgment against the Obligor for satisfaction of the amount due under this Note either before or after a judicial foreclosure of any mortgage or deed of trust which has been granted by the Obligor, under AS 09.45.170 - 09.45.220. (ss. 2 ch 44 SLA 1988).

                  THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.


                               ALASKA UNITED FIBER
                               SYSTEM PARTNERSHIP

                                By: GCI Fiber Co., Inc., its General Partner


                                By: /s/
                                Name: John M. Lowber
                                Title: Secretary/Treasurer

                                By:  Fiber Hold Co., Inc., its General Partner


                                By: /s/
                                Name: John M. Lowber
                                Title: Secretary/Treasurer

                               [LAST PAGE OF NOTE]

                                                           Unpaid      Name of
                                                          Principal     Person
                                 Payments                  Balance      Making
Date          Amount of Loan    Principal      Interest    of Note     Notation

                                CONSTRUCTION NOTE


$25,000,000                                              New York, New York
                                                         as of January 27, 1998


                  FOR VALUE RECEIVED, ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of NATIONSBANK OF TEXAS, N.A. (the "Lender") at the office of Credit Lyonnais New York Branch at 1301 Avenue of the Americas, New York, New York 10019, in lawful money of the United States of America in immediately available funds, the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000), or the aggregate unpaid principal amount of all Construction Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Obligor pursuant to said Credit Agreement, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, at such rate or rates per annum and at such times as set forth in said Credit Agreement.

                  The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable hereon or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  This Note is one of the Construction Notes referred to in that certain Credit and Security Agreement dated as of January 27, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among the Obligor, the lenders referred to therein, Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent, and is entitled to the benefits of, and is secured by the security interests granted in, the Credit Agreement and the other security documents, guarantees and other agreements referred to and described therein, which Credit Agreement, among other things, contains provisions for optional and mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.

                  The Obligor is personally obligated and fully liable for the amount due under this Note. Credit Lyonnais New York Branch as Administrative Agent or the Lender has the right to sue on this Note and obtain a personal judgment against the Obligor for satisfaction of the amount due under this Note either before or after a judicial foreclosure of any mortgage or deed of trust which has been granted by the Obligor, under AS 09.45.170 - 09.45.220. (ss. 2 ch 44 SLA 1988).

                  THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.


                               ALASKA UNITED FIBER
                               SYSTEM PARTNERSHIP

                                By: GCI Fiber Co., Inc., its General Partner


                                By: /s/
                                Name: John M. Lowber
                                Title: Secretary/Treasurer

                                By:  Fiber Hold Co., Inc., its General Partner


                                By: /s/
                                Name: John M. Lowber
                                Title: Secretary/Treasurer

                               [LAST PAGE OF NOTE]

                                                           Unpaid      Name of
                                                          Principal     Person
                                 Payments                  Balance      Making
Date          Amount of Loan    Principal      Interest    of Note     Notation

                                CONSTRUCTION NOTE


$25,000,000                                              New York, New York
                                                         as of January 27, 1998


                  FOR VALUE RECEIVED, ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of TORONTO-DOMINION (TEXAS), INC. (the "Lender") at the office of Credit Lyonnais New York Branch at 1301 Avenue of the Americas, New York, New York 10019, in lawful money of the United States of America in immediately available funds, the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000), or the aggregate unpaid principal amount of all Construction Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Obligor pursuant to said Credit Agreement, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, at such rate or rates per annum and at such times as set forth in said Credit Agreement.

                  The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable hereon or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  This Note is one of the Construction Notes referred to in that certain Credit and Security Agreement dated as of January 27, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among the Obligor, the lenders referred to therein, Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent, and is entitled to the benefits of, and is secured by the security interests granted in, the Credit Agreement and the other security documents, guarantees and other agreements referred to and described therein, which Credit Agreement, among other things, contains provisions for optional and mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.

                  The Obligor is personally obligated and fully liable for the amount due under this Note. Credit Lyonnais New York Branch as Administrative Agent or the Lender has the right to sue on this Note and obtain a personal judgment against the Obligor for satisfaction of the amount due under this Note either before or after a judicial foreclosure of any mortgage or deed of trust which has been granted by the Obligor, under AS 09.45.170 - 09.45.220. (ss. 2 ch 44 SLA 1988).

                  THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.


                               ALASKA UNITED FIBER
                               SYSTEM PARTNERSHIP

                                By: GCI Fiber Co., Inc., its General Partner


                                By: /s/
                                Name: John M. Lowber
                                Title: Secretary/Treasurer

                                By:  Fiber Hold Co., Inc., its General Partner


                                By: /s/
                                Name: John M. Lowber
                                Title: Secretary/Treasurer

                               [LAST PAGE OF NOTE]

                                                           Unpaid      Name of
                                                          Principal     Person
                                 Payments                  Balance      Making
Date          Amount of Loan    Principal      Interest    of Note     Notation

                                                                     EXHIBIT A-2

                                FORM OF TERM NOTE


$                                                            New York, New York
                                                      as of              , 199


                  FOR VALUE RECEIVED, ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [insert name of Lender] (the "Lender") at the office of Credit Lyonnais New York Branch at 1301 Avenue of the Americas, New York, New York 10019, in lawful money of the United States of America in immediately available funds, the
principal  amount of                DOLLARS  ($         ),  (i) in  twenty  (20)
quarterly installments due on the last Business Day of each March, June, September and December commencing on the first such date occurring after the Conversion Date (as defined in the Credit Agreement), and continuing through December, 2007*, in accordance with the following schedule:

                    Installment Due on the
                    Last Business Day of        Amount of Principal Installment
                    ----------------------      -------------------------------
                         March 2003*                   $
                         June 2003                     $
                         September 2003                $
                         December 2003                 $
                         March 2004                    $
                         June 2004                     $
                         September 2004                $
                         December 2004                 $
                         March 2005                    $
                         June 2005                     $
                         September 2005                $
                         December 2005                 $
                         March 2006                    $
                         June 2006                     $
                         September 2006                $
                         December 2006                 $
                         March 2007                    $



-------------------
*        Assumes the Commencement Date occurs in January, 1998.

                    Installment Due on the
                    Last Business Day of        Amount of Principal Installment
                    ----------------------      -------------------------------
                         June 2007                     $
                         September 2007                $
                         December 2007                 $

and (ii) in a final installment payable on the Final Maturity Date in an amount equal to the unpaid principal amount of the outstanding Term Loans.

                  In addition, the Obligor hereby promises to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, at such rate or rates per annum and at such times as set forth in said Credit Agreement. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement.

                  The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable hereon or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  This Note is one of the Term Notes referred to in that certain Credit and Security Agreement dated as of January 27, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among the Obligor, the lenders referred to therein, Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent, and is entitled to the benefits of, and is secured by the security interests granted in, the Credit Agreement and the other security documents, guarantees and other agreements referred to and described therein, which Credit Agreement, among other things, contains provisions for optional and mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.

                  The Obligor is personally obligated and fully liable for the amount due under this Note. Credit Lyonnais New York Branch as Administrative Agent or the Lender has the right to sue on this Note and obtain a personal judgment against the Obligor for satisfaction of the amount due under this Note either before or after a judicial foreclosure of any mortgage or deed of trust which has been granted by the Obligor, under AS
09.45.170 - 09.45.220. (ss. 2 ch 44 SLA 1988).

                  THIS NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.



                                               ALASKA    UNITED   FIBER   SYSTEM
                                               PARTNERSHIP

                                               By:  GCI  Fiber  Co.,  Inc.,  its
                                               General Partner


                                               By:
                                                  Name:
                                                  Title:


                                               By:  Fiber  Hold Co.,  Inc.,  its
                                               General Partner


                                               By:
                                                  Name:
                                                  Title:

                               [LAST PAGE OF NOTE]

                                               Unpaid               Name of
                                               Principal            Person
                        Payments               Balance              Making
Date           Principal        Interest       of Note              Notation

                          DEED OF TRUST AND ASSIGNMENT

THIS DEED OF TRUST AND ASSIGNMENT (herein referred to as "this Deed of Trust") is entered into effective as of the 27th day of January, 1998, by ALASKA UNITED FIBER SYSTEM PARTNERSHIP ("Grantor"), an Alaska general partnership the address of which is c/o GCI Fiber Co., Inc., Attention: Chief Financial Officer, 2550 Denali St., Suite 1000, Anchorage, Alaska 99503, to TRANSALASKA SUMMIT TITLE INSURANCE AGENCY OF ALASKA L.L.C. ("Trustee"), the address of which is 400 W. Tudor Road, Anchorage, Alaska 99503, and CREDIT LYONNAIS NEW YORK BRANCH, the address of which is Attention: Project Finance Group, 1301 Avenue of the Americas, New York, New York 10019, as Administrative Agent (under the Credit Agreement described below) for the Lenders (as defined below) ("Beneficiary").

                                   WITNESSETH:

                                    ARTICLE I
                                   Definitions

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings:

         Alaska United Fiber System: The entire fiber optic telecommunications cable network comprising approximately 2,331 statute route miles connecting Glen Alps, the Whittier LS, the Valdez LS, the PSMS, the Juneau LS, the Norma Beach LS, and the SDC, which network shall have an initial equipped capacity of OC-48 (approximately 2.5 gigabits per second data rate or 32,256 voice channels). The undersea portion of the network shall connect landing stations between four sites. The proposed landing station sites are the Whittier LS, the Valdez LS, the Juneau LS, and the Norma Beach LS. An undersea branching unit shall connect the three undersea fiber cable segments originating at the Whittier LS, the Juneau LS, and the Norma Beach LS; the Valdez LS shall be connected through a separate undersea extension originating at the Whittier LS. The terrestrial portion of the network shall consist of inland extensions from the Whittier LS to Glen Alps, from the Norma Beach LS to the SDC, and from the Valdez LS to the PSMS. The Alaska United Fiber System shall be installed on, in, or under the Lands and shall include (without limitation) the following: (i) the fiber optic cable, branching unit, optical amplifiers, and terminal station equipment supplied and included in the network, (ii) all cable ducts or conduits through which the cable runs, (iii) the associated splice boxes, splice vaults and other associated concrete structures constructed by or for Grantor and used to protect, or provide splicing space for, the cable, together with all manhole and handhole covers relating thereto, (iv) electrical power facilities, including electrical distribution panels, lighting, wiring and other related apparatus attached to or within the cable (excluding any meters owned by other Persons), (v) heating, ventilating, and air conditioning equipment, (vi) metal enclosures (sometimes referred to as the regeneration stations) containing certain of the Electronics together with the concrete slabs to which the enclosures are attached, (vii) all fixtures included in the network, and (viii) auxiliary generators, batteries, battery-charging equipment, telephone equipment, and other related equipment used by Grantor on the Lands (the items referred to in the foregoing clauses (i) through (viii) are referred to herein as "Equipment").

         Beneficiary: Credit Lyonnais New York Branch, as Administrative Agent (under the Credit Agreement described below) for the Lenders.

         Cable: The Alaska United Fiber System, the fiber pairs in the GCI Cable Facility to which Grantor has been granted exclusive use pursuant to the GCI Fiber Exchange Agreement, and the fiber pairs in the Kanas Facility to which Grantor has been granted exclusive use pursuant to the Kanas Fiber Exchange Agreement.

         Capacity Agreement: Any lease, capacity agreement, or other contract or agreement pursuant to which Grantor leases, licenses, or otherwise grants to any other Person the right to use the System or any portion thereof, or sells to any other Person capacity on the System or any portion thereof, or agrees to provide telecommunications services utilizing the System or any portion thereof, including, without limitation, any option, standby, or back-up arrangement with respect to any of the foregoing, any Satisfactory Capacity Agreement, the GCI Lease Contract, the GCI Fiber Exchange Agreement, and the Kanas Fiber Exchange Agreement.

         Code: The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is located.

         Constituent Party: Any signatory to this Deed of Trust that signs on Grantor's behalf that is a general partner in Grantor.

         Contracts: All rights, titles, and interests now owned or hereafter acquired by or for Grantor in, to, or under (i) any and all contracts providing for or effecting the purchase of all or any portion of the Mortgaged Property, whether such contracts are now or hereafter existing, including all amendments and supplements to and all renewals and extensions of such contracts at any time made; (ii) any and all other contracts, licenses, easements, rights-of-way, permits, approvals, authorizations, variances, non-objections, certificates, and other rights in, to, under, relating directly or indirectly to, or obtained, issued, or received in connection with the Project or the development, construction, installation, testing, occupancy, use, enjoyment, operation, maintenance, alteration, repair, or reconstruction of the System, whether executed, granted, or issued by a private person or entity or a Governmental Authority, and whether such contracts, licenses, easements, rights-of-way, permits, approvals, authorizations, variances, non-objections, certificates, and other rights are now or hereafter existing; (iii) any and all other contracts which in any way relate to the ownership, development, construction, installation, testing, occupancy, use, enjoyment, operation, maintenance, alteration, repair, or reconstruction by Grantor of the System; (iv) to the extent not included in the foregoing, the Fiber



DEED OF TRUST - Page 2

         Exchange Agreements; and (v) to the extent not included in the foregoing, any and all Capacity Agreements and any and all other agreements or contracts authorizing or providing for the exclusive or non-exclusive use, leasing, licensing, operation, possession, or other enjoyment all or any portion of the System by others.

         Credit Agreement: That certain Credit and Security Agreement of even date herewith by and among Grantor (as Borrower thereunder), Beneficiary (as Administrative Agent thereunder for the Lenders), NationsBank of Texas, N.A. (as Syndication Agent thereunder), and TD Securities (USA), Inc. (as Documentation Agent thereunder), as said agreement as may be amended from time to time hereafter.

         Default Rate: The rate of interest specified in each Note or the Credit Agreement to be paid by the maker of the Note from and after the occurrence of a default in payment under the provisions of the Note and Loan Documents but not in excess of the Maximum Lawful Rate.

         Disposition: Any sale, lease, exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein) or all or any part of the partnership interest held by any Constituent Party in Grantor.

         Electronics: The transceivers, regenerators, multiplexers, and other electronic equipment, together with all racks to which the same are affixed, now owned or hereafter acquired by or for Grantor and now or at any time hereafter located at the regenerator sites and points of presence on the Lands or at the network operations center or along the GCI Cable Facility or the Kanas Facility, including all equipment replacing any of the foregoing.

         Equipment: The term "Equipment" shall have the meaning given such term in the definition of "Alaska United Fiber System" set forth herein.

         Event of Default: Any happening or occurrence described in Article VI hereof.

         Environmental Law: Any and all federal, state, or local laws, statutes, ordinances, rules, regulations, permits, approvals, authorizations, variances, codes, standards, guidelines, decisions, decrees, rulings, orders, or other requirements of any Governmental Authority relating to or imposing liability or standards of conduct concerning any Hazardous Material, environmental protection, health, safety, industrial hygiene, or the environmental conditions on, under, or about the Mortgaged Property, including but not limited to the Clean Water Act (also known as the Federal Water Pollution Control Act), 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, 100 Stat. 1613,



DEED OF TRUST - Page 3
         the Emergency Planning and Community Right To Know Act, 42 U.S.C. ss. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 656 and 657, Title 46 of the Alaska Statutes ("AS"), and rules, regulations, codes, standards, or guidelines promulgated pursuant to such laws, as such laws, statutes, ordinances, rules, regulations, codes, standards, and guidelines are amended from time to time.

         FDC: GCICC's Fairbanks Distribution Center, located at 520 5th Avenue, Suite 407, Fairbanks, Alaska 99701.

         Fiber Exchange Agreements: The GCI Fiber Exchange Agreement and the Kanas Fiber Exchange Agreement.

         Fixtures: All materials, supplies, equipment (including but not necessarily limited to Equipment), systems, apparatus, and other items now owned or hereafter acquired by or for Grantor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Lands or the Improvements, together with all accessions, additions, alterations, betterments, replacements, substitutions, and appurtenances to or for any of the foregoing and the proceeds thereof.

         GCI Cable: GCI Cable, Inc., an Alaska corporation, and its wholly-owned subsidiaries.

         GCI Cable Facility: The fiber optic facilities owned, leased, and/or to be constructed by GCI Cable (i) in the Anchorage area, connecting the SADC, Glen Alps, and the AT&T POP (located at 210 East Bluff Road, Anchorage, Alaska 99501), and (ii) in the Fairbanks area, connecting the NPMS, FDC, and the AT&T POP (located at 200 Gaffney Road, Fairbanks, Alaska 99701).

         GCI Fiber Exchange Agreement: That certain Fiber Exchange Agreement among Grantor, GCI Cable, and GCICC, substantially in the form attached to the Credit Agreement as Exhibit U, as such agreement may be amended, supplemented, or otherwise modified, renewed, or replaced from time to time.

         GCI Lease Contract: The Lease Agreement between Grantor as lessor and GCICC as lessee, substantially in the form attached to the Credit Agreement as Exhibit O, as such agreement may be amended, supplemented, or otherwise modified, renewed, or replaced from time to time.

         GCICC:  GCI Communication Corp., an Alaska corporation.

         GCICC Facility: The locations owned or leased by GCICC in Anchorage at the SADC and Glen Alps, in Fairbanks at the FDC, and in Seattle at the SDC.

         Glen Alps: GCICC's leased location at Lot 5, Block 1, Tower Estates Subdivision, Anchorage, Alaska 99516.



DEED OF TRUST - Page 4

         Governmental Authority: Any federal, state, local, or other governmental entity, department, agency, authority, board, bureau, commission, office, officer, or instrumentality, or any court, in each case whether in the United States or a foreign jurisdiction and whether now or hereafter in existence.

         Grantor: The individual or entity described on the first page and in the initial paragraph of this Deed of Trust and any and all subsequent owners of the Mortgaged Property or any part thereof (without hereby implying Beneficiary's consent to any Disposition of the Mortgaged Property).

         Hazardous Material: Any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a explosive, flammable, hazardous, polluting, radioactive, toxic, or similarly harmful substance, product, waste, or other material under any Environmental Law, including but not limited to (i) any substance included within the definition of "hazardous waste" pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of "hazardous substance" pursuant to Section 101 of CERCLA; (iii) any substance included in the definition of "hazardous waste" pursuant to AS 46.03.900; (iv) any substance included in the definition of "hazardous substance" pursuant to AS 46.03.826; (v) asbestos; (vi) polychlorinated biphenyls; and (vii) petroleum products.

         Impositions: (i) All real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof; (ii) any charges, fees, license payments, or other sums payable for or under any Contract maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

         Improvements: Any and all buildings, structures, and other improvements, and any and all additions, alterations, betterments, replacements, substitutions, and appurtenances thereto, now owned or hereafter acquired by or for Grantor and now or at any time hereafter situated, placed, or constructed upon the Lands or any part thereof.

         Indebtedness: (i) The principal of, interest on, and all other sums evidenced by or as are or may become due and owing under or pursuant to the Notes or the Loan Documents; (ii) such additional sums, with interest thereon, as may hereafter be borrowed from Beneficiary (or its successors or assigns) by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Grantor and Beneficiary that such future indebtedness may be incurred); and (iii) any



DEED OF TRUST - Page 5
         and all other indebtedness, obligations, and liabilities of any kind or character of Grantor to Beneficiary, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations, and liabilities to Beneficiary of Grantor as a member of any partnership, joint venture, trust, or other type of business association, or other group, and whether incurred by Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, it being contemplated by Grantor and Beneficiary that Grantor may hereafter become indebted to Beneficiary in further sum or sums.

         Juneau LS: Grantor's cable landing station at or near 17103 Pt. Lena Loop Road, Juneau, Alaska.

         Kanas: Kanas Telecom, Inc., an Alaska corporation, or any successor or transferee thereof under the Kanas Fiber Exchange Agreement.

         Kanas Facility: The fiber optic telecommunications cable constructed and owned by Kanas between the PSMS and the NPMS.

         Kanas Fiber Exchange Agreement: That certain Fiber Exchange Agreement between Kanas and GCICC dated November 21, 1997 (certain rights and obligations under which have been assigned by GCICC to Grantor), as such agreement may be amended, supplemented, or otherwise modified, renewed, or replaced from time to time.

         Lands: Any and all rights, titles, interests, and privileges now owned or hereafter acquired by or for Grantor in, to, under, or respecting the real property (i) described in Exhibit A attached hereto and incorporated herein by this reference or (ii) otherwise along the route of the System, together with any and all rights appurtenant thereto (including but not limited to access rights).

         Legal Requirements: (i) Any and all present and future statutes, ordinances, regulations, rules, permits, approvals, authorizations, variances, guidelines, standards, decisions, rulings, notices, or orders of any Governmental Authority in any way applicable to Grantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, development, construction, installation, testing, occupancy, use, enjoyment, operation, maintenance, alteration, repair, or reconstruction of the Mortgaged Property, (ii) any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, development, construction, installation, testing, occupancy, use, enjoyment, operation, maintenance, alteration, repair, or reconstruction thereof, (iii) all presently or subsequently effective agreements or articles of incorporation, partnership, limited partnership, joint venture, limited liability company, trust, or other form of business association, and the bylaws of any such entity or association established thereby, adopted by or for Grantor or any Constituent



DEED OF TRUST - Page 6

         Party, (iv) any and all Contracts, and (v) any and all other contracts (written or oral) of any nature that relate in any way to the Mortgaged Property and to which Grantor may be or become bound. Lenders: Such persons as from time to time may be Lenders under the Credit Agreement. The initial Lenders are identified on Schedule 1 attached hereto and incorporated herein by this reference.

         Loan Documents: The Credit Agreement, the Notes, this Deed of Trust, and any and all other documents now or hereafter executed by Grantor or any other person or party in connection with the loans evidenced by the Notes or in connection with the payment of the Indebtedness or the performance and discharge of the Obligations.

         Material Adverse Effect: The term "Material Adverse Effect" shall have the meaning given such term in the Credit Agreement.

         Maximum Lawful Rate: The maximum interest rate permitted by applicable law.

         Mortgaged Property: Any and all rights, titles, interests, and privileges now owned or hereafter acquired by or for Grantor in, to, under, or respecting the Lands, the Improvements, the Fixtures, the Contracts, and the Personalty, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations, whether obtained for, from, or in connection with the Project or otherwise. As used in this Deed of Trust, the term "Mortgaged Property" shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

         Norma Beach LS: Grantor's cable landing station at or near 14725 Norma Beach Road, Edmonds, Washington 98026.

         Note: Each and every Note (as defined in the Credit Agreement) executed by Grantor pursuant to the Credit Agreement and secured by, among other things, this Deed of Trust, and any and all renewals, modifications, rearrangements, reinstatements, enlargements, extensions, substitutions, or replacements thereof or therefor, from time to time.

         NPMS: Kanas's North Pole Metering Station facility located at 3624 Frosty Avenue, North Pole, Alaska 99705.

         Obligations: Any and all of the covenants, conditions, representations, warranties, and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor to Beneficiary, Trustee, or others as set forth in the Loan Documents or in any Contract.



DEED OF TRUST - Page 7

         Person: Any natural person, corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, or government or any agency or political subdivision thereof.

         Personalty: Any and all rights, titles, interests, and privileges now owned or hereafter acquired by or for Grantor in or to any and all personal property of every kind and character (whether movable or immovable and including but not limited to goods, equipment (including but not necessarily limited to Equipment), machinery, inventory, documents of title, instruments, chattel paper, accounts, insurance proceeds, contract rights, Rents, trademarks, trade names, general intangibles, and deposit accounts), together with all accessions, additions, alterations, betterments, replacements, substitutions, and appurtenances to or for any of the foregoing and the proceeds thereof.

         POP:  A party's primary point of presence at a designated location.

         Permitted Encumbrances: The term "Permitted Encumbrances" shall have the meaning given such term in the Credit Agreement.

         Project:  The  acquisition,   ownership,   development,   construction,
         installation,    testing,   occupancy,   use,   enjoyment,   operation,
         maintenance, alteration, repair, and reconstruction of the System.

         Project Agreements: The term "Project Agreements" shall have the meaning given such term in the Credit Agreement.

         PSMS: Kanas's PetroStar Metering Station, located at 2.5 Mile Dayville Road, Valdez, Alaska 99686.

         Release: The terms "release", "removal", "environment", and "disposal" shall have the meanings given such terms in CERCLA, and the term "disposal" shall also have the meaning given it in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that to the extent the laws of the State of Alaska establish a meaning for "release", "removal", "environment", or "disposal" which is broader than that specified in either CERCLA and RCRA, such broader meaning shall apply.

         Remedial Work: Any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind or nature reasonably necessary or desirable under any applicable Environmental Law in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Material in or into the air, soil, ground water, surface water, or soil vapor at, on, about, under, or within the Mortgaged Property.



DEED OF TRUST - Page 8

         Rents: All of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Grantor acquires title thereto), and other benefits paid or payable to Grantor by parties to the Contracts for using, leasing, licensing, operating, possessing, or otherwise enjoying all or any portion of the Mortgaged Property.

         SADC: GCICC's South Anchorage Distribution Center, located at 6831 Arctic Boulevard, Anchorage, Alaska 99518.

         Satisfactory  Capacity  Agreement:   The  term  "Satisfactory  Capacity
         Agreement" shall have the meaning given such term in the Credit Agreement.

         SDC: GCICC's Seattle Distribution Center, located at 2001-6th Avenue, Suite 2900, Seattle, Washington 98121.

         Subordinate Mortgage: Any deed of trust, mortgage, pledge, lien (constitutional, statutory, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement (except for Permitted Encumbrances), covering all or any portion of the Mortgaged Property executed and delivered by Grantor, the lien of which is subordinate and inferior to the lien of this Deed of Trust.

         System: The SONET OC-48 fiber optic cable network connecting the cities of Anchorage, Whittier, Valdez, Fairbanks, and Juneau (via Lena Point), Alaska, and Norma Beach and Seattle, Washington. The system comprises the Alaska United Fiber System, the Electronics, the fiber pairs in the Kanas Facility to which Grantor has been granted exclusive use pursuant to the Kanas Fiber Exchange Agreement, the fiber pairs in the GCI Cable Facility to which Grantor has been granted exclusive use pursuant to the GCI Fiber Exchange Agreement, and all other equipment (including but not necessarily limited to Equipment) and rights (including but not limited to rights in or to the GCICC Facility under the GCI Fiber Exchange Agreement) necessary to operate the Alaska United Fiber System, the fiber pairs in the Kanas Facility to which Grantor has been granted exclusive use, and the fiber pairs in the GCI Cable Facility to which Grantor has been granted exclusive use as an integrated telecommunications network. The undersea portion of the System shall connect the Whittier LS, the Valdez LS, the Juneau LS, and the Norma Beach LS. An undersea branching unit shall connect the three undersea fiber cable segments originating at the Whittier LS, the Juneau LS, and the Norma Beach LS; the Valdez LS shall be connected through a separate undersea extension originating at the Whittier LS. The terrestrial portion of the System shall consist of inland extensions from the Whittier LS to the SADC and the AT&T POP in Anchorage, from Valdez to the FDC and the AT&T POP in Fairbanks, from the Norma Beach LS to the SDC.

         Trustee: The person described as Trustee on the first page and in the initial paragraph of this Deed of Trust and any successor Trustee or Trustees hereunder.



DEED OF TRUST - Page 9

         Valdez LS: Grantor's cable landing station at or near 200 South Harbor Drive, Valdez, Alaska 99686.

         Whittier LS: Grantor's cable landing station at or near Lot #16, First Addition to the Port of Whittier, Alaska.

Section 1.2. Additional Definitions: As used herein, the following terms shall have the following meanings:

         "Hereby", "herein", "hereto", "hereunder", "herewith", and similar terms mean by, in, to, under, and with respect to this Deed of Trust or the other document or matter being referenced.

         "Heretofore" means before, "hereafter" means after, and "herewith" means concurrently with, the date of this Deed of Trust.

         All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.

         All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

                                   ARTICLE II
                                      Grant

Section 2.1. Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, (a) Grantor by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Trustee, in trust, with power of sale, the Mortgaged Property, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, for the use and benefit of Beneficiary, forever, and (b) Grantor on behalf of itself, its successors and assigns does hereby WARRANT AND COVENANT TO DEFEND the title to the Mortgaged Property unto Trustee and Beneficiary against every person lawfully claiming or attempting to claim the same or any part thereof; provided, however, that if Grantor shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall fully perform and discharge (or cause to be fully performed and discharged) the Obligations on or before the date the same are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate, in accordance with the provisions thereof, otherwise the same shall remain in full force and effect. A certificate or other written statement executed on behalf of Trustee or Beneficiary confirming that the Indebtedness has not been fully paid or the Obligations have not been fully performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.



DEED OF TRUST - Page 10

                                   ARTICLE III
                         Representations and Warranties

Grantor hereby unconditionally represents and warrants to Beneficiary, as of the date hereof and at all times during the term of this Deed of Trust, as follows:

Section  3.1.   Representations   and  Warranties  in  Credit   Agreement.   The
representations and warranties made by Grantor in the Credit Agreement are hereby incorporated by reference into this Deed of Trust.

Section 3.2. No Reliance by Beneficiary. Grantor and Beneficiary have and are relying solely upon Grantor's expertise and business plan in connection with the ownership and operation of the Mortgaged Property. Grantor is not relying on Beneficiary's expertise or business acumen in connection with the Mortgaged Property.

Section 3.3. Title and Lien. Grantor has or will acquire, no later than July 31, 1998, such good and indefeasible title (free and clear of any liens, charges, encumbrances, security interests, claims, restrictions, covenants, or other rights, titles, or interests of third parties of any nature whatsoever, other than Permitted Encumbrances) to the Mortgaged Property and such other real and personal property as is necessary or desirable, and the Mortgaged Property together with such other real and personal property is sufficient, in the reasonable opinion of Beneficiary, to carry out the Project, to complete the construction and installation of the System, and to test, occupy, use, enjoy, operate, maintain, alter, repair, and reconstruct the System during the term hereof. This Deed of Trust constitutes (a) a valid, subsisting first lien on the Lands, the Improvements, the Fixtures, and the Contracts (to the extent the same constitute rights, titles, or interests in real property), (b) a valid, subsisting first priority security interest in and to the Fixtures (to the extent the same constitute rights, titles, or interests in personal property covered by the Code), and (c) a valid, subsisting first priority assignment of the Contracts and the Rents, all in accordance with the terms hereof and subject to any Permitted Encumbrances.

Section 3.4. Mailing Address. Grantor's mailing address, as set forth in the opening paragraph hereof or as changed pursuant to the provisions hereof, is true and correct.

Section 3.5.  Environmental Laws and Hazardous Materials.

         (a) To the best of Grantor's knowledge, no property under consideration for acquisition and addition to the Mortgaged Property, no operations conducted, being conducted, or to be conducted on any such property, and no transportation to or from any such property (i) violated, violate, or will violate any applicable law, statute, ordinance, rule, regulation, permit, approval, authorization, variance, code, standard, decree, ruling, or order of any Governmental Authority or any covenant, condition, or restriction (recorded or otherwise), including but not limited to all applicable Environmental Laws, all building, fire, and other safety codes, and all zoning ordinances and restrictions (including restrictions applicable to avalanche, earthquake, and flood zones), or (ii) are subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any Governmental Authority or nongovernmental Person under any Environmental Law or to any remedial obligations under any Environmental Law, except such (in either case) as is set forth on Schedule 3.20 of the



DEED OF TRUST - Page 11

Credit Agreement or as does not and will not have (as determined by Beneficiary after notice thereto) a Material Adverse Effect.

         (b) No Mortgaged Property, no operations conducted (either prior to or after the acquisition thereof by Grantor), being conducted, or to be conducted thereon, and no transportation thereto or therefrom (either prior to or after the acquisition thereof by Grantor) (i) violated, violate, or will violate any applicable law, statute, ordinance, rule, regulation, permit, approval, authorization, variance, code, standard, guideline, decision, decree, ruling, or order of any Governmental Authority or any covenant, condition, or restriction (recorded or otherwise), including but not limited to all applicable Environmental Laws, all building, fire, and other safety codes, and all zoning ordinances and restrictions (including restrictions applicable to avalanche, earthquake, and flood zones) or (ii) are subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any Governmental Authority or nongovernmental Person under any Environmental Law or to any remedial obligations under any Environmental Law, except such (in either case) as is set forth on Schedule 3.20 of the Credit Agreement or as does not and will not have (as determined by Beneficiary after notice thereto) a Material Adverse Effect.

         (c) Grantor has taken all steps reasonably necessary to determine that, has no evidence that, and has reasonably determined that no Hazardous Material has been used, generated, handled, transported, treated, placed, held, stored, located, buried, discharged, or otherwise released on, in, under, from, or about the Mortgaged Property and that the Mortgaged Property contains no Hazardous Material, except (i) as is set forth on Schedule 3.20 of the Credit Agreement or
(ii) as does not and will not have (as determined by Beneficiary after notice thereto) a Material Adverse Effect.

         (d) Grantor has not received any notice, and has no knowledge, that any Governmental Authority or any employee or agent thereof has determined, has threatened to determine, or is investigating any allegation that a Hazardous Material has been, is being, or is threatened to be used, generated, handled, transported, treated, placed, held, stored, located, buried, discharged, or otherwise released on, in, under, from, or about the Mortgaged Property, except as is set forth on Schedule 3.20 of the Credit Agreement.

                                   ARTICLE IV
                              Affirmative Covenants

Grantor hereby unconditionally covenants and agrees with Beneficiary, until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged, as follows:

Section 4.1. Payment and Performance. Grantor will pay the Indebtedness as and when specified in the Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the dates the same are to be performed.

Section  4.2.  Compliance  with  Loan  Documents.   Grantor  will  promptly  and
faithfully comply with, conform to, act or refrain from acting in accordance with, and satisfy and



DEED OF TRUST - Page 12
discharge all obligations arising under any and all of the Loan Documents (including any and all obligations which, in accordance with their terms or the intent of the parties thereto, survive the expiration or earlier termination of Credit Agreement and thus survive the reconveyance, foreclosure, or other action terminating this Deed of Trust).

Section 4.3. First Lien Status. Grantor will protect the first lien and security interest status of this Deed of Trust and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property or any part thereof any lien or security interest superior to, on a parity with, or inferior to any of the liens or security interests hereof, except for Permitted Encumbrances.

Section 4.4. Payment of Impositions. Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the due date thereof, (ii) the day any fine, penalty, interest, or cost may be added thereto or imposed, or (iii) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item).

Section 4.5. Payment for Labor and Materials. Grantor will promptly pay all bills for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest (other than Permitted Encumbrances), even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest (other than Permitted Encumbrances) superior to, on a parity with, or inferior to any of the liens or security interests hereof.

Section 4.6. Repair. Grantor will keep the Mortgaged Property in first-class order and condition and make all repairs, additions, alterations, betterments, improvements, renewals, and replacements thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep the same in such order and condition. Grantor will prevent any act, occurrence, or neglect which might impair the value or usefulness of the Mortgaged Property for its intended usage. In instances where repairs, additions, alterations, betterments, improvements, renewals, and replacements are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste, or destruction thereof, Grantor shall proceed to repair, add to, alter, better, improve, renew, or replace the same, or cause the same to be repaired, added to, altered, bettered, improved, renewed, or replaced, notwithstanding anything to the contrary contained in Section 5.2 hereof; provided, however, that in instances where such emergency measures are to be taken, Grantor will notify Beneficiary in writing of the commencement of the same and the measures to be taken, and, when same are completed, the completion date and the measures actually taken.

Section 4.7. Insurance. Grantor will obtain and maintain (or will cause to be obtained and maintained) insurance upon and relating to the Mortgaged Property with such insurer, in such amounts and covering such risks as are required by the Credit Agreement.

Section 4.8. Inspection. Grantor will permit Trustee and Beneficiary, and their agents, representatives, and employees, to inspect the Mortgaged Property at all reasonable times.



DEED OF TRUST - Page 13

Section 4.9. Tax on Deed of Trust. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Indebtedness or any part thereof; Grantor will immediately pay all such taxes, provided that if such law as enacted makes it unlawful for Grantor to pay such taxes Grantor shall not pay nor be obligated to pay such tax.

Section 4.10. Expenses. Subject to the provision of Section 12.11 hereof, Grantor will pay on demand all reasonable and bona fide out-of-pocket costs, fees, and expenses and other expenditures, including but not limited to reasonable attorneys' fees and costs, paid or incurred by Beneficiary or Trustee to third parties incident to this Deed of Trust or any other Loan Document (including but not limited to reasonable attorneys' fees and costs in connection with the negotiation, preparation, and execution of any amendment hereto, any release hereof, or any consent, approval or waiver hereunder, and in connection with any suit to which Beneficiary or Trustee is a party involving this Deed of Trust or the Mortgaged Property) or incident to the enforcement of the Indebtedness or the exercise of any right or remedy of Beneficiary under this Deed of Trust.

Section 4.11. Statement of Unpaid Balance. At any time and from time to time, Grantor will furnish promptly, upon the request of Beneficiary, a written statement or affidavit, in form satisfactory to Beneficiary, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

Section 4.12. Address. Grantor shall give written notice to Beneficiary and Trustee of any change of address of Grantor in the manner set forth in the Credit Agreement. Absent such official written notice of a change in address for Grantor, Beneficiary and Trustee shall be entitled for all purposes under the Loan Documents to rely upon Grantee's address as set forth in the initial paragraph of this Deed of Trust, as the same may have been heretofore changed in accordance with the provisions hereof.

Section 4.13. Further Amendments, Assurances, and Corrections. From time to time, as provided in the Loan Documents or at the request of Beneficiary, Grantor will (i) execute, acknowledge, deliver, record and/or file such further instruments (including but not limited to additional or amended deeds of trust, security agreements, financing statements, continuation statements, and assignments of contracts or rents) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Beneficiary's opinion, to carry out more effectively the purposes of this Deed of Trust and the Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including but not limited to any accessions, additions, alterations, betterments, renewals, replacements, and substitutions to, of, or for the Mortgaged Property; (ii) execute, acknowledge, deliver, procure, record and/or file any document or instrument (including but not limited to any financing statement) deemed advisable by Beneficiary to protect the liens and the security interests herein granted against the rights or interests of third persons; (iii) promptly correct any defect, error, or omission which may be discovered in the contents of this Deed of Trust or in any other Loan Document or in the execution or acknowledgment thereof; and (iv) pay all costs connected with any of the foregoing.



DEED OF TRUST - Page 14

Section 4.14.  Environment Laws and Hazardous Materials.

         (a) Grantor will consider for acquisition and addition to the Mortgaged Property only that property with respect to which it is and will be, to the best of its knowledge, capable of making the representations and warranties set forth in Article III hereof.

         (b) Grantor will acquire and add to the Mortgaged Property only that property with respect to which it is capable of making the representations and warranties set forth in Article III hereof.

         (c) Before acquiring and adding any property to the Mortgaged Property, Grantor will determine that no Hazardous Material has been used, generated, handled, transported, treated, placed, held, stored, located, buried, discharged, or otherwise released on, in, under, from, or about the Mortgaged Property and that the Mortgaged Property contains no Hazardous Material, except as is set forth on Schedule 3.20 of the Credit Agreement or as does not and will not have (as determined by Beneficiary after notice thereto) a Material Adverse Effect.

         (d) Grantor will promptly notify Beneficiary in writing whenever Grantor receives any notice or otherwise acquires knowledge of (i) any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any Governmental Authority or nongovernmental Person under any Environmental Law or (ii) any occurrence or condition that could cause the Mortgaged Property or any part thereof to be subject to such an action, suit, investigation, inquiry, or proceeding, except such (in either case) as is set forth on Schedule 3.20 of the Credit Agreement.

         (e) Grantor will duly obtain or file all licenses, permits, approvals, authorizations, variances, non-objections, certificates, and notices as are required to be obtained or filed in connection with the acquisition, ownership, development, construction, installation, testing, occupancy, use, enjoyment, operation, maintenance, alteration, repair, and reconstruction of the Mortgaged Property and the Project, including but not limited to all licenses, permits, approvals, authorizations, variances, non-objections, certificates, and notices required to be obtained or filed in connection with the use, generation, handling, transporting, treating, placing, holding, storing, locating, burying, discharging, or otherwise releasing a Hazardous Material into the environment.

         (f) Grantor will comply with, and will keep and maintain the Mortgaged Property in compliance with, all applicable Environmental Laws.

         (g) Grantor will permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Material.

         (h) In the event that any Remedial Work is reasonably necessary or desirable, Grantor shall commence, within thirty (30) days after written demand by Beneficiary (or such shorter period of time as may be required under any Legal Requirement), and thereafter diligently prosecute to completion all such Remedial Work. All Remedial Work shall be performed by contractors approved in advance by Beneficiary, and under the supervision of a consulting engineer approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Grantor including but not limited to Beneficiary's reasonable attorneys' fees



DEED OF TRUST - Page 15
and costs incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to prosecute diligently to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof or incurred in connection therewith shall become part of the Indebtedness.

                                    ARTICLE V
                               Negative Covenants

Grantor hereby unconditionally covenants and agrees with Beneficiary, until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged, as follows:

Section 5.1. Use Violations; Hazardous Materials. Grantor will not use, maintain, operate, or occupy, or authorize the use, maintenance, operation, or occupancy of, the Mortgaged Property in any manner which (i) violates any Legal Requirement, (ii) constitutes a public or private nuisance, or (iii) makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. In addition to and without limiting the generality of the foregoing, Grantor will not use, generate, handle, transport, treat, place, hold, store, locate, bury, discharge, or otherwise release any Hazardous Material, or authorize any other Person to do so, on, in, under, from, or about the Mortgaged Property, in a manner which results in a violation or breach of any Legal Requirement or any covenant or representation hereunder.

Section 5.2. Waste; Alterations. Grantor will not commit or permit any waste or impairment of the Mortgaged Property and will not (subject to the provisions of Section 4.6 hereof), without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property which has or would have a Material Adverse Effect.

Section 5.3. Replacement of Fixtures and Personalty. Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Lands or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an item of equal suitability and value, owned by Grantor free and clear of any lien or security interest except Permitted Encumbrances; provided, however, that Grantor shall not make, or permit to be made, any renewal, replacement, addition, or improvement to the System which would adversely affect the System or which has a cost of $200,000 or more.

Section 5.4. Change in Zoning. Grantor will not seek or acquiesce in a zoning reclassification of all or any portion of the Mortgaged Property, or grant or consent to any covenant, condition, or restriction covering all or any portion of the Mortgaged Property, without Beneficiary's prior written consent.

Section 5.5. No Relocation. Except as authorized in the Loan Documents, Grantor will not relocate or allow any relocation of the Improvements or Fixtures without the prior written consent of Beneficiary.

Section 5.6. No Disposition. Except as authorized in the Loan Documents, Grantor will not make a Disposition without the prior written consent of Beneficiary.



DEED OF TRUST - Page 16

Section 5.7. No Subordinate Mortgages. Grantor will not create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Mortgage regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property.

                                   ARTICLE VI
                                Events of Default

The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

Section 6.1. Default Under Other Loan Document. If Grantor shall default or if an event of default--including but not limited to (i) a default in the payment of any principal of, or interest on, the Notes that continues unremedied for the period set forth in the Credit Agreement and (ii) any other Event of Default as defined in the Credit Agreement--shall exist under or pursuant to any Loan Document other than this Deed of Trust.

Section 6.2. Payment of Indebtedness Arising Hereunder. If Grantor shall fail or refuse to fully and timely perform and discharge any Indebtedness arising solely under this Deed of Trust as and when called for and such failure or refusal continues for a period of five (5) days after demand for such payment has been made in writing upon Grantor.

Section 6.3. Performance of Obligations. If Grantor shall fail or refuse to fully and timely perform and discharge any of the Obligations as and when called for and such failure or refusal shall either be uncurable or, if curable, shall remain uncured for a period of either (i) ten (10) consecutive days after demand for such performance has been made upon Grantor or (ii) such shorter period as may be provided in the Credit Agreement.

Section 6.4. False Representation. If any representation, warranty, or statement made by Grantor or others in, under, or pursuant to the Loan Documents or any affidavit or other instrument executed in connection with the Loan Documents shall be false or misleading in any material respect as of the date made.

Section 6.5. Default Under Other Lien Document. If Grantor shall default or if an event of default shall exist under or pursuant to any other deed of trust, mortgage, or security agreement which covers or affects any part of the Mortgaged Property.

Section 6.6. Abandonment. If Grantor abandons all or any portion of the Mortgaged Property and such abandonment has or could be expected to have a Material Adverse Effect.

Section 6.7. Material Adverse Effect. If Beneficiary reasonably determines that any event shall have occurred that has or could be expected to have a Material Adverse Effect.

                                   ARTICLE VII
                                    Remedies

Section 7.1. Beneficiary's Remedies Upon Default. Upon the occurrence of an Event of Default or any event or circumstance which, with the lapse of time or the giving of notice or



DEED OF TRUST - Page 17
both, would constitute an Event of Default, Beneficiary may, at Beneficiary's option, and by or through Trustee, by Beneficiary itself or otherwise, do any one or more of the following:

         (a) Right to Perform Grantor's Covenants. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the relevant Note is payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the Default Rate. No such payment by Beneficiary shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

         (b) Right of Entry. Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including but not limited to the right to rent the same for the account of Grantor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents to the Indebtedness in such manner as Beneficiary may elect. All such costs, expenses, and liabilities incurred by Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness. If necessary to obtain the possession provided for above, Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, ejectment, quiet title, and restitution. In connection with any action taken by Beneficiary pursuant to this subsection, Beneficiary shall not be liable for any loss sustained by Grantor resulting from any failure to rent the Mortgaged Property, or any part thereof, or from any other act or omission of Beneficiary in managing the Mortgaged Property unless such loss is caused by the willful misconduct of Beneficiary, nor shall Beneficiary be obligated to perform or discharge any obligation, duty, or liability under any Contract or under or by reason hereof or by reason of the exercise of rights or remedies hereunder. Grantor hereby agrees to indemnify Beneficiary for, and to hold Beneficiary harmless from, any and all liability, loss, or damage, which may or might be incurred by Beneficiary under any such Contract or under or by reason hereof or by reason of the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Contract. Should Beneficiary incur any such liability, the amount thereof, including but not limited to costs, expenses, and reasonable attorneys' fees, together with interest hereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Grantor shall reimburse Beneficiary therefor immediately upon demand. Nothing in this subsection shall



DEED OF TRUST - Page 18
impose any duty, obligation, or responsibility upon Beneficiary for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any Contract; nor shall it operate to make Beneficiary responsible or liable for any Hazardous Material on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, or stranger. Grantor hereby assents to, ratifies, and confirms any and all actions of Beneficiary with respect to the Mortgaged Property taken under this subsection.

                  The remedies in this subsection are in addition to other remedies available to Beneficiary and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to Beneficiary. The remedies in this Article VII are available under and governed by the real property laws of Alaska and are not governed by the personal property laws of Alaska, including but not limited to, except as described in Section 7.1(g) hereof, the power to dispose of personal property in a commercially reasonable manner under Section 9.504 of the Code. No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under Section 9.505 of the Code. Any receipt of consideration received by Beneficiary pursuant to this subsection shall be immediately credited against the Indebtedness (in the inverse order of maturity) and the value of said consideration shall be treated like any other payment against the Indebtedness.

         (c) Right to Accelerate. Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor, declare the entire unpaid balance of the Indebtedness immediately due and payable, and upon such declaration, the entire unpaid balance of the Indebtedness shall be immediately due and payable. The failure to exercise any remedy available to Beneficiary shall not be deemed to be a waiver of any rights or remedies of Beneficiary under the Loan Documents, at law or in equity.

         (d) Foreclosure--Power of Sale. Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

                  (i) Public Sale.  Trustee is hereby  authorized and empowered, and it shall be Trustee's special duty, upon such request of Beneficiary, to sell the Mortgaged Property, or any part thereof, at public auction conducted in the city of Anchorage, Alaska (if the designation of such site hereby is lawful), to the highest bidder for cash with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of AS 34.20.70 through 34.20.135, as amended, or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Alaska real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Alaska real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law at the time of the sale.



DEED OF TRUST - Page 19

                  (ii) Right To Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, Trustee may require a bidding party (1) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (2) to demonstrate reasonable evidence of the bidding party's financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party ("Questioned Bidder") declines to comply with Trustee's requirement in this regard, or if such Questioned Bidder does respond but Trustee, in Trustee's sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then Trustee may continue the bidding with reservation; and in such event (A) Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (B) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to Trustee, all bids by the Questioned Bidder shall be null and void. Trustee may, in Trustee's sole and absolute discretion, determine that a credit bid may be in the best interest of Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that Trustee shall have no obligation to accept any bid except an all cash bid. In the event Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

                  (iii) Sale Subject To Unmatured Indebtedness. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Beneficiary may, at Beneficiary's option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the indebtedness.



DEED OF TRUST - Page 20

                  (iv) Partial Foreclosure. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Lands and the Improvements but also the Fixtures and Personalty and other interests constituting a part of the Mortgaged Property or any part thereof, along with the Lands and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary to have present or to exhibit at any sale any of the Mortgaged Property.

                  (v) Trustee's Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments, or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as conclusive (to the extent authorized by law) or prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

         (e) Beneficiary's Judicial Remedies. Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of each Note, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Beneficiary with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Beneficiary.

         (f) Beneficiary's Right to Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment of the Indebtedness and performance and discharge of the Obligations, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the



DEED OF TRUST - Page 21

Mortgaged Property or any part thereof, and of the Rents, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

         (g) Beneficiary's Uniform Commercial Code Remedies. Beneficiary may exercise its rights of enforcement under the Code with respect to Fixtures.

         (h) Rights Relating to Rents. Grantor has, pursuant to Article IX of this Deed of Trust, assigned, as collateral, to Beneficiary all Rents received for all or any portion of the Mortgaged Property. Beneficiary, or Trustee on Beneficiary's behalf, may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Mortgaged Property or any part thereof, and in its own name, sue for or otherwise collect the Rents. Grantor hereby agrees that Beneficiary may, upon notice from Trustee or Beneficiary to Grantor of the occurrence of an Event of Default, terminate the limited license granted to Grantor in Section 9.2 hereof, and thereafter direct the persons obligated to pay Rent under any of the Contracts to pay direct to Beneficiary the Rents due and to become due under the Contracts and attorn in respect of all other obligations thereunder direct to Beneficiary, or Trustee on Beneficiary's behalf, without any obligation on their part to determine whether an Event of Default does in fact exist or has in fact occurred. All Rents collected by Beneficiary, or Trustee acting on Beneficiary's behalf, shall be applied as provided for in Section 7.4 of this Deed of Trust; provided, however, that if the costs, expenses, and attorneys' fees shall exceed the amount of Rents collected, the excess shall be added to the Indebtedness, shall bear interest at the Default Rate, and shall be immediately due and payable. The entering upon and taking possession of the Mortgaged Property, the collection of Rents, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. Failure or discontinuance by Beneficiary, or Trustee on Beneficiary's behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary's behalf, of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Beneficiary, or Trustee on Beneficiary's behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Deed of Trust, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Contracts or Rents, with respect to the Mortgaged Property or any other collateral given by Grantor to Beneficiary. In addition, from time to time, Beneficiary may elect to subordinate the lien of this Deed of Trust to any Contract by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Deed of Trust shall be subordinate to the Contract identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant, and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Mortgaged Property to the extent that the same may have arisen or intervened during the period between the recordation of this Deed of Trust and the execution of the Contract identified in such instrument of subordination.

         (i) Other Rents. Except to the extent provided otherwise in the Credit Agreement, Beneficiary (i) may surrender the insurance policies maintained pursuant to Section



DEED OF TRUST - Page 22

4.7 hereof or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Indebtedness, in accordance with the provisions of
Section 7.4 hereof, and, in connection therewith, Grantor hereby appoints Beneficiary as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantor to collect such premiums; and (ii) apply the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust, toward payment of the Indebtedness; and (iii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any Loan Document or under the Code, or otherwise.

         (j) Beneficiary as Purchaser. Beneficiary may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness. Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of Beneficiary's purchase shall be applied in accordance with Section 7.4 of this Deed of Trust.

Section 7.2. Other Rights of Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after default, Beneficiary may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as Beneficiary may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Beneficiary may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Beneficiary in respect of the Mortgaged Property. Grantor covenants to promptly reimburse and pay to Beneficiary on demand, at the place where the Notes are payable, the amount of all reasonable expenses (including but not limited to the cost of any insurance, Impositions, or other charges) incurred by Beneficiary in connection with Beneficiary's custody, preservation, use, or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Indebtedness. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or collateral not in Beneficiary's possession.

Section 7.3. Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser's ownership, immediate possession of the property purchased, and if Grantor or Grantor's successors shall hold possession of (or other rights in, to, or respecting) said property or any part thereof subsequent to foreclosure, Grantor and Grantor's successors shall (unless otherwise provided in a writing executed by said purchaser either before or after said purchase) be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged



DEED OF TRUST - Page 23

Property so occupied and sold to such purchaser), and anyone so occupying (or exercising other rights in, to, or respecting) such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

Section 7.4. Application of Proceeds. Except as may be provided to the contrary in Sections 8.7, 10.2, and 11.4 of the Credit Agreement, the proceeds from any sale, lease, or other disposition made pursuant to this Article VII or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Beneficiary from the Mortgaged Property, or the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust or sums received pursuant to Section 8.1 hereof, or proceeds from insurance which Beneficiary elects to apply to the Indebtedness pursuant to
Section 8.2 hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Indebtedness in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys' fees and costs and a reasonable fee or commission to Trustee, not to exceed five percent of the proceeds thereof or sums so received; (ii) to the remainder of the Indebtedness as follows; first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Indebtedness, and third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity; and (iii) the balance if any, and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to Grantor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Notes or the other Loan Documents.

Section 7.5. Abandonment of Sale. In the event a foreclosure hereunder is commenced by Trustee in accordance with Section 7.1(d) hereof, at any time before the sale Trustee may abandon the sale, and Beneficiary may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Beneficiary should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Deed of Trust.

Section 7.6. Payment of Fees. If any Note or any other part of the Indebtedness shall be collected or if any of the Obligations shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by an option given to Beneficiary to accelerate same, or if Beneficiary becomes a party to any suit where this Deed of Trust or the Mortgaged Property or any part thereof is involved, Grantor agrees to pay Beneficiary's reasonable attorneys' fees and expenses incurred, and such fees shall be and



DEED OF TRUST - Page 24
become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Rate.

Section 7.7.  Miscellaneous.

         (a) In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right to do so and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

         (b) In addition to the remedies set forth in this Article VII, upon the occurrence of an Event of Default, Beneficiary and Trustee shall, in addition, have all other remedies available to them under any other Loan Document or at law or in equity.

         (c) All rights, remedies, and recourses of Beneficiary granted in the Notes, this Deed of Trust, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Grantor, the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Mortgaged Property prior to Beneficiary bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Beneficiary elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Grantor prior to exercising any remedies in relation to Mortgaged Property, all liens and security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary's option.

         (d) Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust or the other Loan Documents or affecting the obligations of Grantor to pay the Indebtedness or to perform and discharge the Obligations. For payment of the Indebtedness, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect.

         (e) Grantor hereby irrevocably and unconditionally  waives and releases
(i) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy, or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; and (ii) any right to a marshaling of assets or a sale in inverse order of alienation.

         (f) Grantor and Beneficiary mutually agree that all agreed contractual duties are set forth in this Deed of Trust, the Notes, and the other Loan Documents and that, consistent with AS 34.15.080, there are no



DEED OF TRUST - Page 25
implied covenants other than the implied covenant of good faith and fair dealing required by Section 1.203 of the Code.

         (g) The remedies in this Article VII are available under and governed by the real property laws of Alaska and are not governed by the personal property laws of Alaska, including but not limited to the power to dispose of personal property in a commercially reasonable manner under Section 9.504 of the Code.

Section 7.8. Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, (a) Grantor does hereby irrevocably make, constitute, and appoint Beneficiary, acting through any of Beneficiary's officers or other designees, the true and lawful attorney-in-fact of Grantor (which appointment is coupled with an interest and therefore irrevocable) with full power in the name of Beneficiary or Grantor to receive, open, and dispose of all mail addressed to Grantor, and to endorse any notes, checks, drafts, money orders, or other evidence of payment relating to the Mortgaged Property that may come into the possession of Beneficiary, with full power and right to cause the mail of Grantor to be transferred to Beneficiary's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Deed of Trust and the other Loan Documents and the grant of the Liens (as described in the Credit Agreement) and security interests hereunder and under the other Loan Documents, and Grantor hereby ratifies and confirms all that Beneficiary or its substitutes shall properly do by virtue of this power of attorney; (b) Grantor does hereby further irrevocably make, constitute, and appoint Beneficiary, acting through any of Beneficiary's officers or other designees, the true and lawful attorney-in-fact of Grantor (which appointment is coupled with an interest and therefore irrevocable) with full power in the name of Beneficiary or Grantor (i) to enforce all of Grantor's rights under and pursuant to all Contracts respecting the Mortgaged Property, all for the sole benefit of Beneficiary, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants, and conditions of the Loan Documents that are required to be observed or performed by Grantor, (iii) to execute such other and further deeds of trust, mortgages, pledges, and assignments of the Mortgaged Property, and related instruments or agreements, as Beneficiary may reasonably require for the purpose of perfecting, protecting, maintaining, or enforcing the Liens (as described in the Credit Agreement) and security interests granted or intended to be granted to Beneficiary hereunder and under the other Loan Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Deed of Trust and the grant of the Liens (as described in the Credit Agreement) and security interests hereunder and under the other Loan Documents, and Grantor hereby ratifies and confirms all that Beneficiary or its substitutes shall properly do by virtue of this power of attorney.

                                  ARTICLE VIII
                               Special Provisions

Section 8.1. Condemnation Proceeds. Beneficiary shall be entitled to receive any and all sums which may be awarded and become payable to Grantor for condemnation of the Mortgaged Property or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums.



DEED OF TRUST - Page 26

Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Beneficiary shall have the option, in Beneficiary's sole discretion, to apply all proceeds so collected either to the restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements and documents as Beneficiary may require, or to the liquidation of the Indebtedness in accordance with the provisions of Section 7.4 hereof. If there shall occur any condemnation of a part of the Mortgaged Property and if and so long as there is no default hereunder, Beneficiary will (to the extent and in the manner provided in the Credit Agreement) make available to Grantor for such restoration, proceeds of condemnation, if any, collected by Beneficiary because of the act or occurrence and not restricted by any adverse claim thereto in accordance with the provisions of Section 8.3 below.

Section 8.2. Insurance Proceeds. Except as may be otherwise provided in the Credit Agreement, the proceeds of any and all insurance upon the Mortgaged Property shall be collected by Beneficiary, and Beneficiary shall have the option, in Beneficiary's sole discretion, to apply all proceeds so collected either to the restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements and documents as Beneficiary may require, or to the liquidation of the Indebtedness in accordance with the provisions of Section 7.4 hereof. If there shall occur any insured damage to or destruction of the Mortgaged Property or any part hereof and if and so long as there is no default hereunder, Beneficiary will (to the extent and in the manner provided in the Credit Agreement) make available to Grantor for such restoration, proceeds of insurance, if any, collected by Beneficiary because of the act or occurrence and not restricted by any adverse claim thereto in accordance with the provisions of Section 8.3 below.

Section 8.3. Provisions Applicable to Restoration. In the event that proceeds of insurance or condemnation, if any, shall be made available to Grantor for the restoring, repairing, replacing, or rebuilding of the Mortgaged Property, Grantor hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage, destruction, or taking, all to be effected in accordance with applicable law and plans and specifications approved in advance by Beneficiary. In the event Grantor is entitled to reimbursement out of insurance or condemnation proceeds held by Beneficiary, such proceeds shall be disbursed from time to time upon Beneficiary being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement, and rebuilding, (2) funds, or, at Beneficiary's option, assurances satisfactory to Beneficiary that such funds are available, sufficient in addition to the proceeds of insurance or condemnation (as applicable) to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's or engineer's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, and such other evidences of cost, payment, and performance as Beneficiary may reasonably require and approve; and Beneficiary may, in any event, require that all plans and specifications for such restoration, repair, replacement, and rebuilding be submitted to and approved by Beneficiary prior to commencement of work. Unless otherwise provided in the Credit Agreement, no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times the undisbursed balance of such proceeds remaining in the hands of Beneficiary, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Grantor for that purpose, shall be at least



DEED OF TRUST - Page 27
sufficient in the reasonable judgment of Beneficiary to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien (except Permitted Encumbrances). Unless otherwise provided in the Credit Agreement, Grantor shall pay all costs (and if required by Beneficiary, Grantor shall deposit the total thereof with Beneficiary in advance) of such restoring, repairing, replacing, or rebuilding in excess of the net proceeds of insurance or condemnation made available pursuant to the terms hereof. Any surplus which may remain out of insurance or condemnation proceeds (as applicable) held by Beneficiary after payment of such costs of restoration, repair, replacement, or rebuilding shall be paid to any party entitled thereto.

Section 8.4. Subrogation. Except to the extent otherwise provided in the Credit Agreement, Grantor waives any and all right to claim, recover, or subrogation against Beneficiary or its officers, directors, employees, agents, attorneys, or representatives for loss or damage to Grantor, the Mortgaged Property, Grantor's property, or the property of others under Grantor's control from any cause insured against or required to be insured against by the provisions of the Loan Documents.

Section 8.5. Waiver of Setoff. Except to the extent otherwise provided in the Credit Agreement, the Indebtedness, or any part thereof, shall be paid by Grantor without notice, demand, counterclaim, setoff, deduction, or defense and without abatement, suspension, deferment, diminution, or reduction by reason of
(i) any damage to, destruction of, or any condemnation or similar taking of the Mortgaged Property; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property; (iii) any title defect or encumbrance or any eviction from the Mortgaged Property by superior title or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation. or other like proceeding relating to Trustee, Beneficiary, or Grantor, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary or Grantor, or by any court, in any such proceeding;
(v) any claim which  Grantor has or might have against  Trustee or  Beneficiary;
(vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein or in the Credit Agreement, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of the Indebtedness.

Section 8.6. Contest of Certain Impositions and Encumbrances. Notwithstanding the provisions of Section 4.4 or 4.5 hereof, Grantor shall not be in default for failure to pay or discharge any Imposition or mechanic's or materialman's lien (excluding Permitted Encumbrances) asserted against the Mortgaged Property if, and so long as, Grantor complies with the provisions of the Credit Agreement relating to the same.

                                   ARTICLE IX
                        Assignment of Contracts and Rents

Section 9.1. Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Notes, the receipt and sufficiency of which are hereby acknowledged and confessed, Grantor by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Beneficiary the Contracts and the Rents, as security for the payment of the Indebtedness and the performance and discharge of the Obligations, subject



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only to the "License"  (hereinafter  defined), TO HAVE AND TO HOLD the Contracts and the Rents unto Beneficiary, forever, and Grantor on behalf of itself, its successors and assigns does hereby WARRANT AND COVENANT TO DEFEND the title to the Contracts and the Rents unto Beneficiary against every person lawfully claiming or attempting to claim the same or any part thereof; provided, however, that if Grantor shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall fully perform and discharge (or cause to be fully performed and discharged) the Obligations on or before the date the same are to be performed and discharged, then this assignment shall terminate, in accordance with the provisions hereof, otherwise the same shall remain in full force and effect.

Section 9.2. Limited License. Beneficiary hereby grants to Grantor a limited license ("License") to exercise and enjoy all incidences of the status of an obligee under the Contracts and all Rents, including but not limited to the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor. The License shall be automatically revoked during the continuance of an Event of Default. Grantor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, in accordance with the Credit Agreement.

Section 9.3. Enforcement of Contracts. So long as the License is in effect, and unless otherwise provided in the Credit Agreement, Grantor shall (i) submit any and all Project Agreements to Beneficiary for approval prior to the execution thereof, (ii) duly and punctually perform and comply with any and all representations, warranties, covenants, and agreements expressed as binding upon the obligee under any Contract, (iii) maintain each of the Contracts in full force and effect during the term thereof, (iv) appear in and defend any action or proceeding in any manner connected with any of the Contracts, (v) deliver to Beneficiary copies of all Contracts as and to the extent requested by Beneficiary, and (vi) deliver to Beneficiary such further information, and execute and deliver to Beneficiary such further assurances and assignments, with respect to the Contracts as Beneficiary may from time to time request. Except to the extent permitted in the Credit Agreement, Grantor shall not, without Beneficiary's prior written consent, (1) do or knowingly permit to be done anything to impair the value of any of the Contracts, (2) except for security or similar deposits, collect any of the Rent more than one month in advance of the time when the same becomes due under the terms of any Contract, (3) discount any future accruing Rents, (4) amend, modify, or terminate any of the Project Agreements or any other Contract the amendment, modification, or termination of which would have a Material Adverse Effect, or (5) assign or grant a security interest in or to the License or any of the Contracts or Rents.

Section 9.4. No Merger of Estates. So long as any part of the Indebtedness or the Obligations secured hereby remains unpaid and unperformed or undischarged, the fee, leasehold, and other possessory and non-possessory rights, titles, and interests constituting the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such rights, titles, and interests in Grantor, Beneficiary, any lessee, or any third party purchaser or otherwise.

                                    ARTICLE X
                                 Fixture Filing

Section 10.1. Fixture Filing. Grantor by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Beneficiary a first and prior security



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
interest in all of Grantor's right, title and interest in, to, under, and with respect to the Fixtures, to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the
Obligations. This Deed of Trust thus shall also constitute a "fixture filing" for the purposes of the Code. All or part of the Mortgaged Property are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth herein. For purposes of the security interest herein granted, the addresses of both the debtor (Grantor) and the secured party (Beneficiary) are set forth in the first paragraph of this Deed of Trust.

                                   ARTICLE XI
                               Concerning Trustee

Section 11.1. No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in its opinion, such action would be likely to involve it in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

Section 11.2. Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through its agents or attorneys, (iii) to select and employ, in and about the execution of its duties hereunder, suitable accountants, engineers, and other experts, agents, and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer, or other expert, agent, or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse
Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee's duties.



DEED OF TRUST - Page 30
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Section 11.3.  Retention of Money.  All moneys received by Trustee shall,  until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 11.4. Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute Trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute Trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute Trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or its successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.

Section 11.5. Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 11.6. Succession Instruments. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer, and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in Trustee's place.

Section 11.7. No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including but not limited to any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of



DEED OF TRUST - Page 31
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the same, or of any term,  provision,  or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

                                   ARTICLE XII
                                  Miscellaneous

Section 12.1. Release. If the Indebtedness is paid in full in accordance with the terms of this Deed of Trust, the Notes, and the other Loan Documents, and if Grantor shall well and truly perform each and every one of the Obligations to be performed and discharged in accordance with the terms of this Deed of Trust, the Notes and the other Loan Documents, then this conveyance shall become null and void and be released at Grantor's request and expense, and Beneficiary shall have no further obligation to make advances under and pursuant to the provisions hereof or the other Loan Documents.

Section 12.2.  Performance  at Grantor's  Expense.  Subject to the provisions of
Section 12.11 hereof, Grantor shall (i) pay all reasonable legal fees incurred by Beneficiary in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); (ii) reimburse Beneficiary, promptly upon demand, for all amounts expended, advanced, or incurred by Beneficiary to satisfy any obligation of Grantor under the Loan Documents, which amounts shall include all court costs, reasonable attorneys' fees (including but not limited to fees for trial, appeal, or other proceedings), fees of auditors and accountants, and other investigation expenses reasonably incurred by Beneficiary in connection with any such matters; and (iii) any and all other costs and expenses of performing or complying with any and all of the Obligations. Except to the extent that costs and expenses are included within the definition of "Indebtedness", the payment of such costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.

Section 12.3. Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this Section 12.3 shall limit the obligations of Grantor as otherwise set forth herein.

Section 12.4. Recording and Filing. Grantor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording, and refiling taxes, documentary stamp taxes, fees, and other charges.

Section 12.5. Notices. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram or facsimile to the addressee. Notice so mailed shall be effective ten (10) business days after its deposit with the United States Postal Service or any successor thereto; notice



DEED OF TRUST - Page 32
given by personal delivery shall be effective only if and when received by the addressee; notice sent by such a commercial delivery service shall be effective upon the first business day following delivery to such commercial delivery service; and notice given by other means shall be effective only if and when received at the office or designated place of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth in the Credit Agreement; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the United States in the manner provided in the Credit Agreement.

Section 12.6. Covenants Running With the Lands. All Obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Beneficiary, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Beneficiary.

Section 12.7. Successors and Assigns. All of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their permitted successors, assigns, heirs, and legal representatives and all other persons claiming by, through, or under them.

Section 12.8. No Waiver; Severability. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor or others of any and all of such terms, provisions, and conditions. The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 12.9. Counterparts. To facilitate execution, this Deed of Trust may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Deed of Trust to produce or account for more than a single compiled counterpart containing the respective signatures and acknowledgment of each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

Section 12.10. Applicable Law. All of Grantor's obligations to Beneficiary under the Notes and the other Loan Documents were negotiated, created, executed and delivered in New York. The Credit Agreement and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York and the laws of the United States applicable to



DEED OF TRUST - Page 33
transactions in the State of New York. This Deed of Trust shall also be governed by and construed in accordance with the internal laws of the State of New York (without regard to choice of law or conflict of law rules) and the laws of the United States applicable to transactions in the State of New York, except to the extent that the laws of the State of Alaska, including laws governing foreclosure and laws pertaining to environmental matters, shall necessarily govern.

Section 12.11. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Grantor, Trustee, and Beneficiary at all times to comply with applicable New York law or applicable United States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under New York law) and that this section shall control every other covenant and agreement in this Deed of Trust and the other Loan Documents. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under any Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Indebtedness, or if Beneficiary's exercise of the option to accelerate the maturity of any Note, or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by applicable law, then it is Grantor's, Trustee's, and Beneficiary's express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the relevant Note and all other Indebtedness (or, if the Notes and all other Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Trustee or Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 12.12. Subrogation. If any or all of the proceeds of any Note have been used to extinguish, extend, or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance and discharge of the Obligations.

Section 12.13. Rights Cumulative. Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or in equity (including but not limited to those granted by the Code and applicable to the Mortgaged Property or any portion thereof), and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Indebtedness or any



DEED OF TRUST - Page 34
part hereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise of, discontinuance of the exercise of, or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Beneficiary hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property.

Section 12.14. Payments. Remittances in payment of any part of the Indebtedness other than in the required amount in funds immediately available at the place where the Notes are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary in funds immediately available at the place where the Notes are payable (or such other place as Beneficiary, in Beneficiary's sole discretion, may have established by delivery of written notice thereof to Grantor) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Beneficiary of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

Section 12.15. Exceptions to Covenants. Grantor shall not be deemed to be permitted to take any action or to fail to take any action with respect to any particular covenant or condition contained herein or in any of the Loan Documents if the action or omission would result in the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary, nor shall Beneficiary be deemed to have consented to any such act or omission if the same would provide cause for acceleration of the Indebtedness as a result of the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary.

Section 12.16. Reliance. Grantor recognizes and acknowledges that in entering into the loan transaction evidenced by the Loan Documents and accepting this Deed of Trust, Beneficiary is expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations set forth in Article III hereof without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Beneficiary; that such reliance exists on the part of Beneficiary prior hereto; that such warranties and representations are a material inducement to Beneficiary in making the loan evidenced by the Loan Documents and in accepting this Deed of Trust; and that Beneficiary would not be willing to make the loan evidenced by the Loan Documents and accept this Deed of Trust in the absence of any of such warranties and representations.

Section 12.17. Change of Security. Any part of the Mortgaged Property may be released, regardless of consideration, by Beneficiary from time to time without impairing, subordinating, or affecting in any way the lien, security interest, and other rights hereof against the remainder. The lien, security interest, and other rights granted hereby shall not be affected by any other security taken for the Indebtedness or Obligations, or any part thereof. The taking of additional collateral, or the amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall not release or impair the lien, security interest, and other



DEED OF TRUST - Page 35
rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any amendment. extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is fully paid and the Obligations are fully performed and discharged.

Section 12.18. Headings. The Article, Section, and subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or subsections.

Section 12.19. Credit Agreement. Reference is hereby made for all purposes to the Credit Agreement. In the event of a conflict between the terms and provisions hereof and the Credit Agreement, the Credit Agreement shall govern.

Section 12.20. Entire Agreement; Amendment. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL EXPRESSION OF THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Deed of Trust and the other Loan Documents may be amended or waived only by an instrument in writing signed by the respective parties to such documents.




ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.












                      [this space left intentionally blank]









DEED OF TRUST - Page 36

EXECUTED to be effective as of the date first above written.


                                       ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership




                                       By:  FIBER  HOLD  CO.,  INC.,  an  Alaska
                                       corporation, general partner



                                       By:
                                       Name:
                                       Title:




                                       By:  GCI  FIBER  CO.,   INC.,  an  Alaska
                                       corporation, general partner



                                       By:
                                       Name:
                                       Title:




DEED OF TRUST - Page 37

STATE OF ALASKA            )
                           )   ss:
THIRD JUDICIAL DISTRICT    )

         THIS CERTIFIES that the foregoing instrument was acknowledged before me
this        day of January,  1998, by (name) , (title) of FIBER HOLD CO.,  INC., an Alaska corporation that is a general partner in ALASKA UNITED FIBER SYSTEM PARTNERSHIP, on behalf of said corporation acting in its capacity as a general partner in ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership, on behalf of said partnership.

         Dated this        day of January, 1998.


                                       Notary  Public  in and for the  State  of
                                       Alaska,   residing   at   the   following
                                       address:


                                       My commission expires






STATE OF ALASKA            )
                           )   ss:
THIRD JUDICIAL DISTRICT    )

         THIS CERTIFIES that the foregoing instrument was acknowledged before me
this        day of January, 1998, by (name) , (title) of GCI FIBER CO., INC., an
Alaska corporation that is a general partner in ALASKA UNITED FIBER SYSTEM PARTNERSHIP, on behalf of said corporation acting in its capacity as a general partner in ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership, on behalf of said partnership.

         Dated this        day of January, 1998.


                                       Notary  Public  in and for the  State  of
                                       Alaska,   residing   at   the   following
                                       address:


                                       My commission expires







DEED OF TRUST - Page 38

                                    EXHIBIT A

         Legal Description (Alaska and Adjacent Outer Continental Shelf)

                                (to be inserted)

                                   SCHEDULE 1

                                 Initial Lenders



Credit Lyonnais New York Branch
NationsBank of Texas, N.A.
Toronto-Dominion (Texas), Inc.

                             ASSIGNMENT AGREEMENT
                              (GCICC AND GCI CABLE)

                  THIS ASSIGNMENT AGREEMENT dated effective as of January 27, 1998 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, "Assignment Agreement") is among (i) ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership ("Borrower"), (ii) GCI COMMUNICATION CORP., an Alaska corporation ("GCICC"), (iii) GCI CABLE, INC., an Alaska corporation ("GCI Cable"), and (iv) CREDIT LYONNAIS NEW YORK BRANCH, as administrative agent for the Lenders referred to in the Credit Agreement (as hereinafter defined) (in such capacity, "Administrative Agent").

                  WHEREAS, the Borrower, GCICC and GCI Cable entered into that Fiber Exchange Agreement dated effective as of January 27, 1998 ("Fiber Exchange Agreement");

                  WHEREAS, the Borrower and GCICC entered into that General Contractor Agreement dated effective as of January 27, 1998 ("General Contractor Agreement");

                  WHEREAS, the Borrower and GCICC entered into that Operation and Maintenance Agreement dated effective as of January 27, 1998 ("Operation and Maintenance Agreement");

                  WHEREAS, the Fiber Exchange Agreement, the General Contractor Agreement, and the Operation and Maintenance Agreement are collectively referred to herein as "Covered Agreements," and each individually as a "Covered Agreement;"

                  In order to finance the Project, the Borrower has entered into a Credit and Security Agreement dated as of January 27, 1998 with the lenders referred to therein ("Lenders"), the Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, "Credit Agreement"). Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement. Pursuant to the Credit Agreement and the other Fundamental Documents, the Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make Loans to the Borrower, and the Administrative Agent for the benefit of the Lenders has been granted a security interest in all of the Borrower's right, title and interest in and to both real and personal property, including without limitation, the Covered Agreements.

                  Accordingly, the parties hereto hereby agree as follows:

                  1. The Borrower hereby confirms that for good and valuable consideration, as security for the due and punctual payment and performance of the Obligations, it has mortgaged, pledged, assigned, transferred, set over, conveyed and delivered to the Administrative Agent (for the benefit of the Lenders), and granted to the Administrative Agent (for the benefit of the Lenders) a security interest in, all of the Borrower's right, title and interest in and to the Covered Agreements (including, without limitation, the Borrower's rights and benefits under and pursuant thereto and all of the Borrower's right, title and interest in and to any and all payments due or to become due from GCICC and GCI Cable, respectively, pursuant to the Covered Agreements). GCICC and GCI Cable each hereby acknowledge that the Borrower has assigned and granted a security interest in all of its right, title and interest in and to the Covered Agreements (including, without limitation, the Borrower's rights and benefits under and pursuant thereto and all of the Borrower's right, title and interest in and to any and all payments due or to become due from GCICC or GCI Cable, respectively, thereunder) to the Administrative Agent (for the benefit of the Lenders) as security for the due and punctual payment and performance of the Obligations and GCICC and GCI Cable each hereby consent to such assignment and grant of the security interest.

                  2. GCICC and GCI Cable each hereby agree that any amounts payable by it, respectively, to the Borrower pursuant to the Covered Agreements shall be made in cash without offset or counterclaim (except as arises directly from the Covered Agreements), directly into the Alaska Depositary Account (as defined below) or in such other manner as the Administrative Agent may specify from time to time by notice to GCICC and GCI Cable, respectively, and the Borrower hereby specifically authorizes and directs GCICC and GCI Cable to make payment of all amounts due and to become due to the Borrower under the Covered Agreements into the Alaska Depositary Account (or such other manner) and irrevocably authorizes and empowers the Administrative Agent to ask, command, receive or give a discharge for any and all such amounts. As used herein, the term "Alaska Depositary Account" shall mean Account No. 1510-562-0, entitled "Alaska Depositary Account" at the office of The First National Bank of Anchorage, 201 West 36th Avenue, P.O. Box 200628, Anchorage, Alaska 99520-0628, ABA No. 125200060.

                  3. GCICC and GCI Cable each hereby agree that notwithstanding any provision to the contrary contained in the Covered Agreements, the Covered Agreements may be assigned or otherwise transferred (a) from the Borrower to the Administrative Agent and (b) with the consent of GCICC or GCI Cable (not to be unreasonably withheld), from the Administrative Agent to a third party.

                  4. Until such time as GCICC or GCI Cable has received written notice from the Administrative Agent stating that the assignment and security interest described herein has terminated, each of the Borrower, GCICC and GCI Cable hereby agrees and acknowledges that upon receipt by GCICC or GCI Cable of a notice from the Administrative Agent that a Default or Event of Default has occurred and is continuing, the Administrative Agent shall have the exclusive right to exercise all rights, and shall have all the benefits, granted to the Borrower under the Covered Agreements including, without limitation, the right to give consents, approvals, waivers, notices or the like, to make elections, demands or the like or to take other discretionary action thereunder. GCICC and GCI Cable hereby agree to deliver directly to the Administrative Agent copies of all notices, certificates, opinions or other documents delivered by it to the Borrower under or pursuant to the Covered Agreements and upon the request of the Administrative Agent at a time when a Default or Event of Default has occurred and is continuing, to deal directly with the Administrative Agent with respect to all matters arising under, or relating to, the Covered Agreements.

                  5. Neither the Administrative Agent nor any of the Lenders shall have any obligation or liability under the Covered Agreements by reason of this Assignment Agreement or the assignment and grant of the security interest described herein, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of the Borrower under the Covered Agreements or to take any action to collect or enforce any claim for payment assigned hereunder, except that if the Administrative Agent or any of the Lenders or their successors or assigns shall, following an uncured Event of Default, become a successor-in-interest to the Borrower under any of the Covered Agreements, such successor shall not be entitled to GCICC's or GCI Cable's applicable continued performance under such Covered Agreements unless GCICC or GCI Cable, respectively, shall be compensated for the Work thereunder in accordance with the terms of the Covered Agreements.

                  6. GCICC and GCI Cable each hereby agree that it will not terminate the Covered Agreements for any reason (including, without limitation, any bankruptcy proceeding relating to the Borrower) without providing the Administrative Agent thirty (30) days' prior written notice, which notice shall specify the reason for the termination.

                  7. The Borrower, GCICC and GCI Cable each hereby agree that it will execute, or cause to be executed, such additional documentation (including, without limitation, assignment agreements, letters of instruction, consents or other documentation) as may now or hereafter be reasonably required by the Administrative Agent in order to provide for the deposit into the Alaska Depositary Account of all amounts due and to become due to the Borrower under the Covered Agreements as contemplated by Section 2 above, and to otherwise effectuate the provisions of this Assignment Agreement.

                  8. GCICC and GCI Cable each hereby agree that without the Administrative Agent's prior written consent (which consent will not be unreasonably withheld), it will not agree to, or permit, any amendment, alteration, modification, cancellation, suspension or other change of any kind to any of the terms and provisions of the Covered Agreements except for changes which do not (i) increase the contract price by more than $100,000 as to any one change or $250,000 in the aggregate, (ii) postpone or cause a postponement of the date for achieving any milestone as set forth in the General Contractor Agreement or change the Specifications or the material procedures for any of the acceptance testing or performance requirements.

                  9. Each of the Borrower, GCICC and GCI Cable hereby represent and warrant that attached hereto as Annex A are true and complete copies of the Covered Agreements as in effect on the date hereof.

                  10. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) addressed, (i) if to the Administrative Agent or Credit Lyonnais New York Branch, to it at 1301 Avenue of the Americas, New York, New York 10019, Attn:
Project Finance Group, facsimile no.: (212) 261-3421, (ii) if to the Borrower, to it at c/o GCI Fiber Co., Inc., 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, Attn: Chief Financial Officer, facsimile no.: (907) 265-5676,
(iii) if to GCICC, to it at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, Attn: Chief Financial Officer, facsimile no.: (907) 265-5676 and (iv) if to GCI Cable, to it at 5151 Fairbanks Street Anchorage, Alaska 99503, Attn:
Riley Snell, facsimile no.: (907) 786-9270. All notices and other communications given to any party hereto in accordance with the provisions of this Assignment Agreement shall be deemed to have been given on the tenth (10th) Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 10 or in accordance with the latest unrevoked written direction from such party.

                  11. All references herein to any of the parties to this Agreement shall be deemed to include the successors and assigns of such party; provided, however, that the Borrower, GCICC and GCI Cable may not assign any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders, and all covenants, promises and agreements by or on behalf of the Borrower, GCICC and GCI Cable which are contained herein shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

                  12. This Agreement may be amended, modified or supplemented, and the terms hereof may be waived, in each case only by a written instrument executed by the parties to this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar.

                  13. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  14. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

                  15. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE-OF-LAW RULES THEREOF WHICH MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION.

                  16. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder or under the Covered Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed as of the date and year first above written.

                                       ALASKA  UNITED FIBER  SYSTEM  PARTNERSHIP
                                       By:  GCI  Fiber  Co.,   Inc.,  a  General
                                       Partner and General Manager


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer

                                       GCI COMMUNICATION CORP.


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer

                                       GCI CABLE, INC.


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer

Executed in                            CREDIT LYONNAIS NEW YORK BRANCH,
New York, New York                     as Administrative Agent


                                       By: /s/
                                       Name: Michael F.G. Pepe
                                       Title: Vice President

                                                                      Annex A to
                                                            Assignment Agreement




                  Attach true and complete copies of:

                  -        Fiber Exchange Agreement

                  -        General Contractor Agreement

                  -        Operation and Maintenance Agreement

                                                                      EXHIBIT D

                           TRANSPORT PLEDGE AGREEMENT


                  PLEDGE AGREEMENT, dated as of January 27, 1998 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Pledge Agreement") between GCI TRANSPORT CO., INC., an Alaska corporation (the "Pledgor") and CREDIT LYONNAIS NEW YORK BRANCH, as administrative agent for the Lenders referred to in the Credit Agreement referred to below (in such capacity, the "Administrative Agent").

                  Pursuant to a Credit and Security Agreement dated as of January 27, 1998 among Alaska United Fiber System Partnership, a general partnership organized under the laws of Alaska (the "Borrower"), the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), the Lenders have agreed (subject to the terms and conditions set forth therein) to make Loans to the Borrower.

                  The Pledgor owns beneficially and of record all of the issued and outstanding shares of the capital stock of each of its respective Subsidiaries listed on Schedule 1 hereto (being referred to herein as the "Pledged Affiliates").

                  Each of the Pledged Affiliates owns fifty percent (50%) of the partnership interests in the Borrower.

                  In order to induce the Lenders to enter into the Credit Agreement and make the Loans to the Borrower pursuant to the terms and conditions set forth therein and in order to secure the Obligations, the Pledgor is pledging to the Administrative Agent (for the benefit of the Lenders), all of the issued and outstanding capital stock of the Pledged Affiliates, all as more fully set forth herein.

                  Accordingly, the parties hereto hereby agree as follows:

                  1.   Definitions.   Capitalized  terms  used  herein  and  not
otherwise defined shall have the meanings set forth in the Credit Agreement.

                  2. Pledge.

                  (a) As security for the due and punctual payment and performance in full of the Obligations (including post-petition interest to the extent permitted by Applicable Law), the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent, for the benefit of the Lenders, and hereby grants to the Administrative Agent for the benefit of the Lenders, a security interest in (i) all the capital stock of each of the

Pledged Affiliates which the Pledgor now or hereafter owns beneficially and of record, and (ii) all proceeds of such capital stock and all other securities or other property at any time and from time to time receivable or otherwise distributed in respect of, or in exchange for, any or all of such capital stock or additional securities. All items referred to in clauses (i) and (ii) of this
Section  2(a)  are   hereinafter   referred  to  collectively  as  the  "Pledged
Securities".

                  (b) The Pledgor shall deliver to the Administrative Agent, the certificates representing, the Pledged Securities accompanied by undated stock powers executed in blank and by such other instruments or documents as the Administrative Agent or its counsel shall reasonably request.

                  3. Registration in Nominee Name; Denominations. The Administrative Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any of the Pledged Securities in its own name, the name of its nominee or in the name of the Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent, for the benefit of the Lenders. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right to exchange the certificates representing the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Pledge Agreement.

                  4. Pledgor's Representations, Warranties and Covenants. The Pledgor hereby represents and warrants to and/or covenants and agrees with the Administrative Agent for the benefit of the Lenders as follows:

                  (i) the Pledged Securities described on Schedule 1 hereto constitute 100% of the issued and outstanding equity securities of each of the Pledged Affiliates;

                  (ii) the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable and are subject to no options to purchase or similar rights of any Person;

                  (iii) there are no restrictions on the transfer of the Pledged Securities other than under applicable securities laws or the regulations promulgated thereunder;

                  (iv) the Pledgor has good title to the Pledged Securities;

                  (v) the Pledged Securities are not subject to any prior Liens, encumbrances or security interests;

                  (vi) the Pledgor has the right to pledge the Pledged Securities hereunder free and clear of any Liens, encumbrances or security interests (except the Lien created hereby) and without the consent of the creditors of the Pledgor or the Pledged Affiliates or any other Person or any government agency whatsoever;

                  (vii) the Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Alaska and is duly qualified to do business in all jurisdictions where the nature of its properties or business so requires. The Pledgor has the corporate power and authority (a) to own its respective properties and to carry on its respective business as now being conducted and as intended to be conducted, to execute, deliver and perform its obligations under this Pledge Agreement and the other Fundamental Documents to which it is a party and any other documents contemplated hereby and thereby to which it is or will be a party and (b) to pledge the Pledged Securities hereunder;

                  (viii) the execution, delivery, and performance of this Pledge Agreement and the other Fundamental Documents to which it is a party and the pledge of the Pledged Securities hereunder (A) have been duly authorized by all necessary corporate action on the part of the Pledgor, (B) will not violate any provision of the Certificate of Incorporation or By-Laws of the Pledgor, (C) will not constitute a violation by the Pledgor of any provision of Applicable Law or any order of any court or other agency of the United States or any state thereof applicable to the Pledgor or any of its properties or assets, (D) will not violate any provision of any indenture, agreement, bond, note or other similar instrument to which the Pledgor is a party or by which the Pledgor or its properties or assets are bound, (E) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note or other instrument and (F) will not result in the creation or imposition of any Lien, security interest, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Pledgor other than pursuant to this Pledge Agreement;

                  (ix) the Pledgor will not take any action to allow any additional equity securities of any of the Pledged Affiliates to be issued, or to grant any options or warrants, unless such securities are pledged to the Administrative Agent, for the benefit of the Lenders, on terms satisfactory to the Administrative Agent for the benefit of the Lenders, as security for the Obligations;

                  (x) all authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof or any foreign jurisdiction required for the execution, delivery and performance by the Pledgor of this Pledge Agreement and the other Fundamental Documents to which it is a party, have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, the Pledgor shall obtain or make all such authorizations, approvals, registrations or filings;

                  (xi) upon the delivery of the certificates representing the Pledged Securities to the Administrative Agent in accordance with Section 2 hereof, the Administrative Agent for the benefit of the Lenders will have a valid and perfected security interest in the Pledged Securities subject to no prior Lien, encumbrance or security interest. Neither the Pledgor nor any of its Subsidiaries has performed or will perform any acts which might prevent the Administrative

Agent from enforcing any of the terms and conditions of this Pledge Agreement or which would limit the Administrative Agent in any such enforcement;

                  (xii) this Pledge Agreement and the other Fundamental Documents to which the Pledgor is a party when executed by the Pledgor will constitute the legal, valid and binding obligations of the Pledgor, enforceable in accordance with their respective terms, subject only, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general principles of equity;

                  (xiii) the Pledgor will realize a direct economic benefit as a result of the Loans being made to the Borrower under the Credit Agreement;

                  (xiv) there are no pending or, to the knowledge of the Pledgor, threatened actions, suits, proceedings or investigations against it or affecting it or its properties that, individually or in the aggregate, would if adversely determined be likely to have a material adverse effect on the performance by the Pledgor of its obligations under this Pledge Agreement and the other Fundamental Documents to which it is a party or its assets, operations, business or financial condition; and

                  (xv) no sales, use, documentation or similar taxes, fees or other charges are payable with respect to the execution and delivery by the Pledgor of this Pledge Agreement and the other Fundamental Documents to which it is a party.

                  5. Voting Rights; Dividends; etc. 17. Unless and until an Event of Default shall have occurred and be continuing:

                             (i) The Pledgor  shall be entitled to exercise  any
and all voting and/or consensual rights and powers accruing to the owner of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof.

                             (ii) Any  dividends  or  distributions  of any kind
whatsoever made by a Pledged Affiliate (other than cash dividends or distributions made by a Pledged Affiliate from funds distributed by the Borrower to such Pledged Affiliate as expressly permitted and contemplated by Section 6.4 of the Credit Agreement) and received by the Pledgor, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of a Pledged Affiliate or received in exchange for the Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which a Pledged Affiliate may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Administrative Agent to be held subject to the terms of this Pledge Agreement.

                             (iii) The  Administrative  Agent shall  execute and
deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to clause (i) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to (i) exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to
Section 5(a)(i) hereof and (ii) receive and retain dividends and distributions which the Pledgor would be entitled to receive and retain pursuant to Section 5(a)(ii), if any, shall cease and all such rights shall thereupon become vested in the Administrative Agent for the benefit of the Lenders, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and to receive and retain such dividends and distributions; provided, however, that to the extent any governmental consents or filings are required for the exercise by the Administrative Agent of any of the foregoing rights and powers, the Administrative Agent shall refrain from exercising such rights or powers until the making of such required filings, the receipt of such consents and the expiration of all related waiting periods.

                  6. Remedies Upon Default. 5. If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders, may sell the Pledged Securities, or any part thereof, at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the New York Uniform Commercial Code. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) (i) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof and/or (ii) to impose such other limitations or conditions in connection with any such sale as the Administrative Agent deems necessary or advisable in order to comply with the Securities Act of 1933 or any other law. Upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor.

                  (b) The Administrative Agent shall give the Pledgor not less than 10 days' written notice of the Administrative Agent's intention to make any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities (it being acknowledged by the Pledgor that such notice constitutes reasonable notification). Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice of such sale. At any such sale, the

Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 6, the Administrative Agent, on behalf of the Lenders, may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgor, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Lenders by the Pledgor or the Borrower as a credit against the purchase price; and the Administrative Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the Pledgor or any third party. The Administrative Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and the Administrative Agent shall not be chargeable with any of the obligations or liabilities of the Pledgor with respect thereto. The Pledgor hereby agrees that (i) it will indemnify and hold the Administrative Agent harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Administrative Agent pursuant to this Pledge Agreement or arising out of any act of, or omission to act on the part of, any party other than the Administrative Agent prior to such taking of actual possession or control by the Administrative Agent, or arising out of any act on the part of the Pledgor or its agents before or after the commencement of such actual possession or control by the Administrative Agent; and (ii) the Administrative Agent shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and the pledge hereunder and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

                  7. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, all income on the Pledged Securities and all proceeds from any sale of the Pledged Securities pursuant hereto shall be applied by the Administrative Agent in the manner set forth in Section 8.7 of the Credit Agreement.

                  8. Administrative Agent Appointed Attorney-in-Fact. Upon the occurrence of an Event of Default and during the continuance of an Event of
Default, the Pledgor hereby appoints the Administrative Agent its attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and the pledge of the Pledged Securities hereunder and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right and power to receive, endorse, and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same.

                  9. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable "Blue Sky" or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Administrative Agent may perhaps be held to have certain general duties and obligations to the Pledgor to make such effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. To the maximum extent permitted by applicable law, the Pledgor hereby agrees that the Administrative Agent shall not have any such general duty or obligation to it, and the Pledgor will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Administrative Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 9 would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Administrative Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

                  10. Regulatory Approvals. During the continuance of an Event of Default, the Pledgor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Administrative Agent may reasonably request or as may be required by applicable law in connection with the obtaining of any consent, approval, registration, qualification or authorization of the FCC or of any other Governmental Authority or Person necessary or appropriate for the effective exercise of any rights under this Pledge Agreement or any other Fundamental Document. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Pledgor shall take any action which the Administrative Agent may reasonably request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each FCC License, Permit, other similar right or license or other agreement. To enforce the provisions of this Section, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC or other Governmental Authority or Person (as applicable) an involuntary transfer of control of each such FCC License, Permit, similar right or license or other agreement for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Pledgor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Pledgor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, the Pledgor shall further use its best efforts to assist in obtaining approval of the FCC or other Governmental Authority or Person, if required, for any action or transactions contemplated by this Pledge Agreement or any other Fundamental Document including, without limitation, the preparation, execution and filing with the FCC or other Governmental Authority or Person of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License, Permit, similar right or license or other agreement or the transfer of control necessary or appropriate under the rules and regulations of the FCC or other Governmental Authority or otherwise for the approval of the transfer or assignment of any portion of the Collateral, together with any FCC License, Permit, similar right or license or other agreement. The Pledgor acknowledges that the assignment or transfer of each FCC License, Permit, similar right or license or other agreement is integral to the Administrative Agent's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Pledgor to comply with the provisions of this Section and that such failure would cause irreparable injury not adequately compensable in damages, and therefore agrees that each and every covenant contained in this Section may be specifically enforced, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                  11. Continuation and Reinstatement. The Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of the Pledgor, the Borrower or otherwise.

                  12. Termination. The pledge hereunder shall terminate when all of the Obligations shall have been fully and indefeasibly paid and performed and the Commitments shall have terminated. At such time, the Administrative Agent shall, at the sole cost and expense of the Pledgor, assign and deliver to the Pledgor, or to such Person or Persons as the Pledgor shall designate in writing, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Administrative Agent.

                  13. Further Assurances. The Pledgor, at its own expense, will execute and deliver, from time to time, any and all further, or other, instruments, and perform such acts, as the Administrative Agent may reasonably request to effect the purposes of this Pledge Agreement and to secure to the Administrative Agent for the benefit of the Lenders, the benefits of all rights, authorities, and remedies conferred upon the Administrative Agent by the terms of this Pledge Agreement.

                  14. Notices. Notices and other communication provided for herein shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) to the parties at the following respective addresses:

                  (1)      If to the Administrative Agent:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attn:  Project Finance Group
                           Facsimile No.:  (212) 261-3421

                  (2)      If to the Pledgor:

                           GCI Transport Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn:  Chief Financial Officer
                           Facsimile No.: (907) 265-5676

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Pledge Agreement shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 14 or in accordance with the latest unrevoked written direction from such party.

                  15. No Waiver. No delay or failure on the part of the Administrative Agent in the exercise of any right, power, privilege or remedy hereunder or under any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy by the Administrative Agent preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy and no course of dealing between the parties shall operate as a waiver of any right, power, privilege or remedy of the Administrative Agent. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  16. Governing Law. THIS PLEDGE AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  17. Severability. This Pledge Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Pledge Agreement shall be prohibited by or invalidated under the Applicable Law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement and any such prohibition or invalidity in any jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith a provision to replace any ineffective provision, such provision to be as similar in effect and intent as the ineffective provision as permissible. To the extent permitted by Applicable Law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  18. Amendments. This Pledge Agreement may be amended, modified or supplemented, and the terms hereof may be waived, in each case only by a written instrument executed by the parties to this Pledge Agreement. The waiver by any party hereto of a breach of any provision of this Pledge Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar. No notice to, or demand on, the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstances.

                  19. Survival of Representations and Warranties. All warranties, representations and covenants made by the Pledgor herein shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making of the Loans contemplated by the Credit Agreement and the issuance and delivery to the Administrative Agent of the Notes, regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation that is due or could become due, is outstanding and unpaid and so long as the Commitments have not been terminated.

                  20. Successors and Assigns. All references herein to any of the parties to this Pledge Agreement shall be deemed to include the successors and assigns of such party; provided, however, that the Pledgor may not assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, and all covenants, promises and agreements by or on behalf of the Pledgor which are contained herein shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

                  21. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PLEDGOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS PLEDGE AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE PLEDGOR ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE ADMINISTRATIVE AGENT THAT THE
PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS PLEDGE AGREEMENT AND ANY OTHER PROJECT AGREEMENT OR OTHER FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 21 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PLEDGOR TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  22. Submission to Jurisdiction; Service of Process. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YOUR AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHER DISTRICT OF NEW YOURK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS PLEDGE AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT, ANY OTHER FUNDEMTAL DOCUMENT OR THE SUBJECT MATTER THEREOF BROUGHT BY THE ADMINISTRATIVE AGENT OR A LENDER OR FORUMS AT THE SOLE OPTION OF THE ADMINISTRATIVE AGENT OR A LENDER. THE PLEDGOR TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WIVES, AND AGREES NOT TO ASSET, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IS IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF

THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS PLEDGE AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE PLEDGOR HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO
SECTION 13 HEREOF. THE PLEDGOR AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST THE PLEDGOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE PLEDGOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE PLEDGOR OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE PLEDGOR OR SUCH ASSETS MAY BE FOUND.

                  23. Counterparts. This Pledge Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

                  24. Headings. The headings and captions in this Pledge Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  25. This Pledge Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Pledge Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.


                             GCI TRANSPORT CO., INC.


                             By: /s/
                                 Name: John M. Lowber
                                 Title: Secretary/Treasurer


                             CREDIT LYONNAIS NEW YORK BRANCH,
                              as Administrative Agent


                             By: /s/
                                 Name: Michael F. G. Pepe
                                 Title: Vice President

                                                                     SCHEDULE 1



                               Pledged Securities



Subsidiary                        Stock Certificate No.           No. of Shares
----------                        ---------------------           -------------
GCI Fiber Co., Inc.                        1                           100

Fiber Hold Co., Inc.                       1                           100

                            FIBER SECURITY AGREEMENT


                  THIS SECURITY AGREEMENT dated as of January 27, 1998 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Security Agreement") is by and among (i) GCI FIBER CO., INC., an Alaska corporation and FIBER HOLD CO., INC., an Alaska corporation (each a "Debtor" and collectively, the "Debtors") and (ii) CREDIT LYONNAIS NEW YORK
BRANCH, as administrative agent for the Lenders referred to in the Credit Agreement referred to below (in such capacity, the "Administrative Agent").

                  Pursuant to a Credit and Security Agreement dated as of January 27, 1998 among Alaska United Fiber System Partnership, a general partnership formed under the laws of Alaska (the "Borrower"), the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent (as the same may be amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), the Lenders have agreed (subject to the terms and conditions set forth therein) to make Loans to the Borrower.

                  The Debtors each own fifty percent (50%) of the partnership interests in the Borrower.

                  In order to induce the Lenders to enter into the Credit Agreement and make the Loans to the Borrower pursuant to the terms and conditions set forth therein and in order to secure the Obligations, each of the Debtors is pledging to the Administrative Agent (for the benefit of the Lenders), and granting a security interest to the Administrative Agent (for the benefit of the Lenders) in, all of its respective partnership interests in the Borrower.

                  Accordingly, the parties hereto hereby agree as follows:

                  SECTION 1. (a) Definitions. When used in this Security Agreement the term "Collateral" shall mean with respect to each Debtor, such Debtor's partnership and other ownership rights and interests in the Borrower, all of such Debtor's contract rights, powers, privileges, claims and remedies and all other interests and benefits arising under or in respect of the Partnership Agreement dated as of July 29, 1997 by and between the Debtors (as the same may be amended from time to time, the "Partnership Agreement") and any proceeds or products of any of the foregoing or any income therefrom.

                  (b) All capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Credit Agreement. Terms not otherwise defined herein or in the Credit Agreement shall have, where appropriate, their respective definitions as set forth in the Uniform Commercial Code as in effect in the State of New York.

                  SECTION 2. Grant of Security Interest. As security for the due and punctual payment and performance of the Obligations (including post-petition interest to the extent permitted by Applicable Law), each Debtor hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Administrative Agent (for the benefit of the Lenders) and grants to the Administrative Agent (for the benefit of the Lenders) a security interest in all of its right, title and interest in and to the Collateral.

                  SECTION 3. Representations and Warranties of the Debtors. Each Debtor hereby represents and warrants to the Administrative Agent (for the benefit of the Lenders) that:

                  (i) it is a corporation  duly organized,  validly existing and in good standing under the laws of the State of Alaska and is duly qualified to do business in all jurisdictions where the nature of its properties or business so requires. Such Debtor has the corporate power and authority (a) to own its respective properties and to carry on its respective business as now being conducted and as intended to be conducted, to execute, deliver and perform its obligations under this Security Agreement and the other Fundamental Documents to which it is a party and any other documents contemplated hereby and thereby to which it is or will be a party and (b) to grant to the Administrative Agent for the benefit of the Lenders, a security interest in the Collateral as contemplated hereby;

                  (ii) it is a general partner of the Borrower, holding a 50% interest in the Borrower, and except for the other Debtor, no other Person owns or holds any partnership or other ownership rights or interests in the Borrower;

                  (iii) the execution, delivery, and performance of this Security Agreement and the other Fundamental Documents to which it is a party and the grant to the Administrative Agent (for the benefit of the Lenders) of the Liens and the security interests hereunder (A) have been duly authorized by all necessary corporate action on the part of such Debtor, (B) will not violate any provision of the Certificate of Incorporation or By-Laws of such Debtor, or the Partnership Agreement, (C) will not constitute a violation by such Debtor of any provision of Applicable Law or any order of any court or other agency of the United States or any state thereof applicable to such Debtor or any of its properties or assets, (D) will not violate any provision of any indenture, agreement, bond, note or other similar instrument to which such Debtor is a party or by which such Debtor or its properties or assets are bound, (E) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note or other instrument and (F) will not result in the creation or imposition of any Lien, security interest, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Debtor other than pursuant to this Security Agreement;

                  (iv) no consent of any other Person (including, without limitation, creditors of such Debtor) is required to be obtained by such Debtor in connection with the execution, delivery and performance of this Security Agreement;

                  (v) all authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof or any foreign jurisdiction (other than UCC-1 Financing Statements) required for the execution, delivery and performance by such Debtor of this Security Agreement and the other Fundamental Documents to which it is a party, have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, such Debtor shall obtain or make all such authorizations, approvals, registrations or filings;

                  (vi) no financing statement, mortgage, notice of Lien, deed of trust, security agreement, or any other agreement or instrument creating or giving notice of a Lien against any of the Collateral is in existence or on file in any public office other than those created or filed pursuant to the terms of this Security Agreement in favor of the Administrative Agent (for the benefit of the Lenders);

                  (vii) this Security Agreement, when executed and delivered, will create and grant to the Administrative Agent (for the benefit of the Lenders), upon the filing of the appropriate UCC-1 Financing Statements, a valid Lien on and a perfected security interest in favor of the Administrative Agent (for the benefit of the Lenders) in, all right, title or interest of such Debtor in or to the Collateral, subject to no prior pledge, Lien, security interest, charge or encumbrance or to any agreement purporting to grant any third party a security interest in or Lien on the Collateral;

                  (viii)  this  Security  Agreement  and the  other  Fundamental
Documents to which such Debtor is a party when executed by such Debtor will constitute the legal, valid and binding obligations of such Debtor, enforceable in accordance with their respective terms, subject only, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general principles of equity;

                  (ix) it is not  doing  business  and  does  not  intend  to do
business  other  than  under  its  full  corporate  name,   including,   without
limitation, under any trade name or other doing business name;

                  (x) it has good title to the Collateral owned by it, free and clear of Liens;

                  (xi) the chief executive office of such Debtor is as set forth on Schedule 1 hereto, and such office is the place where such Debtor keeps any books and records concerning the Collateral;

                  (xii) it will realize a direct economic benefit as a result of the Loans being made to the Borrower under the Credit Agreement;

                  (xiii) there are no pending or, to the knowledge of such Debtor, threatened actions, suits, proceedings or investigations against it or affecting it or its properties that, individually or in the aggregate, would if adversely determined be likely to have a material adverse effect on the performance by such Debtor of its obligations under this Security Agreement and the other Fundamental Documents to which it is a party or its assets, operations, business or financial condition; and

                  (xiv) no sales, use, documentation or similar taxes, fees or other charges are payable with respect to the execution and delivery by such Debtor of this Security Agreement and the other Fundamental Documents to which it is a party.

                  SECTION 4. Covenants of the Debtors. Each Debtor hereby covenants and agrees with the Administrative Agent (for the benefit of the Lenders) that:

                  (a) Such Debtor will keep the Collateral free and clear of all security interests, Liens and claims other than the security interest and Lien herein granted and will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral.

                  (b) Such Debtor will defend the Administrative Agent's (for the benefit of the Lenders) right, title and security interest in and to the Collateral against claims and demands of all Persons whomsoever.

                  (c) Such Debtor will not take any action, including, without limitation, any action under or in accordance with the Partnership Agreement, to allow any additional partners of the Borrower.

                  SECTION 5. The Administrative Agent's Rights Exclusive of the Debtors' Default. Each of the Debtors hereby agrees to permit representatives of the Administrative Agent, upon reasonable notice to such Debtor, to discuss such Debtor's records in connection with the Collateral at such reasonable times and as often as may be reasonably requested by the Administrative Agent. The Administrative Agent, from time to time, at its option may perform any agreement of a Debtor which such Debtor shall fail to perform and take any other action which the Administrative Agent reasonably deems necessary or advisable for the maintenance or preservation of any of the Collateral or its interest therein, and the Debtors agree to reimburse the Administrative Agent on demand for all reasonable expenses of the Administrative Agent in connection with the foregoing. The Administrative Agent shall have the right to designate any officer, employee or attorney to execute, sign, endorse, assign, transfer or deliver in the name of a Debtor or in their names any documents or certificates necessary to evidence, perfect and realize upon the security interest granted herein.

                  SECTION 6. The Administrative Agent's Rights and Remedies Upon an Event of Default.

                  (a) Debtors to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, each Debtor will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Security Agreement, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Lenders, and forthwith, without any notice, demand or other action on the part of the Administrative Agent or any Lender whatsoever (all notices, demands, or other actions on the part of the Administrative Agent and the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 6(d) hereof.

                  (b) Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, in its name or in the names of the Debtors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, the Collateral, but shall be under no obligation so to do, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of either of the Debtors. The Administrative Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If a Debtor fails to make any payment or to take any action required hereunder, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Lenders' Liens and security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the security interests of the Lenders in the Collateral.

                  (c) Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may take such measures as it may deem necessary or proper for the care or protection of the Administrative Agent's rights and remedies hereunder, including, without limitation, the right to sell or cause to be sold, whenever the Administrative Agent shall decide, in one or more sales or parcels, at such prices as the Administrative Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at a public or private sale, without any demand of performance or notice of intention to sell or of the time or place of sale (except 10 days' written notice to the applicable Debtor of the time and place of any such sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and any Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Debtor, any such demand, notice, claim, right or equity being hereby expressly waived and released to the fullest extent permitted by Applicable Law. At any sale or sales made pursuant to this Section 6, the Administrative Agent may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Debtor any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Administrative Agent and the Lenders (subject to the provisions of Article 10 of the Credit Agreement) by the Borrower under the Credit Agreement as a credit against the purchase price. The Administrative Agent shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and the Administrative Agent shall not be chargeable with any of the obligations or liabilities of any of the Debtors. Each of the Debtors hereby agrees, on a joint and several basis, (i) that it will indemnify and hold the Administrative Agent and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking control of the relevant Collateral by the Administrative Agent pursuant to this Section 6, or arising out of any act of, or omission to act on the part of, any Person (other than the Administrative Agent or the Lenders) prior to such taking of actual control by the Administrative Agent, or arising out of any act on the part of the Debtors, their Affiliates or their respective agents before or after the commencement of such actual control by the Administrative Agent; and (ii) neither the Administrative Agent nor any Lender shall have any liability or obligation to any of the Debtors arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. In any action hereunder, the Administrative Agent shall be entitled to the appointment of a receiver, without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of
Default, and during the continuation of such Event of Default, the Administrative Agent shall be entitled to apply, without prior notice to the Debtors except as may be required by Applicable Law, any cash or cash items constituting Collateral in the possession of the Administrative Agent to payment of the Obligations.

                  (d) Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, all income on the Collateral and all proceeds from any sale of the Collateral pursuant hereto shall be applied in accordance with the provisions of Section 8.7 of the Credit Agreement.

                  (e) Power of Attorney. Upon the occurrence and during the continuance of an Event of Default (i) each of the Debtors does hereby irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees their true and lawful attorney-in-fact with full power in the name of the Administrative Agent or such Debtor to receive, open and dispose of all mail addressed to such Debtor and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent, with full power and right to cause the mail of such Debtor to be transferred to the Administrative Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Security Agreement and the grant of the Liens and security interests hereunder, and each of the Debtors hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue hereof; (ii) each of the Debtors hereby further irrevocably makes, constitutes and appoints the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Administrative Agent or such Debtor (A) to enforce all of such Debtor's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent for the benefit of the Lenders, (B) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of this Security Agreement or any other Fundamental Document that are required to be observed or performed by such Debtor, (C) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the Liens and security interests granted to the Administrative Agent for the benefit of the Lenders hereunder and (D) to do any and all other things necessary or proper to carry out the intention of this Security Agreement and the grant of the Liens and security interests hereunder. Each of the Debtors hereby ratifies and confirms in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

                  SECTION 7. Financing Statements. Each of the Debtors hereby authorizes the Administrative Agent to file UCC-1 Financing Statements and any amendments thereto or continuations thereof, and any other appropriate security documents or instruments, and to give any notices necessary or desirable to perfect the Lien and security interests of the Administrative Agent for the benefit of the Lenders on the Collateral, in all cases without the signature of such Debtor or to execute such items as attorney-in-fact for such Debtor.

                  SECTION 8. Further Assurances. (a) Each of the Debtors agrees that such Debtor will from time to time, on request of the Administrative Agent
(i) duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Debtors, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent to carry out the provisions and purposes of this Security Agreement; (ii) promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Debtors, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent, to provide the Administrative Agent a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code of any jurisdiction or any statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other acts which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Administrative Agent (for the benefit of the Lenders) the Lien and security interest in the Collateral contemplated hereunder, subject to no other Liens or security interests; and (iii) promptly undertake to deliver or cause to be delivered to the Administrative Agent and the Lenders from time to time, such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative Agent, as the

Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Administrative Agent (for the benefit of the Lenders).

                  (b) The Debtors hereby agree to pay any and all stamp, registration, recordation and similar taxes, fees or charges, reasonable fees and expenses of the Administrative Agent's counsel and of any agents therefor and to indemnify the Administrative Agent and its agents against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Security Agreement and any other document or instrument executed in connection herewith or the perfection of any rights or security interests hereunder.

                  SECTION 9. Regulatory Approvals. During the continuance of an Event of Default, each Debtor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Administrative Agent may reasonably request or as may be required by applicable law in connection with the obtaining of any consent, approval, registration, qualification or authorization of the FCC or of any other Governmental Authority or Person necessary or appropriate for the effective exercise of any rights under this Security Agreement or any other Fundamental Document. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Debtor shall take any action which the Administrative Agent may reasonably request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each FCC License, Permit, other similar right or license or other agreement. To enforce the provisions of this Section, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC or other Governmental Authority or Person (as applicable) an involuntary transfer of control of each such FCC License, Permit, similar right or license or other agreement for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Debtor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if a Debtor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, each Debtor shall further use its best efforts to assist in obtaining approval of the FCC or other Governmental Authority or Person, if required, for any action or transactions contemplated by this Security Agreement or any other Fundamental Document including, without limitation, the preparation, execution and filing with the FCC or other Governmental Authority or Person of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License, Permit, similar right or license or other agreement or the transfer of control necessary or appropriate under the rules and regulations of the FCC or other Governmental Authority or otherwise for the approval of the transfer or assignment of any portion of the Collateral, together with any FCC License, Permit, similar right or license or other agreement. Each Debtor acknowledges that the assignment or transfer of each FCC License, Permit, similar right or license or other agreement is integral to the Administrative Agent's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by a Debtor to comply with the provisions of this Section and that such failure would cause irreparable injury not adequately compensable in damages, and therefore agrees that each and every covenant contained in this Section may be specifically enforced, and each Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                  SECTION 10. The rights and remedies conferred upon or reserved to the Administrative Agent in this Security Agreement are intended to be in addition to, and not in limitation of, any other right or remedy available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall have all rights and remedies of a secured party under Article 9 of the UCC or any other Applicable Law.

                  SECTION 11. Continuation and Reinstatement. Each of the Debtors further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Debtor, the Borrower or otherwise.

                  SECTION 12. Termination. The security interests granted under this Security Agreement shall terminate when all the Obligations shall have been fully and indefeasibly paid and performed and the Commitments shall have terminated. At such time, all rights to the Collateral pledged or assigned by a Debtor shall revert to such Debtor. Upon any such termination the Administrative Agent will, at the Debtor's expense, execute and deliver to such Debtor such documents (in form and substance satisfactory to the Administrative Agent) as such Debtor shall reasonably request to evidence such termination.

                  SECTION 13. Notice. Notices and other communication provided for herein shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) to the parties at the following respective addresses:

                  (1)      If to the Administrative Agent:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attn:  Project Finance Group
                           Facsimile No.:  (212) 261-3421

                  (2)      If to the Debtors:

                           GCI Fiber Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn: Chief Financial Officer
                           Facsimile No.: (907) 265-5676

                                         and

                           Fiber Hold Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn: Chief Financial Officer
                           Facsimile No.: (907) 265-5676

or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Security Agreement shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 13 or in accordance with the latest unrevoked written direction from such party.

                  SECTION 14. No Waiver. No delay or failure on the part of the Administrative Agent in the exercise of any right, power, privilege or remedy hereunder or under any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy by the Administrative Agent preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy and no course of dealing between the parties shall operate as a waiver of any right or remedy of the Administrative Agent. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 15. Governing Law. THIS SECURITY AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  SECTION 16. Severability. This Security Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Security Agreement shall be prohibited by or invalidated under the Applicable Law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement and any such prohibition or invalidity in any jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith a provision to replace the ineffective provision, such provision to be as similar in effect and intent as the ineffective provision as permissible. To the extent permitted by Applicable Law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  SECTION 17. Amendments. This Security Agreement may be amended, modified or supplemented, and the terms hereof may be waived, in each case only by a written instrument executed by the parties to this Security Agreement. The waiver by any party hereto of a breach of any provision of this Security Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar. No notice to, or demand on, the Debtors in any case shall entitle the Debtors to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 18. Survival of Representations and Warranties. All warranties, representations and covenants made by the Debtors herein shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making of the Loans contemplated by the Credit Agreement and the issuance and delivery to the Administrative Agent of the Notes, regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation that is due or could become due, is outstanding and unpaid and so long as the Commitments have not been terminated.

                  SECTION 19. Successors and Assigns. All references herein to any of the parties to this Security Agreement shall be deemed to include the successors and assigns of such party; provided, however, that none of the Debtors may assign any of their rights or obligations hereunder without the prior written consent of the Administrative Agent, and all covenants, promises and agreements by or on behalf of the Debtors which are contained herein shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

                  SECTION 20. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE DEBTORS, RESPECTIVELY, HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE DEBTORS ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE ADMINISTRATIVE AGENT THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON

WHICH THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS SECURITY AGREEMENT AND ANY OTHER PROJECT AGREEMENT OR OTHER FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE DEBTORS TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

                  SECTION 21. Submission to Jurisdiction; Service of Process. EACH OF THE DEBTORS, RESPECTIVELY, HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE
JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF BROUGHT BY THE ADMINISTRATIVE AGENT OR A LENDER OR ANY OF THEIR SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE ADMINISTRATIVE AGENT OR A LENDER. EACH OF THE DEBTORS, RESPECTIVELY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH OF THE DEBTORS HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 12 HEREOF. EACH OF THE DEBTORS AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST A DEBTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A

CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF SUCH DEBTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A DEBTOR OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE DEBTOR OR SUCH ASSETS MAY BE FOUND.

                  SECTION 22. Counterparts. This Security Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

                  SECTION 23. Headings. The headings and captions in this Security Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  SECTION 24. Entire Agreement. This Security Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Security Agreement.

                  IN WITNESS WHEREOF, the Debtors and the Administrative Agent have caused this Security Agreement to be duly executed on the date and year first written above.


                                       GCI FIBER CO., INC.


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer


                                       FIBER HOLD CO., INC.


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer


                                       CREDIT  LYONNAIS  NEW  YORK  BRANCH,   as
                                       Administrative Agent

                                       By: /s/
                                       Name: Michael F.G. Pepe
                                       Title: Vice President

                                   Schedule 1
                           Chief Executive Office
                           (Fiber Security Agreement)

1. Each Debtor's chief executive office is, on the Closing Date, at:

                 2550 Denali Stree Suite 1000
                 Anchorage, Alaska 99503


2. Each Debtor keeps all of its books and records concerning the Collateral at the above address. Additional sets of documents regarding the System will also be kept at each of the landing stations.

                                                                      EXHIBIT F

                             SUBORDINATION AGREEMENT


                                SUBORDINATION  AGREEMENT dated as of January 27,
                           1998 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Subordination Agreement") among (i) ALASKA UNITED FIBER SYSTEM PARTNERSHIP, a general partnership organized under the laws of Alaska (the "Obligor"),
                           (ii) GCI HOLDINGS, INC., an Alaskan corporation ("Holdings"), (iii) GCI TRANSPORT CO., INC., an Alaska corporation ("GCI Transport") and (iv) CREDIT LYONNAIS NEW YORK BRANCH, as administrative agent for the Lenders referred to below (in such capacity, the "Administrative Agent").


                             Introductory Statement

                  Pursuant to the terms of a Credit and Security Agreement dated as of January 27, 1998 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among the Obligor, the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent, the Lenders have agreed, subject to the terms and conditions thereof, to make Loans (as such term is defined in the Credit Agreement) to the Obligor. In addition, one or more of the Lenders may from time to time enter into interest rate swap agreements, interest rate cap agreements, synthetic caps, collars and floors or other financial agreements or arrangements designed to protect the Obligor against fluctuations in interest rates (each an "Interest Rate Protection Agreement"). The Credit Agreement, the Notes referred to therein, any Interest Rate Protection Agreement, the other Fundamental Documents and any other documents, instruments and agreements contemplated by any of the foregoing as they may be amended, supplemented or otherwise modified, renewed or replaced from time to time, shall hereinafter be referred to as the "Senior Obligation Documents". All capitalized terms not otherwise defined herein shall have the meanings given them in the Credit Agreement.

                  Holdings and GCI Transport shall be referred to herein individually, as a "Subordinated Creditor" and collectively, as the "Subordinated Creditors". Any loan or advance from a Subordinated Creditor to the Obligor, whether in existence on the date hereof or hereafter made or incurred, shall be referred to herein individually, as an "Intercompany Loan" and collectively, as the "Intercompany Loans." An Intercompany Loan may be evidenced by any promissory note(s). The obligation of the Obligor to repay the principal amount of any Intercompany Loan and all interest thereon, and any other Indebtedness (as such term is defined in the Credit Agreement) or obligation of the Obligor owing to a Subordinated Creditor, and all other amounts payable to a Subordinated Creditor in connection with any of the foregoing is hereinafter referred to individually, as a "Subordinated Obligation" and collectively, as the

"Subordinated Obligations". Any promissory note(s) evidencing any Subordinated Obligation, any replacement or substitute for any such note, any promissory note issued in satisfaction of any obligation to pay interest thereon and any purchase agreement, security agreement or any other agreement relating in any way to any Intercompany Loan or other Indebtedness or obligation of the Obligor owing to a Subordinated Creditor are hereinafter collectively referred to as "Junior Obligation Documents".

                  In order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, the Subordinated Creditors have agreed, subject to the provisions of this Subordination Agreement, that the Subordinated Obligations shall be subordinate to the Senior Obligations (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                  1. Agreement to Subordinate. Each Subordinated Creditor agrees that the Subordinated Obligations owed from time to time to such Subordinated Creditor, are and shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Obligations (as hereinafter defined) and that any guarantees, security interests, mortgages and other Liens securing payment of, or otherwise relating to, any of the Subordinated Obligations are and shall be subordinate, to the fullest extent permitted by law and as hereinafter set forth, to the Senior Obligations, notwithstanding the perfection, order of perfection or failure to perfect, any such security interest or other Lien, or the filing or recording, order of filing or recording, or failure to file or record this Subordination Agreement or any instrument or other document in any filing or recording office in any jurisdiction. The term "Senior Obligations" shall mean all monetary obligations of the Obligor under the Senior Obligation Documents including, without limitation, whether outstanding at the date hereof or hereafter incurred or created, all obligations to pay principal, premium, if any, interest (including, without limitation, interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceedings with respect to the Obligor, whether or not determined to be an allowed claim in any such proceeding), charges, costs, expenses and fees (including, without limitation, the disbursements and fees of counsel to the Administrative Agent), all obligations to reimburse or indemnify the Administrative Agent in any way, and all renewals, extensions, restructurings, refinancings or refunding of any indebtedness or obligation under the Senior Obligation Documents in the nature of a "workout" or otherwise.

                  The expressions "prior payment in full", "payment in full", "paid in full" or any other similar term(s) or phrase(s) when used herein with respect to the Senior Obligation Documents shall mean the payment in full, in cash or other property satisfactory to the Lenders, of all of the Senior Obligations.

                  2. Restrictions on Payment of the Subordinated Obligations, etc. No Subordinated Creditor will ask, demand, sue for, take or receive, directly or indirectly, from the Obligor, in cash or other property, by set-off, by realizing upon collateral, foreclosing on any Lien or otherwise, by exercising any remedies or rights under any Junior Obligation Document or by executions, garnishments, levies, attachments or by any other action relating to any of the Subordinated Obligations, or in any other manner, payment of, or security for, all or any part of the Subordinated Obligations unless and until the Senior Obligations shall have been paid in full; provided, however, that a Subordinated Creditor may receive, and the Obligor may make, payments with respect to the Subordinated Obligations owed to such Subordinated Creditor to the extent the Obligor is permitted to make such payments pursuant to Section
6.4 of the Credit Agreement; provided, further, however, that if at any time the payment of cash interest on any Subordinated Obligation is otherwise prohibited by the terms hereof, then the outstanding principal amount of the Subordinated Obligations in respect of which such interest is payable may be increased by an amount equal to such prohibited interest payment. The Obligor will not make any payment of any of the Subordinated Obligations, or take any other action, in contravention of the provisions of this Subordination Agreement. Each Subordinated Creditor expressly agrees that, unless and until such time as the Loans under the Credit Agreement shall have been accelerated, any payment in respect of any Subordinated Obligation owed to such Subordinated Creditor which is not made in a timely manner by reason of the operation of this Subordination Agreement shall be deemed to be deferred and the Obligor shall not be in default under any of the Junior Obligation Documents by reason thereof.

                  Each Subordinated Creditor further acknowledges and agrees that it will not take any collateral of the Obligor unless and until the Lenders have been paid in full.

                  3. Additional Provisions Concerning Subordination. Each of the Subordinated Creditors and the Obligor hereby agrees as follows:

                  (a) In the event of (i) any dissolution, winding up, liquidation or other similar reorganization of the Obligor (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of the Obligor, whether or not involving insolvency or bankruptcy, or any other marshaling of the assets and liabilities of the Obligor or otherwise); or (ii) any Default or Event of Default which is in effect and continuing, or any default, demand for payment or acceleration of maturity regarding any Subordinated Obligation:

                  (1) all Senior Obligations shall first be paid to the Administrative Agent for the benefit of the Lenders in full before any payment or distribution is made upon the principal of or interest on or any fees, costs, charges or expenses in connection with any of the Subordinated Obligations, and before any remedial action is taken by any Subordinated Creditor including, without limitation, any action described in Section 2 or 7 hereof

                           (it being understood and agreed that nothing herein shall prevent any Subordinated Creditor from exercising rights which might otherwise be available to it to take any action to preserve or protect the validity of any claim it may have with respect to any Subordinated Obligation or its security interest in any collateral securing any Subordinated Obligation, so long as such action would not adversely affect any claim of the Administrative Agent or any Lender or the security interest of the Administrative Agent (on behalf of the Lenders) in the Collateral or the value of any thereof); and

                  (2) any payment or distribution of assets of the Obligor with respect to any Subordinated Obligation or pursuant to any Junior Obligation Document, whether in cash, property or securities (other than equity securities or debt securities which are subordinated to the Senior Obligations at least to the same extent as the Subordinated Obligations) to which any Subordinated Creditor would be entitled with respect to any Subordinated Obligation or pursuant to any Junior Obligation Document except for the provisions hereof, shall be paid or delivered by the Obligor, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other Person making such payment or distribution, directly to the Administrative Agent for the benefit of the Lenders, to the extent necessary to pay in full all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Administrative Agent for the benefit of the Lenders, before any payment or distribution is made to any Subordinated Creditor;

                  (b) In any proceeding referred to, or resulting from any event referred to, in subsection (a) of this Section 3 commenced by or against the
Obligor:

                  (1) The Administrative Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of any of the Subordinated Creditors or otherwise) to, but shall have no obligation to,
                           (i) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Section 3 and give acquittance therefor, (ii) file claims and proofs of claim in respect of any of the Subordinated Obligations if the applicable Subordinated Creditor has not done so by the date which is ten (10) Business Days prior to any applicable bar date and (iii) take such other action as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent and/or the Lenders hereunder; and

                  (2) Each Subordinated Creditor hereby agrees that it will duly and promptly take such action as the Administrative Agent may reasonably request to collect the Subordinated Obligations which are owed to such Subordinated Creditor for the account of the Lenders, file appropriate claims or proofs of claim with respect thereto, execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable it to enforce any and all claims with respect to the Subordinated Obligations which are owed to such Subordinated Creditor and collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations which are owed to such Subordinated Creditor;

                  (c) All payments or distributions upon or with respect to any of the Subordinated Obligations which are received by a Subordinated Creditor contrary to the provisions of this Subordination Agreement shall be deemed to be the property of the Lenders, shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Administrative Agent for the benefit of the Lenders in the same form as so received (with any necessary endorsement) to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full;

                  (d) Each Subordinated Creditor hereby waives any requirement for marshaling of assets by the Administrative Agent or the Lenders in connection with any foreclosure of any Lien of the Administrative Agent or the Lenders under the Senior Obligation Documents;

                  (e) None of the Subordinated Creditors shall take any action to impair or otherwise adversely affect the foreclosure of, or other realization of, the Administrative Agent's or the Lenders' rights under the Senior Obligation Documents; and

                  (f) The Administrative Agent is hereby authorized to demand specific performance of this Subordination Agreement at any time when a Subordinated Creditor shall have failed to comply with any of the provisions of this Subordination Agreement, and each of the Subordinated Creditors hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

                  4. Subrogation. Each Subordinated Creditor agrees that no payment or distribution to the Administrative Agent and/or the Lenders pursuant to the provisions of this Subordination Agreement shall entitle such Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Obligations shall have been paid in full.

                  5. Legend. Notwithstanding any other provision of this Subordination Agreement, the applicable Subordinated Creditor and the Obligor will cause any promissory note evidencing any Subordinated Obligation, any replacement thereof and any mortgage or security document relating thereto to include the following provision:

                           "The  indebtedness   evidenced  or  secured  by  this
                  instrument is subordinated to other indebtedness pursuant to, and to the extent provided in, and is otherwise subject to the terms of, the Subordination Agreement dated as of January 27, 1998 among Alaska United Fiber System Partnership, GCI Holdings, Inc., GCI Transport Co., Inc. and Credit Lyonnais New York Branch as Administrative Agent."

                  6. Negative Covenants of the Subordinated Creditors. So long as any of the Senior Obligations shall remain outstanding, none of the Subordinated Creditors will, without the prior written consent of the Administrative Agent:

                  (a) Sell, assign, pledge, encumber or otherwise dispose of any instrument evidencing the Indebtedness or other obligation of the Obligor owed to such Subordinated Creditor or any collateral securing the Subordinated Obligations unless such sale, assignment, pledge, encumbrance or other disposition is made expressly subject to this Subordination Agreement and the other party to such sale, assignment, pledge, encumbrance or other disposition consents in writing to be bound by the terms hereof;

                  (b) Permit the terms of any of the Junior Obligation Documents or collateral securing the Subordinated Obligations to be changed in any way which would limit or impair these subordination provisions, change any payment date thereunder or accept any collateral therefor;

                  (c) Declare all or any portion of the Subordinated Obligations due and payable prior to the date fixed therefor unless the Loans under the Credit Agreement shall have first been accelerated;

                  (d) Realize upon, or otherwise exercise any remedies with respect to, any collateral securing the Subordinated Obligations or any portion thereof or take any other action described in Section 2 hereof with respect to any of the Subordinated Obligations; or

                  (e) Commence, or join with any creditor other than the Administrative Agent or the Lenders in commencing any proceeding referred to in subsection (a) of Section 3 hereof.

                  7. Obligations Unconditional. All rights and interests of the
Administrative  Agent  and  the  Lenders  hereunder,   and  all  agreements  and
obligations of the Subordinated Creditors and the Obligor hereunder, shall remain in full force and effect irrespective of:

                  (a) Any lack of validity or enforceability of any Senior Obligation Document or any other agreement or instrument relating thereto;

                  (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of, or any consent to departure from, any Senior Obligation Document;
                  (c) Any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations; or

                  (d) Any other circumstances which might otherwise constitute a defense available to, or a discharge of, either (i) the Obligor in respect of the Senior Obligations or (ii) any Subordinated Creditor or the Obligor in respect of this Subordination Agreement.

                  8. Additional Agreement by the Subordinated Creditors. Each Subordinated Creditor agrees that neither the Administrative Agent nor any Lender shall have any liability or obligation to such Subordinated Creditor on account of exercise of the rights and remedies of the Administrative Agent and/or the Lenders under any Senior Obligation Document.

                  9. Further Assurances. Each Subordinated Creditor and the Obligor will, at its own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder.

                  10. Expenses. The Obligor agrees to pay to the Administrative Agent, upon demand, the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel for the Administrative Agent, which the Administrative Agent may incur in connection with the exercise or enforcement of any of the rights or interests of the Administrative Agent or the Lenders hereunder.

                  11. Notice. All demands, notices and other communications which any party hereto may desire or may be required to give to any other party hereunder shall be in writing and shall be delivered or mailed (or if telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) to such other party at its address as follows:

                  (a)      to the Administrative Agent at:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, NY  10019
                           Attn:  Project Finance Group
                           Facsimile No.: (212) 261-3421

                  (b) to the Obligor at:

                           Alaska United Fiber System Partnership
                           c/o GCI Fiber Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn:  Chief Financial Officer
                           Telecopier:  (907) 265-5676

                  (c) to Holdings at:

                           GCI Holdings, Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn:  Chief Financial Officer
                           Telecopier:  (907) 265-5676

                  (d) to GCI Transport at:

                           GCI Transport Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn:  Chief Financial Officer
                           Telecopier:  (907) 265-5676

or to any such party at such other address as shall be designated by such party in a written notice to each other party hereto, complying as to delivery with the terms of this Section 11. All such demands, notices, and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 11 or in accordance with the latest unrevoked written direction from such party.

                  12. Service of Process. EACH OF THE SUBORDINATED CREDITORS AND THE OBLIGOR (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SUBORDINATION AGREEMENT, THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF BROUGHT BY THE ADMINISTRATIVE AGENT, A LENDER OR ANY OF THEIR RESPECTIVE

SUCCESSORS OR ASSIGNS AND (B) TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SUBORDINATION AGREEMENT, THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (C) HEREBY WAIVES IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS (EXCEPT FOR COMPULSORY COUNTERCLAIMS). EACH OF THE SUBORDINATED CREDITORS AND THE OBLIGOR HEREBY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT HERETO. EACH OF THE SUBORDINATED CREDITORS AND THE OBLIGOR AGREES THAT ITS SUBMISSION TO JURISDICTION AND ITS CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST ANY SUBORDINATED CREDITOR OR THE OBLIGOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF SUCH SUBORDINATED CREDITOR OR THE OBLIGOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT AND/OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBORDINATED CREDITOR OR THE OBLIGOR OR ANY OF THEIR RESPECTIVE ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH SUBORDINATED CREDITOR, THE OBLIGOR OR THEIR RESPECTIVE ASSETS MAY BE FOUND.

                  13. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE SUBORDINATED CREDITORS AND THE OBLIGOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF, OR BASED UPON, THIS SUBORDINATION AGREEMENT, THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE SUBORDINATED CREDITORS AND THE

OBLIGOR  ACKNOWLEDGES  THAT IT HAS BEEN  INFORMED  THAT THE  PROVISIONS  OF THIS
SECTION 13 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS SUBORDINATION AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER FUNDAMENTAL DOCUMENTS. THE ADMINISTRATIVE AGENT AND THE LENDERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SUBORDINATED CREDITORS AND THE OBLIGOR TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

                  14. Termination. This Subordination Agreement shall terminate when the Senior Obligations have been indefeasibly paid in full and the Commitments shall have terminated.

                  15. Consent by the Administrative Agent. The Administrative Agent, on behalf of the Lenders, hereby consents to the pledge and grant of a security interest by Holdings to NationsBank of Texas, N.A. as administrative agent for the lenders referred to in the Holdings Credit Agreements (in such capacity, the "Holdings Administrative Agent"), in and to the Subordinated Obligations owed by the Obligor to Holdings and in any note evidencing any of such Subordinated Obligations in order to secure the Obligations (as such term is defined in each of the Holdings Credit Agreements). The provisions of this
Section 15 shall not become effective unless and until the Holdings Administrative Agent executes the acknowledgment, agreement and consent set forth below the signature lines of this Subordination Agreement.

                  16.      Miscellaneous.

                  (a)  No  amendment  of any  provision  of  this  Subordination
Agreement shall be effective unless it is in writing, signed by the Administrative Agent and all the other parties hereto and consented to by the Required Lenders. No waiver of any provision of this Subordination Agreement, and no consent to any departure herefrom, shall be effective unless it is in writing, signed by the Administrative Agent and consented to by the Required Lenders, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder or under any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  (c) Any provision of this Subordination Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  (d) All references herein to any of the parties to this Subordination Agreement shall be deemed to include the successors and assigns of such party; provided, however, that the Obligor and the Subordinated Creditors may not assign any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders, and all covenants, promises, and agreements by or on behalf of the Obligor and the Subordinated Creditors which are contained herein shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

                  (e) This Subordination Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

                  (f) THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE-OF-LAW RULES THEREOF WHICH MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION.

                  IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed as of the day and year first written above.


                                     ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                                     By:  GCI  Fiber  Co.,   Inc.,  its  General
                                     Partner


                                     By: /s/
                                     Name: John M. Lowber
                                     Title: Secretary/Treasurer

                                     By:  Fiber  Hold  Co.,  Inc.,  its  General
                                     Partner


                                     By: /s/
                                     Name: John M. Lowber
                                     Title: Secretary/Treasurer


                                     GCI HOLDINGS, INC.


                                     By: /s/
                                     Name: John M. Lowber
                                     Title: Secretary/Treasurer


                                     GCI TRANSPORT CO., INC.


                                     By: /s/
                                     Name: John M. Lowber
                                     Title: Secretary/Treasurer


Executed in
New York, New York
                                     CREDIT   LYONNAIS  NEW  YORK   BRANCH,   as
                                     Administrative Agent


                                     By: /s/
                                     Name : Michael F.G. Pepe
                                     Title: Vice President

            ACKNOWLEDGMENT, AGREEMENT AND CONSENT

                  In accordance with Section 6(a) of the Subordination Agreement, NationsBank of Texas, N.A. as administrative agent (the "Holdings Administrative Agent") for the lenders referred to in the Holdings Credit Agreements (the "Holdings Lenders"), on behalf of the Holdings Lenders, hereby
(i) acknowledges and agrees that the pledge and grant of a security interest by Holdings to the Holdings Administrative Agent, in and to the Subordinated Obligations owed by the Obligor to Holdings and in any note evidencing any of such Subordinated Obligations in order to secure the Obligations (as such term is defined in each of Holdings Credit Agreements), is subject to the terms and provisions of the foregoing Subordination Agreement and (ii) consents and agrees to be bound by the terms and provisions of such Subordination Agreement as if it were a Subordinated Creditor.


Date: 1/26, 1998                     NATIONSBANK OF TEXAS, N.A.,
                                     as administrative agent



                                     By: /s/
                                     Name: Whitney Busse
                                     Title: Vice President

                                                                       EXHIBIT G

                              DEPOSITARY AGREEMENT


                  DEPOSITARY AGREEMENT (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Depositary Agreement") dated as of January 27, 1998 by and between Alaska United Fiber System Partnership, a general partnership organized under the laws of Alaska (the "Borrower") and Credit Lyonnais New York Branch, as administrative agent for the Lenders referred to below (in such capacity, the "Administrative Agent").

                  Pursuant to that certain Credit and Security Agreement dated as of January 27, 1998 among the Borrower, the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), the Lenders have agreed to make loans to the Borrower on the terms, and subject to the conditions, set forth therein.

                  The Lenders require that the Borrower enter into this Depositary Agreement in order to set forth the order of priority of withdrawals from the Disbursement Account (as such term is hereinafter defined) and other matters relating thereto.

                  Accordingly, in consideration of the premises and of the mutual agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions.

                  (a) All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement.

                  (b) As used herein, the following terms shall have the meanings set forth below:

                           "Adequate Debt Service  Coverage"  shall mean for any
                  date at which it is to be determined, that the Debt Service Coverage Ratio as of such date equals or exceeds 1.20:1.00.

                           "Alaska  Depositary  Account"  shall mean Account No.
                  1510-562-0, entitled "Alaska Depositary Account", in the name of the Borrower at the office of The First National Bank of Anchorage, 201 West 36th Avenue, P.O. Box 200628, Anchorage, Alaska 99520.

                           "Budgeted  O&M" shall be as  defined in Section  3(a)
                  hereof.

                           "Cash   Receipts"   shall  mean  the  cash  receipts,
                  revenues or income actually received by the Borrower pursuant to the terms of any Capacity Agreement, any Project Agreement or otherwise, including, without limitation, (a) interest and other income earned on the amounts in the Disbursement Account, (b) interest and other income earned on any amount in the Interest Reserve Account or the Holding Account and withdrawn therefrom for deposit into the Disbursement Account and (c) any payments, rebates or refunds to the Borrower pursuant to any of the Capacity Agreements, other Project Agreements or otherwise including, without limitation, payments for services provided by the Borrower, but specifically excluding any recovery of any insurance loss relating to the Project or any amount relating to an Event of Loss (which recoveries and amounts are required to be deposited in the Insurance Proceeds Account in accordance with the terms of the Credit Agreement).

                           "Debt Service Coverage Ratio" shall mean for any date
                  at which it is to be determined, the ratio of (i) Cash Receipts actually received by the Borrower during the Trailing Four Quarters less the amount of operating, maintenance and other expenses (but excluding interest expense) incurred by the Borrower during the Trailing Four Quarters, to (ii) all scheduled principal, interest and fees paid or accrued with respect to all outstanding Indebtedness of the Borrower and all amounts paid or accrued with respect to all Interest Rate Protection Agreements of the Borrower in each case, during the Trailing Four Quarters less the amount of any payments with respect to Interest Rate Protection Agreements actually received by the Borrower during the Trailing Four Quarters.

                           "Disbursement   Account"   shall  mean   Account  No.
                  0139787000100 entitled "Alaska United Disbursement Account" at the office of Credit Lyonnais New York Branch, 1301 Avenue of the Americas, New York, New York 10019.

                           "Holding    Account"    shall   mean    Account   No.
                  0139787000102, entitled "Alaska United Holding Account" at the office of Credit Lyonnais New York Branch, 1301 Avenue of the Americas, New York, New York 10019.

                           "Holdover  Funds" shall be as defined in Section 5(b)
                  hereof.

                           "Interest  Reserve  Account"  shall mean  Account No.
                  0139787000103 entitled "Alaska United Interest Reserve Account" at the office of Credit Lyonnais New York Branch, 1301 Avenue of the Americas, New York, New York 10019.

                           "Local   Bank   Account"   shall  mean   Account  No.
                  1511-174-3 established by the Borrower at the office of The First National Bank of Anchorage, 201 West 36th Avenue, P.O. Box 200628, Anchorage, Alaska 99520.

                           "Trailing Four  Quarters"  shall mean with respect to
                  any date at which it is to be determined, the fiscal quarter then ended and the three immediately preceding fiscal quarters, considered as a single period; provided, however, that for each of the first three (3) fiscal quarters following the Completion Date, "Trailing Four Quarters" shall mean the period from the Completion Date to the last day of such fiscal quarter.

                  2. Disbursement Account; Direct Payment.

                  (a) The Borrower hereby agrees that the Disbursement Account shall be under the sole dominion and control of the Administrative Agent.

                  (b) The Borrower hereby agrees that all Cash Receipts received by the Borrower after the Closing Date shall be deposited directly in the Alaska Depositary Account (or if such Cash Receipt is to be received from an Affiliate of the Borrower, in the Disbursement Account). The Borrower shall instruct all Persons party to any agreement (including, without limitation, any Capacity Agreement or any Project Agreement) whether now existing or hereafter entered into, which requires or provides for a payment of any Cash Receipts to the Borrower, to make such payments directly into the Alaska Depositary Account or the Disbursement Account (as applicable) and shall cause all such Persons to agree to make such payments directly into the Alaska Depositary Account or the Disbursement Account (as applicable). The Borrower shall promptly notify the Administrative Agent if the Borrower becomes aware that any such Person refuses or fails to make such payments directly into the Alaska Depositary Account or the Disbursement Account (as applicable).

                  (c) The Borrower hereby specifically authorizes and directs all Persons party to any agreement which requires or provides for a payment of any Cash Receipts to the Borrower to make such payments directly into the Alaska Depositary Account or the Disbursement Account (as applicable). The Borrower further acknowledges and agrees that all payments made by a Person directly into the Alaska Depositary Account or the Disbursement Account in accordance with the instructions of the Borrower (or the Administrative Agent) shall constitute and be deemed to be payments to the Borrower under the applicable agreement, and shall discharge the obligations of such Person to make such payments to the Borrower under the applicable agreement to the extent of such payments made directly into the Alaska Depositary Account or the Disbursement Account.

                  (d) In the event the Borrower receives any Cash Receipts from any Person, which Cash Receipts should have been remitted directly to the Alaska Depositary Account or the

Disbursement Account (as applicable), the Borrower shall promptly remit such Cash Receipts to the Disbursement Account to be applied in accordance with the terms of this Depositary Agreement.

                  3. Withdrawals from the Disbursement Account. The Borrower hereby irrevocably authorizes the Administrative Agent to make withdrawals and transfers and/or applications of funds on deposit in the Disbursement Account on and after the date on which the System is Completed, on the applicable dates indicated below, in the following order of priority:

                  (a) first, on the last Business Day of each calendar month, the Administrative Agent shall withdraw funds from the Disbursement Account in an amount not exceeding the amount of the operating and maintenance expenses budgeted for such month as set forth in the applicable Operating Budget delivered to the Administrative Agent pursuant to Section 5.1(l) of the Credit Agreement (such expenses shall be referred to herein as the "Budgeted O&M" for such month) and shall transfer such funds to the Local Bank Account; provided, however, that any withdrawal or transfer of funds to the Borrower pursuant to this paragraph (a) shall only be made if, on the date of the proposed withdrawal and transfer, no Default or Event of Default shall have occurred and then be continuing or any Default or Event of Default shall have been waived by the Required Lenders;

                  (b) second, on the last Business Day of each calendar month, if any funds remain on deposit in the Disbursement Account after making the withdrawal specified in paragraph (a) above, then the Administrative Agent shall withdraw funds from the Disbursement Account in an amount not exceeding the sum of (i) any accrued interest, fees or other amounts that will become payable in the next succeeding month to the Administrative Agent or any of the Lenders pursuant to the Credit Agreement or any of the other Fundamental Documents plus
(ii) any periodic net payments with respect to any Interest Rate Protection Agreement that will become payable in the next succeeding month, and shall transfer such funds to the Interest Reserve Account;

                  (c) third, on the last Business Day of each calendar month, if any funds remain on deposit in the Disbursement Account after making the withdrawals specified in paragraphs (a) and (b) above, then the Administrative Agent shall withdraw funds from the Disbursement Account in an amount not exceeding any termination payment with respect to an Interest Rate Protection Agreement (the termination of which has been consented to by the Required Lenders as required by the Credit Agreement) which payment will become payable in the next succeeding month and shall transfer such funds to the Interest Reserve Account;

                  (d) fourth, on the last Business Day of each calendar quarter, if any funds remain on deposit in the Disbursement Account after making the withdrawals specified in paragraphs (a), (b) and (c) above, then the Administrative Agent shall withdraw funds from the Disbursement Account in an amount not exceeding any scheduled amortization payment due to the Lenders at the end of such quarter pursuant to the Credit Agreement and/or the Term Notes and shall apply such funds to the repayment of the outstanding principal amount of the Loans in accordance with the terms of the Credit Agreement;

                  (e) fifth, on the last Business Day of each calendar quarter, if any funds remain on deposit in the Disbursement Account after making the withdrawals specified in paragraphs (a), (b), (c) and (d) above, then the Administrative Agent shall withdraw funds from the Disbursement Account in an amount not exceeding the amount (if any) by which the amount of operating and maintenance expenses actually incurred by the Borrower during such quarter exceeded the amount of Budgeted O&M for such quarter and shall transfer such funds to the Local Bank Account; provided, however, that any withdrawal and transfer of funds to the Borrower pursuant to this paragraph (e) shall only be made if, on the date of the proposed withdrawal and transfer, no Default or Event of Default shall have occurred and then be continuing or any Default or Event of Default shall have been waived by the Required Lenders;

                  (f) sixth, on the last Business Day of each calendar quarter, if any funds remain on deposit in the Disbursement Account after making the withdrawals specified in paragraphs (a), (b), (c), (d) and (e) above, then the Administrative Agent shall withdraw such funds and shall transfer such funds to the Local Bank Account; provided, however, that any withdrawal or transfer of funds to the Borrower pursuant to this paragraph (f) shall only be made if on the date of the proposed withdrawal and transfer, (i) no Default or Event of Default shall have occurred and then be continuing or any Default or Event of Default shall have been waived by the Required Lenders and (ii) the Borrower is able to demonstrate to the Administrative Agent that there is Adequate Debt Service Coverage; and provided, further, however, that over the term of the Credit Agreement, the Administrative Agent shall only transfer an aggregate, cumulative amount of up to ten million dollars ($10,000,000) to the Borrower pursuant to this paragraph (f);

                  (g) seventh, on the last Business Day of each calendar quarter, if any funds remain on deposit in the Disbursement Account after making the withdrawals specified in paragraphs (a), (b), (c), (d), (e) and (f) above, then the Administrative Agent shall withdraw all such funds (the "Remaining Funds") and shall apply the Remaining Funds to the repayment of the outstanding principal amount of the Loans in accordance with the terms of the Credit Agreement; provided, however, that with respect to any calendar quarter occurring after the Conversion Date, if (i) no Default or Event of Default shall have occurred and then be continuing or any Default or Event of Default shall have been waived by the Required Lenders and (ii) the Borrower is able to demonstrate to the Administrative Agent that there is Adequate Debt Service Coverage, then upon the request of the Borrower, the Administrative Agent shall transfer fifty percent (50%) of the Remaining Funds to the Local Bank Account and shall apply the other fifty percent (50%) of the Remaining Funds to the repayment of the outstanding principal amount of the Loans in accordance with the terms of the Credit Agreement.

                  The parties hereto hereby agree that any withdrawals and transfers and/or applications of funds pursuant to this Section 3 shall be made after the time any transfer of funds from the Alaska Depositary Account to the Disbursement Account should have been made in accordance with the Instruction Letter.

                  4. Interest Reserve Account; Withdrawals from the Interest Reserve Account.

                  (a) The Borrower hereby agrees that the Interest Reserve Account shall be under the sole dominion and control of the Administrative Agent.

                  (b) The Administrative Agent shall make withdrawals and transfers of funds on deposit in the Interest Reserve Account from time to time in each month as and when necessary in order to duly and timely pay to the Administrative Agent and/or any of the Lenders any accrued but unpaid interest, fees, payments with respect to any Interest Rate Protection Agreements to which a Lender is a party or other amounts becoming due in such month; provided that any such withdrawal and transfer shall only be made on the date on which the applicable payment is due.

                  (c) On the last Business Day of each month (after giving effect to any withdrawals to be made on such Business Day pursuant to Section 4(b) above), the Administrative Agent shall withdraw all funds on deposit in the Interest Reserve Account and shall transfer such funds to the Disbursement Account. Any such transfer shall be made prior to any withdrawals to be made on such Business Day from the Disbursement Account pursuant to Section 3 hereof.

                  (d)   The   Borrower   hereby   irrevocably   authorizes   the
Administrative Agent to make the withdrawals and transfers  contemplated by this
Section 4.

                  5. Holding Account; Failure to have Adequate Debt Service Coverage.

                  (a) The Borrower hereby agrees that the Holding Account shall be under the sole dominion and control of the Administrative Agent.

                  (b) In the event that on the last Business Day of any calendar quarter, any funds on deposit in the Disbursement Account are not withdrawn and transferred as provided in paragraphs (f) and (g) of Section 3 hereof because the Borrower is unable to demonstrate to the Administrative Agent that there is Adequate Debt Service Coverage (such funds being referred to herein as "Holdover Funds"), the Administrative Agent shall withdraw the Holdover Funds from the Disbursement Account and shall transfer the Holdover Funds to the Holding Account.

                  (c) If (i) funds have been  transferred  and are being held in the Holding Account pursuant to the provisions hereof and (ii) on the fifth Business Day prior to the end of any calendar quarter occurring after the date any such funds were transferred to the Holding Account, the Borrower demonstrates to the Administrative Agent that there will be Adequate Debt Service Coverage as of the last Business Day of such quarter, then on the last Business Day of such quarter, the Administrative Agent shall withdraw all funds then on deposit in the Holding Account and shall transfer such funds to the Disbursement Account. Such transfer shall be made prior to any withdrawals to be made on such Business Day from the Disbursement Account pursuant to Section 3 hereof.

                  (d) The Borrower hereby authorizes the Administrative Agent to make the withdrawals and transfers and/or to apply funds as contemplated by this
Section 5.

                  6. Certificates by the Borrower.

                  (a) The Borrower hereby agrees to deliver to the Administrative Agent at least three (3) Business Days prior to the end of each calendar month, a certificate signed by an Authorized Officer setting forth the amount of any payment becoming due in the immediately succeeding month in respect of any Interest Rate Protection Agreement, the date such payment becomes due and the Person to which such payment is owed.

                  (b) The Borrower hereby agrees to deliver to the Administrative Agent at least five (5) Business Days prior to the end of each calendar quarter, a certificate signed by an Authorized Officer (i) demonstrating in reasonable detail whether or not there will be Adequate Debt Service Coverage as of the last Business Day of such quarter and (ii) setting forth the amount (if any) by which the amount of operating and maintenance expenses actually incurred by the Borrower during such quarter exceeded the amount of Budgeted O&M for such quarter.

                  7. Investment of Funds.

                  (a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Disbursement Account, the Interest Reserve Account or the Holding Account, so long as no Default or Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that if such instructions are given verbally, they shall be confirmed promptly in writing by facsimile or otherwise) or, if the Borrower shall fail to give such instructions, in the sole discretion of the Administrative Agent, provided that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Disbursement Account, the Interest Reserve Account or the Holding Account in other than Cash Equivalents described in clause (i) of the definition of Cash Equivalents or described in clauses (ii) and (iii) of the definition of Cash Equivalents to the extent issued by Credit Lyonnais New York Branch or Credit Lyonnais Nassau Branch. The Administrative Agent shall have no obligation to invest or reinvest any of the funds from time to time deposited in the Disbursement Account, the Interest Reserve Account or the Holding Account if the Borrower shall not have provided the instructions contemplated by this Section 7(a).

                  (b) Any net income or gain on the investment of funds from time to time held in the Disbursement Account, the Interest Reserve Account or the Holding Account, shall be retained by the Administrative Agent as a part of the Disbursement Account, the Interest Reserve Account or the Holding Account (as the case may be) and any net loss on any such investment shall be charged against the Disbursement Account, the Interest Reserve Account or the Holding Account (as the case may be).

                  (c) Neither the Administrative Agent nor the Lenders shall be a trustee for the Borrower, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Disbursement Account, the Interest Reserve Account or the Holding Account, except as expressly provided herein and except that the Administrative Agent (for the benefit of the Lenders) shall have the obligations of a secured party under the UCC. The Administrative Agent and the Lenders shall not have any obligation or responsibilities and shall not be liable in any way for any investment decision made pursuant to this Section 7 or for any decrease in the value of the investments held in the Disbursement Account, the Interest Reserve Account or the Holding Account.

                  (d) The Borrower acknowledges and agrees that no investment loss or other decrease in the value of any investments or cash or other property held in the Disbursement Account, the Interest Reserve Account or the Holding Account shall in any way affect the Borrower's obligations under the Credit Agreement or the other Fundamental Documents.

                  8. Grant of Security Interest. For value received and to induce the Lenders to make the Loans from time to time to the Borrower as provided for in the Credit Agreement, as security for the due and punctual payment and performance of all of the Obligations, the Borrower hereby assigns to the Administrative Agent (for the benefit of the Lenders), and grants to the Administrative Agent (for the benefit of the Lenders), a first and prior Lien upon all the Borrower's right, title and interest in and to the Disbursement Account, the Interest Reserve Account and the Holding Account, all cash, documents, instruments and securities from time to time held in the Disbursement Account, the Interest Reserve Account or the Holding Account, all rights pertaining to investments of funds in the Disbursement Account, the Interest Reserve Account or the Holding Account and all products and proceeds of, or income from, any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Disbursement Account, the Interest Reserve Account or the Holding Account, and all rights pertaining to investments of funds in the Disbursement Account, the Interest Reserve Account and the Holding Account shall immediately and without any need for any further action on the part of the Borrower, any Lender or the Administrative Agent, become subject to the Lien set forth in this Section 8, be deemed Collateral for all purposes and be subject to the provisions of this Depositary Agreement and the other Fundamental Documents.

                  9. Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments or securities held in the Disbursement Account, the Interest Reserve Account or the Holding Account and may immediately apply the proceeds thereof and any other cash held in the Disbursement Account, the Interest Reserve Account or the Holding Account in accordance with Section
8.7 of the Credit Agreement.

                  10. Further Assurances. The Borrower hereby agrees to execute documentation (including, without limitation, assignment agreements, instruction letters and other documentation) as may now or hereafter be required by the Administrative Agent in order (a) to reflect the security interest of the Administrative Agent (for the benefit of the Lenders) in the Disbursement Account, the Interest Reserve Account and the Holding Account, (b) to provide for the deposit into the Alaska Depositary Account or the Disbursement Account of all Cash Receipts as contemplated by Section 2 hereof and (c) to otherwise effectuate the provisions of this Depositary Agreement.

                  11. No Obligation. The Administrative Agent shall not be obligated to perform any of the obligations or duties of the Borrower under any Project Agreement or any other agreement to which the Borrower is a party, or to take any action to collect or enforce any claim for payment of any Cash Receipts. The Borrower hereby agrees that the neither Administrative Agent nor any of its Affiliates, directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder except for its or their own gross negligence or willful misconduct.

                  12. Term. This Depositary Agreement shall remain in full force and effect until all of the Obligations shall have been fully and indefeasibly paid and performed and the Commitments shall have terminated.

                  13. Notices. Notices and other communications provided for herein or otherwise given hereunder shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) to the parties at the following respective addresses:

                  (1)      If to the Administrative Agent:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Attn:  Project Finance Group, Portfolio
                           Facsimile No.:  (212) 261-3421

                  (2)      If to the Borrower:

                           Alaska United Fiber System Partnership
                           c/o GCI Fiber Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska 99503
                           Attn: Chief Financial Officer
                           Facsimile No.:  (907) 265-5676

or such other address as such party may from time to time designate by giving written notice to the other party hereto. All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 13 or in accordance with the latest unrevoked written direction from such party.

                  14. Successors and Assigns. All references herein to any of the parties to this Depositary Agreement shall be deemed to include the successors and assigns of such party; provided, however, that the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders, and all covenants, promises and agreements by or on behalf of the Borrower which are contained herein shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

                  15. Amendments. This Depositary Agreement may be amended, modified or supplemented, and the terms hereof may be waived, in each case only by a written instrument executed by the Borrower and the Administrative Agent and consented to by the Required Lenders; provided, however, that any amendment, modification, supplement or waiver of the provisions of Section 3 hereof shall require the consent of all the Lenders except as expressly provided in such
Section 3. The waiver by any party hereto of a breach of any provision of this Depositary Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar. No notice to, or demand on, the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  16. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  17. Counterparts. This Depositary Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

                  18. Headings. The headings and captions in this Depositary Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  19. Governing Law. THIS DEPOSITARY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW RULES THEREOF WHICH MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION.

                  20. No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder or under any other Project Agreement or Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  21. Entire Agreement. This Depositary Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Depositary Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Depositary Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                       ALASKA  UNITED FIBER  SYSTEM  PARTNERSHIP
                                       By:  GCI Fiber  Co.,  Inc.,  its  General
                                       Partner


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer


                                       By:  Fiber Hold Co.,  Inc.,  its  General
                                       Partner



                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer

                                       CREDIT  LYONNAIS  NEW  YORK  BRANCH,   as
                                       Administrative Agent



                                       By: /s/
                                       Name: Michael F.G. Pepe
                                       Title: Vice President

                                                                       EXHIBIT H

                               SPONSOR UNDERTAKING

                  UNDERTAKING made as of January 27, 1998 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Undertaking") by General Communication, Inc., an Alaska corporation ("GCI") for the benefit of Credit Lyonnais New York Branch, as Administrative Agent for the Lenders referred to below.

                  Reference is hereby made to that certain Credit and Security Agreement dated as of January 27, 1998 among Alaska United Fiber System Partnership (the "Borrower"), the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"). Pursuant to the Credit Agreement, the Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make loans to the Borrower.

                  GCI is the ultimate indirect owner of all of the partnership interests in the Borrower.

                  It is a condition precedent to the initial loan under the Credit Agreement that GCI deliver this Undertaking to the Lenders.

                  Accordingly, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, GCI hereby agrees as follows:

                  1. Definitions. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement.

                  2. Representations and Warranties.

                  (a) GCI has contributed $50,000,000 in cash, and certain other property to the Borrower.

                  (b) (i) The audited, consolidated balance sheet of GCI and its consolidated Subsidiaries at December 31, 1996 and (ii) the unaudited, consolidated balance sheet of GCI and its consolidated Subsidiaries at September 30, 1997, together with the related statements of income, cash flows and stockholders' equity and the related notes and supplemental information for such statements, in the forms which have previously been provided to the Lenders, have been prepared in accordance with GAAP, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present in all material respects the consolidated financial condition or the results of operations of GCI and its consolidated Subsidiaries at the dates or for the periods indicated, subject in the case of unaudited statements, to changes resulting from normal year-end and audit adjustments, and (in the case of balance sheets) reflect (including the notes thereto) all known liabilities, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in the notes to the financial statements.

                  (c) There has been no material adverse change with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of GCI or any of its consolidated Subsidiaries since December 31, 1996.

                  (d) This Undertaking when executed by GCI will constitute the legal, valid and binding obligation of GCI, enforceable in accordance with its terms, subject only, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general principles of equity.

                  3. Covenants. GCI agrees that, unless the Required Lenders shall otherwise consent in writing, it will:

                  (a) furnish or cause to be furnished to the Administrative Agent (with sufficient copies for the Lenders) within 120 days after the end of each fiscal year of GCI, the audited, consolidated balance sheet of GCI and its consolidated Subsidiaries as at the end of, and the related statements of income, cash flow and stockholders' equity for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of KPMG Peat Marwick LLP or such other independent public accountants of recognized standing as shall be retained by GCI and be reasonably satisfactory to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

                  (b) furnish or cause to be furnished to the Administrative Agent (with sufficient copies for the Lenders) within 60 days after the end of each of the first three fiscal quarters of each of its fiscal years, the unaudited, consolidated balance sheet of GCI and its consolidated Subsidiaries as at the end of, and the related unaudited statements of income, cash flow and stockholders' equity for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding periods in the preceding fiscal year, together with a certificate signed by the President, Vice President or Treasurer of GCI, on behalf of GCI, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of GCI, all adjustments necessary to present fairly the financial position of GCI as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) not permit a Change in Control to occur; and

                  (d) in the event  that GCI or any of its  Affiliates  sells or otherwise transfers to AT&T any partnership interests in the Borrower or any equity interests in any Affiliate of GCI and as a result of such transaction, AT&T either (i) owns (whether directly or indirectly) a greater amount of the partnership interests in the Borrower than GCI or (ii) has (whether directly or indirectly) greater power to direct or cause the direction of the management and policies of the Borrower than GCI, cause AT&T to sign an undertaking letter substantially similar to this Undertaking.

                  4. Term. This Undertaking shall remain in full force and effect until all of the Obligations shall have been fully and indefeasibly paid and performed and the Commitments shall have terminated.

                  5. Remedies. It is expressly understood and agreed by GCI that its failure to perform its obligations under Sections 3(c) and 3(d) hereof will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such failure and, as a consequence, agrees that each such obligation shall be specifically enforceable against GCI, and GCI hereby waives and agrees not to assert any defenses against an action for specific performance of such obligations.

                  6. Notices. Notices and other communications to GCI or the Administrative Agent in connection with this Undertaking shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) to the parties at the following respective addresses:

                           (1)      If to GCI:

                                    General Communication, Inc.
                                    2550 Denali Street, Suite 1000
                                    Anchorage, Alaska  99503
                                    Attn:   Chief Financial Officer
                                    Facsimile No.: (907) 265-5676

                           (2)      If to the Administrative Agent:

                                    Credit Lyonnais New York Branch
                                    1301 Avenue of the Americas
                                    New York, New York  10019
                                    Attn:  Project Finance Group
                                    Facsimile No.:  (212) 261-3421
or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party in accordance with the provisions hereof shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 6 or in accordance with the latest unrevoked written direction from such party.

                  7. Successors and Assigns. All references herein to any of the parties to this Undertaking shall be deemed to include the successors and assigns of such party; provided, however, that GCI may not assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders, and all covenants, promises and agreements by or on behalf of GCI which are contained herein shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

                  8. Amendment; Waiver; Consent. This Undertaking may be amended, modified or supplemented, and the terms hereof may be waived, in each case only by a written instrument executed by GCI and the Administrative Agent and consented to by the Required Lenders. The waiver by the Administrative Agent and the Required Lenders of a breach by GCI of any provision of this Undertaking shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar.

                  9. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  10. Counterparts. This Undertaking may be executed by GCI and the Administrative Agent in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

                  11. Headings. The headings and captions in this Undertaking are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  12. Governing Law. THIS UNDERTAKING SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE-OF-LAW RULES THEREOF WHICH MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION.

                  13. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, GCI HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS UNDERTAKING, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. GCI ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE ADMINISTRATIVE AGENT THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THE FUNDAMENTAL DOCUMENTS AND ANY OF THE PROJECT AGREEMENTS. THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GCI TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  14. No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder or under any other Project Agreement or Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  15. Submission to Jurisdiction; Service of Process. GCI HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS UNDERTAKING, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT BROUGHT BY THE ADMINISTRATIVE AGENT OR A LENDER OR ANY OF THEIR SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE ADMINISTRATIVE AGENT OR A LENDER. GCI TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS

PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS UNDERTAKING, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. GCI HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 6 HEREOF. GCI AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST GCI IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF GCI THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST GCI OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE GCI OR SUCH ASSETS MAY BE FOUND.

                  IN WITNESS WHEREOF, GCI has caused this Undertaking to be executed and delivered by its officer thereunto duly authorized as of the day and year first above written.


                                       GENERAL COMMUNICATION, INC.




                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Senior Vice President, Chief
                                              Financial Officer


Accepted:

CREDIT LYONNAIS NEW YORK BRANCH,
  as Administrative Agent


By: /s/
      Name: Michael F.G. Pepe
      Title: Vice President

                                                                       EXHIBIT I


                 FORM OF ASSIGNMENT AND ACCEPTANCE


                        Dated


                  Reference is hereby made to the Credit and Security Agreement dated as of January 27, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Alaska United Fiber System Partnership (the "Borrower"), the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent (in such capacity, the "Administrative Agent"), NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

                                  (the "Assignor") and
(the "Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interests set forth below in and to all the Assignor's rights and obligations under the Credit Agreement, effective as of the Effective Date (such term being used herein as hereinafter defined) (including, without limitation, the amounts and percentages set forth below in (a) the Commitments of the Assignor on the Effective Date (if applicable) and (b) the outstanding Loans owing to the Assignor on the Effective Date, together with all unpaid interest accrued to the Effective Date); provided, however, it is expressly understood and agreed that
(x) the Assignor is not assigning to the Assignee and the Assignor  shall retain
(i) all of the Assignor's rights under Section 2.12 the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date including, without limitation, the rights to indemnification and to reimbursement for taxes, costs and expenses and (ii) any and all amounts paid to the Assignor prior to the Effective Date and (y) both Assignor and Assignee shall be entitled to the benefits of Sections 11.4 and 11.5 of the Credit
Agreement:

   (1) (1)            (2)                    (3)                   (4)
                 Amount Held            Amount being         Percentage of the
                 by Assignor (2)        assigned pursuant    Commitment and
                                        hereto (2)           Outstanding Loans
                                                             assigned pursuant
                                                             hereto
------------   ------------------      ------------------    ------------------

[Construction
Commitment] (3)

[Term Loan
Commitment] (3)

Outstanding Loans

                  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Fundamental Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereby and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Transaction Parties or the performance or observance by the Borrower or any of the Transaction


-------------------
(1) Pursuant to Section 11.3(b) of the Credit Agreement, no Lender may assign its rights and obligations under the Credit Agreement without the prior written consent of the Borrower and the Required Lenders if, upon the effectiveness of such assignment and any other assignment of a Lender's interests, rights and obligations pursuant to Section 11.3 of the Credit Agreement with the same effective date as such assignment, any Lender (A) shall at any time prior to the Completion Date, have a Construction Commitment which is less than the lesser of $15,000,000 and one-fifth (1/5) of the aggregate Construction Commitments of all the Lenders then in effect or (B) shall at any time on or after the Completion Date, hold outstanding Loans in a principal amount which is less than the lesser of $15,000,000 or one-fifth (1/5) of the aggregate amount of all Loans outstanding on such effective date.

(2) Calculated after giving effect to all assignments of Commitments and Loans that will be effective prior to the Effective Date.

(3) Only applicable for assignments with an Effective Date on or before the Completion Date.

Parties of any of their obligations under the Credit Agreement, the Fundamental Documents or any other instrument or document furnished pursuant thereto; and
(iii) attaches the Note held by it and requests that the Administrative Agent exchange such Note for a new Note payable to the Assignor (if the Assignor has retained a Commitment or holds any outstanding Loans under the Credit Agreement) and a new Note payable to the Assignee, in the respective amount(s) which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and Section 5.1(b) thereof (or if no such statements have been delivered as of the date hereof, then copies of the financial statements referred to in Section 3.5 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Fundamental Document; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement or any other Fundamental Document as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) agrees that it will keep confidential all information with respect to the Borrower and the Transaction Parties furnished to it by the Borrower, any of the Transaction Parties, the Assignor or the Administrative Agent (other than information generally available to the public or otherwise available to the Assignor on a non-confidential basis); (vii) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by any applicable tax treaty and (viii) has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A.

                  4. The effective date for this Assignment and Acceptance shall
be                   (the "Effective Date"). (4) Following the execution of this
Assignment and


-------------------
(4) See Section 11.3(b) of the Credit Agreement. Such date shall be not earlier than five (5) Business Days after the date of acceptance and recording by the Administrative Agent of the Assignment and Acceptance.

Acceptance by the Assignee and the Assignor, it will be delivered to the Administrative Agent, together with the processing and recording fee of $2,500 to be paid to the Administrative Agent by the Assignor, for acceptance and recording by the Administrative Agent pursuant to Section 11.3 of the Credit Agreement, effective as of the Effective Date.

                  5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Fundamental Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (and if this Assignment and Acceptance covers all or the remaining portion of the Assignor's interests, rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto).

                  6. Upon the acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments made by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

                  8.  This   Assignment   and  Acceptance  may  be  executed  in
counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be duly executed by their respective duly authorized officers.

                                       [NAME OF ASSIGNOR], as Assignor



                                       By
                                       Name:
                                       Title:


                                       [NAME OF ASSIGNEE], as Assignee



                                       By
                                       Name:
                                       Title:


Accepted this     day
of          , 199

CREDIT LYONNAIS NEW YORK BRANCH,
as Administrative Agent



By:
  Name:
  Title:

                                       Exhibit A to  Assignment  and  Acceptance
                                       dated                between
                                       (Assignor) and             (Assignee)


        [Attach a copy of the Administrative Questionnaire]

                                                                       EXHIBIT J


                   FORM OF BORROWING CERTIFICATE


                  The undersigned hereby certifies, represents and warrants with respect to the Borrowing to be made on the date indicated below pursuant to, and on the terms and conditions stated in, the Credit and Security Agreement dated as of January 27, 1998 among Alaska United Fiber System Partnership (the "Borrower"), the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") and the related Notes that (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement):

                           (a) The  representations  and warranties set forth in
                  the Credit Agreement and in the other Fundamental Documents are and will be true and correct in all material respects on and as of the date hereof and on the date of the Borrowing requested hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

                           (b) On the date hereof and on the date of the Borrowing requested hereunder, the Borrower and each Transaction Party is and will be in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Fundamental Documents and no Default or Event of Default has occurred or is continuing, nor shall any such event occur by reason of the making of the Loan(s) requested herein.

                           (c) No  material  adverse  change has  occurred  with
                  respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Borrower since July 29, 1997 or any of the Transaction Parties since June 30, 1997.

                           (d) The  Borrower has received the full amount of the
                  Sponsor Equity Funds and all of such funds have been (i) used for the payment of Project Costs (including, without limitation, Project Costs owed to the Contractor) or (ii) deposited in the SSI Cash Collateral Account pursuant to the SSI Cash Collateral Agreement.

                           (e) (i) The Borrower has no reason to believe that it
                  will not be able to fulfill its obligations under Section 5.21 of the Credit Agreement.

                           (f) The outstanding Obligations at July 31, 1998 will
                  not exceed the Specified Amount.

                           (g) The  Borrower  hereby  irrevocably  requests  [a]
                  Loan(s) on the terms and conditions as stated in the Credit Agreement and the related Notes and in that connection sets forth below the terms on which such Borrowing is requested to be made:

                           (i)        the   Loan(s)   being   requested   is   a
                                      [Construction Loan or the Term Loan].

                           (ii)       the requested  Business Day of the Loan(s)
                                      is       , 199 ;

                           (iii) the type of Loan(s) requested is [a Alternate Base Rate Loan or a Eurodollar Loan], the amount(s) thereof and the Interest Period(s) [if a Eurodollar Loan is requested] are as follows:

                                    Type       [Interest Period]        Amount
                                    ----       -----------------        ------

                           (h) [If a Construction  Loan is being  requested] The
                  proceeds of the Construction Loan(s) requested hereby shall be used solely to pay Project Costs previously incurred and currently due and payable (or in the case of the Final Construction Loan, incurred but not yet due and payable). Such Project Costs do not exceed the sum of the amount budgeted therefor (given the amount of the work completed on the
                  Project) as set forth in the Construction Budget plus the amount of the contingency set forth in the Construction Budget which has not previously been used to pay Project Costs (the "Unused Contingency"). The amount of the Unused Contingency (after giving effect to the Borrowing requested hereby) will
                  be $        .

                           (i) Upon  disbursement  by the  Borrower of the funds
                  advanced by the Lenders as requested in this Certificate, all Project Costs heretofore incurred and due and payable will be fully paid and satisfied.

                           (j) The actual cost  required to complete all matters
                  of a type included in any line item in the Construction Budget does not exceed the amount allocated to that line item in the Construction Budget, except as follows (if any): [describe]

                           (k) All Permits  required to be obtained on or before
                  the date hereof have been obtained and the same are valid and in full force and effect and not subject to any appeal or other unsatisfied requirements that may allow modifications or revocation thereof, except as follows: [describe]

                  The Borrower has no reason to believe that any Permits remaining to be obtained cannot be obtained in a timely manner. The Project has been conducted in compliance with all Permits.

                           (l) There does not exist,  and after giving effect to
                  the Borrowing requested in this Certificate there will not exist, any Event of Loss.

                           (m) The  Project  is  progressing  in a  satisfactory
                  manner so as to assure Completion of the System on or before January 1, 1999.

                           (n) There are no Liens on any of the Collateral, other than Permitted Encumbrances.

                           (o) Each  Fundamental  Document remains in full force
                  and effect.

                           (p) The statements,  calculations,  amounts and other
                  information set forth in this Certificate are true and correct.

                           (q) The Borrower has  undertaken  all  investigations
                  necessary to make all of the foregoing statements.

                           (r) The Borrower hereby agrees to notify the Administrative Agent in writing immediately if any of the matters certified herein will not be true and correct as of the date of the Borrowing requested hereby and the certifications herein shall be deemed made and ratified as of the time of such Borrowing unless the Borrower otherwise notifies the Administrative Agent.

                           (s) The Borrower hereby agrees that the Administrative Agent's acceptance of this Certificate will in no way operate as a waiver by the Administrative Agent or any Lender of any term, condition, covenant or agreement contained in the Credit Agreement or any of the other Fundamental Documents or of the Administrative Agent's or any Lender's right to enforce any term, condition, covenant or agreement therein.

                           (t) The Borrower hereby acknowledges that this Certificate is submitted for the purpose of inducing the Lenders to advance funds to the Borrower and that, in so lending such funds, the Lenders will rely upon the accuracy of matters stated in this Certificate.

                           (u) Attached  hereto is the most recent  construction
                  progress report.

                           (v) The Person  executing this  Certificate on behalf
                  of the General Partner (on behalf of the Borrower) is a duly authorized officer of the General Partner and he or she is authorized to execute this Certificate on behalf of the General Partner (on behalf of the Borrower).

                  IN  WITNESS   WHEREOF,   the   undersigned   has  caused  this
certificate to be executed as of this     day of        , 199 .


                                       ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                                       By:  GCI Fiber  Co.,  Inc.,  its  General
                                       Partner



                                       By:
                                       Name:
                                       Title:

                                       By:  Fiber Hold Co.,  Inc.,  its  General
                                       Partner



                                       By:
                                       Name:
                                       Title:

       [Attach the most recent construction progress report]

                                                                       EXHIBIT K


                  FORM OF ENGINEER'S CERTIFICATE


                  The undersigned, being the            of
(the "Independent Engineer") DO HEREBY CERTIFY on behalf of the Independent Engineer that:

                  1. This Certificate is being delivered pursuant to Section 4.3(e) of the Credit and Security Agreement dated as of January 27, 1998 (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Alaska United Fiber System Partnership, an Alaska general partnership (the "Borrower"), the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent in connection with the Borrowing in
the amount of $           requested by the Borrower to be made by the Lenders on
         , 199 (a copy of the Borrowing Certificate delivered by the Borrower to the Administrative Agent in connection with such proposed Borrowing is attached hereto as Annex 1). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given to such terms in the Credit Agreement.

                  2. All Project Costs incurred by the Borrower through the date of this Certificate are reasonable and do not exceed the sum of (A) the amount budgeted for such costs (given the amount of work completed on the Project) as set forth in the Construction Budget plus (B) the amount of the contingency set forth in the Construction Budget (the "Contingency"). The amount of the Contingency which has not been used to pay Project Costs (after giving effect to
the Borrowing requested in the attached Borrowing Certificate) is $          .

                  3. To the best of the Independent Engineer's knowledge after due inquiry and examination, Completion should be achieved by the dates required under all agreements relating to the Project including, without limitation, the Credit Agreement, all Project Agreements and all Capacity Agreements.

                  4. The amount of the Borrowing requested in the attached Borrowing Certificate, plus amounts on deposit in the Construction Account and the Local Bank Account, plus amounts on deposit in the SSI Cash Collateral Account, plus the proceeds of Loans in an aggregate amount equal to the unused Revolving Credit Commitments, will be sufficient to pay all Project Costs which are necessary for Completion of the Project and which are either incurred but not yet paid or have yet to be incurred.

                  5. Except as set forth on Annex 2 hereto, no information has come to the attention of the Independent Engineer that would cause the Independent Engineer to conclude that the information set forth in the attached Borrowing Certificate is inaccurate in any material respect.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on behalf of the Independent Engineer.

Date:  [to be dated the date                  [                   ]
        of the proposed
        Borrowing]

                                       By:
                                       Name:
                                       Title:

                              Annex 1

      [Attach a copy of the applicable Borrowing Certificate]

                              Annex 2


          [See paragraph 5 of the Engineer's Certificate]

                                                                       EXHIBIT L

                      FORM OF OPERATING KEEP-WELL AGREEMENT
                            (GCI Transport Co., Inc.)


         OPERATING KEEP-WELL AGREEMENT (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Agreement") made as of
           , 1998 by and among GCI Transport Co., Inc., an Alaska corporation ("GCI Transport"), Alaska United Fiber System Partnership, a general partnership organized under the laws of Alaska (the "Borrower") and Credit Lyonnais New York Branch, as Administrative Agent.

         Pursuant to that certain Credit and Security Agreement dated as of January 27, 1998 among the Borrower, the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent and TD Securities (USA) Inc., as Documentation Agent (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), the Lenders have agreed to make loans to the Borrower on the terms, and subject to the conditions, set forth therein.

         Fiber Hold Co., Inc., an Alaska corporation ("Fiber Hold") and GCI Fiber Co., Inc., an Alaska corporation ("GCI Fiber"), each own fifty (50) percent of the partnership interests in the Borrower.

         GCI Transport owns all the issued and outstanding capital stock of each of Fiber Hold and GCI Fiber.

         The Lenders require that GCI Transport provide the Lenders with certain assurances in connection with the Borrower's operating expenses and its obligations under and pursuant to the Credit Agreement.

         Accordingly, in consideration of the premises and of the mutual agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement.

         2.       Subordinated Loans and Capital Contributions.

         (a) Subject to the terms and conditions set forth herein, GCI Transport hereby agrees that upon receipt of a notice and request for funds from the Borrower or the Administrative Agent given at any time on or after the Completion Date, it shall make subordinated loans or cash capital contributions, as it may elect, to the Borrower in order to provide sufficient funds for the Borrower to pay:

                  (i) all of the Borrower's operating expenses (including, without limitation, interest and principal on any Loan), to the extent necessary in order to prevent a payment default by the Borrower under any agreement to which the Borrower is or may be a party, including, without limitation, the Credit Agreement or any Project Agreement; and

                  (ii) the entire amount of the Obligations, if any, remaining unpaid at the Final Maturity Date or upon any acceleration of the Loans by reason of an Event of Default (each of the expenses and Obligations of the Borrower described in clauses (i) and (ii) of this Section 2(a) shall be referred to herein as a "Supported Obligation").

         (b) Promptly upon knowledge of any anticipated need of funds by the Borrower to pay any Supported Obligation, but in any event no later than seven
(7) Business Days prior to the date the applicable Supported Obligation in respect of which such funds are needed becomes due, the Borrower shall give notice and request for funds to GCI Transport setting forth (x) a description of the Supported Obligation becoming due, (y) the date such Supported Obligation becomes due and (z) the amount of funds required from GCI Transport by the Borrower in order to pay such Supported Obligation in full. The Borrower agrees that it shall cause a copy of any notice given by it to GCI Transport hereunder to be delivered to the Administrative Agent at the same time such notice is delivered to GCI Transport.

         (c) The Administrative Agent shall at all times have the right to give a notice and request for funds hereunder to GCI Transport.

         (d) If GCI Transport receives a notice and request for funds from either the Borrower or the Administrative Agent, GCI Transport agrees that it will make a subordinated loan or capital contribution to the Borrower in accordance with Section 2(a) above, in an amount in cash no less than the amount requested by the Borrower or the Administrative Agent (as applicable) no later than five (5) Business Days after GCI Transport's receipt of the applicable notice and request for funds or the date the applicable Supported Obligation is due and payable, whichever is later.

         3.       Obligations Absolute.

         (a) The obligations of GCI Transport under this Agreement are direct, absolute and unconditional and shall not be affected or impaired in any way by reason of (i) the lack of (or the extent of) prior enforcement by the
Administrative Agent or the Lenders or any other Person or (ii) any modification, limitation or discharge of any obligation arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law hereinafter initiated by or against the Borrower. The obligations of GCI Transport hereunder are in addition to any liability it may have under any other Project Agreement.

         (b) The obligations of GCI Transport hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment) or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Supported Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of GCI Transport hereunder shall not be discharged or impaired or otherwise affected by the failure of the Borrower or the Administrative Agent to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement, any Fundamental Document, any Project Agreement or any other agreement, by any waiver or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of GCI Transport or would otherwise operate as a discharge of GCI Transport as a matter of law.

         (c) GCI Transport further agrees that any of the Supported Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and it will remain bound hereunder notwithstanding any extension or renewal of any Supported Obligation.

         (d) The obligations of GCI Transport hereunder shall not be affected by
(i) the failure of the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person providing credit support for the Obligations under the provisions of any Project Agreement, any Fundamental Document or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or of any Fundamental Document or any other agreement; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement, any Project Agreement, any Fundamental Document or any other agreement; or (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent or any Lender for the Obligations or any of them.

         (e) The obligations of GCI Transport hereunder shall not be affected by any lack of due execution, validity or enforceability of the Obligations, the Credit Agreement, any Project Agreement, any Fundamental Document or any instrument or document evidencing any of the Supported Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to any of the Supported Obligations (other than payment) which might otherwise constitute a defense to GCI Transport's obligations hereunder. Neither the Administrative Agent nor any Lender makes any representation or warranty in respect to any such circumstances or has any duty or responsibility whatsoever to GCI Transport in respect to the management and maintenance of the Obligations or any collateral securing any of the Obligations.

         (f) GCI Transport further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or other reorganization of the Borrower, GCI Holdings, Inc. ("Holdings"), or any guarantor of the Obligations or otherwise.

         4. Payment of Dividends or Cash. During the term of this Agreement, GCI Transport shall not pay dividends or otherwise transfer any cash to Holdings or any other Affiliate of GCI Transport, except for (a) loans or capital contributions to the Borrower (all such loans to the Borrower shall be subordinate to the Obligations pursuant to, in accordance with, the Subordination Agreement), (b) the assignment or other transfer to GCI Satellite Company ("Satco") of the $9,100,000 deposit made to Hughes Communications Galaxy, Inc. ("Hughes") in connection with the Transponder Purchase Agreement for Galaxy X dated August 24, 1995 between Holdings and Hughes, which assignment or other transfer will be characterized as a loan or a capital contribution to Satco, (c) cash distributions to Holdings in an aggregate amount over the term of this Agreement not exceeding the aggregate amount theretofore distributed to the Borrower from funds held in the Disbursement Account pursuant to Section 3(f) and Section 3(g) of the Depositary Agreement, provided that, at the time and after giving effect to such cash distribution, no Default or Event of Default has occurred or is continuing and (d) cash distributions to Holdings in an aggregate amount not exceeding the aggregate amount of cash distributions theretofore actually made to GCI Transport by Satco, provided that, at the time and after giving effect to any such cash distribution, no Default or Event of Default has occurred or is continuing.

         5. Assignment to the Administrative Agent. (a) The Borrower hereby confirms that for good and valuable consideration it has assigned, transferred, conveyed and set over to the Administrative Agent as security for the Obligations, all of the Borrower's rights under this Agreement (which include, without limitation, all of the Borrower's right, title and interest in and to any payment due or to become due from GCI Transport under this Agreement).

         (b) Each of the Borrower and Holdings hereby agrees that it will execute, or cause to be executed, such additional documentation (including, without limitation, assignment agreements or other consents) as may now or hereafter be reasonably required by the Administrative Agent in order to otherwise effectuate the provisions of the assignment pursuant to this Section 5.

         (c) Until such time as GCI Transport has received written notice from the Administrative Agent stating that the assignment referred to in this Section 5 has terminated, the Administrative Agent shall have the right to exercise all rights, and shall have all the benefits, granted to the Borrower under this Agreement and GCI Transport shall deliver directly to the Administrative Agent copies of all documents, instruments or other items required to be delivered to the Borrower under this Agreement.

         (d) The Administrative Agent shall not have any obligation or liability under this Agreement or any other Project Agreement by reason of this assignment, and the Administrative Agent shall not be obligated to perform any of the obligations or duties of the Borrower under any of the foregoing agreements or to take any action to collect or enforce any claim for payment assigned hereunder.

         (e) GCI Transport hereby agrees that the proceeds of any subordinated loans or any capital contributions made by it to the Borrower pursuant to this Agreement shall be deposited in cash directly into the Disbursement Account, and the Borrower hereby specifically authorizes and directs GCI Transport to deposit the proceeds of all such loans and capital contributions to the Borrower under this Agreement into the Disbursement Account and irrevocably authorizes and empowers the Administrative Agent to ask, command, receive or give a discharge for any and all such amounts.

         6. Term. This Agreement shall remain in full force and effect until all of the Obligations shall have been fully and indefeasibly paid and performed by the Borrower and the Commitments shall have terminated.

         7. Not a Guaranty. This Agreement is not, and nothing herein contained and nothing done pursuant hereto by GCI Transport shall be deemed to constitute, a guaranty by GCI Transport of the payment of any obligation, indebtedness or liability of any kind or character whatsoever of the Borrower.

         8. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) to the parties at the following respective addresses:

                  (1)      If to the Administrative Agent:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Attn:  Project Finance Group
                           Facsimile No.:  (212) 261-3421

                  (2)      If to GCI Transport:

                           GCI Transport Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn:  Chief Financial Officer
                           Facsimile No.:  (907) 265-5676

                  (3)      If to the Borrower:

                           Alaska United Fiber System Partnership
                           c/o GCI Fiber Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska 99503
                           Attn: Chief Financial Officer
                           Facsimile No.:  (907) 265-5676

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 8 or in accordance with the latest unrevoked written direction from such party. If either GCI Transport or the Borrower gives the other any notice hereunder for any reason whatsoever, each of GCI Transport and the Borrower agrees to simultaneously deliver a copy of such notice to the Administrative Agent.

         9. Successors and Assigns. All references herein to any of the parties to this Agreement shall be deemed to include the successors and assigns of such party; provided, however, that GCI Transport may not assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders, and all covenants, promises and agreements by or on behalf of GCI Transport which are contained herein shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

         10. Amendment; Waiver; Consent. This Agreement may be amended, modified or supplemented, and the terms hereof may be waived, in each case only by a written instrument executed by all the parties to this Agreement and consented to by all of the Lenders. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar.

         11. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

         12. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

         13. Headings. The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

         14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REGARD TO ANY CHOICE-OF-LAW RULES THEREOF WHICH MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION.

         15. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, GCI TRANSPORT HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. GCI TRANSPORT ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE ADMINISTRATIVE AGENT THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GCI TRANSPORT TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

         16. No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder or under any other Project Agreement or Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         17. Submission to Jurisdiction; Service of Process. GCI TRANSPORT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES

DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS UNDERTAKING, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT BROUGHT BY THE ADMINISTRATIVE AGENT OR A LENDER OR ANY OF THEIR SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE ADMINISTRATIVE AGENT OR A LENDER. GCI TRANSPORT TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS UNDERTAKING, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT,
(B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. GCI TRANSPORT HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 8 HEREOF. GCI TRANSPORT AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST GCI TRANSPORT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF GCI TRANSPORT THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST GCI TRANSPORT OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE GCI TRANSPORT OR SUCH ASSETS MAY BE FOUND.

         18. Entire Agreement. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                       GCI TRANSPORT CO., INC.




                                       By:
                                       Name:
                                       Title:

                                       CREDIT  LYONNAIS  NEW  YORK  BRANCH,   as
                                       Administrative Agent



                                       By:
                                       Name:
                                       Title:


                                       ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                                       By:  GCI Fiber  Co.,  Inc.,  its  General
                                       Partner



                                       By:
                                       Name:
                                       Title:


                                       By:  Fiber Hold Co.,  Inc.,  its  General
                                       Partner



                                       By:
                                       Name:
                                       Title:

                                                                       EXHIBIT M


                      FORM OF OPERATING KEEP-WELL AGREEMENT
                              (GCI Holdings, Inc.)


         OPERATING KEEP-WELL AGREEMENT (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Agreement") made as of
            ,  1998 by and  among GCI  Holdings,  Inc.,  an  Alaska  corporation
("Holdings"), Alaska United Fiber System Partnership, a general partnership organized under the laws of Alaska (the "Borrower") and Credit Lyonnais New York Branch, as Administrative Agent.

         Pursuant to that certain Credit and Security Agreement dated as of January 27, 1998 among the Borrower, the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent and TD Securities (USA) Inc., as Documentation Agent (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), the Lenders have agreed to make loans to the Borrower on the terms, and subject to the conditions, set forth therein.

         Fiber Hold Co., Inc., an Alaska corporation ("Fiber Hold") and GCI Fiber Co., Inc., an Alaska corporation ("GCI Fiber"), each own fifty (50) percent of the partnership interests in the Borrower.

         GCI Transport Co., Inc., an Alaska corporation ("GCI Transport"), owns all the issued and outstanding capital stock of each of Fiber Hold and GCI Fiber, and Holdings owns all the issued and outstanding capital stock of GCI Transport.

         The Lenders require that Holdings provide the Lenders with certain assurances in connection with the Borrower's operating expenses and its obligations under and pursuant to the Credit Agreement.

         Accordingly, in consideration of the premises and of the mutual agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement.

         2. Subordinated Loans. (a) Subject to the terms and conditions set forth herein, Holdings hereby agrees that upon receipt of a notice and request for funds from the Borrower or the Administrative Agent given at any time on or after the Completion Date, it shall make subordinated loans to the Borrower in order to provide sufficient funds for the Borrower to pay:

                  (i) all of the Borrower's operating expenses (including, without limitation, interest and principal on any Loan), to the extent necessary in order to prevent a payment default by the Borrower under any agreement to which the Borrower is or may be a party, including, without limitation, the Credit Agreement or any Project Agreement; provided, however, that no notice and request for funds to Holdings under this clause (i) of Section 2(a) shall be made unless GCI Transport has failed to provide the requisite funds to the Borrower within five (5) Business Days after demand for such funds has been received by GCI Transport or the date the applicable Supported Obligation (as defined below) of the Borrower becomes due and payable, whichever is later, pursuant to, and in accordance with, the Transport Keep-Well Agreement; and

                  (ii) the entire amount of the Obligations, if any, remaining unpaid at the Final Maturity Date or upon any acceleration of the Loans by reason of an Event of Default (each of the expenses and Obligations of the Borrower described in clauses (i) and (ii) of this Section 2(a) shall be referred to herein as a "Supported Obligation"); provided, however, that no notice and request for funds to Holdings under this clause (ii) of Section 2(a) shall be made unless and until the
         Administrative Agent on behalf of the Lenders has (x) taken commercially reasonable efforts to exhaust its remedies against the partnership interests of the Borrower and the Collateral, (y) demanded payment from GCI Transport under the Transport Keep-Well Agreement and
         (z) filed a claim for payment against GCI Transport under the Transport Keep-Well Agreement.

         (b) The Administrative Agent shall at all times have the right to give a notice and request for funds hereunder to Holdings.

         (c) If Holdings receives a notice and request for funds from either the Borrower or the Administrative Agent, Holdings agrees that it will make a subordinated loan to the Borrower in accordance with Section 2(a) above and
Section 3 below, in an amount in cash no less than the amount requested by the Borrower or the Administrative Agent (as applicable) no later than two (2) Business Days after Holdings' receipt of the applicable notice and request for funds.

         (d) Any notice and request for funds hereunder by the Borrower or the Administrative Agent shall set forth (i) a description of the Supported Obligation that became due, (ii) the date such Supported Obligation became due and (iii) the amount of funds required from Holdings by the Borrower in order to pay such Supported Obligation in full. The Borrower agrees that it shall cause a copy of any notice given by it to Holdings hereunder to be delivered to the Administrative Agent at the same time such notice is delivered to Holdings.

         3. Subordination. All payments by Holdings to the Borrower pursuant to this Agreement will be in the form of subordinated loans which shall be subordinated to the Obligations in accordance with the Subordination Agreement. Holdings shall not be required to make any loans pursuant to Section 2 above in excess of the maximum amount permitted under (i) Sections 4.13 and 4.20 of the Indenture dated as of August 1, 1997 between GCI, Inc. and The Bank of New York, as Trustee, as in effect on the date hereof, relating to the Senior Notes due 2007 of GCI, Inc. and (ii) Section 7.09 of each of the Holdings Credit Agreements as in effect on the date hereof, so long as any of the obligations under such agreements are not paid in full.

         4.       Obligations Absolute.

         (a) The obligations of Holdings under this Agreement are direct, absolute and unconditional and shall not be affected or impaired in any way by reason of (i) the lack of (or the extent of) prior enforcement by the
Administrative Agent or the Lenders or any other Person or (ii) any modification, limitation or discharge of any obligation arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law hereinafter initiated by or against the Borrower. The obligations of Holdings hereunder are in addition to any liability it may have under any other Project Agreement.

         (b) The obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment) or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Supported Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Holdings hereunder shall not be discharged or impaired or otherwise affected by the failure of the Borrower or the Administrative Agent to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement, any Fundamental Document, any Project Agreement or any other agreement, by any waiver or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Holdings or would otherwise operate as a discharge of Holdings as a matter of law.

         (c) Holdings further agrees that any of the Supported Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and it will remain bound hereunder notwithstanding any extension or renewal of any Supported Obligation.

         (d) The obligations of Holdings hereunder shall not be affected by (i) the failure of the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person providing credit support for the Obligations under the provisions of any Project Agreement, any Fundamental Document or any other agreement or otherwise, except as explicitly provided in Section 2 hereof; (ii) any extension or renewal of any provision hereof or of any Fundamental Document or any other agreement; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement, any Project Agreement, any Fundamental Document or any other agreement; or (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent or any Lender for the Obligations or any of them.

         (e) The obligations of Holdings hereunder shall not be affected by any lack of due execution, validity or enforceability of the Obligations, the Credit Agreement, any Project Agreement, any Fundamental Document or any instrument or document evidencing any of the Supported Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to any of the Supported Obligations (other than payment) which might otherwise constitute a defense to Holdings's obligations hereunder. Neither the Administrative Agent nor any Lender makes any representation or warranty in respect to any such circumstances or has any duty or responsibility whatsoever to Holdings in respect to the management and
maintenance  of  the   Obligations  or  any  collateral   securing  any  of  the
Obligations.

         (f) Holdings further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or other reorganization of the Borrower, GCI Transport or any guarantor of the Obligations or otherwise.

         5.       Assignment to the Administrative Agent.

         (a) The Borrower hereby confirms that for good and valuable consideration it has assigned, transferred, conveyed and set over to the Administrative Agent as security for the Obligations, all of the Borrower's rights under this Agreement (which include, without limitation, all of the Borrower's right, title and interest in and to any payment due or to become due from Holdings under this Agreement).

         (b) Each of the Borrower and Holdings hereby agrees that it will execute, or cause to be executed, such additional documentation (including, without limitation, assignment agreements or other consents) as may now or hereafter be reasonably required by the Administrative Agent in order to otherwise effectuate the provisions of the assignment pursuant to this Section 5.

         (c) Until such time as Holdings has received written notice from the Administrative Agent stating that the assignment referred to in this Section 5 has terminated, the Administrative Agent shall have the right to exercise all rights, and shall have all the benefits, granted to the Borrower under this Agreement and Holdings shall deliver directly to the Administrative Agent copies of all documents, instruments or other items required to be delivered to the Borrower under this Agreement.

         (d) The Administrative Agent shall not have any obligation or liability under this Agreement or any other Project Agreement by reason of this assignment, and the Administrative Agent shall not be obligated to perform any of the obligations or duties of the Borrower under any of the foregoing agreements or to take any action to collect or enforce any claim for payment assigned hereunder.

         (e) Holdings hereby agrees that the proceeds of any subordinated loans made by it to the Borrower pursuant to this Agreement shall be deposited in cash directly into the Disbursement Account, and the Borrower hereby specifically authorizes and directs Holdings to deposit the proceeds of all such loans to the Borrower under this Agreement into the Disbursement Account and irrevocably authorizes and empowers the Administrative Agent to ask, command, receive or give a discharge for any and all such amounts.

         6. Term. This Agreement shall remain in full force and effect until all of the Obligations shall have been fully and indefeasibly paid and performed by the Borrower and the Commitments shall have terminated.

         7. Not a Guaranty. This Agreement is not, and nothing herein contained and nothing done pursuant hereto by Holdings shall be deemed to constitute, a guaranty by Holdings of the payment of any obligation, indebtedness or liability of any kind or character whatsoever of the Borrower.

         8. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) to the parties at the following respective addresses:

                  (1)      If to the Administrative Agent:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Attn:  Project Finance Group
                           Facsimile No.:  (212) 261-3421

                  (2)      If to Holdings:

                           GCI Holdings, Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn:  Chief Financial Officer

                           Facsimile No.:  (907) 265-5676

                  (3)      If to the Borrower:

                           Alaska United Fiber System Partnership
                           c/o GCI Fiber Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska 99503
                           Attn: Chief Financial Officer
                           Facsimile No.:  (907) 265-5676

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 8 or in accordance with the latest unrevoked written direction from such party. If either Holdings or the Borrower gives the other any notice hereunder for any reason whatsoever, each of Holdings and the Borrower agrees to simultaneously deliver a copy of such notice to the Administrative Agent.

         9. Successors and Assigns. All references herein to any of the parties to this Agreement shall be deemed to include the successors and assigns of such party; provided, however, that Holdings may not assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders, and all covenants, promises and agreements by or on behalf of Holdings which are contained herein shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

         10. Amendment; Waiver; Consent. This Agreement may be amended, modified or supplemented, and the terms hereof may be waived, in each case only by a written instrument executed by all the parties to this Agreement and consented to by all of the Lenders. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar.

         11. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

         12. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

         13. Headings. The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

         14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REGARD TO ANY CHOICE-OF-LAW RULES THEREOF WHICH MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION.

         15. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, HOLDINGS HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. HOLDINGS ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE ADMINISTRATIVE AGENT THAT THE
PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF HOLDINGS TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

         16. No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder or under any other Project Agreement or Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         17. Submission to Jurisdiction; Service of Process. HOLDINGS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES

DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS UNDERTAKING, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT BROUGHT BY THE ADMINISTRATIVE AGENT OR A LENDER OR ANY OF THEIR SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE ADMINISTRATIVE AGENT OR A LENDER. GCI TRANSPORT TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS UNDERTAKING, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT,
(B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. HOLDINGS HEREBY CONSENTS
TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 8 HEREOF. HOLDINGS AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST GCI TRANSPORT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF HOLDINGS THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST HOLDINGS OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE HOLDINGS OR SUCH ASSETS MAY
BE FOUND.

         18. Entire Agreement. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                       GCI HOLDINGS, INC.




                                       By:
                                       Name:
                                       Title:


                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                       as Administrative Agent



                                       By:
                                       Name:
                                       Title:


                                       ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                                       By:  GCI Fiber  Co.,  Inc.,  its  General
                                       Partner



                                       By:
                                       Name:
                                       Title:

                                       By:  Fiber Hold Co.,  Inc.,  its  General
                                       Partner



                                       By:
                                       Name:
                                       Title:

                                                                       EXHIBIT N


                           FORM OF COMPLETION GUARANTY


                  COMPLETION  GUARANTY  dated  as  of              ,  1998  (the
"Guaranty") by GCI Holdings, Inc. (the "Guarantor") in favor of Credit Lyonnais New York Branch, as Administrative Agent for the Lenders referred to herein.

                  Pursuant to that certain Credit and Security Agreement dated as of January 27, 1998 among Alaska United Fiber System Partnership, a general partnership organized under the laws of Alaska, as Borrower, the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and TD Securities (USA) Inc., as Documentation Agent, (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), the Lenders have agreed to make Loans to the Borrower on the terms, and subject to the conditions, set forth therein, which Loans will be used to finance the development, construction, testing and operation of the System, as defined therein.

                  The Guarantor owns all of the issued and outstanding stock in GCI Transport Co., Inc., an Alaska corporation ("GCI Transport"), and GCI Transport owns all of the issued and outstanding stock in each of Fiber Hold Co., Inc., an Alaska corporation ("Fiber Hold") and GCI Fiber Co., Inc., an Alaska corporation ("GCI Fiber"). Fiber Hold and GCI Fiber each own a fifty (50) percent partnership interest in the Borrower.

                  The Guarantor also owns all of the issued and outstanding stock in GCI Communication Corp., an Alaska corporation ("GCI Communication") which, pursuant to that certain Lease Agreement dated as of January 27, 1998 between the Borrower, as Lessor, and GCI Communication, as Lessee, will be leasing a major portion of the System capacity.

                  It is a condition precedent to the obligations of the Lenders under the Credit Agreement to make the Loans to the Borrower, that the Guarantor execute this Completion Guaranty in favor of the Administrative Agent for the benefit of the Lenders.

                  Accordingly, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined in this Guaranty shall have the meanings set forth for such terms in the Credit Agreement, and such definitions are referred to and incorporated herein as if fully set forth in this Guaranty.


                  2. Guaranty.

                  (a) Completion Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders that the Project will be Completed (as defined in Schedule A hereto) not later than January 1, 1999 (the "Outside Completion Date"). In furtherance of the foregoing, and not in limitation thereof, the Guarantor agrees as follows:

                           (i) The  Guarantor  guarantees  that  all  costs  and
                  expenses of development, construction and testing of the System and the timely Completion thereof (including, without limitation, all costs and expenses of the Contractor under the Construction Contract) shall be paid in full and when due. In the event that such costs and expenses exceed the sum of the Sponsor Equity Funds and funds available to the Borrower under the Credit Agreement, the Guarantor shall pay in full and on demand by notice from the Administrative Agent the entire amount of such costs and expenses which are due and unpaid either by direct payment or by advances of additional funds to the Borrower;

                           (ii) The  Guarantor  guarantees  that all  costs  and
                  expenses to fulfill the conditions precedent to the making of the Loans as set forth in Article 4 of the Credit Agreement shall be paid in full as and when due, including, without limitation, all costs and expenses to fulfill legal conditions or to obtain governmental approvals and the Permits for the Project and all costs and expenses relating to the discharge, release or termination of any Liens in respect of the System other than Permitted Liens. In the event that such costs and expenses exceed the sum of the Sponsor Equity Funds and funds available to the Borrower under the Credit Agreement, the Guarantor shall pay in full and on demand by notice from the Administrative Agent the entire amount of such costs and expenses which are due and unpaid either by direct payment or by advances of additional funds to the Borrower;

                           (iii) The Guarantor  further consents and agrees that
                  the Lenders or the Administrative Agent may take all actions and incur any costs reasonably necessary or desirable in the judgment of the Administrative Agent or the Lenders to achieve Completion by the Outside Completion Date and to fulfill the conditions precedent to the making of the Loans. In furtherance thereof, the Administrative Agent or the Lenders may employ any architects, engineers or other consultants on construction or any attorneys, accountants or consultants in relation to Permits, Liens or other matters and may contract with any supplier or other Persons to achieve Completion by the Outside Completion Date and to fulfill the conditions precedent to the making of the Loans, and the Administrative Agent or the Lenders may repair or replace any work, cure or correct any damaged portions of the System and award any contracts or rebid contracts in relation to any work required, in the reasonable judgment of the Administrative Agent or the Lenders, to be performed; and

                           (iv) The  Guarantor  consents  and agrees (A) that in
                  the event that any cost or expense  referred to in  subsection
                  (i), (ii) or (iii) above shall not be paid by the Borrower or paid directly or advanced to the Borrower by the Guarantor, then the Administrative Agent and/or the Lenders may pay such cost or expense directly, and the Guarantor shall on demand reimburse the Administrative Agent and/or the Lenders for the full amount of any such payments and (B) that the Guarantor shall on demand reimburse the Administrative Agent and/or the Lenders for the full amount of any reasonable costs or expenses incurred by the Administrative Agent or the Lenders pursuant to subsection (iv) above, in all cases together with interest accrued thereon computed at the interest rate then applicable to overdue amounts payable to the Lenders under
                  Section 2.8 of the Credit Agreement.

                  (b)   Guaranty  of   Contractor's   and  GCI   Communication's
Obligations.

                           (i)  The   Guarantor   hereby   unconditionally   and
                  irrevocably  guarantees  to the  Administrative  Agent and the
                  Lenders the full and timely performance when due of all covenants, terms and agreements to be performed and observed by the Contractor under and in connection with the Construction Contract and by GCI Communication under and in connection with the GCI Construction Contract including, without limitation, the work to be performed by the Contractor and by GCI Communication, the Contractor's and GCI Communication's warranty and indemnity obligations, and any obligation of the Contractor or GCI Communication which survives Completion (collectively, the "Performance Obligations"). Whenever the Contractor or GCI Communication shall be in default in the performance when due or observance when due of any of the Performance Obligations or shall have otherwise committed a breach of any of the Performance Obligations, the Administrative Agent may give the Guarantor notice of such default or breach, whereupon the Guarantor shall promptly remedy the default or breach, or shall promptly, upon the consent of the Administrative Agent and the
                  Lenders:

                           (x) complete the Construction Contract or the GCI Construction Contract (as applicable) in accordance with its terms and conditions including, without limitation, the Performance Obligations; or

                           (y) cause the completion of the portion of the System to be constructed by the Contractor or GCI Communication (as applicable) in accordance with the terms and conditions of the Construction Contract or the GCI Construction Contract by another contractor reasonably acceptable to the Administrative Agent and the Lenders. If the Guarantor elects this alternative, the Guarantor shall be responsible hereunder for such other contractor's performance of the Performance Obligations to the same extent that it would have been responsible hereunder for the Contractor's and GCI Communication's performance of the Performance Obligations.

                           (ii)  The  Guarantor   hereby   unconditionally   and
                  irrevocably guarantees to the Administrative Agent and the Lenders the punctual payment when due of all payment obligations of the Contractor to the Borrower under the Construction Contract and of GCI Communication to the Borrower under the GCI Construction Contract, including, without limitation, payment of warranty and indemnity claims, the payment of damages for delay or non-performance, and the payment of liquidated damages if the System fails to become commercially operational by the Outside Completion Date (collectively, the "Payment Obligations"). The Guarantor shall pay in full and on demand by notice from the Administrative Agent the entire amount of any Payment Obligations which are due and unpaid either by direct payment or by advances of additional funds to the Borrower.

                           (iii)   In   addition   to  the   Guarantor's   other
                  obligations hereunder, the Guarantor shall be required to perform its obligations under this Guaranty upon the occurrence of any of the following events: (A) the Contractor or GCI Communication is adjudged as bankrupt or insolvent; (B) the Contractor or GCI Communication makes a general assignment for the benefit of creditors; (C) the Contractor or GCI Communication dissolves or liquidates; (D) a trustee or receiver is appointed for the Contractor or GCI Communication or for any of their respective property; (E) the Contractor or GCI Communication files a petition to take advantage of any debtor's act or to reorganize under bankruptcy or similar laws; or (F) the Contractor or GCI Communication fails to obtain a vacation or stay of any involuntary bankruptcy proceedings within thirty (30) days after the filing thereof.

                  (c)   Guaranty  of  GCI   Communication's   and  GCI  Cable's
Obligations under the GCI Fiber Exchange Agreement.

                           (i) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders the full and timely Substantial Completion (as such term is defined in the GCI Fiber Exchange Agreement) of that portion of the System to be provided to the Borrower by GCI Communication and GCI Cable, Inc., an Alaska corporation ("GCI Cable") under and pursuant to the GCI Fiber Exchange Agreement (collectively, the "Fiber Exchange Obligations"). Whenever GCI Communication or GCI Cable shall be in default in the performance when due or observance when due of any of the Fiber Exchange Obligations or shall have otherwise committed a breach of any of the Fiber Exchange Obligations, the Administrative Agent may give the Guarantor notice of such default or breach, whereupon the Guarantor shall promptly remedy the default or breach, or shall promptly, upon the consent of the Administrative Agent and the Lenders:

                           (x) complete the Fiber Exchange Obligations in accordance with the terms and conditions of the Fiber Exchange Agreement; or

                           (y) cause the Substantial Completion of the portion of the System to be provided by GCI Communication and/or GCI Cable in accordance with the terms and conditions of the GCI Fiber Exchange Agreement by another Person reasonably acceptable to the Administrative Agent and the Lenders. If the Guarantor elects this alternative, the Guarantor shall be responsible hereunder for such other Person's performance of the Fiber Exchange Obligations to the same extent that it would have been responsible hereunder for GCI Communication's or GCI Cable's performance of the Fiber Exchange Obligations.

                           (ii) In addition to the Guarantor's other obligations
                  hereunder, the Guarantor shall be required to perform its obligations under this Guaranty upon the occurrence of any of the following events: (A) GCI Communication or GCI Cable is adjudged as bankrupt or insolvent; (B) GCI Communication or GCI Cable makes a general assignment for the benefit of creditors; (C) GCI Communication or GCI Cable dissolves or liquidates; (D) a trustee or receiver is appointed for GCI Communication or GCI Cable or for any of its property; (E) GCI Communication or GCI

                  Cable files a petition to take advantage of any debtor's act or to reorganize under bankruptcy or similar laws; or (F) GCI Communication or GCI Cable fails to obtain a vacation or stay of any involuntary bankruptcy proceedings within thirty (30) days after the filing thereof.

                  3. Subordination; Limitation on Payments. All payments by the Guarantor to the Borrower pursuant to this Guaranty will be in the form of subordinated loans which shall be subordinated to the Obligations in accordance with the Subordination Agreement. Notwithstanding any other provision of this Guaranty, the Guarantor shall not be required to make any loans or payments hereunder in excess of the maximum amount permitted under (i) Sections 4.13 and
4.20 of the Indenture dated as of August 1, 1997 between GCI, Inc. and The Bank of New York, as Trustee, as in effect on the date hereof, relating to the Senior Notes due 2007 of GCI, Inc. and (ii) Section 7.09 of each of the Holdings Credit Agreements as in effect on the date hereof, in each case so long as any of the obligations under such agreements are not paid in full.

                  4. Obligations Absolute. The Guarantor agrees that this Guaranty constitutes an irrevocable and unconditional obligation to perform hereunder and to pay all amounts due and/or guaranteed hereunder on demand. The Guarantor agrees to perform and make payment strictly in accordance with the terms hereof regardless of any law, regulation or equitable principle now or hereafter in effect which would modify or restrict either the Guarantor's obligations hereunder or the rights of the Administrative Agent or the Lenders with respect to this Guaranty, and the Guarantor confirms the absolute nature of its obligations hereunder and waives defenses to the payment or performance by the Guarantor hereunder as further provided in Section 5 of this Guaranty.

                  5. Waiver of Defenses

                  (a) Invalidity. The Guarantor agrees that its obligations under this Guaranty shall be absolute (i) irrespective of any lack or defect in relation to the legality, validity or enforceability of the obligations of the Borrower or any other Person under the Credit Agreement or any of the other Fundamental Documents (including, without limitation, the Project Agreements);
(ii) irrespective of any inaccuracy or breach of any representation or warranty made by the Borrower or any other Person in the Credit Agreement or any of the other Fundamental Documents or the inaccuracy or breach of any representation or warranty made by the Guarantor in this Guaranty or any of the other Fundamental Documents; and (iii) irrespective of the failure to file or to file properly any financing statement or continuation statement (or any other failure to perfect or record) with respect to any security interest under any of the Fundamental Documents.

                  (b) Protest. The Guarantor hereby waives any protest, diligence, demand or notice with respect to any breach by the Borrower or any other Person of its obligations under the Credit Agreement or any of the other Fundamental Documents except for demand by notice for payment or performance of this Guaranty as provided in Section 2, and the Guarantor hereby waives the filing of any proof of claim or any diligence with respect to any proceeding of bankruptcy, receivership or reorganization of the Borrower or any other Person.

                  (c) Modification. The Guarantor agrees that its obligations under this Guaranty shall be absolute (i) irrespective of any amendment, waiver or consent of the Administrative Agent, the Lenders or any other Persons with respect to the Credit Agreement or any of the other Fundamental Documents, whether or not the Guarantor has received notice thereof or have given consent thereto, including, without limitation, any change in the time, manner, place or currency of payment or any change in the amount of any payment obligation thereunder or any postponement or indulgence granted by the Administrative Agent, the Lenders or any other Person with respect to any payment obligation or the performance of any term of the Credit Agreement or any of the other Fundamental Documents; and (ii) irrespective of any amendment, modification, release or termination of any rights of the Administrative Agent, the Lenders or any other Person pursuant to the Credit Agreement or any of the other Fundamental Documents or any amendment, modification, release, or termination of any rights or lien created pursuant to the Credit Agreement or any of the other Fundamental Documents notwithstanding that any such amendment, modification, release or termination may diminish the value of collateral against which the Administrative Agent and/or the Lenders can realize value as an alternative to demand for payment under this Guaranty.

                  (d) Collection. The Guarantor agrees that its obligations under this Guaranty shall be absolute, and the Administrative Agent and/or the Lenders shall have the right to demand and receive payment or performance of such obligations without any prior attempt or undertaking to collect amounts past due from the Borrower, the Contractor, GCI Communication, GCI Cable or any other Person or to enforce performance by the Borrower, the Contractor, GCI Communication, GCI Cable or any other Person and without any attempt or undertaking to foreclose on or to realize value from collateral or foreclose under any of the Fundamental Documents. The Guarantor further agrees that the election of any remedy by the Administrative Agent or the Lenders shall not preclude the Administrative Agent and/or the Lenders from the right to payment under this Guaranty, and this Guaranty shall continue in full force and effect and constitute the enforceable obligation of the Guarantor notwithstanding the dismissal, compromise or abandonment of any proceeding against the Borrower, the Contractor, GCI Communication, GCI Cable or any other Person or pursuant to any of the Fundamental Documents. In the event that the Administrative Agent or the Lenders do elect to undertake collection from the Borrower, the Contractor, GCI Communication, GCI Cable or any other Person or do elect to enforce any of the Fundamental Documents, any deficiency or remaining amount due following such collection proceeding is guaranteed hereunder and shall be paid by the Guarantor without limitation. If the Administrative Agent or the Lenders, by taking any action or commencing any proceeding were to forfeit or release the rights against the Guarantor because of the application of any laws or equitable principles relating to the "election of remedies", then, to the fullest extent permitted by law, the Guarantor hereby waives and consents to such action or proceeding by the Administrative Agent or the Lenders constituting such "election of remedies", and such waiver and consent shall be effective even if that results in a full or partial loss by the Guarantor of any rights of subrogation, contribution or reimbursement which the Guarantor might otherwise have had.

                  (e) Bankruptcy. The Guarantor agrees that its obligations under this Guaranty shall be absolute notwithstanding the commencement of any proceeding in bankruptcy, receivership or reorganization under the Bankruptcy Code or any laws similar thereto with respect to the Borrower, the Contractor, GCI Communication, GCI Cable or any other Person. The obligations of the Guarantor hereunder shall not be modified or affected by reason of any election by the Administrative Agent or the Lenders in any such bankruptcy proceeding of the application of ss. 1111(b)(2) of the Bankruptcy Code or by the disallowance under the Bankruptcy Code of all or any portion of the claims of the
Administrative Agent and/or the Lenders for payment or performance by the Borrower of its obligations under the Credit Agreement or any of the other
Fundamental Documents or any other claims. The Guarantor consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshall any assets or property of the Borrower or any other Person in order to protect the interest of the Guarantor with respect to any claims, by subrogation or otherwise, for reimbursement after payment by the Guarantor to the Administrative Agent or the Lenders hereunder.

                  (f) Disclosure. The Guarantor agrees that its obligations under this Guaranty shall be absolute irrespective of any change in the financial condition or results of operations of the Borrower or any other Person or any adverse changes affecting the Project. The Guarantor consents and agrees that the Administrative Agent and the Lenders shall have no obligation to provide information or to disclose any documents, reports or financial statements relating to the Borrower, the Contractor, GCI Communication, GCI Cable, any other Person or the Project. In the event that the Administrative Agent or the Lenders furnish any such information or disclose any such reports at any time to the Guarantor, the Administrative Agent or the Lenders shall be under no obligation to give any other information or to disclose any other reports at any other time.

                  (g) Defenses. The Guarantor hereby waives the benefit of any statute of limitation applicable to the Borrower, the Contractor, GCI Communication, GCI Cable or any other Person under the Credit Agreement or any other Fundamental Document (which might absent such waiver affect the Guarantor's obligations under this Guaranty), and the Guarantor, to the fullest extent permitted by law, waives the benefit of any statute of limitation applicable to the Guarantor with respect to enforcement of this Guaranty and any legal or equitable defense to the enforcement of its obligations hereunder so that its obligations hereunder shall not be affected or discharged by any act or circumstance except for the payment and performance of all obligations guaranteed hereunder.

                  6. Taxes.

                  (a) All sums payable by the Guarantor hereunder shall be paid in full, free and clear of any deduction or withholding. In the event that the Guarantor is prohibited by any applicable law from making payments hereunder free and clear of deduction or withholding, then the Guarantor shall pay such additional amounts as may be necessary in order that the actual amount received after deduction or withholding (and after deduction or withholding of any additional taxes or charges due as a consequence of a payment of such additional amount) shall equal the amount that would have been received if such deductions or withholdings were not required.

                  (b) The Guarantor shall pay directly any present or future stamp, court or documentary taxes or other charges due under applicable law with respect to the execution and delivery of this Guaranty or the enforcement or admission of this Guaranty in any court, except taxes or other charges imposed on the Administrative Agent and/or the Lenders in respect of amounts received by the Administrative Agent and/or the Lenders under this Guaranty by reason of a tax imposed on the overall net income of the Administrative Agent or the applicable Lender assessed in or by the jurisdiction of its incorporation or of the office from which it has advanced or in which it has booked the loans made to the Borrower under the Credit Agreement.

                  (c) The Guarantor shall indemnify and hold the Administrative Agent and the Lenders harmless from all consequences arising from any delay or failure by the Guarantor to pay any taxes or charges required in this Section to be paid by the Guarantor. In the event that the Administrative Agent or the Lenders pay or any Lender pays such taxes or other charges directly, together with any penalties and expenses related thereto, irrespective of whether the Administrative Agent or the Lenders have protested, defended, compromised or settled the assessment of such taxes or charges or have pursued any applicable procedure for protest or defense against such assessments, the Guarantor shall reimburse the Administrative Agent and/or the Lenders upon demand for any such taxes or other charges paid by any of them.

                  (d) If the Guarantor pays any tax or other charge as provided herein, or makes any deduction or withholding from amounts paid hereunder, the Guarantor shall forthwith deliver to the Administrative Agent or the Lenders (or to the affected Lender), official tax receipts or other evidence acceptable to the Administrative Agent or the Lenders establishing payment of such amounts.

                  7. Remedies.

                  (a) It is expressly understood and agreed by the Guarantor that its failure to timely perform any of its obligations hereunder (time being of the essence) will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such failure and, as a consequence, agrees that each and every obligation hereunder shall be specifically enforceable against the Guarantor, and the Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such obligations. The Guarantor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Administrative Agent and the Lenders by reason of any delay in Completion and, consequently, agrees that, (i) in the event Completion is delayed until after the Outside Completion Date, then in addition to paying all costs of Completion and other amounts required to be paid pursuant to Section 2 above, the Guarantor shall pay directly into the Operating Account, as liquidated damages and not as a penalty, an amount in cash for each day that Completion is not attained (beyond the Outside Completion Date) equal to $32,084.00 per day and (ii) subject to the provisions of Section 3 hereof, if the Borrower does not fulfill all of its obligations under Section 5.21 of the Credit Agreement in a timely manner, then on August 1, 1998, the Guarantor hereby agrees to pay to the Administrative Agent (on behalf of the Lenders and as the assignee of the Borrower), as liquidated damages, an amount equal to the then outstanding Obligations.

                  (b) All sums payable by the Guarantor to the Borrower, the Administrative Agent and/or the Lenders, as the case may be, pursuant to this Guaranty, shall be made in immediately available funds in United States Dollars and shall be paid within five (5) days after receipt of notice by the Guarantor from the Administrative Agent or the Lenders demanding such payment.

                  (c) In addition, the Guarantor shall pay all costs, expenses and damages incurred (including, without limitation, reasonable attorneys' fees and expenses) in connection with the enforcement of the Guarantor's obligations hereunder.

                  8. Survival. This Guaranty shall remain in full force and effect until indefeasible payment in full and performance in full of the Guarantor's obligations hereunder. The Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, the Contractor, GCI Communication, GCI Cable or any other Person is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  9.       No Waiver; Cumulative Rights.

                  No failure on the part of the Administrative Agent or the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not alternative or exclusive, and such rights and remedies shall exist in addition to all other rights and remedies of the Administrative Agent and the Lenders in relation to this Guaranty, the Credit Agreement and the other Fundamental Documents in accordance with the provisions thereof and applicable law. Failure by the Administrative Agent or the Lenders at any time or times hereafter to require strict performance by the Borrower, the Guarantor or any other Person of any of the terms and conditions of this Guaranty or of the Credit Agreement or of any other Fundamental

Document shall not waive, release or diminish any right of the Administrative Agent or the Lenders at any other time to demand strict performance thereof, and such right shall not be deemed to have been waived or released by any act, course of conduct or knowledge of the Administrative Agent or the Lenders, their respective agents, officers or employees, unless such waiver or release is contained in an instrument in writing signed by the Administrative Agent, the Required Lenders and/or the Lenders (as applicable). No waiver by the Administrative Agent or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion. Any determination by a court of competent jurisdiction of the amount of the obligations of the
Guarantor hereunder shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

                  10. Amendments. This Guaranty may be amended, supplemented, waived or modified only by an instrument in writing signed by the Guarantor and consented to by the Administrative Agent and the Lenders.

                  11. Counterparts. This Guaranty may be signed in any number of counterparts. Any single counterpart or set of counterparts signed, in either case, by the Guarantor and the Administrative Agent shall constitute a full and original Guaranty for all purposes.

                  12. Assignments. This Guaranty shall be binding upon the Guarantor and enforceable by the Administrative Agent and the Lenders as stated herein. The Administrative Agent or the Lenders or each of them may assign, transfer or participate all or any part of its interest in this Guaranty to any other party at any time. The Guarantor shall have no right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders.

                  13. Notices. Any notice required or permitted to be given hereunder (each such notice being referred to herein as a "Notice") shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage prepaid mail, return receipt requested, or (iii) transmitted by telex, telecopier or facsimile, as elected by the party giving such Notice, as follows:

                  To the Guarantor:

                           GCI Holdings, Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn.:Chief Financial Officer
                           Facsimile No.(907) 265-5676

                  To the Administrative Agent:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, NY  10019
                           Attn:  Project Finance Group
                           Facsimile No.:  (212) 261-3421

                  All Notices and other communications shall be effective on (i) the date of receipt if personally delivered, (ii) on the tenth Business Day after mailing if mailed and (iii) on transmission with confirmed answerback if transmitted by telex, telecopier or facsimile. Any party may change its address for the purposes hereof by notice to the parties.

                  14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  15. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTY, THE SUBJECT MATTER HEREOF, THE CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF BROUGHT BY THE ADMINISTRATIVE AGENT OR A LENDER OR ANY OF THEIR SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE ADMINISTRATIVE AGENT OR A LENDER. THE GUARANTOR TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS GUARANTY, THE SUBJECT MATTER HEREOF, THE CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT

MATTER. THE GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 13 HEREOF. THE GUARANTOR AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST THE GUARANTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION
(X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE GUARANTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE GUARANTOR OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE GUARANTOR OR SUCH ASSETS MAY BE FOUND.

                  16. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE GUARANTOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY, THE SUBJECT MATTER HEREOF, THE CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE ADMINISTRATIVE AGENT THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS GUARANTY, THE CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer or other representative as of the date first set forth above.


                                       GUARANTOR:

                                       GCI HOLDINGS, INC.


                                       By:
                                       Name:
                                       Title:

Accepted and Agreed:

CREDIT LYONNAIS NEW YORK BRANCH,
as Administrative Agent


By:
Name:
Title:

                                                                      SCHEDULE A


                     DEFINITIONS OF COMPLETION AND COMPLETED

                  "Completion" shall mean delivery by the Independent Engineer of a certificate in form and substance satisfactory to the Administrative Agent certifying that:

                  a. the System has been fully constructed and equipped in strict conformity with the Plans and Specifications;

                  b. the System is fully and properly interconnected to a local loop telephone system at each point of presence within Alaska and to a long distance system at the System's Seattle, Washington terminus;

                  c. the System has satisfactorily completed the testing program set forth in Article 9 of the Construction Contract, Exhibit A to the Kanas Agreement, Exhibit A to the GCI Fiber Exchange Agreement and
         Schedule II to the GCI Construction Contract (with all matters stated therein as being subject to the agreement of the Borrower also having been approved by the Independent Engineer);

                  d. no known defective or uncompleted work exists that can reasonably be expected to result in a significant degradation of the performance of the System which has not been compensated for by the warranty of, or the payment of liquidated damages by, the Contractor as contemplated in the Construction Contract or by GCI Communication as contemplated in the GCI Construction Contract;

                  e. the System as constructed complies in all material respects with all requirements of Applicable Law and with all of the Permits, all of which have been obtained and are in full force and effect; and

                  f. all acceptance tests set forth in any Capacity Agreement then in existence have been met.

         "Completed" shall mean that Completion has been achieved.

                                                                       EXHIBIT O

                           FORM OF GCI LEASE CONTRACT



                                 LEASE AGREEMENT


                          Dated as of January 27, 1998


                                     between


                Alaska United Fiber System Partnership, as Lessor

                                       and

                       GCI Communication Corp., as Lessee








         As set forth in Section 21 hereof, Lessor has assigned as collateral security to the Agent (as defined herein), its right, title and interest in and to this Lease Agreement. To the extent that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code), no security interest in this Lease Agreement may be created by the transfer or possession of any counterpart hereof other than the counterpart marked as the "Original" and containing the receipt therefor executed by the Agent on or immediately following the signature page hereof.

                                 LEASE AGREEMENT

                  LEASE AGREEMENT dated as of January 27, 1998 between Alaska United Fiber System Partnership, a general partnership (herein called "Lessor"), and GCI Communication Corp., an Alaska corporation (herein called "Lessee").

                  The parties hereto agree as follows:

SECTION 1.      DEFINITIONS.

                  For all purposes of this Lease, capitalized terms shall have the respective meanings assigned thereto in Exhibit A hereto. The words "hereto", "hereof", "hereunder" and words of similar import shall refer to this Lease (including all annexes and schedules hereto), as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

SECTION 2.      LEASE OF FACILITY.

                  Lessor hereby agrees to lease the Facility to Lessee and Lessee hereby agrees to lease the Facility from Lessor commencing upon the Completion Date and ending upon expiration of the Term as evidenced by the execution and delivery by Lessor and Lessee of this Lease.

SECTION 3.      TERM; RENT; PAYMENTS, ETC.

                  (a) Lease Term. This Lease is effective as of the date first written above. Lessee shall have the right to commence using the Facility, and Lessee shall be obligated to commence paying Rent, on the Completion Date. The term of this Lease (the "Term") shall commence on the date first written above and shall continue for a period ending on the day preceding the eleventh (11th) anniversary of the Completion Date subject to renewal at the option of the Lessee in accordance with Section 10 hereof.

                  (b) Rent.  Commencing on the Completion Date, and on the first
(1st) day of every month throughout the Term (the "Rent Payment Date"), Lessee shall pay rental ("Rent") for the Facility at the rate of Three Million Nine Hundred Thousand and No/100 Dollars ($3,900,000.00) per year. Each monthly payment of Rent shall be in the amount of one-twelfth (1/12) of the aforesaid annual rental rate. If the Completion Date is not the first (1st) day of the month, the Rent payment due on the Completion Date shall be prorated, as shall the payment for the last partial month of the Term.

                  (c)  Payments;  Calculations.  Subject  to the  provisions  of
Section 21 hereof, all Rent payable to Lessor hereunder shall be paid to Lessor at the office of Credit Lyonnais New York Branch, 1301 Avenue of the Americas, New York, New York 10019 for deposit in Account

No. 0139787000100, entitled "Alaska United Disbursement Account" in the name of the Administrative Agent (or to such other Person or at such other address as Lessor may from time to time specify in writing to Lessee) in lawful money of the United States of America and in immediately available funds, on or before 1:00 p.m., New York, New York time, on the due date of such payment. Any payment hereunder which is due on a date which is not a Business Day shall be paid on the next succeeding Business Day together with an amount equal to interest on such payment at the Past Due Rate for the period from the due date of such payment to the date of payment; provided, however, that if such next succeeding Business Day shall be in a different calendar year, then such payment shall be made on the next preceding Business Day. All interest, fees and other amounts provided for under this Lease which are to be calculated on an annual basis shall be computed on the basis of a 360-day year for the actual number of days elapsed (including the first day but excluding the last day).

                  (d) Net Lease; No Set-Off, Counterclaims, etc. This Lease is a net lease, and Lessee's obligation to pay all Rent hereunder is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) any abatement, reduction, set-off, defense, counterclaim or recoupment whatsoever or any right to any thereof (including, without limitation, abatements, reductions, set-offs, defenses, counterclaims and recoupments for or on account of any past, present or future claims which Lessee may have against Lessor, the Agent or other Person for any reason whatsoever), (ii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; nor, except as otherwise expressly provided herein, shall this Lease terminate, nor shall any of the obligations of Lessee to pay Rent hereunder be otherwise affected, by reason of any defect in the title to, or any defect in or lack or fitness for use of, or any damage to, or loss of, or loss of the use of, or destruction or theft of, all or any part of the Facility or all or any part of the Right of Way from any cause whatsoever, the prohibition of the use or possession by Lessee of, or any ouster or dispossession by paramount title or otherwise of, all or any part of the Facility or the Right of Way, the interference with such use or possession by any governmental agency or authority or other Person, or the invalidity or unenforceability or the disaffirmance of this Lease, any of the other Project Agreements or any agreement related thereto, or by reason of any failure by Lessor or any other Person to perform any of its obligations herein or therein contained, or by reason of any Liens on all or any part of the Facility or the Right of Way, or for any other cause whether similar or dissimilar to the foregoing, it being the intention of the parties hereto that all Rent payable by Lessee hereunder shall continue to be payable in all events in the manner and at the times herein provided unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. In that connection, Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which may at any time hereafter be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof and agrees that if, for any reason whatsoever, this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee will nonetheless pay to Lessor (or to whomsoever shall be entitled thereto as expressly provided in accordance with Section 21 below) an aggregate amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had such termination not occurred. Each payment of Rent made by Lessee shall be final and Lessee will not seek or have any right to recover all or any part of such payment from Lessor, the Agent or any Lender for any reason whatsoever.

SECTION 4.      INSPECTION.

                  During the Term, the Lessor or the Agent and their respective authorized representatives may inspect, subject to Lessee's normal requirements regarding health, safety and security, the Facility and the Right of Way and the books and records of Lessee with respect thereto, and make copies and extracts therefrom, and may discuss Lessee's affairs, finances and accounts relating to the Facility and the Right of Way with its officers, and Lessee shall furnish to the Lessor and the Agent statements accurate in all material respects regarding the condition and state of repair of the Facility and the Right of Way, all upon such reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested and all at the expense of the Lessor (or at the expense of Lessee if a Lease Event of Default has occurred and is continuing). Lessor and the Agent shall have no duty to make any inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.

SECTION 5.      DISCLAIMER OF WARRANTIES.

                  THE LESSEE TAKES THE FACILITY AND THE PROPERTY RIGHTS "AS-IS", "WHERE-IS". NEITHER LESSOR NOR THE AGENT MAKES OR SHALL BE DEEMED TO HAVE MADE
(1) ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN, OR AS TO THE SUITABILITY FOR ANY PURPOSE OF, THE FACILITY OR ANY PART THEREOF OR AS TO THE ABILITY OF THE FACILITY TO PERFORM ANY FUNCTION, OR (2) ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE FACILITY OR ANY PART THEREOF FOR ANY PARTICULAR PURPOSE OR AS TO THE TITLE TO OR LESSOR'S INTEREST IN THE FACILITY OR ANY PART THEREOF OR AS TO ANY OTHER MATTER RELATING TO THE FACILITY OR ANY PART THEREOF, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LESSOR AND THE AGENT, ON THE ONE HAND, AND LESSEE ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE, AND THE BENEFITS OF ANY AND ALL IMPLIED WARRANTIES AND REPRESENTATIONS OF LESSOR ARE HEREBY WAIVED BY LESSEE.

                  LESSEE CONFIRMS THAT IT HAS SELECTED THE FACILITY AND EACH PART THEREOF ON THE BASIS OF ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS RELIANCE UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY LESSOR OR THE AGENT, AND LESSEE ACKNOWLEDGES

THAT NEITHER LESSOR NOR THE AGENT IS A MANUFACTURER OR VENDOR OF ANY PART OF THE FACILITY.

SECTION 6.      MAINTENANCE; OPERATION; COMPLIANCE WITH LAWS.

                  Lessee will use the Facility in a careful and proper manner in the conduct of its lawful business.

                  Lessee shall not in its use of the Facility or in its operation of any equipment supplied by Lessee and associated with the Facility interfere with or impair the service over the whole or any section of the System or cause any damage to any equipment or facilities of Lessor or any other Person or create hazards to the public or the servants, agents, or employees of Lessor or of any other Person. Lessee shall undertake in any tariff, contract, agreement or other arrangement whatsoever concerning or arising in connection with the use of the Facility by its customers, to extend to and make binding upon its customers the provisions of this Section.

                  During the Term, Lessee shall, at its sole cost and expense, conform to and comply or cause compliance with:

                           (i) all Applicable Law with respect to the use of the
Facility and each part thereof except (i) to the extent valid variances, waivers, exemptions or similar exceptions that will be available to the Lessor on the termination of this Lease or on its exercise of remedies under Section 15 hereof have been obtained therefrom; (ii) where noncompliance would (A) have no material adverse effect on the ownership, use, operation or maintenance of the Facility or on the business, operations, property or financial or other condition of Lessee, and (B) not make Lessor or Agent subject to any criminal liability or penalty or, unless indemnified or bonded by Lessee in manner and form satisfactory to Lessor or Agent, any civil liability or any other penalty, fine or cost of any kind whatsoever; and (iii) for violations of any such law or requirement the validity of which is being contested by Lessee in good faith by appropriate proceedings diligently prosecuted and violations of any such law or requirement (other than violations involving criminal penalties with respect to Lessor or the Agent) which Lessee is diligently proceeding to correct; provided, however, that no violation referred to in this clause (iii) shall involve any danger of the foreclosure, sale, forfeiture or loss of any part of the Facility or of the impairment of the operation of the Facility or of the impairment of Lessee's ability to perform its obligations hereunder or under any of the other Project Agreements; and

                           (ii)  the  terms  and  conditions  of  all  insurance
policies in effect with respect to the Facility or any part thereof which are required to be maintained under Section 19 hereof.

SECTION 7.      EVENT OF LOSS, ETC.

                  (a) Event of Loss. If an Event of Loss shall occur during the Term, Lessee shall promptly give Lessor and the Agent written notice thereof and Lessee shall pay to Lessor, on the Rent Payment Date next succeeding the date on which such Event of Loss occurred the sum of (i) the Stipulated Loss Value determined as of such Rent Payment Date, and (ii) all Rent due on such date; provided, however, that (x) for purposes of this Section 7(a), an Event of Loss which occurs 20 or fewer Business Days prior to a Rent Payment Date shall be deemed to have occurred on such Rent Payment Date and (y) if an Event of Loss occurs on the last scheduled day of the Term or 20 or fewer Business Days prior to the last scheduled day of the Term, Lessee shall make all payments required pursuant to clauses (i) and (ii) of this Section 7(a) on the last scheduled day of the Term. Lessee shall continue to pay Rent when due from and including the date on which the Event of Loss occurs to and including the date on which it pays Stipulated Loss Value. Upon payment of all Rent payable hereunder to Lessor to and including the date on which Lessee pays Stipulated Loss Value and of all other amounts then due and owing by Lessee hereunder, the Term shall end and Lessor shall transfer title to the Facility to Lessee on an "as-is, where-is" basis, without any representation or warranty, express or implied, by Lessor and without recourse to Lessor.

                  (b) Application of Other Payments with Respect to Event of Loss. Any payments received at any time by Lessor, Lessee or the Agent from any Governmental Authority, insurer (other than payments of liability insurance and other than payments on account of insurance carried by the Agent pursuant to
Section 9(f) hereof) or other Person with respect to an Event of Loss shall be applied in reduction of Lessee's obligation to pay the Stipulated Loss Value and all amounts of Rent payable pursuant to Section 7(a) hereof to the extent not already paid by Lessee, and, after the Stipulated Loss Value and such other amounts shall have been paid by Lessee, the balance, if any, remaining shall, be paid to, or retained by, the Lessee and the Lessor as their interests may appear.

                  (c) Application of Payments Not Relating to Event of Loss. Any payments received at any time by Lessor or Lessee from any Governmental Authority, insurer or other Person with respect to any condemnation, confiscation or seizure of, or requisition of title to or use of, or theft of, or loss of use of, or damage to, any part of the Facility not constituting an Event of Loss or a Lease Event of Default shall (i) if such payments shall be in the aggregate in excess of $50,000, be paid over to or retained by Lessor, and
(ii) if such payments shall be in the aggregate of $50,000 or less, be paid over to or retained by Lessee, unless a Lease Default or Lease Event of Default shall have occurred and be continuing, in which event all such payments under (i) and
(ii) of this subsection shall be paid over to or retained by the Lessor. In either case, such payments shall be applied directly in payment of repairs to, or for replacement of, such property in accordance with the provisions of
Section 6 hereof if the cost of such repairs or replacement has not already been paid by Lessee, and any balance remaining after compliance with the provisions of said Section 6 shall, unless a Lease Default or Lease Event of Default shall have occurred and be continuing, be paid over to, or retained by, Lessee and Lessor as their interests may appear.

                  (d) Disposition of Payments Not Payable to Lessee. Any amounts that would be payable to Lessee, or which Lessee would be entitled to retain, pursuant to this Section 7 but which are not so payable or retainable solely because a Lease Default or Lease Event of Default shall have occurred and be continuing, shall be retained by, or paid to, Lessor and held as security for the obligations of Lessee under this Lease, and shall be paid over to Lessee when no Lease Default or Lease Event of Default shall be continuing unless this Lease shall have been declared to be in default pursuant to Section 15 hereof, in which case such amounts shall be retained by Lessor and applied to reduce the obligations of Lessee under this Lease.

SECTION 8.      LIMITATION ON CLAIMS.

                  Lessee shall have no claim, demand, action or suit against Lessor, Agent, any Lender or any of their respective servants, agents or employees for any injury, including injury resulting in death or loss of or damage to any property, suffered or sustained by it or its servants, agents or employees or by any other Person which directly or indirectly results from, arises out of or is, in any way, connected with the use of the Facility by Lessee, except to the extent that such injury, loss or damage, including injury resulting in death or loss of or damage to property, is due to the gross negligence of the Person causing such injury.

SECTION 9.      INSURANCE

                  (a) Insurance Against Loss or Damage to Facility. Each of Lessor and Lessee, at its sole cost and expense, shall maintain throughout the Term and thereafter until the Facility is returned to Lessor pursuant to Section 12(a) hereof, physical damage insurance with respect to their respective interests in the Facility with insurers rated "A-" or better and with a financial rating IX or better, by A.M. Best & Co. (or other insurers reasonably satisfactory to Lessor and the Agent), such insurance to be all-risk physical damage insurance, including earthquake and flood coverage, in amounts sufficient to prevent Lessee, Lessor or the Agent from being a co-insurer of any partial loss under the applicable policies, in such scope as shall be reasonably acceptable to Lessee, Lessor and the Agent and in such form, amounts and against such insurable hazards, casualties, risks and damages as shall be consistent with large, creditworthy corporate insureds' practices; provided, however, that in any event the amount of such insurance shall not at any time be less than the then applicable Stipulated Loss Value of the Facility and provided further that Lessor and Lessee shall indemnify and hold each other harmless from any loss or damage caused to each of their interests by the other to the extent of the insurance coverage required to be maintained by such indemnifyng party. Notwithstanding the provisions of this paragraph Lessee may self insure, by means of deductibles or otherwise, against the risks referred to in this paragraph in an annual aggregate (or, if such policies containing aggregate annual deductibles are not commercially available on reasonable terms, per occurrence) amount not in excess of $250,000 for all perils except earthquake and flood which shall be subject to a maximum deductible of 5% of values at risk at the time of loss.

                  (b) Insurance Against Public Liability and Property Damage. Lessee, at its sole cost and expense, shall maintain throughout the Term and thereafter until the Facility is returned to Lessor pursuant to Section 12(a) hereof, comprehensive general liability insurance against claims for bodily injury or death or property damage arising out of the use, possession, operation or condition of the Facility in such scope as shall be reasonably acceptable to the Lessor and the Agent and in such form, such amounts (but in any event at least $5,000,000) and against such risks as shall be consistent with large, creditworthy corporate insureds' practices and with insurers rated "A-" or better and with a financial rating of IX or better by A.M. Best & Co. (or other insurer reasonably satisfactory to Lessor and the Agent). Notwithstanding the provisions of this paragraph the Lessee may self insure, by means of deductibles or otherwise, against the risks referred to in this paragraph in an annual aggregate (or, if such policies containing aggregate annual deductibles are not commercially available on reasonable terms, per occurrence) amount not in excess of $100,000.

                  (c) Workers' Compensation Coverage. Lessee, at its sole cost and expense, shall maintain throughout the Term and thereafter until the Facility is returned to Lessor pursuant to Section 12(a) hereof, workers' compensation coverage complying with the provisions of all Applicable Law with respect thereto and employer's liability insurance in a minimum amount of $5,000,000 per loss. Notwithstanding the provisions of this paragraph Lessee may self insure, by means of deductibles or otherwise, against the risks referred to in this paragraph in an annual aggregate (or, if such policies containing aggregate annual deductibles are not commercially available on reasonable terms, per occurrence) amount not in excess of $100,000.

                  (d) Provisions of Policies. Lessee will use all reasonable efforts to cause all insurance policies referred to in Sections 9(a) and 9(b) hereof to (i) in the case of the insurance referred to in Section 9(a) hereof, be payable to Lessor and the Agent, as their respective interests may appear; provided, however, that until the insurance company has received written notice that the Credit Agreement has been satisfied and discharged all such insurance proceeds shall be payable to the Agent, provided, further, however, that payment of less than $250,000 in respect of any single casualty may be paid directly to Lessee and Lessor as their interests may appear; (ii) in the case of the insurance referred to in Section 9(b) hereof, name Lessor and the Agent as additional insureds and be payable to the Person or Persons to whom the liability covered by such insurance has been incurred; (iii) provide that no cancellation, termination or material change in such insurance shall be effective until at least 30 days after receipt by Lessor and the Agent of written notice thereof; (iv) insure the interests of Lessor and the Agent regardless of any breach or violation by Lessee or any other Person of any warranties, declarations or conditions contained in such insurance policies or any action or inaction of Lessee or any other interests insured thereunder; (v) provide that neither Lessor nor the Agent shall be liable for the payment of any premiums, commissions, assessments or calls in connection with such insurance;
(vi) contain a waiver of any rights of subrogation of the insurer against Lessor or the Agent; and

(vii) provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which, except as provided in Section 9(a), shall be solely a liability of Lessee), shall operate in the same manner as if there were a separate policy covering each such insured, without right of contribution from any other insurance which may be carried by an any insured.

                  (e) Delivery of Insurance Certificates, etc. Lessee will deliver to Lessor and the Agent, on or prior to the Completion Date and on or prior to each expiration date thereof certificates, executed by the insurer or its duly authorized agent, of all insurance policies that Lessee is required to maintain pursuant to this Section 9. In the event policies of the Lessee are utilized by the Lessor to satisfy insurance requirements of Section 5.5 of the Credit Agreement, copies of such policies shall be supplied to the Lessor and the Agent upon request.

                  (f) Insurance by Lessor or Agent. Nothing in this Section 9 shall prohibit Lessor or the Agent from maintaining, at its expense, additional insurance for its own account with respect to the Facility.

                  (g) General.  The inclusion of insurance  requirements in this
Section 9 does not restrict the liability of the Lessee under the terms of this Agreement.

SECTION 10.               RENEWAL OPTION.

                  Lessee may at its option renew the lease of the Facility hereunder (i) at the end of the Primary Term or Fixed Rate Renewal Term for a Renewal Term or Terms that, in the aggregate, consist of not more than three (3) three year renewal periods (each such three year term being herein called a "Fixed Rate Renewal Term"), ending not later than December 31, 2024 and (ii) at the end of the Primary Term, any Fixed Rate Renewal Term or any Fair Market Value Renewal Term, for successive Renewal Terms (each such term being herein called a "Fair Market Value Renewal Term") of no less than two years; provided, however, that (i) Lessee shall give Lessor notice of each such renewal, which shall be irrevocable, at least twelve months and no more than fifteen months prior to the expiration of, as the case may be, the Primary Term, any of the Fixed Rate Renewal Terms or any of the Fair Market Value Renewal Terms, (ii) such renewal shall not be prohibited by any Applicable Law, (iii) no Lease Event of Default shall have occurred and be continuing on the day preceding the first day of such Renewal Term and (iv) the final Fair Market Renewal Term in the Term shall end on or before December 31, 2024. All of the provisions of this Lease shall be applicable during such Renewal Term, except that (x) the Rent payable on each Rent Payment Date during each Fixed Rate Renewal Term shall be in an amount determined by multiplying .50 by the amount of Rent payable on each Rent Payment Date during the Primary Term, and (y) the Rent for each Fair Market Value Renewal Term shall be the Fair Market Rental Value of the Facility, as of the first day of such Fair Market Value Renewal Term, for a period equal to such Fair Market Value Renewal Term, and shall be payable in equal quarterly installments, in arrears, on each Rent Payment Date during such Fair Market Value Renewal Term.

SECTION 11.      LOCATION; POSSESSION; OPERATION; LIENS; QUIET ENJOYMENT; ETC.

                  (a) Location. Lessee will not remove, or permit to be removed, any part of the Facility from the Right of Way without the prior written consent of Lessor and the Agent.

                  (b) Assignment; Sublease, Possession. Lessee shall not, without the prior consent of Lessor or the Agent, assign or sublease all or any part of the Facility to any Person, unless such sublease shall be with a Person who is not one of Lessor's target customers and shall be expressly subject and subordinate to this Lease and to the rights of the Lessor and the Agent hereunder. In no event shall any such sublease impair or diminish any of the rights of Lessor and the Agent or the obligations of Lessee under this Lease or of the Guarantor under the Lease Guaranty Agreement, which rights and obligations shall continue in full force and effect as though no such assignment or sublease had been effected, it being understood that the obligations of Lessee hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety.

                  (c) Operation. No provision hereof shall restrict the Lessee's rights to enter into contracts for the sale of capacity of the Facility in the ordinary course of business or for services based upon use of the Facility so long as such contracts are not binding upon the Lessor and do not encumber the Facility and are not with Persons who are among Lessor's target customers.

                  (d) Restriction on Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Facility or the Right of Way, or any part thereof, title thereto or any interest therein or in this Lease except the following (herein referred to as "Permitted Liens"): (i) the respective rights and interests of Lessee, Lessor and the Agent as provided in the Project Agreements, (ii) Liens for taxes either not yet due or being contested by Lessee in good faith by appropriate proceedings and as to which adequate reserves are being maintained in accordance with generally accepted accounting principles, so long as such proceedings do not involve any danger of the sale, forfeiture or loss of any part of the Facility or the Right of Way, or any interest therein or interfere with the payment of Rent, (iii) materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is bonded, and (iv) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review is being diligently prosecuted in good faith and there shall have been secured a stay of execution pending such appeal or proceeding for review and for the payment of which adequate reserves have been provided.

                  (e) Quiet Enjoyment. So long as no Lease Event of Default shall have occurred and be continuing, Lessor shall not take any action that interferes with the peaceful and quiet enjoyment and the exclusive possession and control of the Facility by Lessee.

SECTION 12.               RETURN OF FACILITY; PURCHASE OPTION.

                  (a) Return. Upon expiration of the Term (unless the Term shall end pursuant to Section 7(a) hereof or pursuant to Section 12(b) hereof upon Lessee's exercise of its purchase option), Lessee shall comply with its obligations under Section 6(a) hereof and return the Facility to Lessor by surrendering the same into the possession of Lessor at its then location on the Right of Way. At the time of such return, the Facility and each part thereof shall be free and clear of all Liens (other than Lessor Liens) and shall be in the condition and repair required to be maintained during the Term under Section 6 hereof. At the time of such return, the Facility shall not be deemed to have been returned to Lessor until (i) it is surrendered into the possession of Lessor and (ii) the provisions of the preceding sentence shall have been complied with and Lessee shall have given Lessor written notice of such fact, and, until such time, all of the provisions of this Lease shall continue in full force and effect.

                  (b) Purchase Option. Provided that this Lease has not been terminated and no Lease Event of Default shall have occurred and be continuing, Lessee shall have the right, at its option, upon not less than six months' and not more than twelve months' written notice to Lessor and the Agent, to purchase the Facility on any Rent Payment Date or on the last day of the Term, for a cash purchase price equal to the greater of the Fair Market Sale Value of the Facility and the Stipulated Loss Value determined as of the date of purchase. In the event that Lessee elects to purchase the Facility in accordance with this
Section 12(b), on the last day of the Term or on such Rent Payment Date, as the case may be, Lessee shall pay to Lessor the purchase price specified above. Upon receipt of such amount, Lessor shall transfer title to the Facility to Lessee on an "as-is, where-is" basis, without any representation or warranty, express or implied, by Lessor (except as to the absence of Lessor's Liens) and without recourse to Lessor.

SECTION 13.      TAXES; GENERAL INDEMNITY; OTHER COVENANTS; PERSONAL PROPERTY.

                  (a) Taxes. All taxes levied upon Lessor's receipt of the Rent paid hereunder shall be the responsibility of Lessor. All other taxes and assessments of any kind whatsoever incidental to the use of the Facility (including, without limitation, any consumption type taxes which may be charged or imposed in any way by any authority incidental to Lessee's communication transmission over the Facility) shall be the sole responsibility of Lessee and Lessee shall indemnify and hold Lessor harmless from and against all such taxes (and any penalties, fines and interest thereon).

                  (b) General Indemnity. Lessee shall assume liability for, and shall indemnify, protect, save and keep harmless the Agent and Lessor and their respective directors, officers, shareholders, employees, agents and servants from and against, all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements of whatever name or nature (including liabilities for penalties) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any breach by Lessee of any of its obligations hereunder, including without limitation the reasonable fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceedings in any way involving any of the foregoing.

                  (c) Personal Property. It is the intent of the parties hereto that the Facility shall at all times be deemed to be personal property and not real property under the laws of the States of Alaska and Washington.

SECTION 14.               EVENTS OF DEFAULT.

                  The following events shall constitute Lease Events of Default under this Lease.

                           (i) Lessee  shall  default in the  payment of Rent or
Stipulated Loss Value when and as the same shall become due and payable and the continuance of such default unremedied for a period of 30 days, or

                           (ii)  Lessee  or  Guarantor   shall  default  in  the
observance or performance of any other covenant or agreement of Lessee or Guarantor contained herein or in the Lease Guaranty Agreement, and the continuance of such default unremedied for a period of 30 days after notice thereof shall be given by Lessor to Lessee or Guarantor; or

                           (iii)  This  Lease  shall at any time for any  reason
cease to be in full force and effect or shall become, or shall be declared to be, null and void; or

                           (iv) Any representation or warranty made by Lessee or
the Guarantor in this Lease or in the Lease Guaranty Agreement, or in any document or certificate furnished by Lessee or the Guarantor in connection herewith or therewith or pursuant hereto or thereto, shall prove to be incorrect in any material respect on the date as of which made; or

                           (v) Lessee,  Guarantor or any parent entity of either
shall default in the payment of, or there shall be an acceleration for payment of, any portion of any Indebtedness aggregating $15,000,000 or more, including interest thereon, for which it is liable directly or as guarantor, in each case beyond the period of grace, if any, provided with respect thereto; or

                           (vi) The merger of the Guarantor with, or transfer of
all or substantially all its assets to, any Person other than one of its Restricted Subsidiaries; or

                           (vii) The incurrence of any  indebtedness  by Lessor,
Guarantor or any Restricted Subsidiary of the Guarantor which results in the Senior Leverage Ratio at the time of such incurrence to be in excess of 5 to 1 at any time on or before December 31, 1999 or 3.75 to 1 at any time thereafter; or

                           (viii) The entry of a decree or order for relief by a
court having jurisdiction in respect of Lessee or Guarantor, adjudging Lessee or Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking a reorganization, arrangement, adjustment or composition of or in respect of Lessee or Guarantor in an involuntary proceeding or case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of Lessee or Guarantor or of any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Lessee or Guarantor, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                           (ix)  The  institution  by  Lessee  or  Guarantor  of
proceedings to be adjudicated a bankrupt or insolvent, or the consent by Lessee or Guarantor to the institution of bankruptcy or insolvency proceedings against Lessee or Guarantor, or the commencement by Lessee or Guarantor of a voluntary proceeding or case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or the consent by Lessee or Guarantor to the filing of any petition seeking a reorganization, arrangement, adjustment or composition of or in respect of Lessee or Guarantor or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of Lessee or Guarantor or of any substantial part of its property, or the making by Lessee or Guarantor of an assignment for the benefit of creditors, or the admission by Lessee or Guarantor of its inability to pay its debts generally as they become due or of its willingness to be adjudicated a bankrupt, or the failure of Lessee or the Guarantor generally to pay its debts as they become due, or the taking of corporate action by Lessee or the Guarantor in furtherance of any of the foregoing; or

                           (x)  Final  judgment  or  judgments  for more than an
aggregate of $15,000,000 shall be rendered against Lessee or Guarantor, and within 30 days after entry thereof such judgment or judgments shall not have been discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay such judgment or judgments shall not have been discharged; or

                           (xi) Any  other  event or  circumstance  shall  occur
(including, without limitation, an act of any Governmental Authority or natural disaster) that could reasonably be expected to have a material adverse effect on the ability of the Lessee to satisfy its obligations hereunder or of the Guarantor to satisfy its obligations under the Lease Guaranty Agreement; or

                           (xii)  Any  of  the  Lease   Guaranty   Agreement  by
Guarantor, the Holdings Keep-Well Agreement or the Transport Keep-Well Agreement shall at any time for any reason cease to be in full force and effect, except as a result of indefeasible payment or performance of the Obligations under the Credit Agreement.

SECTION 15.               REMEDIES.

                  Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, by notice to Lessee, the Guarantor and the Agent, declare this Lease to be in default. Lessor may, either directly or through its agent, do one or more of the following as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

         (a) demand that Lessee, and Lessee shall at its sole risk, cost and expense upon such demand, return and/or relinquish the Facility or any part thereof designated by Lessor promptly to Lessor or its agent in the manner and condition required by, and otherwise in accordance with the provisions of, Section 12(a) hereof (as specified by Lessor) as if the same were being returned at the end of the Term; or Lessor or its agent, at Lessor's option, may enter upon the premises where the Facility or any part thereof is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability on the part of Lessor or its agent for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

         (b) sell the Facility or any part thereof in a commercially reasonable manner at public or private sale, as Lessor may determine, upon at least 15 days' prior written notice to Lessee, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such sale or for the proceeds thereof (except to the extent required by Section 15(e) hereof if Lessor elects to exercise its rights thereunder);

         (c) hold, keep idle, use, operate or lease to others the Facility or any part thereof, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to any such action or inaction or for any proceeds with respect thereto, except that Lessee's obligation to pay Rent for the Facility for Rental Periods commencing after Lessee shall have been deprived of the possession thereof pursuant to this Section 15(c) shall be reduced by the net proceeds, if any, received by Lessor from using or operating the Facility, or leasing the Facility or such part to any Person other than Lessee for such Rental Periods or any portion thereof;

         (d) by notice to Lessee specifying a payment date which is not earlier than 10 days after the date of such notice, demand that Lessee pay to Lessor and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, the sum of any unpaid Rent payable in accordance with the terms of this Lease on or prior to the payment date specified in such notice, plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Past Due Rate from the payment date specified in such notice to the date of actual payment):

                  (i) the Stipulated Loss Value of the Facility, computed as of the Rent Payment Date occurring on or immediately preceding the payment date specified in such notice; or

                  (ii) an amount equal to the excess, if any, of the amount determined in accordance with clause (i) above, over the Fair Market Sale Value of the Facility determined as of the Rent Payment Date occurring on or next preceding the payment date specified in such notice;

                  provided, however, that if Lessor elects to receive the amount referred to in clause (i) above of this paragraph (d), and such amount and all other amounts payable by Lessee under this
                  Section 15 are received by Lessor (or the Agent for application pursuant to the Credit Agreement), Lessor shall not be entitled to exercise any remedy pursuant to paragraphs
                  (a), (b), (c) or (e) of this Section 15 and shall be required, after discharge and satisfaction of the Credit Agreement, to promptly convey the Facility to Lessee "as-is, where-is", without any representation or warranty, express or implied, by Lessor (other than that the Facility shall be free and clear of Lessor Liens) and without recourse to Lessor, the expenses of such discharge and conveyance being for the account of Lessee;

         (e) if Lessor shall have sold the Facility or any part thereof pursuant to Section 15(b) hereof, Lessor, in lieu of exercising its rights under Section 15(d) hereof with respect thereto, may, if it shall so elect, demand that Lessee pay to Lessor and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Rent due for periods up to and including the Rental Period in which such sale occurs plus an amount equal to the Stipulated Loss Value of the Facility or such part, computed as of the Rent Payment Date next preceding the date of such sale, together with interest at the Past Due Rate on such amount from the Rent Payment Date as of which such Stipulated Loss Value is computed to the date of actual payment; provided, however, that the amount so payable shall be reduced by the net proceeds, if any, theretofore received by Lessor with respect to the Facility or such part from the use, operation or sale of, or the leasing by Lessor to a Person other than Lessee of, the Facility or such part pursuant to Section 15(b) or 15(c) hereof;

         (f)      terminate or rescind this Lease; or

         (g) exercise any other right or remedy that may be available to Lessor under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease as to the Facility or any part thereof.

                  In addition (but without duplication), Lessee shall be liable, except as otherwise provided above, for any and all unpaid installments of Rent, whether or not then due, which are payable in respect of any Rental Period ending before or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses incurred or suffered by reason of the occurrence of any Lease Default or Lease Event of Default or the exercise of any Lessor's or Agent's rights and remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Facility or any part thereof or any disconnection, disassembly, preparation for shipment, storage and delivery of the Facility or any part thereof or in placing the Facility or any part thereof in the condition required by Section 12(a) hereof.

                  At any sale of the Facility or any part thereof pursuant to this Section 15, Lessor, the Agent or any Lender may bid for and purchase the same.

                  No right or remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to above or otherwise available to Lessor or the Agent under any of the Project Agreements or at law or in equity; and the exercise or beginning of exercise by Lessor or the Agent of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Lessor or the Agent of any or all such other rights and remedies. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor or the Agent to sell, lease or otherwise use the Facility or any part thereof in mitigation of Lessor's or Agent's damages or which may otherwise limit or modify any of Lessor's or Agent's rights and remedies in this Section 15 or under any of the Project Agreements. No express or implied waiver by Lessor or Agent of any Lease Default or Lease Event of Default shall in any way be, or be construed to be, a waiver of any other Lease Default or Lease Event of Default.

                  If it should become necessary for the purpose of any of the foregoing provisions of this Section 15 to allocate to any part of the Facility a portion of the Rent or a portion of the Stipulated Loss Value of the Facility, such allocation shall be in the same proportion as the then Fair Market Sale Value of such part bears to the then Fair Market Sale Value of the Facility.

SECTION 16.      ENFORCEMENT.

                  Without limiting the effect of any provision of this Lease or any provision of any of the other Project Agreements, including without limitation, Section 10.4 and 10.5 of the Credit Agreement, Lessee will pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred by Lessor or the Agent in enforcing their respective rights or remedies under this Lease. In the event that Lessor or the Agent shall bring any suit against Lessee to enforce any rights hereunder and shall be entitled to judgment, then in such suit it may recover expenses, including reasonable attorneys' fees, and the amount thereof shall be included in such judgment.

SECTION 17.      LESSOR'S RIGHT TO PERFORM FOR LESSEE.

                  If Lessee fails to make any payment required to be paid by it hereunder or fails to perform or comply with any of its other agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed additional Rent, payable by Lessee upon demand.

SECTION 18.      FURTHER ASSURANCES.

                  Lessee will promptly and duly execute and deliver to Lessor or the Agent such documents and assurances and take such further action as Lessor or the Agent may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and to establish, protect and preserve the rights, interests and remedies created, or intended to be created, in favor of Lessor and the Agent hereunder and under any other Project Agreement, including, without limitation, if requested by Lessor or the Agent, at the expense of Lessee, the recording or filing of counterparts hereof and of such other documents (including, without limitation, financing statements) with respect hereto, in accordance with the laws of such jurisdictions, as Lessor or the Agent may from time to time reasonably request.

SECTION 19.      NOTICES.

                  Notices, requests, demands and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) addressed, if to the Agent, to it at 1301 Avenue of the Americas, New York, New York 10019, Attn: Project Finance Group, facsimile no.:
(212) 261-3421, if to the Lessor, to it at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, Attn: Chief Financial Officer, facsimile no.:(907) 265-5676, or if to the Lessee, to it at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, Attn:Chief Financial Officer, facsimile no.:(907) 265-5676, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 19 or in accordance with the latest unrevoked written direction from such party.

         If either the Lessor or the Lessee gives the other any notice hereunder
for  any  reason   whatsoever,   the  Lessor  and  the  Lessee  each  agrees  to
simultaneously deliver a copy of such notice to the Agent.

SECTION 20.      BINDING EFFECT; SUCCESSORS AND ASSIGNS.

                  The terms and provisions of this Lease and the respective rights and obligations of Lessor, Lessee, the Guarantor and the Agent hereunder shall be binding upon, and inure to the benefit of, their respective successors and assigns; provided, however, that Lessee shall not assign any of its rights or obligations hereunder except in accordance with the provisions of Section 11(b) hereof, and any attempted assignment by Lessee in violation of such provisions shall be void.

SECTION 21.      SECURITY FOR LESSOR'S OBLIGATIONS TO AGENT.

                  In order to secure the indebtedness of Lessor under the Credit Agreement and the payment of certain other obligations as provided in the Credit Agreement, the Credit Agreement provides, among other things, for the assignment by Lessor to the Agent (for the benefit of the Lenders) of its right, title and interest in, to and under this Lease, and for the creation of a first lien on and prior perfected security interest in the Facility in favor of the Agent (for the benefit of the Lenders. Lessee hereby consents to such assignment and to the creation of such lien and security interest, and consents to the terms and provisions of the Credit Agreement. Lessee and Lessor agree and acknowledge that so long as any Obligation (as such term is defined in the Credit Agreement) remains outstanding, the Agent shall have the exclusive right to exercise all rights of Lessor hereunder to give consents, approvals, waivers, notices or the like, to make elections, demands or the like and to take other discretionary action hereunder. Lessee will furnish to the Agent counterparts of all notices, certificates, opinions or other documents required to be delivered hereunder by Lessee to Lessor. Until Lessee receives notice from the Agent stating that the Credit Agreement has been terminated, Lessee will make all payments payable hereunder strictly in accordance with Section 3(c) hereof for the benefit of the Agent and the Lenders or in such other manner as the Agent may specify from time to time by notice to Lessee, and the right of the Agent to receive all such payments shall not be subject to any defense, counterclaim, set-off or other right or claim of any kind which Lessee may be able to assert against Lessor in any action brought by it on this Lease.

SECTION 22.      THE AGENT

                  The provisions of this Lease which require or permit action by, the consent or approval of, the furnishing of any instrument or information to, or the performance of any other obligation to, the Agent shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such requirements or permissions, at all times after all the Obligations (as such term is defined in the Credit Agreement) have been fully and indefeasibly paid and performed and the Commitments (as such term is defined in the Credit Agreement) shall have terminated.

SECTION 23.      SERVICE OF PROCESS.

                  THE LESSOR AND THE LESSEE, RESPECTIVELY, HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS LEASE, THE SUBJECT MATTER HEREOF OR ANY PROJECT DOCUMENT BROUGHT BY THE AGENT OR ANY OF ITS SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE AGENT. THE LESSOR AND THE LESSEE, RESPECTIVELY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVE, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT THEY ARE NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS LEASE, THE SUBJECT MATTER HEREOF OR ANY PROJECT DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVE THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE AGENT IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVE THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE LESSOR AND THE LESSEE HEREBY CONSENT TO SERVICE OF PROCESS BY MAIL AT THEIR RESPECTIVE ADDRESSES TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 19 HEREOF. THE LESSOR AND THE LESSEE AGREE THAT THEIR SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE AGENT. FINAL JUDGMENT AGAINST THE LESSOR OR THE LESSEE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE LESSOR OR

THE LESSEE THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE AGENT MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE LESSOR OR THE LESSEE OR ANY OF THEIR ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE LESSOR OR LESSEE OR SUCH ASSETS MAY BE FOUND.

SECTION 24.      WAIVER OF JURY TRIAL.

                  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE LESSEE HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LEASE AGREEMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE LESSEE ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE LESSOR THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LESSOR HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS LEASE AGREEMENT. AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 24 MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE LESSEE TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

SECTION 25.      EXECUTION IN COUNTERPARTS.

                  This Lease may be executed in any number of counterparts. However, to the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the counterpart identified by marking as the "Original" and containing a receipt therefor signed by the Agent on or immediately following the signature page hereof. All other counterparts of this Lease shall be marked as "Duplicates"; provided, however, that any such Duplicates shall be valid evidence of this Lease.

SECTION 26.      MISCELLANEOUS.

                  (a) Severability. Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable

Law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

                  (b) Modifications. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Furthermore, so long as any obligations remain outstanding under the Credit Agreement, no such modification, amendment or waiver shall be effective unless consented to by the Agent.

                  (c) No Conveyance of Title. This Lease shall constitute an agreement of lease only and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Facility or any part thereof except as lessee only.

                  (d) Captions. The captions in this Lease and the table of contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Except to the extent provided for in the definition of "Appraisal Procedure", none of the provisions of this Lease is subject to arbitration.

                  (e) Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed and delivered by their respective officers or representatives hereunto duly authorized as of the date and year first above written.


                                       ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                                       By:  GCI Fiber  Co.,  Inc.,  its  General
                                       Partner


                                       By:
                                       Name:
                                       Title:

                                       By:  Fiber Hold Co.,  Inc.,  its  General
                                       Partner


                                      By:
                                       Name:
                                       Title:


                                       GCI COMMUNICATION CORP.


                                      By:
                                       Name:
                                       Title:

STATE OF NEW YORK  )
                   :       ss:
COUNTY OF NEW YORK )


                  Before me personally  appeared                   ,  personally
known  to me to be  the  person  whose  name  is  subscribed  to  the  foregoing
instrument  as  the  designated  officer  of                    ,   one  of  the
corporations named in said instrument, and personally known to me to be such officer of said corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and in the capacity therein stated, for and on behalf of and as the act and deed of said corporation.

                  IN WITNESS of which I have  hereunto  set my hand and official
seal, this     day of            , 199 .



                                       -----------------------------
                                       Notary Public


[NOTARIAL STAMP AND SEAL]

STATE OF NEW YORK  )
                   :       ss:
COUNTY OF NEW YORK )


                  Before me personally  appeared                   ,  personally
known  to me to be  the  person  whose  name  is  subscribed  to  the  foregoing
instrument  as  the  designated  officer  of                    ,   one  of  the
corporations named in said instrument, and personally known to me to be such officer of said corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and in the capacity therein stated, for and on behalf of and as the act and deed of said corporation.

                  IN WITNESS of which I have  hereunto  set my hand and official
seal, this     day of             , 199 .



                                       -----------------------------
                                       Notary Public


[NOTARIAL STAMP AND SEAL]

Receipt of this original  counterpart  of this Lease is hereby  acknowledged  on
this     day of January, 1998.*


                                       CREDIT LYONNAIS NEW YORK BRANCH, as Agent for the benefit of the Lenders


                                       By:
                                       Name:
                                       Title:




-------------------
* This acknowledgment of receipt to appear in the original only; other originals to bear the legend "duplicate original".

                                    EXHIBIT A

                                   Definitions


         "Affiliate" of the specified Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" shall mean Credit Lyonnais New York Branch and its successors as Administrative Agent under the Credit Agreement.

         "Applicable Law" shall mean all applicable laws (including, without limitation, federal and state securities laws), ordinances, judgments, decrees, injunctions, writs and orders of any court, arbitrator or governmental agency or authority and rules, regulations, orders, interpretations, licenses and permits of any federal, state, county, municipal, regional or other governmental body, instrumentality, agency or authority.

         "Appraisal Procedure" shall mean the following procedure for determining Fair Market Sale Value or Fair Market Rental Value if either Lessor or Lessee shall request by notice (the "Appraisal Request") to the other the determination of either of such Values by the Appraisal Procedure. Lessor and Lessee shall, within 15 days after the Appraisal Request, appoint an independent appraiser mutually satisfactory to them, who shall determine such Value and such determination shall be final and binding on Lessor and Lessee. If Lessor and Lessee are unable to agree on a mutually acceptable appraiser within such 15-day period, Fair Market Sale Value or Fair Market Rental Value, as the case may be, shall be determined by a panel of three independent appraisers, one of whom shall be appointed by Lessor, another by Lessee and the third of whom shall be appointed by the other two appraisers or, if such two appraisers are unable to agree on a third appraiser within 45 days after the Appraisal Request, by the American Arbitration Association (or its successor); provided, however, that if Lessor or Lessee shall not have appointed its appraiser within 30 days after the Appraisal Request, such Value shall be determined solely by the appraiser selected by the other party. The appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine Fair Market Sale Value or Fair Market Rental Value, as the case may be, within 45 days after such appointment, and such determination shall be final and binding on Lessor and Lessee. If three appraisers are appointed, the determination of the appraiser that shall differ most from the second highest determinations of all three appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the determination of the appraisers. In the event that a single appraiser is appointed, the fees of such appraiser shall be divided equally between

Lessee and Lessor. In the event that more than a single appraiser is appointed, the fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee, the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor. Notwithstanding the foregoing, all fees and expenses of each appraiser shall be paid by Lessee in the case of an appraisal or determination under Section 15 of the Lease and the Lessee shall pay all such fees and expenses in the circumstances provided in Section 12(b) of the Lease.

         "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to be closed.

         "Completion Date" shall be as defined in the Credit Agreement.

         "Credit Agreement" shall mean the Credit and Security Agreement dated as of January 27, 1998 among the Lessor, the Lenders referred to therein, Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

         "Event of Loss" shall mean any of the following events or conditions:

                  (i) all or substantially all of the Facility shall become destroyed or damaged beyond repair or permanently rendered unfit for commercial operation, as a consequence of any event whatsoever;

                  (ii) any damage to or loss of all or any portion of the Facility occurring through any cause whatsoever, which results in the receipt of insurance proceeds with respect to the Facility on the basis of an actual or constructive total loss of the Facility; or

                  (iii) the condemnation, confiscation or seizure of, or other requisition of title to, or use of, all or substantially all of the Facility or the Right of Way (including the taking of title to, or use of, all or substantially all of the Facility or the Right of Way under power of eminent domain or by forfeiture pursuant to any proceeding commenced under any provision of law providing for escheat) by a Governmental Authority; provided, however, that, in the case of a requisition of use of all or substantially all of the Facility or the Right of Way such requisition shall be for an indefinite period which shall have continued for at least one year or for a definite period of at least three years' duration or that extends beyond the end of the Term or, if such requisition shall occur during a Renewal Term, beyond the end of such Renewal Term.

                  Subject to the proviso in Section 17(a) of this Lease, the date of occurrence of any of the Events of Loss specified in clause (i), (ii) or
(iii) above shall be the date of the casualty or other occurrence specified above giving rise to such Event of Loss.

         "Facility" shall mean the exclusive use of 22 STS-1's of the Alaska United Fiber System (as defined in the Credit Agreement) which is equivalent to
1.14048 Gb/s.

         "Fair Market Rental Value" shall mean at any time, with respect to the Facility or any part thereof, the fair market rental value thereof at such time as determined by agreement between Lessor and Lessee or, if requested by either of such parties, by the Appraisal Procedure. Fair Market Rental Value shall be equal to the rental value of the Facility or such part, as the case may be, that would be obtained in an arm's-length transaction between an informed and willing lessor under no compulsion to lease and an informed and willing lessee, which determination shall be made on the assumption that the Facility or such part, as the case may be, is free and clear of all Liens and is in the condition and repair required under Section 6 of this Lease.

         "Fair Market Sale Value" shall mean at any time, with respect to the Facility or any part thereof, the fair market sale value thereof at such time as determined by agreement between Lessor and Lessee or, if requested by either of such parties, by the Appraisal Procedure. Fair Market Sale Value shall be equal to the sale value of the Facility or such part, as the case may be, that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer-user (other than a buyer currently in possession), which determination shall be made on the assumption that the Facility or such part, as the case may be, is free and clear of all Liens and is in the condition and repair required under Section 6 of this Lease, and shall be calculated at the higher of (i) the fair market sale value thereof at its existing location, on the assumption that the buyer-user has the full and unfettered right to use the Facility and (ii) the fair market sale value thereof at any place other than at its existing location, after deduction of all costs and expenses of dismantling, removal, delivery and reconstruction thereof; provided, however, that notwithstanding the foregoing provisions of this definition, the determination of Fair Market Sale Value for the purpose of
Section 12(b) or 15(d) of the Lease shall be based on the actual condition of the Facility or part thereof at the time of such determination and shall take into account any legal impediments to the prompt transfer of title to the Facility or such part.

         "GCI" shall be as defined in the Credit Agreement.

         "Governmental Authority" shall mean any federal, state, county, municipal, local, territorial, or other governmental department, court, commission, board, bureau, agency, taxing authority or instrumentality, domestic or foreign.

         "Guarantor" shall mean GCI Holdings, Inc., an Alaska corporation, and its successors and, to the extent permitted by the Lease Guaranty Agreement, its assigns.

         "Highest Lawful Rate" shall mean the maximum legal rate of interest permitted to be contracted for, charged or received under applicable law, against which one could not successfully assert a claim or defense of usury.

         "Holdings  Credit   Agreement"  shall  be  as  defined  in  the  Credit
Agreement.

         "Holdings Keep-Well Agreement" shall be as defined in the Credit Agreement.

         "Indebtedness" shall be as defined in the Credit Agreement.

         "Lease" shall mean this Lease Agreement dated as of January 27, 1998, between the Lessor and the Lessee, pertaining to the leasing of the Facility by the Lessor to Lessee, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

         "Lease Default" shall mean a Lease Event of Default or an event or a condition that, with notice or lapse of time or both, would become such a Lease Event of Default.

         "Lease Event of Default" shall be as defined in Section 14 of this Lease.

         "Lease Guaranty Agreement" shall mean the Lease Guaranty Agreement dated as of January 27, 1998, by the Guarantor for the benefit of the Lessor and the Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

         "Lender" shall be as defined in the Credit Agreement.

         "Lessee" shall mean GCI Communication Corp., an Alaska corporation, and its successors and, to the extent permitted by the Lease, its assigns thereunder and sublessees.

         "Lessor" shall mean Alaska United Fiber System Partnership, a general partnership organized under the laws of Alaska and, to the extent permitted by the Lease, its successors and assigns.

         "Lien" shall mean any lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude, or other security interest of any kind.

         "Past Due Rate" shall mean the lesser of (a) the Highest Lawful Rate and (b) a rate per annum equal to 4% plus the Prime Rate.

         "Permitted Liens" shall be as defined in Section 11(d) of this Lease.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, non-incorporated organization, or government, or any agency or political subdivision thereof.

         "Primary  Term"  shall  mean the  fixed  minimum  Term as set  forth in
Section 3(a) of this Lease, without giving effect to any renewal or extension pursuant to Section 10 of this Lease or otherwise.

         "Prime Rate shall mean the interest rate per annum (computed on the basis of actual days elapsed in a year of 360 days) announced by Credit Lyonnais New York Branch in New York City from time to time as its stated rate. The Prime Rate shall be a fluctuating rate and shall change automatically from time to time effective as of the opening of business on the effective date of each change in such stated rate.

         "Project Agreements" shall be as defined in the Credit Agreement.

         "Renewal Term" shall mean each of the periods after the end of the Primary Term with respect to which the Lessee shall exercise its option to renew the Lease pursuant to Section 13 of this Lease, or such shorter period as may result from the termination of the Lease.

         "Rent" shall be as defined in Section 3(b) of this Lease.

         "Rent Payment Date" shall be as defined in Section 3(b) of this Lease.

         "Rental Period" shall mean the period commencing on (and including) the Completion Date and ending on (and including) the first Rent Payment Date and each of the subsequent one-month periods throughout the Term, such subsequent periods commencing on the first day of each month and ending on the last day of each month.

         "Restricted Subsidiary" shall be as defined in the Holdings Credit Agreement.

         "Right of Way" shall be as defined in the Credit Agreement.

         "Senior Leverage Ratio" shall be as defined in the Long Term Holdings Credit Agreement.

         "Stipulated Loss Value" shall mean, as of any particular Rent Payment Date, the amount equal to the Fair Market Sale Value of the Facility as of such Rent Payment Date; provided, however, that Stipulated Loss Value shall be, under any circumstances and in any event, in an amount which is no less than the net present value (determined using a discount rate of 5% per annum) of all remaining Rent payments that would have become due if the Lease had not been terminated, but rather, had been renewed for an additional eight (8) year term at the same Rent.

         "System" shall be as defined in the Credit Agreement.

         "Taxes" shall be as defined in the Credit Agreement.

         "Term" shall be as defined in Section 3(a) of this Lease.

         "Transport Keep-Well Agreement" shall be as defined in the Credit Agreement.

                                                                       EXHIBIT P


                    FORM OF HOLDINGS LEASE GUARANTY AGREEMENT







                            LEASE GUARANTY AGREEMENT


                          dated as of            , 1998

                                     between

                               GCI HOLDINGS, INC.

                                  as Guarantor,

                                       and

                     ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                                   as Lessor,

                                       and

                        CREDIT LYONNAIS NEW YORK BRANCH,

                                    as Agent

                            LEASE GUARANTY AGREEMENT


                           LEASE GUARANTY AGREEMENT, dated as of          , 1998
                           (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Guaranty"), between GCI Holdings, Inc., an Alaska corporation (the "Guarantor"), Alaska United Fiber System Partnership, a general partnership organized under the laws of Alaska ("Lessor") and Credit Lyonnais New York Branch, as Administrative Agent (the "Agent") under the Credit Agreement referred to below.



                  The Guarantor is the owner of all the issued and outstanding capital stock of GCI Communication Corp. GCI Communication Corp. is the lessee ("Lessee") under that certain Lease Agreement dated as of January 27, 1998 between Lessor and Lessee (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Lease"), which provides for, among other things, the leasing of the Facility by the Lessor to the Lessee.

                  In order to finance the construction of the Facility, the Lessor has entered into a Credit and Security Agreement dated as of January 27, 1998 (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") with the Lenders referred to therein, Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent and TD Securities (USA) Inc., as Documentation Agent.

                  In order to induce the Lessor to enter into the Lease, and to induce the Lenders to enter into the Credit Agreement and to make loans to the Lessor pursuant thereto, the Guarantor has agreed to enter into this Guaranty.

                  Accordingly, the parties agree as follows:


                                    SECTION 1

                                  DEFINITIONS.

                  Unless otherwise defined herein, capitalized terms used herein shall have their defined meanings set forth in Exhibit A to the Lease.

                                    SECTION 2

                                    GUARANTY.

                  The Guarantor hereby guarantees to the Lessor and to the Agent (for the benefit of the Lenders), and their respective successors and assigns, that (A) the Lessee will pay (when due, by acceleration or otherwise) all amounts from time to time payable by the Lessee under the Lease, including (without limitation) all Rent, Stipulated Loss Value and all indemnity payments, all payments of costs, fees, expenses and all other amounts however denominated, and all damages (whether provided for in the Lease or otherwise allowable by law) in respect of the failure or the refusal by the Lessee to make any such payment, all in accordance with the terms of the Lease, and agrees that if for any reason whatsoever the Lessee shall fail to pay (when due, by acceleration or otherwise) any of said amounts, the Guarantor will pay the same forthwith, and
(B) each of the terms, conditions, covenants and agreements under the Lease to be performed or observed by the Lessee will be duly and punctually performed and observed strictly in accordance with the terms of the Lease, and agrees that if for any reason whatsoever the Lessee shall fail to do so, the Guarantor shall duly and punctually perform and observe the same (all of the aforesaid amounts, payments, obligations, terms, conditions, covenants and agreements being herein called the "Guaranteed Obligations"). This Guaranty is a guaranty of payment, performance and compliance and not of collectibility. The Guarantor agrees that its obligations hereunder are absolute and unconditional and irrevocable without regard to the genuineness, validity, legality or enforceability of the Lease or any of the Project Agreements or of any term thereof or lack of power or authority of any party to enter into the Lease or any of the Project Agreements or of any assignment or termination of the Lease or any of the Project Agreements, or any assignment of any property thereunder, or any substitution, release or exchange of any other guaranty of or any security for any of the Guaranteed Obligations or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor, and shall not be subject to any withholding by any Governmental Authority of whatsoever nature or any right of set-off or counterclaim and are in no way conditioned upon any attempt to enforce performance or compliance by the Lessee or any other event or contingency. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder: (a) at any time or from time to time, without notice to the Guarantor, the time for the Lessee's payment or performance of or compliance with any of the Guaranteed Obligations or other obligations of the Lessee under the Lease or any of the Project Agreements may be extended or renewed, or such performance or compliance may be waived; (b) any of the acts mentioned in any of the Project Agreements may be done; (c) the Lease or any of the Project Agreements may be modified, amended or supplemented in any respect or renewed or replaced from time to time; (d) any other guarantee of the Guaranteed Obligations or any security therefor may be released or exchanged in whole or in part or otherwise dealt with; and (e) any of the Guaranteed Obligations may be settled or compromised or subordinated to the claims of others. The

Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirements that the Lessor or the Agent proceed against the Lessee or any security for, or any other guarantor of, any of the Guaranteed Obligations, or exercise any other right or remedy against the Lessee or any other Person before proceeding directly against the Guarantor (and without having to join the Lessee, any other guarantor or other Person in any such action). The Guarantor also waives notice of the reliance on this Guaranty by the Lessor and the Agent. Each of the Guaranteed Obligations (now or hereafter in effect) shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Guaranty.

                  In case the Lease or any of the Project Agreements shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver, liquidator, agent or other representative of the Lessee or any of its property in any assignment for the benefit of creditors or in any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution or similar proceeding, the Guarantor's obligations hereunder shall continue to the same extent as if such Lease or Project Agreement had not been so rejected or disaffirmed. The Guarantor shall and does hereby waive all rights and benefits that might accrue to it by reason of any such assignment or proceeding and the Guarantor agrees that it shall be liable for the full amount of the Guaranteed Obligations irrespective of, and without regard to, any modification, limitation or discharge of liability of the Lessee that may result from or in connection with any such assignment or proceeding.

                  The Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Lessee is rescinded or must be otherwise restored by the Lessor or the Agent, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  The Guarantor shall pay all costs, expenses and damages incurred by the Lessor or the Agent (including, without limitation, reasonable attorneys' fees and expenses) in connection with any action or appeal to enforce the obligations of the Lessee under the Lease or any of the Project Agreements to the extent that such costs, expenses and damages are not paid by the Lessee pursuant to the Lease or the Project Agreements or otherwise, and in connection with any action to enforce the obligations of the Guarantor under this Guaranty.


                                    SECTION 3

                                  SUBROGATION.

                  The Guarantor shall be subrogated to the rights against the Lessee of the Lessor and the Agent to which a payment shall be made by the Guarantor; provided, however, that in any case under the Federal Bankruptcy Code involving the Lessee as the debtor, the claim therein of the Guarantor based upon such subrogation or otherwise shall be limited (and the

Guarantor hereby agrees so to limit such claim) to the amount allowable under such Code as a claim in respect of the Guaranteed Obligations; and provided, further, however, that the Guarantor shall not be entitled to receive payment from the Lessee in respect of any claim against the Lessee arising from a payment by the Guarantor, and any such payment from the Lessee shall be subordinate and junior in right of payment to the Guaranteed Obligations, in the following circumstances:

                  (a) while a Lease Event of Default shall have occurred and be continuing, no such payment in respect of a claim by the Guarantor may be made by the Lessee; and

                  (b) in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings relating to the Lessee, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Lessee, whether or not involving insolvency or bankruptcy proceedings, then the Guaranteed Obligations shall be paid in full before any payment in respect of a claim by the Guarantor shall be made by or on behalf of the Lessee.


                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

                  The Guarantor represents and warrants to the Lessor and the Agent that:

                  (a) the Guarantor and each of its Subsidiaries (such term being used herein as defined in the Credit Agreement) which is a party to any of the Project Agreements or any of the Fundamental Documents (collectively, the "GCI Parties") is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full power, authority and legal right to carry on its business as presently conducted, to own its properties and to enter into and perform its obligations under each Project Agreement and each Fundamental Document to which it is a party, and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on its financial condition, business or operations or its ability to perform its obligations under any of the Project Agreements or any of the Fundamental Documents to which it is a party;

                  (b) the execution, delivery and performance by each GCI Party of each Project Agreement and each Fundamental Document to which it is a party have been duly authorized by all necessary corporate action, do not require any stockholder approval, do not and will not contravene any presently existing law or any governmental rule, regulation or order applicable to such GCI Party or its properties and do not and will not contravene the provisions of, or constitute a default under, the certificate of incorporation or by-laws of such GCI Party or any indenture, mortgage, contract or other agreement or instrument to which such GCI Party is a party or by which such GCI Party is bound;

                  (c) the execution, delivery and performance by each GCI Party of each Project Agreement and each Fundamental Document to which it is a party do not require the consent or approval or authorization or order of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Federal, state or other governmental authority or agency, foreign or domestic, other than such as have been duly obtained, given or taken;

                  (d) each Project Agreement and each Fundamental Document has been duly authorized, executed and delivered by each GCI Party which is a party thereto and constitutes the legal, valid and binding obligation of each such GCI Party, enforceable against each such GCI Party in accordance with their respective terms except as the enforceability hereof may be limited by (i) any applicable bankruptcy, reorganization, insolvency and other similar rights generally and (ii) general principles of equity (whether considered at a suit at law or in equity);

                  (e) the audited financial statements of General Communication, Inc., an Alaska corporation ("GCI") and its consolidated Subsidiaries for the fiscal year ended December 31, 1996, and the unaudited financial statements of GCI and its consolidated Subsidiaries for the 9-month period ended September 30, 1997, copies of which have been delivered by the Guarantor to the Lessor and the Agent, are complete and correct in all material respects and present fairly the financial condition of GCI and its consolidated Subsidiaries as at the dates thereof and the results of operations and changes in financial position of GCI and its consolidated Subsidiaries for the periods covered thereby, all in conformity with generally accepted accounting principles consistently applied (except as stated therein or in the notes thereto). Since June 30, 1997, there has been no material adverse change in the consolidated financial condition, business or operations of the Guarantor or of GCI and its consolidated Subsidiaries;

                  (f) there are no pending or, to the knowledge of the Guarantor, threatened actions, suits, proceedings or investigations against any GCI Party or affecting any GCI Party or any of their respective properties that, individually or in the aggregate, would if adversely determined be likely to materially adversely affect the performance by any GCI Party of its obligations under any Project Agreement or any Fundamental Document to which it is a party or its assets, operations, business or financial condition;

                  (g) no sales, use, documentation or similar taxes, fees or other charges are payable with respect to the execution and delivery by any GCI Party of any Project Agreement or any Fundamental Document to which it is a party;

                  (h) the representations and warranties of the Guarantor set forth in Article 5 of each of the Holdings Credit Agreements are true and correct; and

                  (i) the Guarantor is not in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in, and no event of default has occurred and is continuing under, any bond, debenture, note or other evidence of indebtedness, or in any mortgage, deed of trust, trust indenture or loan agreement to which it is a party or by which its property is bound; nor has any act, omission or event occurred which, with the giving of notice and/or the passing of time, would become an event of default under any such instrument or document.


                                    SECTION 5

                           COVENANT OF THE GUARANTOR.

                  The Guarantor covenants that it will not merge with, or transfer all or substantially all of its assets to, any Person other than one of its Restricted Subsidiaries; provided that in the case of any such permitted transfer or if the Guarantor is not the surviving entity in any such merger, then the survivor or transferee shall expressly assume all obligations of the Guarantor hereunder by a written instrument in form and substance satisfactory to the Lessor and the Agent.


                                    SECTION 6

                              FINANCIAL STATEMENTS.

         The Guarantor agrees that it will deliver to the Lessor and the Agent:

                  (a) all financial statements and reports required to be delivered pursuant to Section 6.05 of the Holdings Credit Agreement, as and when required to be delivered by the Guarantor thereunder; and

                  (b) from time to time, such other information as the Lessor or the Agent may reasonably request.

                                    SECTION 7

                                 MISCELLANEOUS.

                  (a) In the event of the acquisition of the Lessee by, or the consolidation or merger of the Lessee with or into, or the sale of the Lessee to, another corporation, this Guaranty shall remain in full force and effect unless and until the Lessee shall have obtained, for the benefit of Lessor and the Agent, (i) a replacement guaranty substantially in the form of this Guaranty covering the Guaranteed Obligations issued by a guarantor satisfactory to the Lessor and the Agent in their sole discretion and/or (ii) a letter of credit in form and substance satisfactory to Lessor and the Agent in their sole discretion from a bank or other financial institution satisfactory to Lessor and the Agent in their sole discretion.

                  (b) No failure on the part of either the Lessor or the Agent to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise of any other right or remedy. This Guaranty may not be amended or modified except by written agreement of the Guarantor on the one hand, and the Lessor and the Agent or the other hand.

                  (c) All notices required under the terms and provisions hereof shall be in writing, shall be deemed given and shall become effective when delivered by hand or courier service or received by telex, telecopier, facsimile, telegram, cable or registered or certified first-class mail, postage prepaid, addressed as follows: if to the Guarantor, at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503,
          Attention: Chief Financial Officer; if to the Lessor, at c/o GCI Fiber Co., Inc., 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503,
          Attention: Chief Financial Officer; if to the Agent, at its offices at 1301 Avenue of the Americas, New York, New York 10019, Attention:
          Project Finance Group; and if to the Lessee, at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, Attention: Chief Financial Officer; or at such other address as any of the foregoing Persons shall from time to time designate in writing. If either the Lessor or the Guarantor gives any notice hereunder (for any reason whatsoever) to the other or to the Lessee, the Lessor and the Guarantor each agrees to simultaneously deliver a copy of such notice to the Agent.

                  (d) The Guarantor acknowledges that the Lessor is assigning the Lessor's right, title and interest in and to this Guaranty and all moneys due or to become due hereunder to the Agent (for the benefit of the Lenders) as security for all obligations secured by the Credit Agreement and the other Fundamental Documents; and the Guarantor consents to such assignment and agrees to make all payments hereunder in the same manner as would be required of the Lessee under the Lease. The Guarantor hereby acknowledges receipt of a copy of the Lease. The Guarantor hereby waives the right to assert against the Agent, as assignee of the Lessor, any claim, defense, counterclaim or set off that it could assert against the Lessor in an action brought by the Lessor upon this Guaranty. Unless the Agent shall otherwise direct in writing, the Guarantor hereby agrees that it will make payment of all moneys due or to become due to the Lessor to the Agent for application pursuant to the Credit Agreement.

                  (e) The terms of this Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Lessor and the Agent and their respective successors and assigns; provided, however, that the Guarantor shall not assign any of its rights or obligations under this Guaranty without the prior written consent of the Lessor and the Agent, and any attempted assignment by the Guarantor in violation of this provision shall be void.

                  (f) THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  (g) If any term of this Guaranty and any other application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such terms shall not be affected thereby.

                  (h) The Guarantor hereby submits to the jurisdiction of certain courts on the same terms as are provided in Section 23 of the Lease for the Lessee.

                  IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.


                                       GCI HOLDINGS, INC.



                                       By
                                       Name:
                                       Title:


                                       ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                                       By:  GCI Fiber  Co.,  Inc.,  its  General
                                       Partner


                                       By
                                       Name:
                                       Title:

                                       By:  Fiber Hold Co.,  Inc.,  its  General
                                       Partner


                                       By
                                       Name:
                                       Title:


                                       CREDIT  LYONNAIS  NEW  YORK  BRANCH,   as
                                       Administrative Agent



                                       By
                                       Name:
                                       Title:

                                                                       EXHIBIT R

                         FORM OF COMPLIANCE CERTIFICATE


                     THE UNDERSIGNED HEREBY CERTIFIES THAT:


                  1. I am the duly elected [President, Vice President, Treasurer or Secretary] of GCI Fiber Co., Inc., an Alaska corporation and a general partner of Alaska United Fiber System Partnership (the "Borrower"), a general partnership organized under the laws of Alaska;

                  2. I have reviewed the terms of the Credit and Security Agreement dated as of January 27, 1998, among the Borrower, the lenders referred to therein, Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement), and the Notes and I have conducted, in reasonable detail, a review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements. In the course of the performance of my duties, I would normally have knowledge of any condition or event which would constitute a Default or Event of Default;

                  3. The examinations described in paragraph (2) did not disclose the existence of any condition or event which constitutes a Default or Event of Default during, or at the end of, the accounting period covered by the attached financial statements or as of the date of this Certificate; and as of the date of this Certificate, I have no knowledge of any condition or event which would constitute a Default or Event of Default, except as set forth below:

                  Described below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph (3) above by listing, in detail, the nature of each condition or event, the period during which it has existed and any action which the Borrower or any Transaction Party has taken, is taking, or proposes to take, with respect to each such condition or event:

------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                  4.  As  of              ,   Total  Debt  of  the  Borrower  is
$          . [if applicable insert the following sentence: The Borrower is still entitled  to the same  reduced

Applicable Margin (which is set forth below) pursuant to, and in accordance with, Section 2.5(c) of the Credit Agreement.

                  Reduced Applicable Margin for Alternate Base Rate Loans:

                  Reduced Applicable Margin for Eurodollar Loans:

                  The  foregoing  certifications,  together  with the  financial statements  delivered  with this  Certificate  in support  hereof,  are made and
delivered  this       day of          ,        pursuant to Section 5.1(c) of the
Credit Agreement.


                                       GCI FIBER CO., INC., a General Partner of
                                       Alaska United Fiber System Partnership


                                       By:
                                       Name:
                                       Title:

                                                                       EXHIBIT S
                                                FORM OF SCHEDULE TO THE INTEREST
                                                       RATE PROTECTION AGREEMENT


                                    SCHEDULE
                                     to the
                                MASTER AGREEMENT

                          dated as of

                                     between

                   CREDIT LYONNAIS NEW YORK BRANCH ("PARTY A")

                                       and

               ALASKA UNITED FIBER SYSTEM PARTNERSHIP ("PARTY B")


Part 1.  Termination Provisions.

                  (a) "Specified Entity" means in relation to Party A for the purpose of:

                  Section 5(a)(v),   None
                  Section 5(a)(vi),  None
                  Section 5(a)(vii), None
                  Section 5(b)(iv),  None

                           and in relation to Party B for the purpose of:

                  Section 5(a)(v),   None
                  Section 5(a)(vi),  None
                  Section 5(a)(vii), None
                  Section 5(b)(iv),  None

                  (b) "Specified Transaction" will have the meaning specified in
Section 14 of this Agreement.

                  (c) The "Cross Default" provisions of Section 5(a)(vi) of this Agreement will apply to both parties. For such purpose, Section 5(a)(vi) of this Agreement is hereby amended by deleting subclauses (1) and (2) thereof in their entirety and replacing them with the following:

                                    "an  Event of  Default  (as  defined  in the
                           Credit Agreement dated as of January 27, 1998 among Alaska United Fiber System Partnership, as Borrower, Credit Lyonnais New York Branch, as Administrative
                           Agent, Nationsbank of Texas, N.A., as Sydication Agent, and TD Securities (USA) Inc., as Documentation Agent, and The Lenders signatory thereto, as in effect from time to time, "Credit Agreement") which has resulted in the Obligations (as defined in the Credit Agreement) becoming due and payable".

                           If such provisions apply:

                           "Specified   Indebtedness"   will  have  the  meaning
specified in Section 14 of this Agreement, except that such term shall not include any obligation in respect of deposits received in the ordinary course of Party A's banking business.

                  (d) "Termination Currency" means United States Dollars.

                  (e) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of this Agreement will apply to Party A and to Party B.

                  (f) The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

                  (g) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

                  Market Quotation will apply.
                  The Second Method will apply.

                  (h) Additional Termination Event will not apply.

                  (i) Additional Event of Default will not apply.

Part 2.  Tax Representations

                  (a) Payer Representations. For the purpose of Section 3(e) of this Agreement, each of Party A and Party B represent that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on
(i) the  accuracy  of any  representation  made by the other  party  pursuant to
Section 3(f) of this Agreement; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided, that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

                  (b)      Payee Representations

                           (i) Party A / Payee Tax Representation. For the purpose of Section 3(f) of this Agreement, Party A represents that each payment
                                    received   or  to  be   received  by  it  in
                                    connection   with  this  Agreement  will  be
                                    effectively connected with its conduct of a trade or business in the United States of America.

                           (ii) Party B / Payee Tax Representation. For the purpose of Section 3(f) of this Agreement, Party B represents that it is a general partnership organized under the laws of the state of Alaska.

Part 3.  Agreement to Deliver Documents

                  For  the  purpose  of  Sections   4(a)(i)  and  (ii)  of  this
Agreement:

                  (a) Tax forms, documents or certificates to be delivered are:

                           (i) Party A agrees to execute and deliver to Party B, a United States Internal Revenue Service Form 4224, or any successor form,
                                    (i) upon execution of this Agreement, (ii) promptly upon reasonable demand by Party B, and (iii) promptly upon learning that any such form previously provided by Party A has become obsolete or incorrect.

                  Other documents to be delivered are:

                                                                                     Covered by
Party Required to                                             Date by Which          Section  3(d)
Deliver Document            Form/Document/Certificate         to Be Delivered        Representation
-----------------           -------------------------         ----------------       --------------
Party B                     Certified copies of all           Upon execution         Yes
                            documents evidencing necessary    of Agreement
                            corporate and other
                            authorizations and approvals
                            with   respect  to  the
                            execution,   delivery  and
                            performance  by the  party
                            of this  Agreement,  each
                            Confirmation  and  any
                            applicable   Credit  Support
                            Document.

Party A and Party B         A certificate of an authorized    Upon execution of the  Yes
                            officer of the party certifying   Agreement
                            the names,  true  signatures
                            and  authority  of the
                            officers of the party signing
                            this  Agreement,  each
                            Confirmation  and  any
                            applicable   Credit  Support
                            Document.

Party A and Party B         A duly  executed  Credit          Upon execution of      No
                            Support Document.                 Agreement

Party B                     An opinion of counsel to Party    Upon execution of      No
                            B in form and substance           this Agreement
                            satisfactory to Party A.

Part 4.  Miscellaneous

                  (a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

                  Address for notices or communications to Party A:

                  Address: 1301 Avenue of the Americas, New York, New York 10019
                  Attention:        Treasury Department
                  Telex No.:        62410
                  Answerback:  CREDW
                  Telephone No.:    (212) 261-7290
                  Facsimile No.:    (212) 459-3167

                  Electronic Messaging System Details:  None

                  Address for notices or communications to Party B:

                  Address:          c/o GCI Fiber Co., Inc.
                                    2550 Denali Street, Suite 1000
                                    Anchorage, Alaska 99503
                  Attention:        Chief Financial Officer
                  Telex No.:        None
                  Answerback:       None
                  Telephone No.:
                  Facsimile No.:    (907) 265-5676
                  Electronic Messaging System Details:  None

                  (b) Process Agent. For the purpose of Section 13(c) of this Agreement, Party B appoints as its Process Agent: CT Corporation.

                  (c) Offices. The provisions of Section 10(a) will apply to Party A and Party B.

                  (d) Multibranch Party. For the purpose of Section 10(c), (i) Party A is not a Multibranch Party, and (ii) Party B is not a Multibranch Party.

                  (e) Calculation Agent. The Calculation Agent shall be Party A.

                  (f) Credit Support Document. The Credit Support Documents are the Fundamental Documents as defined in the Credit Agreement.

                  (g) Credit Support  Provider.  Credit Support  Provider means:
(i) in relation to Party A: Not Applicable; (ii) in relation to Party B, the Transaction Parties.

                  (h) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  (i) Netting of Payments. As of the date of this Agreement, subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transaction.

                  (j) "Affiliate" will have the meaning specified in Section 14 of this Agreement, except that for purposes of Section 3(c), "Affiliate" means with respect to Party A, any entity controlled, directly or indirectly by Party
A. For this purpose, "control of a majority of person" means ownership of a majority of the voting power of the entity or person.

Part 5.  Other Provisions

                  (a) Procedures for Entering into Transactions. With respect to each Transaction entered into pursuant to this Agreement, Party A will, on or promptly after the Trade Date thereof (by mail, telex, telecopier or other electronic means), send Party B a Confirmation of each Transaction between them on the standard form used by Party A or in such other form as is mutually agreed upon by the parties. Party B will promptly thereafter confirm the accuracy of or request the correction of such Confirmation. If Party B fails to accept or dispute the Confirmation in the manner set forth above within three Local Business Days after receipt from Party A, its failure shall constitute it acknowledgment that the Confirmation correctly reflects the parties' agreement on the terms of the Transaction referenced therein. The requirement of this Agreement that the parties exchange Confirmations shall for all purposes be deemed satisfied by a Confirmation sent and an acknowledgment deemed given as provided herein.

                  (b) Definitions. This Agreement, each Confirmation and each Transaction are subject to the 1991 ISDA Definitions (the "1991 Definitions") published by the International Swap and Derivatives Association, Inc. ("ISDA"), and will be governed in all respects by the provisions set forth in the 1991 Definitions. The provisions of the 1991 Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and each Confirmation. For these purposes, all references in the 1991 Definitions to a "Swap Transaction" shall be deemed to apply to each Transaction under this Agreement. The provisions of the 1991 Definitions relating to Market Disruption Events and Adjustments to Indices (and their effects as well) will apply to a Transaction under this Agreement only to the extent not inconsistent with the provision of the applicable Confirmation. In the event of any inconsistency between 1991 Definitions and any provisions of this Agreement, the provisions of this Agreement will prevail. The definitions incorporated into a Confirmation shall prevail over the provisions of this Agreement and the 1991 Definitions.

                  (c) Affected  Parties in Termination  Events.  For purposes of
Section 6(e) of this Agreement, both parties shall be deemed to be Affected Parties in connection with any Illegality or Tax Event, so that payments in connection with early termination shall be calculated as provided in Section 6(e)(ii) of this Agreement.

                  (d) Deferral of Payments in Connection with Illegality. If a party gives a notice of Illegality, the due date for any payment scheduled to be made by either party pursuant to Section 2 of this Agreement in connection with any Affected Transaction at any time after that notice is effective shall be deferred to the earliest to occur of (i) the date for settlement payments pursuant to Section 6(e) of this Agreement in connection with an Early Termination Date, (ii) the final Scheduled Payment Date for the Affected Transactions and (iii) the date on which arrangements made pursuant to Section 6(b)(ii) of this Agreement to avoid the Illegality are effected. Any payments deferred pursuant to this provision shall be made on the deferred payment date together with interest accrued on each deferred amount from and including its originally scheduled due date to but excluding the deferred due date (or, if an Early Termination Date is designated, to but excluding the day it is designated) at the Non-default Rate.

                  (e) Conditions Precedent. The condition precedent in Section 2(a)(iii)(1) of this Agreement shall not apply to a payment and delivery owing by a party if the other party has satisfied in full all its payment or delivery obligations under Section 2(a)(i) of this Agreement and has at the relevant time no future payment or delivery obligations, whether absolute or contingent, under
Section 2(a)(i) of this Agreement.

                  (f) Indemnifiable Tax. For purposes of Section 14 of this Agreement, the following shall be added as the end of the definition of "Indemnifiable Tax":

                  "Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction with respect to the party making such payment, unless the other party is incorporated, organized, managed and controlled or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch office located in such jurisdiction."

                  (g) Additional Agreement. For purposes of Section 4(a)(iii) of this Agreement, the following shall be added immediately prior to the existing text: "upon learning that such form or document is required or".

                  (h) Right of Set-off . Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is (i) a Defaulting Party or
(ii) one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ("X)" other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party except as otherwise specified in those agreement(s), instrument(s), or undertaking(s) or separately agreed between the Payer and the Payee (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off so effected.

                  For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

                  If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

                  Nothing herein shall be effective to create a charge or other security interest. This provision shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

                  (i) Escrow. If either party in its reasonable judgment determines at any time that there has been a material adverse change that is likely to affect the other party's ability to perform its ensuing payment obligation in connection with a Transaction or Transactions involving payments due from each of the parties on the same day in different currencies, the party that has formed that judgment may notify the other that the payments due on that day in connection with that Transaction or those Transactions are to be made in escrow, to a major commercial bank selected by that party in good faith and that has offices in the cities in which both payments are to be made. If such an election is made, each party shall make the payment due from it on that day by deposit into escrow with that escrow agent, for value on that day, with irrevocable instructions (i) to release the payment to the intended payee upon receipt by the escrow agent of the required counter payment due from that payee on the same day in connection with that Transaction accompanied by irrevocable instructions to the same effect, or (ii) if the required deposit in escrow of the counter payment due is not so made on the same day, for value on that day, to return the payment deposited in escrow to the party that made the escrow deposit. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and cause those arrangements to provide that the escrow agent will pay interest on each amount deposited in escrow with it in either of the relevant cities, for each day such amount remains in escrow past 5:00 p.m. local time in the city, at the same rate per annum, and calculated in the same way, as it would pay on overnight deposits placed with it in the relevant currency and city for value on such day. The escrow arrangements shall also provide that such interest on any amount in escrow shall be payable to the intended payee of that amount, provided that it has deposited the counter payment due from it into escrow as contemplated herein, and that, if it has not done so, such interest shall be payable to the other party.

                  (j) The following paragraph shall be added to the Agreement as a new Section 15:

                           Jury Trial. Each party hereby waives its respective right to jury trial with respect to any litigation arising under, or in connection with, this Agreement or any Transaction.

                  (k) Representations. Section 3 is hereby amended by adding at the end thereof the following Subparagraphs (g), (h) and (i):

                           Line of Business. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

                           Eligible Swap Participant. It constitutes an "eligible swap participant" as such term is defined in Rule 35.1 (b) (2) of the Commodity Futures Trading Commission, 17 C.F.R. 35.1 (b) (2) (1993).

                  Relationship Between Parties. Absent a written agreement to the contrary:

                  Either party is not relying on any advice (whether  written or oral) of the other party regarding any Transaction, other than the representations expressly made by that other party in this Agreement and in the Confirmation in respect of that Transaction;

                  In respect of each Transaction under this Agreement,

                  Either party has the capacity to evaluate (internally or through independent professional advice) that Transaction and has made its own decisions to enter into that Transaction; and

                  Either party understands the terms, conditions, and risks of that Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks.

                  (l) Monitoring and Recording. Each party (i) consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, (ii) waives any further notice of such monitoring or recording, (iii) agrees to notify its officers and employees of such monitoring and recording, and (iv) agrees that any such recordings may be submitted in evidence to any court or in any proceeding relating to this Agreement.

                  (m)  Severability.  Any provision of this  Agreement  which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  (n) Scope of Agreement. Notwithstanding any contained in the Agreement to the contrary, if the parties enter into any Specified Transaction, such Specified Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary. Each such Specified Transaction shall be a Transaction for the purposes of this Agreement and each confirmation with respect thereto will constitute a "Confirmation" subject, governed by and form part of this Agreement.

                  (o) Outstanding Specified Transactions. Upon the effectiveness of the Agreement, unless otherwise agreed to in writing by the parties to this Agreement with respect to specific Specified Transactions, all Specified Transactions then outstanding shall be subject to, governed by and construed in accordance with this Agreement. Each confirmation governing any Specific Transaction entered into prior to the date hereof shall constitute a supplement to, and form a part of, this Agreement, and will be read and construed as one with this Agreement.

Part 6.  Additional Terms for FX Transactions and Currency Option Provisions.

                  (a) FX Definitions. The 1992 ISDA FX and Currency Option Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "FX Definitions") are incorporated by reference into this Agreement. Any terms used and not otherwise defined in this Agreement that are contained in the FX Definitions shall have the respective meanings specified therein, in the event of any inconsistency between the FX Definitions and the 1991 Definitions, the FX Definitions shall prevail with respect to an FX Transaction or a Currency Option. In the event of any inconsistency between the FX Definitions and the provisions otherwise contained in this Agreement, those provisions otherwise contained in this Agreement shall prevail.

                  The following amendments are made to the FX Definitions:

                  Section 1.2 of the FX Definitions is amended by the addition of the following definitions with respect to the FX Transactions:

                  "Currency   Obligation"  means  the  undertaking  of  a  party
hereunder to receive or deliver an amount of currency, including a netted Currency Obligation, and including any Currency Obligation previously entered into by the parties.

                  Section 2.2 of the FX Definitions is amended by the addition of the following definitions with respect to Currency Options:

                  "Call". "Call" means a Currency Option entitling, but not obligating, the Buyer to purchase from the seller at the Strike Price a specified quantity of the Call Currency;

                  "Put". "Put" means a Currency Option entitling, but not obligating, the Buyer to sell to the Seller at the Strike Price a specified quantity of the Put Currency;

                  Section 2.2(k) is hereby amended by deleting in its entirety the final sentence thereof and adding the following two sentences at the end thereof: "An Option may be exercised in whole or in part. If an Option is exercised in part, the unexercised portion shall not be extinguished thereby but shall remain an Option to the extent of such unexercised portion until the earlier of (i) the expiration of the Option or
(ii) an exercise of the Option that leaves no remaining unexercised portion thereof."

                  (b) FX Transaction Novation Netting. In addition to the settlement netting provisions of Section 2(c) of this Agreement, unless otherwise agreed, if the parties enter into an FX Transaction giving rise to a Currency Obligation for the same Value Date in and the same Currency as a then existing Currency Obligation, then immediately upon entering into such FX Transaction, each such Currency Obligation shall automatically and without further action be individually canceled and simultaneously replaced by a new Currency Obligation for such Value Date determined as follows: the amount of such Currency that would otherwise have been payable by each party on such Value Date shall be aggregated and the party with the larger aggregate amount shall have a new Currency Obligation to pay to the other party the amount of such currency by which its aggregate amount exceeds the other party's aggregate amount, provided that if the aggregate amounts are equal, no new Currency Obligation shall arise. This paragraph (c) shall not affect any other Currency Obligation of a party to pay any different Currency on the same Value Date. This provision shall apply notwithstanding that either party (i) may fail to send out a Confirmation in respect of any such novation, or (ii) may fail to make changes in any of its books as a result of any such novation.

                  (c) Currency Option Discharge and Termination. Unless otherwise agreed, any Call Option or any Put Option written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call Option or a Put Option, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Options; provided that such termination and discharge may only occur in respect of Currency Options:

                  each being with respect to the same Put Currency and the same Call Currency each having the same Expiration Date and Expiration Time; each being of the same style, i.e. either both being American Style Options or both being European Style Options; each having the same Strike Price; neither of which shall have been exercised by delivery of a Notice of Exercise;

and, upon occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Options or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e. where the relevant Currency Options are for different amounts of the Currency Pair), the remaining portion of the Currency Option which is partially discharged and terminated shall continue to be a Currency Option for all purposes of this Agreement. This provision shall apply notwithstanding that either party (i) may fail to send out a Confirmation in respect of any such discharge and termination, or (ii) may fail to make changes in any of its books as a result of any such discharge and termination.

                  (d) Confirmations. Any FX Transaction and Currency Option shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Unless either party objects to the terms of an FX Transaction or Currency Option contained in any Confirmation within ten (10) Local Business Days of receipt thereof, the terms of such Confirmation shall be deemed correct and accepted absent manifest error, unless a corrected Confirmation is sent by a party within such ten (10) day period. The requirement of this Agreement that the parties exchange Confirmations shall for all purposes be deemed satisfied by a Confirmation sent and an acknowledgment deemed given as provided herein.

                  Please confirm your agreement to the terms of the foregoing Schedule by signing below.

                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:
                                       Name:
                                       Title:


                                       ALASKA  UNITED FIBER  SYSTEM  PARTNERSHIP
                                       By:  GCI  Fiber  Co.,   Inc.,  a  General
                                       Partner


                                       By:
                                       Name:
                                       Title:

                                       By:  Fiber  Hold  Co.,  Inc.,  a  General
                                       Partner


                                       By:
                                       Name:
                                       Title:

                                                                       EXHIBIT T


                         FORM OF CONFIDENTIALITY LETTER




                                                 [Date]




[Addressed to Assigning Lender]



Dear Sirs:

                  In connection with the undersigned's proposed participation in the credit facility (the "Facility") which has been extended to Alaska United Fiber System Partnership (the "Borrower"), you, Credit Lyonnais New York Branch, NationsBank of Texas, N.A., TD Securities (USA) Inc. and/or their respective affiliates, are furnishing to the undersigned certain nonpublic information relating to the Borrower, one or more of its affiliates and/or their respective businesses. The information which you, Credit Lyonnais New York Branch, NationsBank of Texas, N.A., TD Securities (USA) Inc., the Borrower or any of their respective affiliates may furnish to us in connection with our evaluation of the Borrower, one or more of its affiliates and/or their respective businesses and of the Facility is collectively called the "Information".

                  We agree to keep confidential (and to cause our officers, directors, employees, agents and representatives to keep confidential) and, at your or the Borrower's request (except as provided below), to promptly return to you or the Borrower (as applicable) or destroy, the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that we shall be permitted to disclose Information (i) to such of our officers, directors, employees, agents and representatives as need to know such Information in connection with our evaluation of a possible participation in the Facility (who will be informed of the confidential nature of the material); (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any bank or other regulatory authority (in any which event we will notify Credit Lyonnais New York Branch and the Borrower to the extent not prohibited by applicable law); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this confidentiality letter, (B) becomes available to us on a nonconfidential basis from a source other than you, Credit Lyonnais

New York Branch, NationsBank of Texas, N.A., TD Securities (USA) Inc., the Borrower or any of their respective affiliates or (C) was available to us on a nonconfidential basis prior to its disclosure to us by you, Credit Lyonnais New York Branch, NationsBank of Texas, N.A., TD Securities (USA) Inc., the Borrower or any of their respective affiliates; (iv) to the extent the Borrower shall have consented to such disclosure in writing; or (v) pursuant to the last paragraph of this confidentiality letter.

                  We further agree that we will use the Information (except to the extent the conditions referred to in subclauses (A), (B) and (C) of clause
(iii) above have been met) only with regard to our possible participation in the Facility.

                  We further agree that in the event we elect to participate in the Facility, we will not disclose any of the Information to any further participant or assignee or proposed participant or assignee until such further participant or assignee or proposed participant or assignee executes and delivers a confidentiality letter substantially in the form hereof.

                  Our obligations under this confidentiality letter are for the benefit of you, Credit Lyonnais New York Branch, NationsBank of Texas, N.A., TD Securities (USA) Inc., the Borrower and their respective affiliates and each of them may pursue remedies against us for the breach hereof, either in equity or at law.

                  Notwithstanding anything to the contrary contained above, if we participate in the Facility, we shall be entitled to retain all Information and to use it in servicing the credit and in protecting our rights with regard thereto.




                                       -----------------------------
                                       Proposed Participant's or Assignee's Name


                                       By [Authorized Officer]
                                       Name:
                                       Title:

                                    EXHIBIT U

                            FIBER EXCHANGE AGREEMENT

         THIS FIBER EXCHANGE AGREEMENT ("Agreement"), dated effective as of the 27th day of January, 1998 ("Effective Date"), is among the ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 ("AU"), GCI CABLE, INC., an Alaska corporation, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 ("GCI CABLE"), and GCI COMMUNICATION CORP., an Alaska corporation, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 ("GCICC").

         WHEREAS, AU is constructing and will own and/or lease a fiber optic telecommunications cable System as defined in that General Contractor Agreement between AU and GCICC of even date;

         WHEREAS, GCI Cable desires to obtain certain fiber and facilities from AU;

         WHEREAS, GCICC desires to obtain space and power from AU;

         WHEREAS, AU desires to obtain space and power from GCICC under this Agreement at FDC, SADC and SDC (all as defined below);

         WHEREAS, AU desires to include in that network the fiber to be acquired pursuant to this Agreement from GCI Cable, which, with the network described at
(i) and (ii) above, collectively shall be known as the Alaska United Fiber System ("System"); and

         WHEREAS, AU's lenders for the financing of the System under that certain Credit and Security Agreement dated as of January 27, 1998, among AU, as Borrower, and Credit Lyonnais New York Branch, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and TD Securities (USA) Inc., as Documentation Agent, and the lenders named therein ("Credit Agreement") are requiring that AU grant a security interest in the entire System, including an assignment of this Agreement, to the Administrative Agent on behalf of all the lenders under the Credit Agreement;

         WITNESSETH,   that  in   consideration  of  the  mutual  covenants  and
agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:


1.       Definitions and General Provisions.

         1.1 Definitions. The following terms shall, for all purposes of this Agreement, have the following meanings:


Fiber Exchange Agreement              1

                  "Agreement" means this Fiber Exchange Agreement, as amended from time to time.

                  "AU" means Alaska United Fiber System Partnership, an Alaska general partnership.

                  "AU Facility" means the fiber optic cable network owned, leased and/or to be constructed by AU, connecting the NPMS, Glen Alps, Whittier, Valdez, and Lena Point, Alaska, and Norma Beach, through to the SDC, Washington.

                  "AU Fibers" means the pairs of Dark Fiber in the GCI Cable Facility, the right to exclusive use of which GCI Cable has granted to AU, as described in Section 3.1.

                  "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation.

                  "Business Day" means any day other than a Saturday, Sunday or holiday when federal or State of Alaska government offices are closed.

                  "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, or (b) a voluntary sale or transfer to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

                  "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of eminent domain.

                  "Dark Fiber" means an identified fiber contained within a fiber optic cable, which has been installed with all required splicing completed and terminated to an intermediate fiber distribution panel, but which has no light source present and has not been terminated to any electronic system.

                  "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                  "Event of Default" means any of the events specified as an event of default in Section 10.1, or elsewhere in this Agreement.

                  "Exchange Date" means the single date on which each party's right to use Dark Fiber on each other party's Facility commences as provided in
Section 3.2.


Fiber Exchange Agreement              2

                  "Facility" means when reference is made to the Facility of a party, (i) the GCICC Facility if the party is GCICC, (ii) the AU Facility if the party is AU, or (iii) the GCI Cable Facility if the party is GCI Cable.

                  "FDC" means GCICC's Fairbanks Distribution Center, located at 520 5th Avenue, Suite 407, Fairbanks, Alaska 99701.

                  "Force Majeure" means, without limitation, the following: acts of God; strikes, lockouts, or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of the State of Alaska or any other governmental authority, or any of their departments, agencies, subdivisions, or officials, or any civil or military authority (including any orders or restraints exercised pursuant to any agreement to which GCI Cable, GCICC or AU is a party); war or warlike operations, civil war or commotions, mobilizations or military call-up, and acts of similar nature; revolution, rebellions, sabotage, and insurrections; epidemics or quarantine restrictions; landslides; icebergs; typhoons; tornadoes; adverse weather conditions; tidal waves; earthquakes; fires; storms; droughts; floods; explosions; breakage, malfunction, or accident to cable, facilities, machinery, transmission pipes, or canals; provided that no event which is reasonably in the control of a party or which the party, through the exercise of reasonable maintenance or management, could have reasonably prevented from occurring, shall be considered "force majeure."

                  "GCI Cable" means GCI Cable, Inc., an Alaska corporation, and its wholly-owned subsidiaries.

                  "GCI Cable Facility" means those fiber optic facilities owned, leased and/or to be constructed by GCI Cable (i) in the Anchorage area, connecting the SADC, Glen Alps and the AT&T POP (located at 210 East Bluff Road, Anchorage, Alaska 99501), and (ii) in the Fairbanks area, connecting the NPMS, FDC and the AT&T POP (located at 200 Gaffney Road, Fairbanks, Alaska 99701) all consisting of buried or aerial optic cable.

                  "GCI Cable Fibers" means the pairs of Dark Fiber in the AU Facility, the right to exclusive use of which AU has granted to GCI Cable, as described in Section 3.1.

                  "GCICC" means GCI Communication Corp., an Alaska corporation. "GCICC Facility" means the locations owned or leased by GCICC, at SADC and Glen Alps, in Anchorage, the FDC, in Fairbanks and the SDC, in Seattle.

                  "Glen Alps" means GCICC's leased location at Lot 5, Block 1, Tower Estates Subdivision, Anchorage, Alaska 99516.


Fiber Exchange Agreement              3

                  "Norma Beach" means AU's cable landing station at 14725 Norma Beach Road, Edmonds, Washington 98026.

                  "NPMS" means Kanas Telecom, Inc.'s ("Kanas") North Pole Metering Station facility located at 3624 Frosty Avenue, North Pole, Alaska 99705.

                  "OLT" means optical line termination equipment.

                  "POP"  means  a  party's   primary  point  of  presence  at  a
designated location.

                  "PSMS" means Kanas's PetroStar  Metering  Station,  located at
2.5 Mile Dayville Road, Valdez, Alaska 99686.

                  "SADC" means GCICC's South Anchorage Distribution Center, located at 6831 Arctic Boulevard, Anchorage, Alaska.

                  "SDC" means GCICC's Seattle Distribution Center, located at 2001-6th Avenue, Suite 2900, Seattle, Washington 98121.

                  "Substantial Completion" or "Substantially Complete" means, with respect to Dark Fiber, that (i) the fiber has been installed, with all required splicing completed, (ii) the fiber transports light in accordance with the standards in Exhibit A, as demonstrated under the testing procedure described in Exhibit A, (iii) space, power and equipment access have been provided to the extent required by the terms of this Agreement; and the owner of the Facility containing the fiber has acquired all permits and rights-of-way that are required for its operation of that Facility.

                  "Term" means the term of this Agreement, which shall be determined as provided in Section 13.1.

                  "Valdez" means AU's cable landing station to be built at 200 South Harbor Drive, Valdez, Alaska 99686.

                  "Whittier" means AU's cable landing station at Lot #16, First Addition to the Port of Whittier, Alaska.

         1.2      General Definitions.

                  Authority. Every "approval," "request," "order," "demand," "application," "appointment," "notice," "statement," "certificate," "consent," or similar action hereunder shall, unless the form thereof is specifically provided, be in writing, signed by a duly authorized officer or agent of the party or other person with a duly authorized signature.


Fiber Exchange Agreement              4

                  GAAP. All accounting terms not otherwise defined herein have meanings assigned to them in accordance with generally accepted accounting practices, consistently applied, in effect from time to time.

                  General Words of Reference. The words "herein," "hereof," "hereto," "hereby," and "hereunder" and other words of similar import refer to this Agreement as a whole and not any particular section or other subdivisions.

                  Sections.  All  references  in this  Agreement  to  designated
"Sections"  and  other  subdivisions  are  to  designated   sections  and  other
subdivisions of this Agreement.

                  Singular/Plural. The terms specifically defined in Section 1.1 have the meanings ascribed to them in that Section and include the plural as well as the singular.

2.       Representations and Warranties.

                  2.1 AU's Representations and Warranties. As of the date hereof, AU hereby represents and warrants as follows:

                  2.1.1 Formation. AU is a general partnership formed under the laws of the State of Alaska. Each of its general partners is a corporation in good standing under the laws of Alaska.

                  2.1.2 Authorization. AU has full power and authority to carry on its business as now conducted and to enter into this Agreement. The execution and delivery of this Agreement has been authorized by proper partnership action, and this Agreement constitutes AU's valid and legally binding obligation.

                  2.1.3 Consent, Approval. Except as may have already been obtained, no consent or approval of any trustee or holder of any indebtedness or obligation of AU, and no consent, approval, permission, authorization, order, or license of any governmental authority, is required to be obtained by AU for the execution and delivery of this Agreement or any other instrument or agreement required of AU under this Agreement.

                  2.1.4 No Insolvency. AU is not insolvent as of the date hereof.

                  2.1.5 No Defaults. To its knowledge, AU is not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default by AU under any material agreement or instrument to which AU is a party or by which AU is bound which default would have a material adverse effect on AU's performance under this Agreement.

                  2.1.6  No  Conflicts  with  Other   Agreements.   Neither  the
execution  and  delivery


Fiber Exchange Agreement              5
of this Agreement, and the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the provisions hereto, materially conflicts with, violates, or breaches any partnership agreement provision of AU, any of the material terms, conditions, or provisions of any indenture, instrument, or agreement to which AU is a party or by which AU is bound, any statute, rule or regulation, or any judgment, decree, or order of any court or agency binding on AU, or constitutes a default under any of the foregoing which has not been waived or consented to in writing by the appropriate party or parties.

                  2.1.7 Litigation. To AU's knowledge, there is no action, suit, proceeding, inquiry, or investigation by or before any court, governmental agency, or public board or body pending or threatened against AU which (i) seeks to prohibit, restrain, or enjoin the execution and delivery of this Agreement,
(ii) questions the validity or enforceability of this Agreement, or (iii) questions the power or authority of AU to carry out the transactions contemplated by, or to perform its obligations under, this Agreement.

                  2.1.8 Enforceability. When duly executed, this Agreement will be enforceable against AU according to its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally as amended from time to time.

                  2.1.9 Effect of Certificate. Any certificate signed by a general partner of AU duly authorized to execute such certificate and delivered pursuant to this Agreement shall be deemed to be a representation and warranty by AU as to the statements made therein.

                  2.1.10 Title; Right to Use. AU has, or will have by the date provided herein for Substantial Completion of the AU Facility, title or the right to use all property necessary to fulfill its obligations under this Agreement.

         2.2 GCICC's Representations and Warranties. As of the date hereof, GCICC hereby represents and warrants as follows:

                  2.2.1 Good Standing. GCICC is a corporation in good standing under the laws of the State of Alaska.

                  2.2.2 Authorization. GCICC has full corporate power and authority to carry on its business as now conducted and to enter into this Agreement. The execution and delivery of this Agreement has been authorized by proper corporate action, and this Agreement constitutes a valid and legally binding obligation of GCICC.

                  2.2.3 Consent, Approval. Except as may have already been obtained, no consent or approval of any trustee or holder of any indebtedness or obligation of GCICC, and no consent, approval, permission, authorization, order, or license of any governmental authority, is required to be obtained by GCICC for the execution and delivery of this Agreement or any other instrument or agreement required of GCICC under this Agreement.


Fiber Exchange Agreement              6

                  2.2.4 No Insolvency. GCICC is not insolvent as of the date hereof.

                  2.2.5 No Defaults. To its knowledge, GCICC is not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default by GCICC under any material agreement or instrument to which GCICC is a party or by which GCICC is bound which default would have a material adverse effect on GCICC's performance under this Agreement.

                  2.2.6  No  Conflicts  with  Other   Agreements.   Neither  the
execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the provisions hereto, materially conflicts with, violates, or breaches any charter, bylaw, or stock provision of GCICC, any of the material terms, conditions, or provisions of any indenture, instrument, or agreement to which GCICC is a party or by which GCICC is bound, any statute, rule or regulation, or any decree, or order of any court or agency binding on GCICC, or constitutes a default under any of the foregoing which has not been waived or consented to in writing by the appropriate party or parties.

                  2.2.7 Litigation. To GCICC's knowledge, there is no action, suit, proceeding, inquiry, or investigation by or before any court, governmental agency, or public board or body pending or threatened against GCICC which (i) seeks to prohibit, restrain, or enjoin the execution and delivery of this Agreement, (ii) questions the validity or enforceability of this Agreement, or
(iii) questions the power or authority of GCICC to carry out the transactions contemplated by, or to perform its obligations under, this Agreement.

                  2.2.8 Enforceability. When duly executed, this Agreement will be enforceable against GCICC according to its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally as amended from time to time.
                  2.2.9 Effect of Certificate. Any certificate signed by an officer of GCICC duly authorized to execute such certificate and delivered pursuant to this Agreement shall be deemed to be a representation and warranty by GCICC as to the statements made therein.

                  2.2.10 Title; Right to Use. GCICC has, or will have by the date provided herein for Substantial Completion of the GCICC Facility, or will have title or the right to use all property necessary to fulfill its obligations under this Agreement.

         2.3 GCI Cable's Representations and Warranties. As of the date hereof, GCI Cable hereby represents and warrants as follows:

                  2.3.1 Good Standing. GCI Cable is a corporation in good standing under the laws of the State of Alaska.

                  2.3.2 Authorization. GCI Cable has full corporate power and authority to carry


Fiber Exchange Agreement              7
on its business as now conducted and to enter into this Agreement. The execution and delivery of this Agreement has been authorized by proper corporate action, and this Agreement constitutes a valid and legally binding obligation of GCI Cable.

                  2.3.3 Consent, Approval. Except as may have already been obtained, no consent or approval of any trustee or holder of any indebtedness or obligation of GCI Cable, and no consent, approval, permission, authorization, order, or license of any governmental authority, is required to be obtained by GCI Cable for the execution and delivery of this Agreement or any other instrument or agreement required of GCI Cable under this Agreement.

                  2.3.4 No Insolvency. GCI Cable is not insolvent as of the date hereof.

                  2.3.5 No Defaults. To its knowledge, GCI Cable is not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default by GCI Cable under any material agreement or instrument to which GCI Cable is a party or by which GCI Cable is bound which default would have a material adverse effect on GCI Cable's performance under this Agreement.

                  2.3.6  No  Conflicts  with  Other   Agreements.   Neither  the
execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the provisions hereto, materially conflicts with, violates, or breaches any charter, bylaw, or stock provision of GCI Cable, any of the material terms, conditions, or provisions of any indenture, instrument, or agreement to which GCI Cable is a party or by which GCI Cable is bound, any statute, rule or regulation, or any decree, or order of any court or agency binding on GCI Cable, or constitutes a default under any of the foregoing which has not been waived or consented to in writing by the appropriate party or parties.

                  2.3.7 Litigation. To GCI Cable's knowledge, there is no action, suit, proceeding, inquiry, or investigation by or before any court, governmental agency, or public board or body pending or threatened against GCI Cable which (i) seeks to prohibit, restrain, or enjoin the execution and delivery of this Agreement, (ii) questions the validity or enforceability of this Agreement, or (iii) questions the power or authority of GCI Cable to carry out the transactions contemplated by, or to perform its obligations under, this Agreement.

                  2.3.8 Enforceability. When duly executed, this Agreement will be enforceable against GCI Cable according to its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally as amended from time to time.

                  2.3.9 Effect of Certificate. Any certificate signed by an officer of GCI Cable duly authorized to execute such certificate and delivered pursuant to this Agreement shall be deemed to be a representation and warranty by GCI Cable as to the statements made therein.


Fiber Exchange Agreement              8

                  2.3.10 Title; Right to Use. GCI Cable has, or will have by the date provided herein for Substantial Completion of the GCI Cable Facility, or will have title or the right to use all property necessary to fulfill its obligations under this Agreement.

3.       Exclusive Use of Dark Fiber; Grant of Certain Facilities.

         3.1 Grants of Exclusive Use of Dark Fiber. GCI Cable hereby grants to AU the exclusive right to use Dark Fibers in the GCI Cable Facility, and AU hereby grants to GCI Cable the exclusive right to use Dark Fibers in the AU Facility, as described below and as set forth on Exhibit B hereto:

         - Between SADC and Glen Alps, GCI Cable shall provide 16fibers to AU. (1)
         - Between AT&T's Anchorage POP and Glen Alps, GCI Cable shall provide 10 fibers to AU.
         - Between SADC and AT&T's Anchorage POP, GCI Cable shall provide 10 fibers to AU.
         - Between Kanas's NPMS and FDC, GCI Cable shall provide 8 fibers to AU.
         -        Between FDC and AT&T's  Fairbanks POP, GCI Cable shall provide
                  4 fibers to AU on each side of a diversely routed ring.
         -        Between Glen Alps and Whittier,  AU shall provide 18 fibers to
                  GCI Cable.
         -        Between Whittier and Valdez, AU shall provide 10 fibers to GCI
                  Cable.
         - Between Valdez and Kanas's PSMS, AU shall provide 22 fibers to GCI Cable.

The specific locations and points of termination of the AU Fibers are described in Exhibit B-1. The specific locations and points of termination of the GCI Cable Fibers are described in Exhibit C. The rights to exclusive use granted under this Section shall commence on the Exchange Date, and shall continue thereafter until the end of the Term of this Agreement.

         3.2 Exchange Date. Each party's right granted under Section 3.1 to the exclusive use of Dark Fiber in the other party's facility shall each commence on the Exchange Date, which shall occur not later than January 1, 1999. The Exchange Date is the first Business Day after each of the following conditions has been satisfied:

                  3.2.1 Substantial Completion of AU Facility. AU has given GCI Cable written notice that the AU Facility is Substantially Complete.

                  3.2.2 Substantial Completion of GCI Cable Facility. GCI Cable has given AU written notice that the GCI Cable Facility is Substantially Complete.

-------------------
     1 This number is inclusive of the 6 fibers to be provided to Kanas under that Fiber Exchange Agreement dated as of November 21, 1997 between Kanas and GCICC, which Agreement GCICC assigned to AU on January 6, 1998.


Fiber Exchange Agreement              9

Notwithstanding any other provision of this Agreement, the requirement that each of the foregoing conditions occur before the Exchange Date shall not be affected by any act or event of Force Majeure.

         3.3 Notice of Substantial Completion. GCI Cable shall give AU written notice of the Substantial Completion of the GCI Cable Facility within ten (10) days after its Substantial Completion. AU shall give GCI Cable written notice of the Substantial Completion of the AU Facility within ten (10) days after its Substantial Completion. Each party shall have ten (10) days to perform such reasonable testing as it may desire, prior to its acceptance of the other party's Facility.

         3.4 Title to Facilities. Notwithstanding the grants of exclusive use under Section 3.1, each party shall retain title to all of its Facility, except as set forth in Section 3.5.

         3.5 Grant of Certain Facilities. Notwithstanding Section 3.4, in consideration of the overall connectivity granted under this Agreement, AU hereby grants title to GCI Cable to those certain facilities described as "new" on Exhibit E hereto. AU agrees to execute any documentation necessary or desirable to evidence such transfer, including a bill of sale.

4.       Electronic Equipment; Interconnection.

         4.1 Installation of Electronic Equipment on AU Fibers. AU shall bear the expense of acquiring and installing its own OLT, repeater and other electronic equipment to operate the AU Fibers. Subject to AU's obtaining any required third party consent, GCICC and GCI Cable, as applicable, shall allow AU reasonable access to the GCICC Facility and the GCI Cable Facility, as applicable, for the purpose of installing AU's electronic equipment.

         4.2 Installation of Electronic Equipment on GCI Cable Fibers. GCI Cable shall bear the expense of acquiring and installing its own OLT, repeater and other electronic equipment to operate the GCI Cable Fibers. Subject to GCI Cable's obtaining any required third party consent, AU shall allow GCI Cable reasonable access to the AU Facility for the purpose of installing GCI Cable's electronic equipment.

         4.3 Space and Power on AU Facility. AU shall charge GCICC for the space and power for GCICC's electronic equipment installed on the AU Facility. Such space and power shall be charged at $8.50 per square foot per month, which rate shall be annually adjusted at an amount equal to the percentage increase, if any, in the U.S. Consumer Price Index, as published by the U.S. Department of Labor, Bureau of Labor Statistics for Anchorage, Alaska using the preceding December as the base period. The rate shall not be decreased because of decreases in the Consumer Price Index. The locations at which GCICC will require space and power for such electronic equipment, and GCICC's space and power requirements for


Fiber Exchange Agreement              10
each location, are specified in Exhibit D. Upon request, but subject to AU's sole approval, which shall not be reasonably withheld, GCICC may request modifications to Exhibit D.

         4.4 Space and Power on GCICC Facility. GCICC shall charge AU for the space and power for AU's electronic equipment installed to operate the AU Fibers. Such space and power shall be charged at $8.50 per square foot per month, which rate shall be annually adjusted at an amount equal to the percentage increase, if any, in the U.S. Consumer Price Index, as published by the U.S. Department of Labor, Bureau of Labor Statistics for Anchorage, Alaska using the preceding December as the base period. The rate shall not be decreased because of decreases in the Consumer Price Index. The locations at which AU will require space and power for such electronic equipment, and AU's space and power requirements for each location, are specified in Exhibit D. Upon request, but subject to GCICC's sole approval, which shall not be unreasonably withheld, AU may request modifications to Exhibit D.

         4.5 Modifications of Electronic Equipment. Each party, at its own expense, may modify or replace electronic equipment that it has installed under Sections 4.1 or 4.2, subject to any limitations imposed by the space and power that the other party is obligated to provide for the equipment at that location. If a party requires an increase in space or power to accommodate the modification or replacement of its equipment, it shall notify the applicable party in writing of its increased requirements. The recipient of the notice shall use its best efforts to accommodate the request subject to its own operating requirements and contractual arrangements with third parties. The recipient of the request need not make any modifications to its facilities to accommodate the request until the requesting party has agreed in writing to pay the cost thereof.

         4.6 Relocation of Electronic Equipment. AU may relocate electronic equipment installed for the operation of the GCI Cable Fibers, and GCI Cable may relocate electronic equipment installed for the operation of the AU Fibers, provided that, before the relocation:

         A. The relocating party gives forty-five (45) days' written notice to the applicable party of the relocation;

         B. The relocating party demonstrates to the reasonable satisfaction and written approval of the applicable party that the relocation will not adversely affect either (i) the quality or reliability of the applicable party's telecommunications service, or (ii) access by the applicable party for maintenance of its equipment; and

         C. The relocating party has agreed in writing to pay all costs of relocating the applicable party's equipment.

The relocating party shall conduct the relocation in a manner that does not interrupt or degrade the quality of the applicable party's telecommunications service, in accordance with the standards in that certain Operation and Maintenance Contract dated effective as of January


Fiber Exchange Agreement              11

   , 1998, between AU and GCICC ("Operation and Maintenance Contract").

         4.7 Electronic Equipment at Additional Locations. AU may, at its own expense, install electronic equipment at locations on the GCI Cable Facility and/or GCICC Facility other than the locations described in Exhibit B, provided that any such location is one where GCI Cable or GCICC, as applicable, already maintains its own electronic equipment, and AU shall be responsible for all costs and arrangements required to accommodate its equipment. GCI Cable or GCICC may, at its own expense, respectively, install electronic equipment at locations on the AU Facility other than the locations described in Exhibit B, provided that any such location is one where AU has ready access to the GCI Cable Fibers, and GCI Cable or GCICC, as applicable, shall be responsible for all costs and arrangements required to accommodate its equipment.

         4.8      Interconnection with Other Telecommunications Facilities.

                  4.8.1 Interconnection by GCI Cable. Subject to GCI Cable's obtaining any required third party consent, GCI Cable may, at its own expense, connect the GCI Cable Fibers with other telecommunications facilities at intermediate points on the AU Facility. AU shall have the right to approve how such work is done, but shall have no obligations, and shall be subject to no expense, with respect to the interconnection.

                  4.8.2 Interconnection by AU. Subject to AU's obtaining any required third party consent, AU may, at its own expense, connect the AU Fibers with other telecommunications facilities at intermediate points on the GCI Cable Facility and/or the GCICC Facility. GCI Cable and GCICC, as applicable, shall have the right to approve how such work is done, but each respectively, shall have no obligations, and shall be subject to no expense, with respect to the interconnection.

5.       Maintenance; Risk of Loss.

         5.1      Electronic Equipment.

                  5.1.1 Maintenance. Each party shall provide, at its own expense, for the routine and non-routine maintenance of the electronic equipment that it has caused to be installed for its use under Section 4.

                  5.1.2 Risk of Loss. Each party shall bear the risk of damage or loss to the electronic equipment that it has caused to be installed for its use under Section 4, except that each other party shall be responsible to such loss or damage that is caused by its own negligence or intentional misconduct.

         5.2      Fiber.


Fiber Exchange Agreement              12

                  5.2.1 Maintenance. Each party shall maintain its Facility in accordance with the standards in the Operation and Maintenance Contract. Each party shall bear all operations and maintenance costs associated with its Facility, subject to the terms of this Agreement and of the Operation and Maintenance Contract. Such operations and maintenance costs shall include without limitation all labor, training, contracts, materials, transportation and all other related maintenance expenses.

                  5.2.2 Risk of Loss. Each party shall bear the risk of damage or loss to its Facility, except that each other party shall be responsible for such loss or damage that is caused by its own negligence or intentional misconduct.

         5.3 Access for Equipment Maintenance. Subject to AU's obtaining any required third party consent, GCI Cable and GCICC, as applicable, shall grant AU reasonable access to the GCI Cable Facility and the GCICC Facility, respectively, for the purpose of maintaining AU's electronic equipment on the AU Fibers. Subject to GCI Cable's and GCICC's, as applicable, obtaining any required third party consent, AU shall grant GCI Cable reasonable access to the AU Facility for the purpose of maintaining GCI Cable's electronic equipment on the GCI Cable Fibers.

6. Access to Facilities. Each party understands that each other party's Facility may be located on private property of rights-of-way to which the former party presently has no right of access. Each party understands that it is solely responsible for obtaining such access from third parties as may be necessary for it to install, operate, maintain, remove, repair or replace its equipment located on another party's Facility. Each party will use its best efforts to assist each other party in obtaining such access, but no party is obligated to incur any expense or liability in providing such assistance. Each party shall bear all costs of complying with conditions required by third parties for access to each other party's Facility.

7. Destruction/Restoration.

         7.1 Total or Partial Destruction; Obligation to Restore. If, during the Term, any party's Facility is totally or partially destroyed, rendering the Facility totally or partially inaccessible or unusable, the party that owns the Facility shall restore the Facility to substantially the same condition as it was in immediately before destruction, except as provided in Sections 7.1.1 and 7.1.2.

                  7.1.1 Excessive Cost to Restore. If the cost of repairing or restoring the Facility, net of any available insurance proceeds not reduced by applicable deductibles and coinsurance, exceeds ten percent (10%) of the then replacement cost of the Facility, the party that owns the Facility can elect to
(i) restore the Facility as set forth in Section 7.1 or (ii) provide an equivalent, alternative facility.

                  7.1.2 Restoration Contrary to Law. If the existing laws do not permit the


Fiber Exchange Agreement              13
restoration, any party can terminate this Agreement immediately by giving notice to the other party.

8.       Condemnation.

         8.1 Rights and Obligations of Parties Governed by this Agreement. If, during the Term, there is any taking of all or any part of a Facility by Condemnation, the rights and obligations of the parties shall be determined pursuant to this Section 8.

         8.2 Total Taking. If the Premises are totally taken by Condemnation, this Agreement shall terminate on the Date of Taking.

         8.3 Partial Taking. If any portion of a Facility is taken by Condemnation, this Agreement shall remain in effect, except that any party may elect to terminate this Agreement if the remaining portion of the Facility is rendered unsuitable for that party's continued use of the Facility.

         8.4 Payment of Award. The Award shall be payable to the owner of the Condemned Facility; except that each other party shall receive from the Award the amount attributable to the value of its right under this Agreement to use any fibers in the Facility that were Condemned.

9. Regulatory Matters. Each party shall obtain all permits, authorizations or approvals that are required by any regulatory authority to operate its Facility. By entering into this Agreement, no party waives any exclusion or exemption of its facilities or services from common carrier or public utility regulation. The parties will cooperate in obtaining any required governmental approvals or consents.

10. Default.

         10.1 Events of Default. The occurrence of any of the following shall constitute a Default under this Agreement:

                  10.1.1 Payment Default. Any party fails to pay when due any sum of money owed to another , and such failure continues for more than ten (10) Business Days after notice from the applicable party;

                  10.1.2 Failure to Perform. Any party fails to observe, perform and keep the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by such party and persists in such failure after thirty (30) days' written notice by the party requesting that such party remedy, correct, desist or comply (or if any such failure to comply would reasonably require more than thirty (30) days to rectify, unless such party commences a cure within the thirty (30) day notice period and thereafter promptly,


Fiber Exchange Agreement              14
effectively and continuously proceeds with the cure of the failure to comply);

                  10.1.3 Breach of Representations or Warranties. If any representation or warranty by a party contained in this Agreement is false in any material respect as of the date of the making or furnishing thereof and would have a material adverse effect on another party;

                  10.1.4 Insolvency, Bankruptcy. If a party shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator (or other officer having powers, under applicable law, similar to those of a receiver, trustee or liquidator) of it or of all or the major portion of its assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature,
(iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or (v) institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy on insolvency proceedings against it, or file a petition or an answer or a consent seeking reorganization or relief under any bankruptcy, reorganization or insolvency law of any jurisdiction, or any other law analogous in purpose and effect, or consent to the filing of any such petition or the material allegations thereof, or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or

                  10.1.5 Order Appointing Receiver, Trustee or Liquidator. If any order, judgment or decree shall be entered, without the application, approval or consent of a party, by any court of competent jurisdiction, approving a petition seeking reorganization of the party or appointing a receiver, trustee or liquidator (or other officer having powers, under applicable law, similar to those of a receiver, trustee or liquidator) of it or of all or a major portion of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

         10.2 Remedies on Default. Upon the occurrence and continuation of an Event of Default, any non-defaulting party, following thirty (30) days' prior written notice of such Default to the defaulting party, in addition to all remedies available at law, may do any one or more of the following with respect to the defaulting party:

                  10.2.1 Termination. Terminate this Agreement and the rights created herein by giving notice of such election to the defaulting party.

                  10.2.2 Specific Performance. Seek specific performance of any term or provision of this Agreement.

                  10.2.3 Force Majeure. Except where this Agreement provides otherwise, if by reason of Force Majeure, a party is unable in whole or in part to perform its obligations under this Agreement, the party shall not be in default under this Agreement during the continuance of such inability. However, that party shall use all reasonable efforts to remedy with all reasonable dispatch the cause or causes of its failure to carry out its obligations under this


Fiber Exchange Agreement              15

Agreement; provided that the settlement of strikes, lockouts, and other industrial disturbances shall be entirely within the discretion of the party or its contractors, as the case may be, and the party and its contractors shall not be required to make settlement of strikes, lockouts, or other industrial disturbances by acceding to demands of opposing parties when such course is in the judgment of the party unfavorable to it.

                  10.2.4 No Remedy Exclusive. No remedy herein conferred upon or reserved to a party is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon an Event or Default shall impair any such right or power ro shall be construed to be a waiver thereof (unless expressly waived by AU, GCI Cable or GCICC, as applicable), but any such right or power may be exercised from time to time and as often as may be deemed expedient. Notwithstanding the forgoing, under no circumstances may any party recover incidental or consequential damages, or damages for loss of business, under this Agreement.

Security Interest.

         11.1 Security Interest in Favor of AU. As security for the performance by GCI Cable of its obligations hereunder, GCI Cable hereby grants to AU a security interest in all of its right, title and interest in the GCI Cable Facility, whether now existing or hereafter constructed or acquired. If for any reason AU shall at any time be deprived of the exclusive right to use the AU Fibers as contemplated by this Agreement, then in addition to the other remedies provided for in Section 10.2 hereof, AU shall be entitled to exercise any of the remedies provided to secured creditors under the Uniform Commercial Code.

         11.2 Security Interest in Favor of GCI Cable. As security for the performance by AU of its obligations hereunder, AU hereby grants to GCI Cable a security interest in all of its right, title and interest in the AU Facility, whether now existing or hereafter constructed or acquired. If for any reason GCI Cable shall at any time be deprived of the exclusive right to use the GCI Cable Fibers as contemplated by this Agreement, then in addition to the other remedies provided for in Section 10.2 hereof, GCI Cable shall be entitled to exercise any of the remedies as provided to secured creditors under the Uniform Commercial Code.

12.      Confidentiality; Media Relations.

         12.1 Confidentiality. The parties agree that the terms of this Agreement, and information furnished by any party to each other in contemplation or pursuant to this Agreement (including, without limitation, technical specifications, operating data and customer information) are confidential and may not be disclosed without all applicable parties' written consent, except as may be required by law or as contemplated by this Agreement, and except for disclosure to the parties' applicable shareholders, partners, agents, advisors and financial


Fiber Exchange Agreement              16
institutions. Notwithstanding the foregoing, the parties acknowledge that the general terms and conditions of this Agreement are required to be disclosed in reports, filings and offering documents under state and federal securities laws.

         12.2 Media Relations. The parties shall agree on the content of all releases to, and conferences with, the news media concerning the subject matter of this Agreement; provided that each party shall approve or disapprove each other party's release within three (3) days after receipt or it shall be deemed approved.

13.      Term; Duties Upon Termination.

         13.1 Term. Unless earlier terminated under the terms hereof, this Agreement shall continue in effect for a period of twenty-five (25) years commencing on the Effective Date hereof. The Term shall continue automatically thereafter until the end of the last of three subsequent consecutive periods of five (5) years each, unless a written notice of termination has been given by any party hereto thirty (30) days prior to the end of the then- applicable Term.

         13.2 Duties upon Termination. Within sixty (60) days after the termination of this Agreement for any reason after the Exchange Date, (i) each party shall remove its electronic equipment and other personal property from each other party's Facility, and perform all restoration of each other party's premises made necessary by the removal, and (ii) each party shall return in good condition, ordinary wear and tear excepted, each other party's premises that it occupied in its use of fibers, space and/or power on the other party's Facility.

14. Exhibits. The following Exhibits and any others referred to in this Agreement as attached are incorporated in this Agreement in their entirety:

         Exhibit A:        Light Transmission Standards and Testing Procedure
                           for Substantial Completion
         Exhibit B:        Exchange of Dark Fibers and Space and Power Between
                           GCI Cable, GCICC, AU and Kanas
         Exhibit B-1:      Locations and Points of  Termination  of AU Fibers;
                           Locations of Electronic  Equipment on AU Fibers
         Exhibit C:        Locations and Points of  Termination of GCI Cable
                           Fibers;  Locations of Electronic  Equipment on GCI
                           Cable Fibers
         Exhibit D:        AU Space and Power Requirements; GCICC Space and
                           Power Requirements
         Exhibit E :       AU's Grant of Certain Facilities to  GCI Cable

15.      Miscellaneous.

         15.1 No Implied Waiver. In the event any agreement, covenant, or condition


Fiber Exchange Agreement              17
contained in this Agreement should be breached by any party and thereafter waived by the applicable party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. Notwithstanding any such waiver, all the provisions of this Agreement shall remain in full force and effect.

         15.2 Successors in Interest. Each party may, upon written notice to each other, assign its rights and delegate its duties under this Agreement to any subsidiary, affiliate or joint venture partner, provided that the assignor or its parent entity retains at least 50% ownership, or voting control, directly or indirectly, of the assignee. The foregoing restrictions on free transfer shall not apply following an uncured Event of Default under the Credit Agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         15.3 Notices. All statements, notices or communications to be given under the terms of this Agreement shall be in writing and delivered by hand, or sent by certified mail, registered mail or overnight service, with postage prepaid and return receipt requested, and addressed as follows:

         If to AU:                     2550 Denali Street
                                       Suite 1000
                                       Anchorage, Alaska 99503
                                       Fax Number: (907) 265-5676
                                       Attention: Director of Finance

         If to GCI Cable:              5151 Fairbanks Street
                                       Anchorage, Alaska 99503
                                       Fax Number (907) 786-9270
                                       Attention:   Vice   President  &  General
                                       Manager
                                       Cable Television & Entertainment

         If to GCICC:                  2500 Denali Street
                                       Suite 1000
                                       Anchorage, Alaska 99503
                                       Fax Number: (907) 265-5676
                                       Attention: Senior Vice President &
                                       Chief Financial Officer

or at such other address as from time to time designated by notice pursuant hereto by the party receiving the notice. The date of service of such notices shall be the date such notices are received or refused, as the case may be, as evidenced by addressee's registry or certification receipt. Additionally, notices may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be delivered to the addressee by hand or by nationally utilized overnight delivery services on the business day following such transmission.


Fiber Exchange Agreement              18

Telephone facsimiles shall be deemed delivered on the date of such transmission, with telephonic confirmation of their receipt by the recipient.

         15.4 Parties in Interest. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any person, firm, or corporation, other than the parties hereto, any right, remedy or claim, legal or equitable, under or by reason of this Agreement, this Agreement being intended to be and being for the sole and exclusive benefit of the parties hereto.

         15.5 Relationship of Parties. Nothing in this Agreement expressed or implied is intended or shall be construed to establish any relationship between the parties other than that of independent contractors, and neither party shall be considered thereby to be the partner, co-venturer or in any other relationship with the other.

         15.6 Time of Essence. Time shall be of the essence of each and every term of this Agreement.

         15.7  Headings.   The  Section   headings   contained  herein  are  for
convenience and reference and are not intended to define or limit the scope of any provision of this Agreement.

         15.8 Law Governing Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Alaska.

         15.9 Exclusive Forum and Venue. Any actions or judicial proceedings arising out of this Agreement shall be filed and prosecuted in the Superior Court for the State of Alaska, Third Judicial District, at Anchorage. The parties hereto each affirmatively waive the right to trial by jury.

         15.10 Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         15.11 Integration and Modification. This document contains the entire agreement of the parties hereto. All negotiations, statements, or representations, warranties, and assurances, whether oral or written, which are in any way related to the subject matter of this Agreement, and the performance of each party hereto, are merged and integrated into the terms of this document. This Agreement may not be modified or amended except by a writing signed by all parties hereto, and any proposed amendment or modification is without effect until reduced to a writing signed by all parties.

         15.12 Additional Documents. The parties agree to execute any additional documents which may be necessary in order to effectuate the terms of this Agreement.


Fiber Exchange Agreement              19

         15.13 No Claims. No party shall have any claim, demand, action or suit against any other, its servants, agents or employees for any injury, including injury resulting in death or loss of or damage to any property, suffered or sustained by it or its servants, agents or employees or by any other person or corporation which directly or indirectly results from, arises out of or is, in any way, connected with the use of the System by the another except to the extent that such injury, loss or damage, including injury resulting in death or loss of or damage to property, is due to the gross negligence of another party, its servants, agents or employees.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]






Fiber Exchange Agreement              20

         IN WITNESS WHEREOF, the parties hereto, in consideration of the mutual covenants set forth herein and intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first written above.


                                       GCI COMMUNICATION CORP.



                                       By:





                                       ALASKA UNITED FIBER SYSTEM PARTNERSHIP
                                       By:  GCI  Fiber  Co.,   Inc.,  a  General
                                       Partner and its General Manager


                                       By:


                                       GCI CABLE, INC.



                                       By:




Fiber Exchange Agreement              21

                                   EXHIBIT A
 Light Transmission Standards and Testing Procedure for Substantial Completion


I.       Testing Procedure

         1. Ensure that all fibers to be tested have been properly terminated.

         2.       Clean all connectors.

         3. Turn on the power meter and light source test equipment and allow them to warm up and stabilize.

         4. Before the facility can be tested, the power meter should be calibrated to 0 dB as follows:

                  a) Using a test patch cord,  connect  the light  source to the power meter.

                  b) Set the power meter to the dBm scale.

                  c) Make  sure  that  the  light  source  is on,  and  read the received optical power at the power meter in dBm. This value should be close to the light source manufacturer's output power specification.

                  d) Set the power  meter to the dB scale and  adjust to 0.0 dB.
                     This 0-dB calibration will be used as the light source's reference power level.

                  e) Disconnect this test assembly but do not adjust or turn off the power meter.

         5. Disconnect the existing patch cord from the FDP for the link under test. Do not disturb the power meter's zero reference calibration performed in the previous step. Connect the light source using the test patch cord to one end of the fiber section and power meter using a second tested patch cord to the other end of the fiber section.

         6. Ensure that the configuration is connected properly, and turn on the light source. Read the optical power meter and record the optical power level.

         7. Repeat the procedure to test all fibers in the facility.


Fiber Exchange Agreement              22

II.      Light Transmission Standards

Attenuation on a fiber shall be 0.30 dB/km on land cables and 0.22 dB/km on undersea cables. Dispersion on land cable shall be 18 ps/(nm)(km). Both attenuation and dispersion are specified for a nominal 1550 nm wavelength.

The estimated Fiber Route distances between sites and calculated loss budgets for the AU Facility are:

Site                         Miles          Kilometers        Loss Budget
----                         -----          ----------        -----------
Glen Alps to Whittier        52.0           83.7              25.1 dB
Whittier to Valdez           96.3           154.9             34.1 dB
Valdez to PSMS               10.0           16.1               4.8 dB
Norma Beach to SDC           tbd            tbd                0.3dB/km

The estimated Fiber Route distances between sites and calculated loss budgets for the GCI Cable Facility are:

Site                         Miles          Kilometers        Loss Budget
----                         -----          ----------        -----------
SADC to Glen Alps            16.4           26.4               7.9
AT&T Anchorage to Glen Alps  23.7           38.1              11.4
SADC to AT&T POP Anchorage   7.2            11.6               3.5
FDC to NPMS                  tbd            tbd               0.3dB/km
AT&T POP Fairbanks to NPMS   tbd            tbd               0.3dB/km
FDC to AT&T POP Fairbanks    tbd            tbd               0.3dB/km


Fiber Exchange Agreement              23

                                  EXHIBIT B-1
                Locations and Points of Termination of AU Fibers
                 Locations of Electronic Equipment on AU Fibers

1. Location of AU Fibers shall be at the following facilities: Glen Alps, SADC, FDC, and AT&T POPs in Anchorage and Fairbanks.

2. Point of Termination of AU Fibers shall be at the fiber termination panel.

3. Locations of electronic equipment on AU Fibers shall be at the following facilities: SADC, FDC, and AT&T POPs in Anchorage and Fairbanks.


Fiber Exchange Agreement              24

                                   EXHIBIT C
            Locations and Points of Termination of GCI Cable Fibers
             Locations of Electronic Equipment on GCI Cable Fibers


1. Location of GCI Cable Fibers shall be at the following facilities: Whittier, Valdez and PSMS.

2. Point of Termination of GCI Cable Fibers shall be at the fiber termination panels.

3. Locations of electronic equipment on GCI Cable Fibers shall be at the following facilities: Whittier, Valdez, and PSMS.


Fiber Exchange Agreement              25

                                   EXHIBIT D
                        AU Space and Power Requirements

Space Requirements:       SADC             (2) 23-inch wide equipment racks
                          FDC              (2) 23-inch wide equipment racks
                          AT&T POPs        To be negotiated

Power Requirements:       SADC             1250 Watts @ 48 Volts DC
                          FDC              1250 Watts @ 48 Volts DC
                          AT&T POPs        To be negotiated


                       GCICC Space and Power Requirements

Space Requirements:       Whittier         (2) 23-inch wide equipment racks
                          Valdez           (2) 23-inch wide equipment racks
                          PSMS             (1) 23-inch wide equipment rack

Power Requirements:       Whittier         1250 Watts @ 48 Volts DC
                          Valdez           1250 Watts @ 48 Volts DC
                          PSMS             750 Watts @ 48 Volts DC


Fiber Exchange Agreement              26

                                   EXHIBIT E
                 AU's Grant of Certain Facilities to GCI Cable

         In accordance with the attached key map and related narrative (below), Alaska United will utilize fibers in the existing and proposed GCI-Anchorage Metropolitan Area Network ("MAN") commencing from Glen Alps.

Location                    Existing/New      No. of Fibers     Buffer Tube
--------                    ------------      -------------     -----------
                                              (each)            (assigned)

A. Glen Alps
         to                     New                10                5/6
B. O'Malley Wire Center
         to                     Existing           10                5
C. Node 61 - O'Malley Road
         to                     New                10                5/6
D. Tudor & Bragaw OCC
         to                     Existing           10                8
E. AT&T Alascom
         to                     Existing           10                8
F. GCI North (ADC)
         to                     Existing           10                8
G. GCI South (SADC)
         to                     Existing           16                5
H. Rabbit Creek Wire Center
         to                     Existing           16                5
I.  Node 72 - Birch Road OCC
         to                     New                16                5/6
A. Glen Alps


Fiber Exchange Agreement              27

General Contractor Agreement
                                    EXHIBIT V

                               GENERAL CONTRACTOR
                                    AGREEMENT


         THIS GENERAL CONTRACTOR AGREEMENT ("Agreement"), dated effective as of the 27th day of January, 1998 ("Effective Date"), is between the ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 ("AU") and GCI COMMUNICATION CORP., an Alaska corporation, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 ("GCICC").

         WHEREAS, AU desires that GCICC act as the general contractor for the construction of the terrestrial portions of that fiber optic telecommunications cable network which will be comprised of:

         (i) the network connecting the Petro Star Metering Station, Glen Alps, Whittier, Valdez, and Lena Point, Alaska, and Edmonds, through to the Seattle Distribution Center, Washington, and other intermediate regeneration sites;

         (ii) the fiber to be acquired pursuant to that Fiber Exchange Agreement dated as of November 21, 1997, between Kanas
                  Telecom, Inc. ("Kanas"), and GCICC, which Agreement was assigned by GCICC to AU on January 6, 1998; and

         (iii) the fiber to be acquired pursuant to that Fiber Exchange Agreement dated as of January 27th, 1998, between GCI Cable, Inc., GCICC and AU;

collectively, with the Work described below, to be known as the "System";

         WITNESSETH,   that  in   consideration  of  the  mutual  covenants  and
agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:

         1. CONSTRUCTION. GCICC shall construct those portions of the System described in the scope of work attached as Schedule I and the Gantt chart attached thereto as Attachment 2 ("Work") and in material conformity with AU's budget for the Work, except to the extent specifically indicated on Attachment 2 to be the responsibility of others.

         2.       COMMENCEMENT DATE AND SUBSTANTIAL COMPLETION.



General Contractor Agreement             1

                  2.1 The commencement date for construction of the System is the Effective Date.

                  2.2 GCICC shall achieve Substantial Completion of the entire Work not later than December 31, 1998. "Substantial Completion" shall mean ready to be placed into service, following satisfactory completion of the System commissioning and acceptance tests set forth in Schedule II.

         3. PAYMENT TERMS. In consideration of the services to be provided under this Agreement, AU shall pay to GCICC the amount of GCICC's direct, actual, necessary and reasonable costs incurred in connection with the construction of the System, plus GCICC's general and administrative overhead costs which are allocable to the construction of the System, which overhead costs shall not exceed five (5%) percent of the direct costs ("Contract Sum").

         4. PAYMENTS. AU shall make payments on account of the Contract Sum to GCICC as provided below:

                  4.1 The period covered by each invoice shall be one calendar month ending on the last day of the month, or as follows:

                  4.2 AU shall pay all such amounts within sixty (60) days of its receipt of each of GCICC's invoices for such charges.

                  4.3 Each invoice shall be based upon the invoiced costs submitted by GCICC.

         5.        WARRANTY.

                  5.1 GCICC warrants that the overall performance of the System (other than the portion of the System constructed by Tyco Submarine System Limited) (the "Terrestrial System") shall be in accordance with the acceptance standards contemplated by Schedule II hereto, and the Terrestrial System shall be free from defects due to faulty design or engineering for a period of one (1) year from the date of Substantial Completion (the "Basic Warranty Period"). During the Basic Warranty Period, GCICC shall make good, by repair or replacement, at its sole cost and expense, any defects in the Terrestrial System which may become apparent or be discovered due to faulty design or engineering or any act, negligence or omission by GCICC, its agents, or representatives. GCICC shall make every reasonable effort to effect such repairs or replacements in a timely manner so as to minimize the period of time that the System is out of service. If GCICC fails to timely make any required repair or replacement or to make every reasonable effort to minimize out-of-service time, AU may repair the System and collect the reasonable costs of such



General Contractor Agreement             2
repair from GCICC. However, any repair by AU shall not in any way diminish GCICC's warranty obligations hereunder.

                  5.2 With respect to any portion of the Work performed by any subcontractor and any supplies, materials or equipment obtained from any person other than GCICC which are used in the Work or incorporated in the System, (i) GCICC shall assign to AU any warranty provided by such third-party subcontractor or vendor, and (ii) if and to the extent that for any reason any such warranty is not assigned by GCICC to AU, then GCICC shall provide warranty protection to AU to the same extent, on such terms and for such period, as each such third-party subcontractor or vendor provides warranty protection to GCICC.

         6. NOTICES. All statements, notices or communications to be given under the terms of this Agreement shall be in writing and delivered by hand, or sent by certified mail, registered mail, with postage prepaid and return receipt requested, or, overnight courier service, and addressed as follows:

         If to GCICC:                  2500 Denali Street
                                       Suite 1000
                                       Anchorage, Alaska 99503
                                       Fax Number: (907) 265-5676
                                       Attention: John M. Lowber,
                                       Senior Vice President &
                                       Chief Financial Officer

         If to AU:                     2550 Denali Street
                                       Suite 1000
                                       Anchorage, Alaska 99503
                                       Fax Number: (907) 265-5676
                                       Attention: Bruce L. Broquet,
                                       Director of Finance

or at such other address as from time to time designated by notice pursuant hereto by the party receiving the notice. The date of service of such notices shall be the date such notices are received or refused, as the case may be, as evidenced by addressee's registry or certification receipt. Additionally, notices may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be delivered to the addressee by hand or by nationally utilized overnight delivery services on the business day following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission, with telephonic confirmation of their receipt by the recipient.



General Contractor Agreement             3

         7. DEFAULT. The occurrence of either of the following shall constitute a Default under this Agreement:

                  7.1 AU fails to pay when due any undisputed sum of money owed to GCICC, and such failure continues for more than ten (10) business days after notice from GCICC to AU; or

                  7.2 GCICC fails to observe, perform and keep the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept it and persists in such failure for thirty (30) days after written notice by AU that GCICC remedy, correct, desist or comply (or if any such failure to comply would reasonably require more than thirty (30) days to rectify, then GCICC does not commence a cure within the thirty (30) day period and thereafter promptly, effectively and continuously proceed with the cure of the failure to comply).

         8. REMEDIES. Upon a default by GCICC of its obligations under Section 1, AU may, at its option, assume, perform or pay such obligations and/or withhold payment of invoices on the uncompleted or unsatisfactory Work. If AU fails to pay any undisputed charges due under Section 3 within sixty (60) days following the receipt of the invoice therefor, GCICC may, upon ten (10) business days' written notice to AU, terminate this Agreement; provided, however, that AU may cure the default prior to the end of the notice period. Upon the occurrence of a Default, unless cured as provided herein, the non-defaulting party may exercise any and all remedies available at law and/or in equity, including termination of this Agreement, following any applicable cure period if such Default has not been timely cured. Any exercise of one particular remedy shall not bar the exercise of other available remedies, the remedies of the non-defaulting party hereunder being cumulative rather than mutually exclusive.

         9. INDEMNIFICATION. GCICC, at its expense, shall defend, indemnify and hold harmless AU, its agents, subcontractors and employees against any and all claims, demands, and judgments for losses or damages to real or tangible property or for bodily injury or death to any person due to any act or omission, arising out of, or in connection with this Agreement to the extent such damage, injury or death was caused by the negligence or willful misconduct of GCICC, its subcontractors, employees or agents. The defense, indemnification and save harmless obligations is specifically conditioned on the following: (i) AU providing prompt notification in writing of any such claim or demand; (ii) GCICC having control of the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; and (iii) AU cooperating in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement, provided however, that any failure to so notify GCICC shall not relieve GCICC of its indemnity obligations hereunder except to the extent GCICC's ability to defend such claim shall be prejudiced thereby.



General Contractor Agreement             4

         10. INSPECTION RIGHT. Throughout the term hereof, AU shall have the right to inspect the Work at any time and may require all necessary or desirable corrections to the Work so that it conforms to Section 1 of this Agreement and the requirements of the Credit and Security Agreement dated as of January 27th, 1998, among AU as Borrower, the Lenders referred to therein, and Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent, and TD Securities (USA) Inc., as Documentation Agent (as amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement").

         11.      MISCELLANEOUS.

                  11.1 NO CLAIMS. GCICC shall have no claim, demand, action or suit against AU, its servants, agents or employees for any injury, including injury resulting in death or loss of or damage to any property, suffered or sustained by it or its servants, agents or employees or by any other person or corporation which directly or indirectly results from, arises out of or is, in any way, connected with GCICC's construction of the System, except to the extent that such injury, loss or damage, including injury resulting in death or loss of or damage to property, is due to the gross negligence of AU, its servants, agents or employees.

                  11.2 NO WAIVER. The failure of any party to enforce any of the provisions of this Agreement or the waiver thereof in any instance shall not be construed as a general waiver or relinquishment on its part of any provision, and, notwithstanding such failure or waiver, all the provisions of this Agreement shall be and remain in full force and effect.

                  11.3 GOVERNING LAW. The construction, interpretation and performance of this Agreement and all causes of action arising out of this Agreement shall be governed by the laws of the State of Alaska and any applicable federal statutes. Any action concerning or arising from this Agreement, in whole or in part, shall be brought and maintained in the Superior Court of Alaska, Third Judicial District at Anchorage, Alaska.

                  11.4 ASSIGNMENTS. GCICC shall not assign, transfer, convey or part with the whole or any portion of the System or any rights and duties assumed hereunder during the term hereof without AU's prior written consent, which consent shall not be unreasonably withheld. AU shall have the right to freely assign, transfer, convey or part with the whole or any portion of the System or any rights or duties hereunder without the prior consent of GCICC, provided that GCICC's rights and liabilities under this Agreement shall not be materially affected thereby.

                  11.5 BINDING AGREEMENT. This Agreement shall be binding upon the parties hereto and upon their respective successors and assigns.



General Contractor Agreement             5

                  11.6 WAIVERS, AMENDMENTS AND MODIFICATIONS. No provision of this Agreement shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification is in writing and signed by both parties.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



General Contractor Agreement             6

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

ALASKA UNITED FIBER                         GCI COMMUNICATION CORP.
SYSTEM PARTNERSHIP
By: GCI Fiber Co., Inc.,
a General Partner and its
General Manager


By:                                         By:
Title:                                      Title:



General Contractor Agreement             7

                                   SCHEDULE I
                                 SCOPE OF WORK
                                   [Attached]






General Contractor Agreement             8

                           Alaska United Cable System


                                  Scope of Work
                                       for
                     Management, Engineering & Construction














CONTENTS:

       A.     General
       B.     Safety
       C.     Management
       D.     Engineering
       E.     Construction
       F.     Schedule
       G.     Attachment

A.  GENERAL

1.0

This Specification outlines the requirement for the management, engineering and construction deliverables to be provided by GCICC to AU, to complete the System by Dec. 31, 1998.

2.0

Attachment 1 describes the Alaska United OC-48 SONET System.

3.0

The maintenance and operation activities are addressed in that Operation and Maintenance Contract dated January 27th, 1998 between the parties hereto.

4.0

Management of AU includes all services required to ensure the construction is coordinated, controlled, recorded and contrived in an effective and timely manner to ensure the System is provided to AU in a secure manner.

5.0

Engineering of AU includes all System design, interface issues, and equipment specifications. System test criteria and compliance to this criteria is also an engineering function.

6.0

Construction includes all outside plant activities, building of required structures, installation of all auxiliary equipment, securing of materials & equipment, and the installation of all required equipment.

B.  SAFETY

"NO JOB IS SO IMPORTANT AND NO SERVICE SO URGENT THAT WE CANNOT TAKE THE TIME TO PERFORM OUR WORK SAFELY."

All work operations of GCICC and of all subcontractors shall be carefully planned, organized, and controlled to reduce hazardous working conditions to an absolute minimum.

Adequate protection in the form of warning signs, barricades, flagmen, or otherwise required by local ordinances shall be provided to minimize the hazards of injury to personnel and property.



Contractor Agreement         Page 2 of 10

All equipment and building designs shall be constructed an design within OSHA standards for safety. Local environmental concerns will be included in all design and engineering considerations.

C. MANAGEMENT. GCICC shall provide all of the following management services under this Agreement:

1.0

Acquire all permits and closely monitor all right-of-ways to ensure securing them in a timely manner. Coordinate between obtaining all permits and construction activities. Employ subject matter expertise through subcontracts to David Evans and Associates Inc. and New Horizons Telecom Inc. Organize subcontractors to most effectively utilize their resources.

- David Evans and Associates environmental permitting services from undersea route to cable landing point based on DEA Scope of Work documents assuming all four landing sites are included. DEA is also responsible for ROW acquisition, beach to building site and including building site at Norma Beach.
- New Horizons Telecom Inc. ("NHTI") cable landing station parcel surveys, Juneau, Valdez, Whittier

-    NHTI ROW acquisition, beach to building site, Juneau, Valdez, & Whittier

- NHTI Engineering and Design Package for Beach Manhole and Cable Duct, Juneau, Valdez, & Whittier

- DEA Engineering and Design Package for Beach Manhole and Cable Duct, Norma Beach site.

-    Misc.   professional  land  and  title  research  services   primarily  for
     pipeline-route sites.

2.0

Oversight of the Tyco Submarine Systems Ltd. ("TSSL") Supply Contract dated July 11, 1997 ("Supply Contract"), as amended by the Contract Variation No. 1 dated effective as of December 1, 1997, and milestone scheduling thereunder, including all performance and acceptance tests thereunder. Quality assurance monitoring and recording program with be conducted. Quarterly meeting will be scheduled with TSSL to review status and address any concerns.

3.0

Maintain System schedule and plan of work to ensure deponent tasks are completed as scheduled. Identify all critical path tasks and closely manage to avoid any program delay.



Contractor Agreement         Page 3 of 10

4.0

Supervision and oversight of all outside plant activities, building construction, submarine cable installation, equipment installation and fiber installation. Maintain records of all installation and construction activities and quality assurance.

5.0

Conduct all accounting and account payable functions to contracted and approved vendor and suppliers.

6.0

Maintain financial oversight of project relative to terms and conditions pursuant to AU credit agreements. Maintain communications and documentation flow with System lenders.

D.  ENGINEERING. GCICC shall:

1.0

Design the System to be a complete OC-48 SONET System between the four points of presence in Fairbanks, Anchorage, Juneau, and Seattle. All telephony equipment not provided in the Supply Contract will be engineered, ordered, received, staged and installed by GCICC. In general, Lucent FT-2000 terminals will be utilized throughout the System.

2.0

Ensure interface between the wet plant and dry plant is engineered to allow design capacity and SONET structure throughout the System. Review the Supply Contract and design to match the remainder of the System network and established effective SONET visibility throughout the System.

3.0

Ensure a thorough submarine route study and survey are conducted utilizing TSSL as prime subcontractor to perform survey activities. Review all survey information and ensure routing provides for safe and secure placement of the cable and cable types produced by TSSL conform to the seafloor conditions encountered.

- Desktop Study of preliminary undersea cable route and landings at Whittier, Lena Point, and Puget Sound

- Marine Survey during fourth quarter 1996, to determine exact cable routing and to minimize external aggressions and costs

- Desktop Study of preliminary Whittier to Valdez cable route and landing sites

- Marine Survey during third quarter 1997, to determine exact cable routing between Whittier and Valdez



Contractor Agreement         Page 4 of 10

-    Marine Survey between Norma Beach and previous survey

- Additional Marine Survey within Puget Sound and at the Norma Beach landing site

4.0

Develop test and acceptance criteria for the System and perform these tests for the acceptance of the System. All tests shall be recorded and documented for future baseline comparisons. The System is to operate at satisfactory meeting standard transmission performance of SONET network, including error performance over time, automatic protection switching, and high network visibility through embedded overheads.

5.0

Conduct installation tests as components of the System are installed. Commence component repair or change out as needed. Document all tests for future baseline comparisons. An Engineer will be on site coordinating installations and inspecting installation to ensure installation meets GCICC standards.

6.0

Engineer and design all buildings and structures. The structures will be design to withstand the rigorous environment for the System's life span. All buildings shall have backup emergency power systems including battery plant and generator set with automatic switching capabilities.

E.  CONSTRUCTION GCICC shall:
1.0  Cable Landing Stations

Construct cable landing stations consisting of block building, concrete foundation, site and parking improvements, ground field, chain link fence, cable entrance, building conduits, AC and water utility extensions, HVAC, lighting, fire suppression system, relay rack, cable tray superstructure, 120 VAC distribution, - 48 VDC plant and distribution, emergency generator system, restroom and other according to GCICC engineering design. Cable landing stations will be constructed at the following locations:

         1.    Whittier, Alaska  36'X 52' floor plan

         2.    Valdez, Alaska   24' X 48' floor plan

         3.    Norma Beach, Washington  36' X 52' floor plan

2.0  Cable Landing Station Support

Acquire sites either through fee simple purchases or long term leases. Secure building site permit. Procure VSAT system and install at three truck leg cable landing stations. Secure and provide equipment cabinets, patch and distribution equipment, test equipment, office equipment, furnishings. The above items will be performed at the following sites:

         1.    Whittier, Alaska

         2.    Valdez, Alaska (no VSAT at site)



Contractor Agreement         Page 5 of 10

         3.    Norma Beach, Washington

         4. Juneau, Alaska (lease space, provide emergency power plant, space improvements)

3.0  Outside Plant Engineering

Outside plant engineering consisting of route selection, route survey, route staking, detail design drawings, agency permit preparation, permit submission, and permit acquisition.

         1.    Whittier to Anchorage - approximately 52.5 miles

         2. Valdez Landing site to Petrostar Metering Station - approximately 10 miles

         3. Norma Beach to Cable Landing Station to Seattle area Interconnect points

4.0  Outside Plant Construction

Construction of all outside plant facilities shall be completed under the direct supervision of a GCICC employee to ensure compliance with GCICC's high installation standards and best industry practices for long distance networks. Minimum standards to be met at each site are listed below:

         1.    Whittier to Anchorage (approx. 51 miles)

         Conduit consisting of 1 1/4" schedule 40 innerduct shall be buried at a minimum of 36" by plowing, trenching, solid rock trenching, and directional boring. Within the POL tunnel, the cable shall be installed within a 2" plastic conduit that will be transferred to the utility protection tray at such time the tray is made available by ADOT. Any bridge crossing will consist of hanging fiberglass conduit in protected areas such as between bridge girders. Cable vaults, 30" X 48", strategically placed approximately every 3,000' along the route. Warning signs will be placed every 500' on route. A buried caution tape will be placed 12" below the surface directly above the innerducts. All construction will conform to detail route drawings as close as possible, any changes will be reviewed and agreed by GCICC supervisor. Upon completion of the above civil works, the fiber cable will be blown through the innerduct.

         Option A  - Utilizing Powerline Pass.

         -     38,000' Wetland Construction

         -     15,000' Rock Trenching

         -     216,280' Trenching, Plowing, Boring, Hanging

         Option B

         -     38,000' Wetland Construction

         -     110,000' Rock Trenching

         -     121,280' Trenching, Plowing, Boring, Hanging



Contractor Agreement         Page 6 of 10

         2. Valdez Cable Landing Station to Petrostar Metering Station (approx. 9 miles)

         Conduit consisting of 1 1/4" schedule 40 innerduct shall be buried at a minimum of 36" by plowing, trenching, and directional boring. Any bridge crossing will consist of hanging fiberglass conduit in protected areas such as between bridge girders. Cable vaults, 30" X 48", shall be strategically placed approximately every 3,000' along the route. Warning signs shall be placed every 500' on route. A buried caution tape will be placed 12" below the surface directly above the innerducts. All construction will conform to detail route drawings as closely as possible. Any changes must be reviewed and agreed to by a GCICC supervisor. Upon completion of the above civil works, the fiber cable will be blown through the innerduct.

         -     52,380' Trenching, Plowing, Boring

         -     1000' Hanging on Richardson Highway Bridge

         3.    Valdez Landing Site to Valdez Cable Landing Station (approx.  .75 mile)

         Conduit consisting of 1 1/4" schedule 40 innerduct shall be buried at a minimum of 36" by plowing, trenching, and directional boring. Cable vaults, 30" X 48", shall be strategically placed approximately every 2,000' along the route. Warning signs will be placed every 500' on route. A buried caution tape shall be placed 12" below the surface directly above cement cap over innerducts. All construction shall conform to detail route drawings as closely as possible. Any changes must be reviewed and agreed to by a GCICC supervisor. The fiber cable will be installed by TSSL.

         4.    Norma Beach Interconnect to SDC Acquisition

         Fiber will be acquired between the Norma Beach area and GCICC and AT&T Seattle facilities in a diverse ring. GCICC will by preference obtain dark fiber rights on this route with a long term agreement on lit fiber as a fall back scenario. GCICC will negotiate for this fiber access on the behalf of AUFS.

         5.    Norma Beach Landing to AUFS Cable Landing Station

         Installation of 4 - 4" PVC conduits at a minimum depth of 36" for approximately 3 miles along 148 Street. The conduits will be concrete encased for protection. Approximately 15 cable vaults consisting of a mix of manholes and pull boxes will be strategically placed 1,200 feet apart along the route including a manhole at the landing point appropriately designed to accommodate submarine cables. A buried caution tape will be placed 12" below the surface directly above conduits. The interduct and fiber cable will be installed by TSSL.

         6.    Norma Beach AU Cable Landing Station to Interconnect Point



Contractor Agreement         Page 7 of 10

         A completely diverse route (assumed to be aerial) will be constructed from the AU Cable Landing Station to a interconnect point along an existing fiber ring. This route can be placed underground for additional protection but in either case the route must be completely diverse for invulnerability of the route.

         7.   Augmentation of GCICC MANs

         AU requires fully diversified routing of terrestrial cables within metropolitan area net works ("MAN's"). AU needs exceeds GCICC current fiber availability in outlying metropolitan areas. Therefore GCICC will undertake to augment its internal MAN facilities to accommodate AU. In Anchorage AU requires 24 fibers from Glen Alps to SADC, 10 fibers to AT&T and 10 fibers back to Glen Alps. This augmentation is shown in chart form on Exhibits A and E to the Fiber Exchange Agreement of even date, among AU, GCICC and GCI Cable, Inc..

         8.   Lena Pt., Juneau Cable Landing Station to Landing Point

         Installation of 2 - 4" PVC conduits at a minimum depth of 36" for approximately 1466' within existing AT&T utility right of way. A manhole will be installed at the cable landing point appropriately designed to accommodate submarine cables with two 4" stub PVC conduits facing the water. A buried caution tape will be placed 12" below the surface directly above conduits. Interduct and fiber cable will be installed by TSSL.

         9.  Whittier Cable Landing Station to Landing Point
         Installation of 2 - 4" PVC conduits at a minimum depth of 36" for approximately 1 mile within Alaska railroad right of way. A manhole will be installed at the cable landing point appropriately designed to accommodate submarine. Approximately 3 cable vaults consisting of a mix of manholes and pull boxes will be strategically placed 1,300 feet apart along the route. A concrete cap 12" above conduits and buried caution tape 12" below the surface above conduits concrete cap will be placed. The interduct and fiber cable will be installed by TSSL.

         5.0  Outside Plant Materials

                  All materials required to complete tasks within Section 4.0 and materials required to complete cable splices will be secured by GCICC for the System. These materials will be ordered, received, staged, transported and assembled by GCICC. These material will be purchased using direct AU accounts and will be the property of AU. The materials shall include the following:

              -    Tubestar single-armor fiber cable

              -    1 1/4" innerduct

              -    4" PVC conduit

              -    Splice enclosures and splicing consumables



Contractor Agreement         Page 8 of 10

              -    Splicing labor

              -    Warning tape

              -    Concrete mix

              -    Bridge hangers and Fiberglass conduit

              -    Cable vaults and manholes

              -    Aerial installation hardware

              -    Pull line and cable blowing materials

6.0  Communication Equipment

         All materials required to complete tasks as engineered within section D and materials required to complete equipment interconnects and power feed will be secured by GCICC for the System. These materials will be ordered, received, staged, transported and assembled by GCICC. These materials will be purchased using direct AU accounts, purchased in AU's name and will be the property of AU. The material include the following:


         1.    SADC, AT&T Gov't Hill, and one spare unit

         Lucent FT-2000 OC-48 Add/Drop/Ring SONET Terminal, dual-node D-bay, equipped with 1500nm optics, all common equipment, low-speed shelf, without low-speed drop cards.

         2. FDC, SDC, and AT&T POPs in Seattle and Fairbanks

         FT-2000 OC-48 Add/Drop/Ring SONET Terminal, single-node E-bay, equipped with 1500nm optics, without low-speed drop cards.

         3. Lucent FT-2000 3xSTS1 Circuit Packs for terminating dropped capacity between sites, equipping 9xSTS1s,12xSTS1s at SADC, 3xSTS1s each at FDC, SDC, and AT&T sites, 1:N equipment protection, and associated low-speed cabling.

         4. Glennallen and Delta Junction sites and one spare.

         Lucent FT-2000 OC-48 Regenerator, R-bay, equipped with 1550nm optics and all common equipment.

         5. Valdez, PS-12, Glennallen, PS-10, Delta Junction, North Pole, Whittier, and one spare unit

         Ditech STAR Erbium Doped Fiber Amplifiers and Dispersion Compensation Fiber as required by optical engineering to overcome attenuation and dispersion on 0.30dB/km 18ps/nm-km fiber between Petrostar Metering Station and North Pole Metering Station.



Contractor Agreement         Page 9 of 10

         6. Monitor and Control Equipment for Cable Landing Sites, SDC, Glennallen, Delta Junction, and one additional Pipeline route site.

7.0   Terrestrial Communication Sites

         Intermediate pipeline route sites near PS-12, Glennallen, PS-10, Delta Junction, and North Pole will be engineered, designed, built and installed. The building enclosures will include HVAC, fire detection, AC and DC power System, and emergency generator set. The installation will include site pad preparation and cable lateral installation.

         The equipment design will allow for either placement within existing facilities or within the separate enclosures outlined above. The closures will be fabricated in Anchorage and transported to pre-set foundation pads. On site installation will be minimal.

F.    SCHEDULE

The above scheduled Work shall be performed in a timely manner as characterized in Attachment 2, the Gantt chart. The schedule shall ensure the overall completion of the System on December 31, 1998.

G.   ATTACHMENTS

1. Alaska United OC-48 SONET System Chart.

2. Gantt Chart.

3. Schedule II - System Commissioning and Acceptance.



Contractor Agreement         Page 10 of 10

                                                                    Exhibit W to
                                                   Credit and Security Agreement



                            NON-DISTURBANCE AGREEMENT


                  This NON-DISTURBANCE AGREEMENT (as the same may from time to time be amended, supplemented or otherwise modified, renewed or replaced, this "Agreement") is made as of January 27, 1998, between (i) Credit Lyonnais New York Branch, as administrative agent under the AU Credit Agreement (as defined below) (in such capacity, the "AU Agent"), and (ii) NationsBank of Texas, N.A., as administrative agent under the Holdings Credit Agreement (as defined below) (in such capacity, the "Holdings Agent").

                  WHEREAS, GCI Holdings, Inc. ("GCI Holdings") as borrower, the Holdings Agent, Credit Lyonnais New York Branch as documentation agent, TD Securities (USA), Inc. as syndication agent, and the lenders party thereto have entered into two amended and restated credit agreements each dated as of November 14, 1997 (collectively, the "Holdings Credit Agreement") pursuant to which, inter alia, the Holdings Agent, for the benefit of the lenders party thereto, has a security interest in "Collateral" as defined therein (the "Holdings Collateral"), including the GCI Cable Facility, to secure the payment and performance of all of GCI Holdings' obligations under the Holdings Credit Agreement (the "Holdings Credit Obligations").

                  WHEREAS, Alaska United Fiber System Partnership ("AU") as borrower, the AU Agent, NationsBank of Texas, N.A. as syndication agent, TD Securities (USA) Inc. as documentation agent, and the lenders party thereto, have entered into a credit agreement dated as of January 27, 1998 (the "AU Credit Agreement") pursuant to which, inter alia, the AU Agent for the benefit of the lenders party thereto, has been granted a security interest in the "Collateral" as defined therein (the "AU Lender Collateral"), including the AU Facility, to secure the payment and performance of all of AU's obligations under the AU Credit Agreement (the "AU Credit Obligations").

                  WHEREAS, AU, GCI Cable, Inc. ("GCI Cable") and GCI Communication Corp. have entered into a Fiber Exchange Agreement dated effective as of January 27, 1998 (the "Fiber Exchange Agreement"), pursuant to which, inter alia, (1) GCI Cable has granted to AU the exclusive right to use certain specified Dark Fibers (as defined in the Fiber Exchange Agreement) in the GCI Cable Facility (the "AU Fibers") and AU has granted to GCI Cable the exclusive right to use certain specified Dark Fibers in the AU Facility (the "GCI Cable Fibers") and (2) GCI Cable has granted to AU a security interest (the "AU Security Interest") in all of its right, title and interest in the GCI Cable Facility (the "AU Collateral," which AU Collateral is also part of the Holdings Collateral) to secure the obligation of GCI Cable to make the AU Fibers available to AU in accordance with the terms of the Fiber Exchange Agreement (such obligation is hereinafter referred to as the "AU Secured Obligations") and AU has granted to GCI Cable a security interest (the "GCI Cable Security Interest") in all of its right, title and interest in the AU Facility (the "GCI Cable Collateral," which GCI Cable Collateral is also part of the AU Lender Collateral) to secure the obligation of AU to make the GCI Cable Fibers available to GCI Cable in accordance with the terms of the Fiber Exchange Agreement (such obligation is hereinafter referred to as the "GCI Cable Secured Obligations").

                  WHEREAS, all right, title and interest of AU in, to and under the Fiber Exchange Agreement (including without limitation, the benefits of the AU Security Interest) is included as part of the AU Lender Collateral.

                  WHEREAS, all right, title and interest of GCI Cable in, to and under the Fiber Exchange Agreement (including without limitation, the benefits of the GCI Cable Security Interest) is included as part of the Holdings Collateral.

                  WHEREAS, the Holdings Agent, the AU Agent and AU have entered into that certain AU Subordination Agreement dated the date hereof (the "AU Subordination Agreement").

                  WHEREAS, the AU Agent, the Holdings Agent and GCI Cable have entered into that certain GCI Cable Subordination Agreement dated the date hereof (the "GCI Cable Subordination Agreement").

                  NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto hereby agree as follows:

                  1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Fiber Exchange Agreement.

                  2. Quiet Enjoyment of AU Fibers. The Holdings Agent hereby acknowledges and agrees that, so long as GCI Cable or its successor or assignee continues to enjoy the exclusive right to use the GCI Cable Fibers, the Holdings Agent will not foreclose or otherwise realize upon all or any portion of the Holdings Collateral which consists of the AU Fibers, except in compliance with the following provisions:

                                (i) if the  Holdings  Agent  sells the AU Fibers
                  and/or any or all rights therein by private sale pursuant to the Holdings Credit Agreement or otherwise, the Holdings Agent shall cause the buyer to enter into (A) a novation agreement with AU or its successor as owner of the AU Facility on the same terms and conditions as those contained in the Fiber Exchange Agreement and (B) a subordination agreement for the benefit of the AU Agent on substantially the same terms as the GCI Cable Subordination Agreement;

                                (ii) if the AU Fibers and/or any rights  therein
                  shall be sold as a result of a judicial foreclosure proceeding (i.e. an execution sale) or by or on behalf of the Holdings Agent at a public sale under the Uniform Commercial Code, the Holdings Agent shall use its reasonable commercial efforts to cause the buyer at any such sale to enter into (A) a novation agreement with AU or its successor as owner of the AU Facility on the same terms and conditions as those contained in the Fiber Exchange Agreement and (B) a subordination agreement for the benefit of the AU Agent on substantially the same terms as the GCI Cable Subordination Agreement;

                                (iii) if the Holdings  Agent is the buyer at any
                  such public sale or judicial foreclosure proceeding or otherwise acquires rights in the AU Fibers upon a disposition thereof, it will enter into (A) a novation agreement with AU or its successor as owner of the AU Facility on the same terms and conditions as those contained in the Fiber Exchange Agreement and (B) a subordination agreement for the benefit of the AU Agent on substantially the same terms as the GCI Cable Subordination Agreement; and

                                (iv) the Holdings Agent agrees that in the event
                  it shall conduct a private sale, it will not accept an offer from a third party on terms less favorable to the Holdings Agent than the last offer for the AU Fibers made by AU or the AU Agent (as the case may be) to the Holdings Agent prior to the Holdings Agent's receipt of such third party offer unless the Holdings Agent first notifies AU and the AU Agent of such less favorable offer and within five business days after receiving such notice, neither AU nor the AU Agent shall have notified the Holdings Agent that AU or the AU Agent wishes to purchase the AU Fibers on the same terms offered by such third party.

                  3. Quiet Enjoyment of GCI Cable Fibers. The AU Agent hereby acknowledges and agrees that, so long as AU or its successor or assignee continues to enjoy the exclusive right to use the AU Fibers, the AU Agent will not foreclose or otherwise realize upon all or any portion of the AU Lender Collateral which consists of the GCI Cable Fibers, except in compliance with the following provisions:

                                (i) if the AU Agent  sells the GCI Cable  Fibers
                  and/or any or all rights therein by private sale pursuant to the AU Credit Agreement or otherwise, the AU Agent shall cause the buyer to enter into (A) a novation agreement with GCI Cable or its successor as owner of the GCI Cable Facility on the same terms and conditions as those contained in the Fiber Exchange Agreement and (B) a subordination agreement for the benefit of the Holdings Agent on substantially the same terms as the AU Subordination Agreement;

                                (ii) if the GCI Cable  Fibers  and/or any rights
                  therein shall be sold as a result of a judicial foreclosure proceeding (i.e. an execution sale) or by or on behalf of the AU Agent at a public sale under the Uniform Commercial Code, the AU Agent shall use its reasonable commercial efforts to cause the buyer at any such sale to enter into (A) a novation agreement with GCI Cable or its successor as owner of the GCI Cable Facility on the same terms and conditions as those contained in the Fiber Exchange Agreement and (B) a subordination agreement for the benefit of the Holdings Agent on substantially the same terms as the AU Subordination Agreement;

                                (iii) if the AU  Agent is the  buyer at any such
                  public sale or judicial foreclosure proceeding or otherwise acquires rights in the GCI Cable Fibers upon a disposition thereof, it will enter into (A) a novation agreement with GCI Cable or its successor as owner of the GCI Cable Facility on the same terms and conditions as those contained in the Fiber Exchange Agreement and (B) a subordination agreement for the benefit of the Holdings Agent on substantially the same terms as the AU Subordination Agreement; and

                                (iv) the AU Agent  agrees  that in the  event it
                  shall conduct a private sale, it will not accept an offer from a third party on terms less favorable to the AU Agent than the last offer for the GCI Cable Fibers made by GCI Cable or the Holdings Agent (as the case may be) to the AU Agent prior to the AU Agent's receipt of such third party offer unless the AU Agent first notifies GCI Cable and the Holdings Agent of such less favorable offer and within five business days after receiving such notice, neither GCI Cable nor the Holdings Agent shall have notified the AU Agent that GCI Cable or the Holdings Agent wishes to purchase the GCI Cable Fibers on the same terms offered by such third party.



                  4.     Assignments.

                  (a) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective transferees, successors and assigns.

                  (b) The Holdings Agent agrees that other than assignments or participations pursuant to Section 10.04 of the Holdings Credit Agreement, it shall not at any time voluntarily sell (including, without limitation, pursuant to a public or private sale), assign, license or otherwise transfer or dispose of any or all of the Holdings Agent's rights or interests (including, without limitation, any lien or security interest) in any or all of the AU Fibers to any person or entity unless and until the Holdings Agent has notified the AU Agent in writing and such third party transferee expressly assumes in writing for the benefit of the AU Agent and its successors and assigns all of the Holdings Agent's covenants, agreements and obligations hereunder.

                  (c) The AU Agent agrees that other than assignments or participations pursuant to Section 11.3 of the AU Credit Agreement, it shall not at any time voluntarily sell (including, without limitation, pursuant to a public or private sale), assign, license or otherwise transfer or dispose of any or all of the AU Agent's rights or interests (including, without limitation, any lien or security interest) in any or all of the GCI Cable Fibers to any person or entity unless and until the AU Agent has notified the Holdings Agent in writing and such third party transferee expressly assumes in writing for the benefit of the Holdings Agent and its successors and assigns all of the AU Agent's covenants, agreements and obligations hereunder.

                  (d) If requested by the Holdings Agent, in connection with any assignment of GCI Cable's rights under the Fiber Exchange Agreement to a person or entity which is not a subsidiary of GCI Holdings, the AU Agent will enter into a non-disturbance agreement for the benefit of such assignee on substantially the same terms set forth herein; provided that such assignee simultaneously enters into a subordination agreement for the benefit of the AU Agent on substantially the same terms as the GCI Cable Subordination Agreement.

                  (e) If requested by the AU Agent, in connection with any assignment of AU's rights under the Fiber Exchange Agreement to a person or entity which is not a subsidiary of GCI Holdings, the Holdings Agent will enter into a non-disturbance agreement for the benefit of such assignee on substantially the same terms set forth herein; provided that such assignee simultaneously enters into a subordination agreement for the benefit of the Holdings Agent on substantially the same terms as the AU Subordination Agreement.

                  5. Other Collateral Not Affected. Nothing in this Agreement shall prevent the Holdings Agent from exercising any remedies with respect to any of the Holdings Collateral other than the AU Fibers, so long as such exercise does not prevent the use of the AU Fibers and access thereto by AU or its successor or assignee. Nothing in this Agreement shall prevent the AU Agent from exercising any remedies with respect to any of the AU Lender Collateral other than the GCI Cable Fibers, so long as such exercise does not prevent the use of the GCI Cable Fibers and access thereto by GCI Cable or its successor or assignee.

                  6. Modifications. No modification, amendment or waiver of any provision of this Agreement shall be enforceable against any party hereto unless the same shall be in writing and signed by such party.

                  7. Further Assurances. Each of the parties hereto agrees to execute and deliver such further instruments and agreements and to take such further actions as any other party hereto may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

                  8.   Notices.   All  notices,   requests,   demands  or  other
communications hereunder shall be in writing and shall be sent by telex or telecopier, delivered by messenger or courier delivery, or sent by certified or registered U.S. mail, postage prepaid, to the address set forth below or at such other address as may be furnished in writing:

If to the AU Agent:                 1301 Avenue of the Americas
                                    New York, New York  10019
                                    Fax Number:  212-261-3421
                                    Attention:  Project Finance Group

If to the Holdings Agent:           NationsBank of Texas, N.A.
                                    901 Main Street, 64th Floor
                                    Dallas, TX  75202
                                    Fax Number:  (214) 508-9390
                                    Attention:  Vice President

Such notices, requests, demands or other communications given by messenger or courier delivery as provided herein shall be deemed given when delivered; any such notices, requests, demands or other communications given by telex or telecopier as provided herein shall be deemed delivered on the business day following the date such notice is received; and any such notices, requests, demands and other communications sent by U.S. certified or registered U.S. mail, postage prepaid, as provided herein shall be deemed given ten (10) Business Days after the date of mailing. Either party may by notice to the other made in accordance herewith change the address at which such notices, requests, demands or other communications may be given to it.

                  9. Effect on Third Parties. The provisions of this Agreement are not intended to give, nor shall they be construed to confer upon any other person owning or holding any rights or security interests in the AU Collateral or the GCI Cable Collateral (including any person who acquires any rights to the AU Collateral or the GCI Cable Collateral upon a sale, realization or other disposition of the AU Collateral or the GCI Cable Collateral), or any other person or entity other than the parties hereto and their respective successors and assigns, any rights, remedies or claims under or by reason hereof.

                  10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

                  11. Severability. Each provision of this Agreement shall be interpreted in such manner as to make such provision valid and enforceable under applicable law, but if any provision hereof shall be or become prohibited or invalid under any applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without thereby invalidating the remainder of such provision or any of the remaining provisions hereof.

                  12. Headings; Interpretation. Paragraph or other headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement.

                  13. No Waiver. No breach of any provision hereof may be waived unless in writing and the waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

                  14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALASKA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND THE LAWS OF THE UNITED STATES.

                  15. Termination. This Agreement shall terminate upon the earlier to occur of (i) the satisfaction of the Holdings Credit Obligations and termination of the Holdings Agent's security interest in the Holdings Collateral, and (ii) the satisfaction of the AU Credit Obligations and termination of the AU Agent's security interest in the AU Lender Collateral.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       CREDIT   LYONNAIS   NEW  YORK  BRANCH  as
                                       administrative  agent under the AU Credit
                                       Agreement

                                       By:
                                       Name:
                                       Title:


                                       NATIONSBANK    OF   TEXAS,    N.A.,    as
                                       administrative  agent under the  Holdings
                                       Credit Agreement

                                       By:
                                       Name:
                                       Title:

                                                                       EXHIBIT X




                    FORM OF GCI CABLE SUBORDINATION AGREEMENT


                  This SUBORDINATION AGREEMENT (as the same may from time to time be amended, supplemented or otherwise modified, renewed or replaced, this "Agreement") is made as of January 27, 1998, among (i) GCI Cable, Inc. ("GCI Cable"), (ii) Credit Lyonnais New York Branch, as administrative agent under the AU Credit Agreement (as defined below) (in such capacity, the "AU Agent"), (iii) NationsBank of Texas, N.A., as administrative agent under the Holdings Credit Agreement (as defined below) (in such capacity, the "Holdings Agent").

                  WHEREAS, GCI Holdings, Inc. ("GCI Holdings") as borrower, the Holdings Agent, Credit Lyonnais New York Branch as documentation agent, TD Securities (USA), Inc. as syndication agent, and the lenders party thereto have entered into two amended and restated credit agreements each dated as of November 14, 1997 (collectively, the "Holdings Credit Agreement") pursuant to which, inter alia, the Holdings Agent, for the benefit of the lenders party thereto, has a security interest in "Collateral" as defined therein (the "Holdings Collateral"), including the GCI Cable Facility, to secure the payment and performance of all of GCI Holdings' obligations under the Holdings Credit Agreement (the "Holdings Credit Obligations").

                  WHEREAS, Alaska United Fiber System Partnership ("AU") as borrower, the AU Agent, NationsBank of Texas, N.A. as syndication agent, TD Securities (USA) Inc. as documentation agent, and the lenders party thereto, have entered into a credit agreement dated as of January 27, 1998 (the "AU Credit Agreement") pursuant to which, inter alia, the AU Agent for the benefit of the lenders party thereto, has been granted a security interest in the "Collateral" as defined therein (the "AU Lender Collateral"), including the AU Facility, to secure the payment and performance of all of AU's obligations under the AU Credit Agreement (the "AU Credit Obligations").

                  WHEREAS, AU, GCI Cable and GCI Communication Corp. have entered into a Fiber Exchange Agreement dated effective as of January 27, 1998 (the "Fiber Exchange Agreement"), pursuant to which, inter alia, (1) GCI Cable has granted to AU the exclusive right to use certain specified Dark Fibers (as defined in the Fiber Exchange Agreement) in the GCI Cable Facility (the "AU Fibers") and AU has granted to GCI Cable the exclusive right to use certain specified Dark Fibers in the AU Facility (the "GCI Cable Fibers") and (2) GCI Cable has granted to AU a security interest (the "AU Security Interest") in all of its right, title and interest in the GCI Cable Facility (the "AU Collateral," which AU Collateral is also part of the Holdings Collateral) to secure the obligation of GCI Cable to make the AU Fibers available to AU in accordance with the terms of the Fiber Exchange Agreement (such obligation is hereinafter referred to as the "AU Secured Obligations") and AU has granted to GCI Cable a security interest (the "GCI Cable Security Interest") in all of its right, title and interest in the AU Facility (the "GCI Cable Collateral," which GCI Cable Collateral is also part of the AU Lender Collateral) to secure the obligation of AU to make the GCI Cable Fibers available to GCI Cable in accordance with the terms of the Fiber Exchange Agreement (such obligation is hereinafter referred to as the "GCI Cable Secured Obligations").

                  WHEREAS, all right, title and interest of AU in, to and under the Fiber Exchange Agreement (including without limitation, the benefits of the AU Security Interest) is included as part of the AU Lender Collateral.

                  WHEREAS, all right, title and interest of GCI Cable in, to and under the Fiber Exchange Agreement (including without limitation, the benefits of the GCI Cable Security Interest) is included as part of the Holdings Collateral.

                  WHEREAS, AU, the Holdings Agent and the AU Agent have entered into that certain AU Subordination Agreement dated the date hereof.

                  NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Fiber Exchange Agreement.

                  2. Acknowledgments and Consents.

                  (a) The AU Agent hereby acknowledges that AU has entered into the Fiber Exchange Agreement and has granted to GCI Cable a continuing security interest in the GCI Cable Collateral and certain remedies with respect to the GCI Cable Collateral pursuant to the Fiber Exchange Agreement. However, GCI Cable and the Holdings Agent acknowledge that the GCI Cable Security Interest shall be subordinated to the AU Agent's security interest in the AU Lender Collateral as provided in Section 3 of this Agreement. Subject to the terms and conditions of this Agreement, the AU Agent acknowledges and agrees that AU's grant to GCI Cable of the GCI Cable Security Interest and its grant of rights and remedies to GCI Cable with respect to the GCI Cable Collateral shall not constitute a breach of or a default under the AU Credit Agreement.

                  (b) GCI Cable acknowledges and consents that (i) the terms of this Agreement, and (ii) the inclusion of all right, title and interest of AU in, to and under the Fiber Exchange Agreement (including the benefits of the AU Security Interest) as part of the AU Lender Collateral, shall not constitute a breach or a default under the Fiber Exchange Agreement.

                  3. Priority of Security Interests.

                  Notwithstanding (i) any contrary provision of the Fiber Exchange Agreement or (ii) any priority in time of creation of any lien or other encumbrance on the GCI Cable Collateral by either GCI Cable or the AU Agent, or
(iii) any provision of, or filing or recording under, the Uniform Commercial Code of any state or any other applicable statute, rule or regulation of the United States, the states thereof, their counties, municipalities or other subdivision, or any other applicable jurisdiction, GCI Cable and the Holdings Agent hereby agree that any security interest, pledge, mortgage, lien or other encumbrance granted to the AU Agent by AU in all or any part of the GCI Cable Collateral in order to secure the AU Credit Obligations is and shall be superior and prior in right of claim and payment to any security interest, pledge, mortgage, lien or other encumbrance granted to GCI Cable, whether now existing or hereafter vested, in any of the GCI Cable Collateral regardless of the time
(x) when GCI Cable or the AU Agent shall acquire rights to any of the GCI Cable Collateral or (y) when AU incurs any obligations to GCI Cable. GCI Cable and the Holdings Agent agree that GCI Cable's and the Holdings Agent's subordination of the GCI Cable Security Interest shall continue until the full payment and performance of the AU Credit Obligations and said subordination shall apply without limitation with respect to any security interest, pledge, mortgage, lien or other encumbrance heretofore or hereafter granted to the AU Agent, in all or any part of the AU Lender Collateral whether now owned or hereafter acquired.

                  4. Forbearance; Notice; Right to Cure.

                  (a) Without the written consent of the AU Agent, each of GCI Cable and the Holdings Agent agrees that until all AU Credit Obligations are paid and performed it will not in its capacity as a secured party with respect to the GCI Cable Collateral (A) exercise any of its rights, remedies and options or assert any claim with respect to the GCI Cable Collateral, (B) seek to sell or otherwise dispose of the GCI Cable Collateral, or (C) take any action, directly or indirectly, with respect to any of the foregoing described in clauses (A) and (B) above; provided, however, it being understood and agreed that nothing herein shall prevent GCI Cable or the Holdings Agent from exercising rights which might otherwise be available to it to (i) take any action to preserve or protect the validity of the GCI Cable Security Interest so long as such action would not adversely affect the AU Lender Collateral, (ii) take any action to seek equitable relief or to sue for damages in connection with the enforcement of the GCI Cable Secured Obligations, or (iii) subject to compliance with Section 5 hereof, assign the GCI Cable Security Interest to any person who acquires any of GCI Cable's rights under the Fiber Exchange Agreement. The AU Agent agrees to give GCI Cable and the Holdings Agent prior written notice of any exercise by the AU Agent of any of its rights as a secured creditor under the AU Credit Agreement with respect to the GCI Cable Fibers; provided, however, that such prior notice may be eliminated if required by the exigencies of the situation (provided that the AU Agent gives GCI Cable and the Holdings Agent notice promptly after taking action); and provided further that any failure of the AU Agent to give notice to GCI Cable and/or the Holdings Agent pursuant to this Section 4(a) shall not affect the AU Agent's right to exercise its rights in connection with the AU Lender Collateral.

                  (b) If there is a default  on the part of AU under  the  Fiber
Exchange Agreement, prior to exercising its right to terminate the Fiber Exchange Agreement,GCI Cable shall provide the AU Agent written notice of its intention to exercise such termination right and the AU Agent shall have ten
(10) Business Days from the receipt of such notice to cure such default under the Fiber Exchange Agreement before GCI Cable shall exercise such termination right. Exercise of such cure right by the AU Agent shall be at its sole discretion and under no circumstances will the AU Agent have any obligation to cure any default under the Fiber Exchange Agreement

                  5. Assignments.

                  (a) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective transferees, successors and assigns.

                  (b) The AU Agent agrees that other than assignments or participations pursuant to Section 11.3 of the AU Credit Agreement, it shall not at any time voluntarily sell (including, without limitation, pursuant to a public or private sale), assign, license or otherwise transfer or dispose of any or all of the AU Agent's rights or interests (including, without limitation, any lien or security interest) in any or all of the GCI Cable Collateral to any person or entity unless and until the AU Agent has notified GCI Cable and the Holdings Agent in writing and such third party transferee expressly assumes in writing for the benefit of GCI Cable and the Holdings Agent and their successors and assigns all of the AU Agent's covenants, agreements and obligations hereunder.

                  (c) GCI Cable agrees that GCI Cable shall not at any time voluntarily sell (including, without limitation, pursuant to a public or private sale), assign, or otherwise transfer or dispose of any or all of GCI Cable's rights under the Fiber Exchange Agreement to any person or entity unless and until GCI Cable has notified the AU Agent in writing and such third party transferee expressly assumes in writing for the benefit of the AU Agent and its successors and assigns all of GCI Cable's covenants, agreements and obligations hereunder.

                  (d) The Holdings Agent agrees that other than assignments or participations pursuant to Section 10.04 of the Holdings Credit Agreement, it shall not at any time voluntarily sell (including, without limitation, pursuant to a public or private sale), assign, license or otherwise transfer or dispose of any or all of the Holdings Agent's rights or interests (including, without limitation, any lien or security interest) in any or all of GCI Cable's rights under the Fiber Exchange Agreement to any person or entity unless and until the Holdings Agent has notified the AU Agent in writing and such third party transferee expressly assumes in writing for the benefit of the AU Agent and its successors and assigns all of the Holdings Agent's covenants, agreements and obligations hereunder.

                  6. Modifications. No modification, amendment or waiver of any provision of this Agreement shall be enforceable against any party hereto unless the same shall be in writing and signed by such party.

                  7. Further Assurances. Each of the parties hereto agrees to execute and deliver such further instruments and agreements and to take such further actions as any other party hereto may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

                  8.   Notices.   All  notices,   requests,   demands  or  other
communications hereunder shall be in writing and shall be sent by telex or telecopier, delivered by messenger or courier delivery, or sent by certified or registered U.S. mail, postage prepaid, to the address set forth below or at such other address as may be furnished in writing:

If to GCI Cable:                    2550 Denali Street
                                    Suite 1000
                                    Anchorage, Alaska  99503
                                    Fax Number:  (907) 265-5676
                                    Attention:  Director of Finance

and if to the AU Agent:             1301 Avenue of the Americas
                                    New York, New York  10019
                                    Fax Number:  212-261-3421
                                    Attention:  Project Finance Group

If to the Holdings Agent:           NationsBank of Texas, N.A.
                                    901 Main Street, 64th Floor
                                    Dallas, TX  75202
                                    Fax Number:  (214) 508-9390
                                    Attention:  Vice President

Such notices, requests, demands or other communications given by messenger or courier delivery as provided herein shall be deemed given when delivered; any such notices, requests, demands or other communications given by telex or telecopier as provided herein shall be deemed delivered on the business day following the date such notice is received; and any such notices, requests, demands and other communications sent by U.S. certified or registered U.S. mail, postage prepaid, as provided herein shall be deemed given ten (10) Business Days after the date of mailing. Either party may by notice to the other made in accordance herewith change the address at which such notices, requests, demands or other communications may be given to it.

                  9. Effect on Third Parties. The provisions of this Agreement are not intended to give, nor shall they be construed to confer upon any other person owning or holding any rights or security interests in the GCI Cable Collateral (including any person who acquires any rights to the GCI Cable Collateral upon a sale, realization or other disposition of the GCI Cable Collateral, or any other person or entity other than the parties hereto and their respective successors and assigns, any rights, remedies or claims under or by reason hereof.

                  10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

                  11. Severability. Each provision of this Agreement shall be interpreted in such manner as to make such provision valid and enforceable under applicable law, but if any provision hereof shall be or become prohibited or invalid under any applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without thereby invalidating the remainder of such provision or any of the remaining provisions hereof.

                  12. Headings; Interpretation. Paragraph or other headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement.

                  13. No Waiver. No breach of any provision hereof may be waived unless in writing and the waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

                  14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALASKA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND THE LAWS OF THE UNITED STATES.

                  15. Termination. This Agreement shall terminate upon the earlier to occur of (i) the satisfaction of the AU Credit Obligations and termination of the AU Agent's security interest in the AU Lender Collateral, and
(ii) termination of the Fiber Exchange Agreement, the GCI Cable Security Interest and the AU Security Interest.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       GCI CABLE, INC.


                                       By:
                                       Name:
                                       Title:



                                       CREDIT   LYONNAIS   NEW  YORK  BRANCH  as
                                       administrative  agent under the AU Credit
                                       Agreement

                                       By:
                                       Name:
                                       Title:


                                       NATIONSBANK    OF   TEXAS,    N.A.,    as
                                       administrative  agent under the  Holdings
                                       Credit Agreement

                                       By:
                                       Name:
                                       Title:

                                                                       EXHIBIT Y




                       FORM OF AU SUBORDINATION AGREEMENT


                  This SUBORDINATION AGREEMENT (as the same may from time to time be amended, supplemented or otherwise modified, renewed or replaced, this "Agreement") is made as of January 27, 1998, among (i) Alaska United Fiber System Partnership ("AU"), (ii) Credit Lyonnais New York Branch, as administrative agent under the AU Credit Agreement (as defined below) (in such capacity, the "AU Agent"), (iii) NationsBank of Texas, N.A., as administrative agent under the Holdings Credit Agreement (as defined below) (in such capacity, the "Holdings Agent").

                  WHEREAS, GCI Holdings, Inc. ("GCI Holdings") as borrower, the Holdings Agent, Credit Lyonnais New York Branch as documentation agent, TD Securities (USA), Inc. as syndication agent, and the lenders party thereto have entered into two amended and restated credit agreements each dated as of November 14, 1997 (collectively, the "Holdings Credit Agreement") pursuant to which, inter alia, the Holdings Agent, for the benefit of the lenders party thereto, has a security interest in "Collateral" as defined therein (the "Holdings Collateral"), including the GCI Cable Facility, to secure the payment and performance of all of GCI Holdings' obligations under the Holdings Credit Agreement (the "Holdings Credit Obligations").

                  WHEREAS, AU as borrower, the AU Agent, NationsBank of Texas, N.A. as syndication agent, TD Securities (USA) Inc. as documentation agent, and the lenders party thereto, have entered into a credit agreement dated as of January 27, 1998 (the "AU Credit Agreement") pursuant to which, inter alia, the AU Agent for the benefit of the lenders party thereto, has been granted a security interest in the "Collateral" as defined therein (the "AU Lender Collateral"), including the AU Facility, to secure the payment and performance of all of AU's obligations under the AU Credit Agreement (the "AU Credit Obligations").

                  WHEREAS, AU, GCI Cable, Inc. ("GCI Cable") and GCI Communication Corp. have entered into a Fiber Exchange Agreement dated effective as of January 27, 1998 (the "Fiber Exchange Agreement"), pursuant to which, inter alia, (1) GCI Cable has granted to AU the exclusive right to use certain specified Dark Fibers (as defined in the Fiber Exchange Agreement) in the GCI Cable Facility (the "AU Fibers") and AU has granted to GCI Cable the exclusive right to use certain specified Dark Fibers in the AU Facility (the "GCI Cable Fibers") and (2) GCI Cable has granted to AU a security interest (the "AU Security Interest") in all of its right, title and interest in the GCI Cable Facility (the "AU Collateral," which AU Collateral is also part of the Holdings Collateral) to secure the obligation of GCI Cable to make the AU Fibers available to AU in accordance with the terms of the Fiber Exchange Agreement (such obligation is hereinafter referred to as the "AU Secured Obligations") and AU has granted to GCI Cable a security interest (the "GCI Cable Security Interest") in all of its right, title and interest in the AU Facility (the "GCI Cable Collateral," which GCI Cable Collateral is also part of the AU Lender Collateral) to secure the obligation of AU to make the GCI Cable Fibers available to GCI Cable in accordance with the terms of the Fiber Exchange Agreement (such obligation is hereinafter referred to as the "GCI Cable Secured Obligations").

                  WHEREAS, all right, title and interest of AU in, to and under the Fiber Exchange Agreement (including without limitation, the benefits of the AU Security Interest) is included as part of the AU Lender Collateral.

                  WHEREAS, all right, title and interest of GCI Cable in, to and under the Fiber Exchange Agreement (including without limitation, the benefits of the GCI Cable Security Interest) is included as part of the Holdings Collateral.

                  WHEREAS, GCI Cable, the Holdings Agent and the AU Agent have entered into that certain GCI Cable Subordination Agreement dated the date hereof.

                  NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Fiber Exchange Agreement.

                  2. Acknowledgments and Consents.

                  (a) The Holdings Agent hereby acknowledges that GCI Cable has entered into the Fiber Exchange Agreement and has granted to AU a continuing security interest in the AU Collateral and certain remedies with respect to the AU Collateral pursuant to the Fiber Exchange Agreement. However, AU and the AU Agent acknowledge that the AU Security Interest shall be subordinated to the Holdings Agent's security interest in the Holdings Collateral as provided in
Section 3 of this Agreement. Subject to the terms and conditions of this Agreement, the Holdings Agent acknowledges and agrees that GCI Cable's grant to AU of the AU Security Interest and its grant of rights and remedies to AU with respect to the AU Collateral shall not constitute a breach of or a default under the Holdings Credit Agreement.

                  (b) AU acknowledges and consents that (i) the terms of this Agreement, and (ii) the inclusion of all right, title and interest of GCI Cable in, to and under the Fiber Exchange Agreement (including the benefits of the GCI Cable Security Interest) as part of the Holdings Collateral, shall not constitute a breach or a default under the Fiber Exchange Agreement.

                  3. Priority of Security Interests.

                  Notwithstanding (i) any contrary provision of the Fiber Exchange Agreement or (ii) any priority in time of creation of any lien or other encumbrance on AU Collateral by either AU or the Holdings Agent, or (iii) any provision of, or filing or recording under, the Uniform Commercial Code of any state or any other applicable statute, rule or regulation of the United States, the states thereof, their counties, municipalities or other subdivision, or any other applicable jurisdiction, AU and the AU Agent hereby agree that any security interest, pledge, mortgage, lien or other encumbrance granted to the Holdings Agent by GCI Cable in all or any part of the AU Collateral in order to secure the Holdings Credit Obligations is and shall be superior and prior in right of claim and payment to any security interest, pledge, mortgage, lien or other encumbrance granted to AU, whether now existing or hereafter vested, in any of the AU Collateral regardless of the time (x) when AU or the Holdings Agent shall acquire rights to any of the AU Collateral or (y) when GCI Cable incurs any obligations to AU. AU and the AU Agent agree that AU's and the AU Agent's subordination of the AU Security Interest shall continue until the full payment and performance of the Holdings Credit Obligations and said subordination shall apply without limitation with respect to any security interest, pledge, mortgage, lien or other encumbrance heretofore or hereafter granted to the Holdings Agent, in all or any part of the Holdings Collateral whether now owned or hereafter acquired.

                  4. Forbearance; Notice; Right to Cure.

                  (a) Without the written consent of the Holdings Agent, each of AU and the AU Agent agrees that until all Holdings Credit Obligations are paid and performed it will not in its capacity as a secured party with respect to the AU Collateral (A) exercise any of its rights, remedies and options or assert any claim with respect to the AU Collateral granted to it, (B) seek to sell or otherwise dispose of the AU Collateral, or (C) take any action, directly or indirectly, with respect to any of the foregoing described in clauses (A) and
(B) above; provided, however, it being understood and agreed that nothing herein shall prevent AU or the AU Agent from exercising rights which might otherwise be available to it to (i) take any action to preserve or protect the validity of the AU Security Interest so long as such action would not adversely affect the Holdings Collateral, (ii) take any action to seek equitable relief or to sue for damages in connection with the enforcement of the AU Secured Obligations, or
(iii) subject to compliance with Section 5 hereof, assign the AU Security Interest to any person who acquires any of AU's rights under the Fiber Exchange Agreement. The Holdings Agent agrees to give AU and the AU Agent prior written notice of any exercise by the Holdings Agent of any of its rights as a secured creditor under the Holdings Credit Agreement with respect to the AU Fibers; provided, however, that such prior notice may be eliminated if required by the exigencies of the situation (provided that the Holdings Agent gives AU and the AU Agent notice promptly after taking action); and provided further that any failure of the Holdings Agent to give notice to AU and/or the AU Agent pursuant to this Section 4(a) shall not affect the Holdings Agent's right to exercise its rights in connection with the Holdings Collateral.

                  (b) If there is a default on the part of GCI Cable under the Fiber Exchange Agreement, prior to exercising its right to terminate the Fiber Exchange Agreement, AU shall provide the Holdings Agent written notice of its intention to exercise such termination right and the Holdings Agent shall have ten (10) Business Days from the receipt of such notice to cure such default under the Fiber Exchange Agreement before AU shall exercise such termination right. Exercise of such cure right by the Holdings Agent shall be at its sole discretion and under no circumstances will the Holding Agent have any obligation to cure any default under the Fiber Exchange Agreement

                  5. Assignments.

                  (a) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective transferees, successors and assigns.

                  (b) The Holdings Agent agrees that other than assignments or participations pursuant to Section 10.04 of the Holdings Credit Agreement, it shall not at any time voluntarily sell (including, without limitation, pursuant to a public or private sale), assign, license or otherwise transfer or dispose of any or all of the Holdings Agent's rights or interests (including, without limitation, any lien or security interest) in any or all of the AU Collateral to any person or entity unless and until the Holdings Agent has notified AU and the AU Agent in writing and such third party transferee expressly assumes in writing for the benefit of AU and the AU Agent and their successors and assigns all of the Holdings Agent's covenants, agreements and obligations hereunder.

                  (c) AU agrees that AU shall not at any time voluntarily sell (including, without limitation, pursuant to a public or private sale), assign, or otherwise transfer or dispose of any or all of AU's rights under the Fiber Exchange Agreement to any person or entity unless and until AU has notified the Holdings Agent in writing and such third party transferee expressly assumes in writing for the benefit of the Holdings Agent and its successors and assigns all of AU's covenants, agreements and obligations hereunder.

                  (d) The AU Agent agrees that other than assignments or participations pursuant to Section 11.3 of the AU Credit Agreement, it shall not at any time voluntarily sell (including, without limitation, pursuant to a public or private sale), assign, license or otherwise transfer or dispose of any or all of the AU Agent's rights or interests (including, without limitation, any lien or security interest) in any or all of AU's rights under the Fiber Exchange Agreement to any person or entity unless and until the AU Agent has notified the Holdings Agent in writing and such third party transferee expressly assumes in writing for the benefit of the Holdings Agent and its successors and assigns all of the AU Agent's covenants, agreements and obligations hereunder.

                  6. Modifications. No modification, amendment or waiver of any provision of this Agreement shall be enforceable against any party hereto unless the same shall be in writing and signed by such party.

                  7. Further Assurances. Each of the parties hereto agrees to execute and deliver such further instruments and agreements and to take such further actions as any other party hereto may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

                  8.   Notices.   All  notices,   requests,   demands  or  other
communications hereunder shall be in writing and shall be sent by telex or telecopier, delivered by messenger or courier delivery, or sent by certified or registered U.S. mail, postage prepaid, to the address set forth below or at such other address as may be furnished in writing:

If to AU:                           2550 Denali Street
                                    Suite 1000
                                    Anchorage, Alaska  99503
                                    Fax Number:  (907) 265-5676
                                    Attention:  Director of Finance

and if to the AU Agent:             1301 Avenue of the Americas
                                    New York, New York  10019
                                    Fax Number:  212-261-3421
                                    Attention:  Project Finance Group

If to the Holdings Agent:           NationsBank of Texas, N.A.
                                    901 Main Street, 64th Floor
                                    Dallas, TX  75202
                                    Fax Number:  (214) 508-9390
                                    Attention:  Vice President

Such notices, requests, demands or other communications given by messenger or courier delivery as provided herein shall be deemed given when delivered; any such notices, requests, demands or other communications given by telex or telecopier as provided herein shall be deemed delivered on the business day following the date such notice is received; and any such notices, requests, demands and other communications sent by U.S. certified or registered U.S. mail, postage prepaid, as provided herein shall be deemed given ten (10) Business Days after the date of mailing. Either party may by notice to the other made in accordance herewith change the address at which such notices, requests, demands or other communications may be given to it.

                  9. Effect on Third Parties. The provisions of this Agreement are not intended to give, nor shall they be construed to confer upon any other person owning or holding any rights or security interests in the AU Collateral (including any person who acquires any rights to the

AU Collateral upon a sale, realization or other disposition of the AU Collateral, or any other person or entity other than the parties hereto and their respective successors and assigns, any rights, remedies or claims under or by reason hereof.

                  10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

                  11. Severability. Each provision of this Agreement shall be interpreted in such manner as to make such provision valid and enforceable under applicable law, but if any provision hereof shall be or become prohibited or invalid under any applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without thereby invalidating the remainder of such provision or any of the remaining provisions hereof.

                  12. Headings; Interpretation. Paragraph or other headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement.

                  13. No Waiver. No breach of any provision hereof may be waived unless in writing and the waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

                  14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALASKA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND THE LAWS OF THE UNITED STATES.

                  15. Termination. This Agreement shall terminate upon the earlier to occur of (i) the satisfaction of the Holdings Credit Obligations and termination of the Holdings Agent's security interest in the Holdings Collateral, and (ii) termination of the Fiber Exchange Agreement, the AU Security Interest and the GCI Security Interest.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       ALASKA UNITED FIBER SYSTEM PARTNERSHIP By
                                       GCI Fiber Co., Inc., General Partner


                                       By:
                                       Name:
                                       Title:

                                       By  Fiber  Hold  Co.,   Inc.,  a  General
                                       Partner


                                       By:
                                       Name:
                                       Title:


                                       CREDIT   LYONNAIS   NEW  YORK  BRANCH  as
                                       administrative  agent under the AU Credit
                                       Agreement

                                       By:
                                       Name:
                                       Title:


                                       NATIONSBANK    OF   TEXAS,    N.A.,    as
                                       administrative  agent under the  Holdings
                                       Credit Agreement

                                       By:
                                       Name:
                                       Title:

                                                                       EXHIBIT Z



                           FORM OF INSTRUCTION LETTER




                             as of           , 1998




[insert name of contact person]
The First National Bank of Anchorage
201 West 36th Avenue
P.O. Box 200628
Anchorage, Alaska  99520

                  Re:      Alaska United Fiber System Partnership
                           Account No.  1510-562-0

Gentlemen:

                  The undersigned,  Alaska United Fiber System  Partnership (the
"Depositor") presently maintains with you (the "Depositary Bank") the bank account identified above (the "Alaska Depositary Account"). The Depositor hereby irrevocably notifies and instructs the Depositary Bank with respect to the Alaska Depositary Account as set forth herein below, and hereby requests the Depositary Bank to indicate its acceptance of, and agreement to be bound by, the terms hereof by signing in the space provided at the foot hereof.

                  1. In order to provide security for the obligations of the Depositor pursuant to the terms of that certain Credit and Security Agreement dated as of January 27, 1998 (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among the Depositor, the lenders referred to therein (the
"Lenders"), Credit Lyonnais New York Branch as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA), Inc. as Documentation Agent, the Depositor has, among other things, granted to the Administrative Agent (for the benefit of the Lenders) a security interest in (a) the Alaska Depositary Account, (b) all items now or from time to time in the Alaska Depositary Account and (c) any proceeds of any of the foregoing.

                  2. The Depositary Bank is hereby irrevocably authorized and directed not to permit the withdrawal or transfer (by the Depositor or otherwise) of any amounts on deposit in the Alaska Depositary Account, other than pursuant to, and in accordance with, this letter agreement.

                  3. The Depositary Bank is hereby irrevocably authorized and directed on each business day to wire transfer all amounts on deposit in the Alaska Depositary Account to the account of the Depositor maintained at the office of the Administrative Agent at 1301 Avenue of the Americas, New York, New York 10019 (ABA#: 026008073), designated as the "Alaska United Disbursement Account", Account No. 0139787000100 or such other account as the Administrative Agent may specify in writing. If either the Administrative Agent or the Depositary Bank is not open for business on any day, then such transfers shall be made on the next succeeding day on which both the Administrative Agent and the Depositary Bank are open for business. The Depositary Bank hereby agrees to
make any such  transfer  no later  than  [        ]  (New York City time) on the
applicable business day.

                  4. The Depositary Bank is hereby further irrevocably authorized and directed to promptly forward to the Administrative Agent copies of each daily statement pertaining to the Alaska Depositary Account and each telex, telecopy or other correspondence which accompanies or indicates the source any payment deposited in the Alaska Depositary Account.

                  5. By its acceptance hereof and agreement hereto, the Depositary Bank hereby waives, with respect to all its existing and future claims against the Depositor or any affiliate thereof, all existing and future rights of set-off, banker's liens and rights of pledge against the Alaska Depositary Account and all items from time to time in the Alaska Depositary Account and all proceeds of any of the foregoing that come into the possession of the Depositary Bank in connection with the Alaska Depositary Account, provided, however, that the Depositary Bank retains the right to charge the Alaska Depositary Account for (a) items deposited in the Alaska Depositary Account and subsequently returned unpaid to the Depositary Bank and (b) unpaid fees and expenses pertaining to the Alaska Depositary Account or any related lockboxes.

                  6. The Depositary Bank further agrees (i) to provide the Administrative Agent with written notice if any fees and expenses pertaining to the Alaska Depositary Account or any related lockboxes have not been paid by the Depositor, and agrees not to discontinue any services pertaining to the Alaska Depositary Account or such lockboxes unless 30 days have elapsed from such notice being given by the Depositary Bank to the Administrative Agent and such fees and expenses shall not have been paid; (ii) agrees to provide to the Administrative Agent written notice if any changes or discontinuations are for any reason contemplated with respect to the Alaska Depositary Account or any related lockboxes, and agrees not to alter, change or discontinue any services pertaining to the Alaska Depositary Account or such lockboxes unless 30 days have elapsed from such notice being given by the Depositary Bank to the Administrative Agent or the Administrative Agent shall have consented in writing; and (iii) agrees that in the event any services pertaining to the Alaska Depositary Account or such lockboxes are discontinued after notice to the Administrative Agent as aforesaid, the Depositary Bank will (subject to being furnished with reasonable assurance regarding payment of its related fees and expenses) comply with reasonable instructions of the Administrative Agent regarding the forwarding of any payment or items subsequently deposited in the Alaska Depositary Account or delivered to any related lockboxes.

                  7. The Depositor and the Depositary Bank confirm that attached hereto are true and correct copies of all existing agreements between the Depositor and the Depositary Bank with respect to the Alaska Depositary Account or any related lockboxes or otherwise relating to the collection of receivables of the Depositor.

                  8. This letter agreement (a) shall be effective as of the date first above written; (b) shall to the extent inconsistent therewith, supersede any other agreement or instruction letter relating to the matters referred to herein, including, without limitation, any bank account agreement between the Depositor and the Depositary Bank relating to collection of receivables of the Depositor; (c) is binding upon the parties hereto and their respective successors and assigns and shall inure to their benefit; (d) shall not in any way or to any extent be changed, amended, modified or waived without the prior written consent of the Administrative Agent; (e) shall be governed by, and interpreted in accordance with, the laws of the State of New York; and (f) may be executed in any number of counterparts each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument. Any provision hereof that may prove unenforceable under any law or regulation shall not affect the validity of any other provisions hereof.

                  9. This letter agreement shall terminate upon the full and indefeasible payment of all the Loans and the other Obligations (as such terms are defined in the Credit Agreement) and the termination of the Commitments (such term being used herein as defined in the Credit Agreement). The Administrative Agent shall notify the Depositary Bank in writing once such full and indefeasible repayment has occurred and the Commitments have terminated.


                                       Very truly yours,

                                       ALASKA UNITED FIBER SYSTEM PARTNERSHIP

                                       By: GCI Fiber Co., Inc. a General Partner


                                       By:
                                       Name:
                                       Title:

                                       By:  Fiber  Hold  Co.,  Inc.,  a  General
                                       Partner


                                        By:
                                       Name:
                                       Title:



ACCEPTED AND AGREED,
  AS AFORESAID,

THE FIRST NATIONAL BANK
  OF ANCHORAGE, as Depositary Bank


By:
      Name:
      Title:

ACCEPTED,

CREDIT LYONNAIS NEW YORK BRANCH,
  as Administrative Agent


By:
      Name:
      Title:

         [Attach true and correct copies of all existing agreements between the Depositor and the Depositary Bank relating to the Alaska Depositary Account, any related lockboxes or otherwise relating to the collection of the Depositor's receivables]

                             BORROWER'S CERTIFICATE
                                (KANAS CONSENT)

     I am the Secretary/Treasurer of GCI Fiber Co., Inc., a General Partner and the General Manager of Alaska United Fiber System Partnership, an Alaska general partnership ("Borrower").

     1. This Certificate is being delivered pursuant to the credit and Security Agreement dated as of January 27, 1998 ("Credit Agreement") among the Borrower, the lenders named therein, Credit Lyonnais New Your Branch, as Administrative Agent, Nationsbank of Teas, N.A., as Syndication Agent and TD Securities (USA) Inc., as Documentation Agent. Unless otherwise defined herein, capitalized terms in this Certificate shall have the meanings given to them in the Credit Agreement.

     2. Attached hereto is a correct and complete copy of that certain Acknowledgment and Consent between GCI Communication Corp., the Borrower, Kanas Telecom, Inc., Credit Lyonnais New Your Branch, NationsBank of Texas, N.A., and TD Securities (USA) Inc., dated as of January 8, 1998.

     In witness whereof, the undersigned has duly executed this Certificate on behalf of the Borrower as of January 27, 1998.


                                            ALASKA     UNITED    FIBER    SYSTEM
                                            PARTNERSHIP by a General Partner and
                                            its General Manager,  GCI Fiber Co.,
                                            Inc.


                                            By /s/
                                            John M. Lowber, Secretary/Treasurer

                           ACKNOWLEDGMENT AND CONSENT


                  THIS ACKNOWLEDGMENT AND CONSENT (this "Consent") dated as of January 8, 1998 is by and among GCI COMMUNICATION CORP., an Alaska corporation ("GCICC"), ALASKA UNITED FIBER SYSTEM PARTNERSHIP, an Alaska general partnership (the "Borrower"), KANAS TELECOM, INC., an Alaska corporation (the "Company"), CREDIT LYONNAIS NEW YORK BRANCH, ("Credit Lyonnais"), NATIONSBANK OF TEXAS, N.A. ("NationsBank") and TD SECURITIES (USA) INC. ("Toronto Dominion"; together with Credit Lyonnais and NationsBank, the "Banks").


                                   WITNESSETH:

                  WHEREAS, the Company and GCICC have entered into that certain Fiber Exchange Agreement dated as of November 21, 1997 (as amended, modified or supplemented from time to time, the "Assigned Agreement"); and

                  WHEREAS, GCICC has assigned certain of its rights under and pursuant to the Assigned Agreement to the Borrower; and

                  WHEREAS, General Communication, Inc. and the Banks have entered into a Commitment Letter dated as of July 3, 1997 (as heretofore amended, the "Commitment Letter") pursuant to which the Banks have committed to provide a construction and term loan facility to the Borrower a portion of which will be used to finance the construction, ownership and operation of an undersea fiber optic telecommunications cable connecting certain cities in Alaska to the lower 48 states (the "Alaska United System") (any such loan facility which may be made in the future shall be referred to herein as the "Facility" and shall only be made upon execution of definitive documentation which is in form and substance satisfactory to the Banks; Credit Lyonnais would be the administrative agent for the lenders under the credit agreement for the Facility (in such capacity, the "Administrative Agent")); and

                  WHEREAS, in connection with the Facility, the Borrower would be required to collaterally assign its rights under the Assigned Agreement to the Administrative Agent (on behalf of certain lenders) pursuant to documentation which is in form and substance satisfactory to the Banks (the "Security Instruments"), as security for the Borrower's obligations related to the Facility (the "Secured Obligations").

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Payments under the Assignment Agreement. The parties hereto agree that the Company shall make all payments due and to become due to the Borrower or GCICC under the Assigned Agreement, without offset or counterclaim except as arises directly from the Assigned Agreement, in lawful money of the United States of America, in immediately available funds by wire transfer, directly to such account and/or address as the Administrative Agent shall specify from time to time to the Company in writing. Any and all payments made by the Company pursuant to the provisions of this Consent and any performance by the Company of its obligations under the Assigned Agreement at the request of the Administrative Agent pursuant to this Consent shall fully satisfy and discharge the Company's obligations to make such payment to or perform such obligations at the request of the Borrower or GCICC pursuant to the Assigned Agreement. The Borrower and GCICC each hereby irrevocably authorizes and directs the Company to make such payments as set forth herein, and the Borrower and GCICC each hereby releases and agrees to hold the Company harmless from any and all liability for making payments as provided for herein or as directed by the Administrative Agent.

                  Section 2.        Agreement of the Company.

                  (a) The Company acknowledges and consents to an assignment by the Borrower to the Administrative Agent (for the benefit of certain lenders) of all of the Borrower's right, title and interest in, to, and under the Assigned Agreement as collateral security for the Secured Obligations.

                  (b) The Company acknowledges and consents that the Administrative Agent or its designee shall have the right to exercise its rights and remedies with respect to such assignment or under the Security Instruments and agrees that, upon the occurrence of an event of default under the credit agreement or any other applicable document for the Facility, if the Administrative Agent shall elect to exercise rights under the Security Instruments and if the Administrative Agent notifies the Company, then the Company will accept the Administrative Agent's exercise of any and all rights of the Borrower under the Assigned Agreement.

                  (c) The Company agrees that the Administrative Agent or its designee shall have the right to enforce directly against the Company all obligations of the Company under the Assigned Agreement to the same extent that the Borrower could exercise all rights and remedies thereunder. Further, any exercise of remedies under the Assigned Agreement shall not require the further consent of the Company except as may be expressly required under the terms of the Assigned Agreement.

                  (d) The Company agrees that neither the Administrative Agent nor its designee shall be subject to any duty or obligation under the Assigned Agreement, unless and until the Administrative Agent shall have notified the Company that it has elected to exercise its rights pursuant to the Security Instruments and to have itself or its designee substituted for the Borrower under the Assigned Agreement, in which case the Administrative Agent or its designee, as the case may be, shall thereafter become liable to the Company to perform such duties and obligations of the Borrower as the Assigned Agreement requires.

                  (e) The Company agrees that it will not take any action to sell, assign, or dispose (by operation of law or otherwise) of any part of its interest in the Assigned Agreement without making such transfer subject to this Consent.

                  (f) The Company agrees that it will not exercise any right it may have to suspend performance under or terminate the Assigned Agreement until it (i) gives written notice to the Borrower and the Banks (or if definitive documentation for the Facility has been executed, the Administrative Agent) of all then-existing defaults of which it has knowledge, specifying in reasonable detail the nature (and in the case of monetary defaults, the amount) thereof, and (ii) affords the Banks or the Administrative Agent (as applicable) a total period of ten (10) days to cure such default or breach, from the date of receipt of such notice.

                  (g) The Company acknowledges that it will not have the right to be named as an additional insured or loss payee on any property insurance of the Borrower or GCICC.

                  (h) The Company agrees that it will deliver to the Administrative Agent, in the manner set forth in Section 6 hereof, concurrently with the delivery thereof to the Borrower or GCICC, a copy of each material notice, request, or demand given by the Company pursuant to the Assigned Agreement.

                  Section 3.        Agreement of the Borrower and GCICC.

                  (a) The Borrower and GCICC each agrees that the Company is authorized to act in accordance with the Administrative Agent's (or its designee, as the case may be) instructions or its exercise of the Borrower's rights under the Assigned Agreement and shall release and hold the Company harmless from all liability to the Borrower and GCICC in connection therewith.

                  (b) The Borrower agrees that it will not exercise any right it may have to suspend performance under or terminate the Assigned Agreement without the prior written consent of the Banks (or if definitive documentation for the Facility has been executed, the required lenders under the credit agreement for the Facility).

                  Section 4. Consent of the Banks; Agreement of Administrative Agent.

                  (a) The Banks hereby consent to the execution by the Borrower of the Acknowledgment and Consent dated as of January 8, 1998 by and among
GCICC, the Borrower, the Company and Credit Lyonnais, New York Branch as administrative agent provided such document is in substantially the same form as this Consent (such document shall be referred to herein as the "GCI Acknowledgment and Consent"). The Banks hereby further (i) consent to the execution of the Assigned Agreement by GCICC and the assignment by GCICC of certain of its rights under the Assigned Agreement to the Borrower provided the administrative agent and the lenders referred to in that certain Credit Agreement dated November 1, 1996 among the Company, Credit Lyonnais, New York Branch, as administrative agent and the financial institutions parties thereto (as amended, the "Kanas Credit Agreement") (A) acknowledge in writing that any assignment by the Company to any of them of any part of the Company's interest in the Assigned Agreement is subject to this Consent, (B) acknowledge in writing that their rights are subject to the rights of exclusive use of the Borrower under the Assigned Agreement (which shall be in the same form as Section 4(b) below) and (C) consent to the Assigned Agreement (which consent is in form and substance satisfactory to the Banks) and do not require anything from GCICC or the Borrower other than an Acknowledgment and Consent substantially in the form hereof and (ii) acknowledge and agree that any assignment by the Borrower to the Administrative Agent or any of the Banks of any part of the Borrower's interest in the Assigned Agreement is subject to the GCI Acknowledgment and Consent.

                  (b) The Banks hereby acknowledge that any security interest of the Administrative Agent (on behalf of certain lenders) in the Borrower's assets pursuant to the Security Instruments would be subject to the rights of the Company to use the fiber pairs in the Alaska United System to which the Company has been granted exclusive use pursuant to the Assigned Agreement. In particular, the lenders' rights under the credit agreement for the Facility and/or the Security Instruments and in the Borrower's assets (including, without limitation, the Alaska United System) would be subject to the right of the Company to use the fiber pairs in the Alaska United System to which the Company has been granted exclusive use pursuant to the Assigned Agreement, and that even if the lenders shall exercise any rights that they have as secured parties under the credit agreement for the Facility and/or the Security Instruments, the lenders' rights shall be subject to such rights of the Company; provided, however, that the Borrower (or its assignee) is still entitled to use the fiber pairs to which the Borrower has been granted exclusive use by the Company pursuant to the Assigned Agreement and, provided, further, that the lenders make no representation or warranty of any kind whatsoever regarding the Company's rights under the Assigned Agreement and except as specifically set forth herein shall not be responsible for any liability or obligation of the Borrower or any other person.

                  (c) The Administrative Agent acknowledges that its rights hereunder shall terminate and be of no further force or effect following written notification by the Administrative Agent to the Company that the Secured Obligations have been repaid in full and that all commitments of any lenders to make loans or to extend credit have terminated or expired.

                  Section 5. Representations and Warranties. The Company hereby represents and warrants that:

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alaska. The Company has full corporate power, authority, and legal right to conduct its business as presently conducted and to execute, deliver, and perform its obligations under the Assigned Agreement and this Consent.

                  (b) The execution, delivery, and performance by the Company of the Assigned Agreement and this Consent (i) have been duly authorized by all necessary corporate action, and (ii) do not and will not (A) require any further consents or approvals which have not been obtained, (B) violate any provisions of any law, regulation, order, judgment, injunction or similar matters, (C) result in the breach of or constitute a material default under any material agreement presently in effect with respect to or binding on the Company, or (D) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as may be contemplated by this Consent or the Assigned Agreement) upon or with respect to any of the properties or assets of the Company now owned or hereafter acquired.

                  (c) Each of this Consent and the Assigned Agreement are legal, valid, and binding obligations of the Company, enforceable against the Company in full in accordance with their respective terms.

                  (d) No approval, authorization or other action by any governmental authority or filing with any such authority which has not been obtained or accomplished is required in connection with the execution, delivery and performance of this Consent or the Assigned Agreement.

                  (e) There are no actions, suits or proceedings pending or overtly threatened against the Company before any court or administrative agency that would materially impair the Company's performance of its obligations under this Consent or the Assigned Agreement.

                  (f) All conditions precedent to the effectiveness of the Assigned Agreement have been satisfied by the parties thereto, and the Assigned Agreement is in full force and effect and has not been amended, supplemented, or modified.

                  (g) The Company is not in default of any material covenant or obligation under the Assigned Agreement. To the knowledge of the Company as of the date hereof, there are no breaches under the Assigned Agreement that would allow the Company to terminate the Assigned Agreement.

                  (h) As of the date hereof, the Company has no knowledge of existing counterclaims, offsets or defenses against the Borrower.

                  (i) Attached hereto as Exhibit A is a true and correct copy of the Assigned Agreement as in effect on the date hereof.

                  Section 6. Notices. Notices hereunder shall be in writing and may be given by hand delivery or nationally recognized overnight courier. Notice to any party hereto shall be deemed to be delivered on the date of personal delivery and shall be addressed as follows:

                  Credit Lyonnais or the             CREDIT LYONNAIS, NEW YORK
                  Administrative Agent               BRANCH
                                                     1301 Avenue of the Americas
                                                     New York, New York  10019
                                                     Attn: Project Finance Group

                  NationsBank                        NATIONSBANK OF TEXAS, N.A.
                                                     901 Main Street, 64th Floor
                                                     Dallas, Texas  75202
                                                     Attn: Whitney L. Busse

                  Toronto Dominion                   TD SECURITIES (USA) INC.
                                                     31 West 52nd Street
                                                     New York, New York
                                                     10019-6101
                                                     Attn:  Tom Westdyk

                  GCICC                              GCI COMMUNICATION CORP.
                                                     2550 Denali Street
                                                     Anchorage, Alaska  99503
                                                     Attn:  General Manager

                  Company                            KANAS TELECOM, INC.
                                                     4041 B Street, Suite 102
                                                     Anchorage, Alaska
                                                     99503-4196
                                                     Attn:  Vice President/Chief
                                                     Operating Officer

                  Borrower                           ALASKA UNITED FIBER SYSTEM
                                                     PARTNERSHIP
                                                     C/O GCI FIBER CO., INC.
                                                     2550 Denali Street,
                                                     Suite 1000
                                                     Anchorage, Alaska  99503
                                                     Attn: Chief Financial
                                                     Officer

                  Section 7. Counterparts. This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

                  Section 8. Governing Law. This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Section 9. Successors and Assigns. This Consent shall inure to the benefit of the Company, GCICC, the Borrower, the Administrative Agent, the Banks and the lenders under the credit agreement for the Facility, and their respective successors, transferees, and assigns (including, without limitation, any entity that refinances all or any portion of any loans extended to the Borrower).

                  Section 10. Protection of Administrative Agent. In the event that either (i) the Borrower's interest in the Assigned Agreement shall be sold, assigned, or otherwise transferred pursuant to the exercise of any right, power, or remedy by the Administrative Agent or pursuant to judicial proceedings, or
(ii) the Borrower rejects the Assigned Agreement under 11 U.S.C. Section 365, and such rejection is approved by the appropriate bankruptcy court, and, in either case, (a) no funds payable under the Assigned Agreement shall then be due and payable to the Company at the time of such transfer or rejection, (b) the Administrative Agent shall have arranged for the curing of any default susceptible of being corrected by the Administrative Agent or by a purchaser at any judicial or no-judicial sale, and (c) the Assigned Agreement shall have been terminated pursuant to the terms thereof by reason of default or a rejection by the Borrower or a trustee in bankruptcy under 11 U.S.C. Section 365, the Company shall, within fifteen (15) days after receipt of written request therefor, execute and deliver a fiber exchange agreement to the Administrative Agent or its permitted designee (or the assignee of either of them, as the case may be) for the remainder of the term of the Assigned Agreement and with the same terms as are contained in the Assigned Agreement and with respect to all facilities that were subject to the Assigned Agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have by the signatures of their duly authorized officers entered into this Consent as of the date first set forth above.

CREDIT LYONNAIS                        CREDIT LYONNAIS NEW YORK BRANCH


                                       By: /S/
                                       Name: Michael F.G. Pepe
                                       Title: Vice President


NATIONSBANK                            NATIONSBANK OF TEXAS, N.A.


                                       By: /s/
                                       Name: Whitney Busse
                                       Title: Vice President


TORONTO DOMINION                       TD SECURITIES (USA) INC.


                                       By: /s/
                                       Name: Michael Bandzierz
                                       Title: Managing Director


GCICC                                  GCI COMMUNICATION CORP.


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Chief Financial Officer

BORROWER                               ALASKA UNITED FIBER SYSTEM
                                       PARTNERSHIP
                                       By: GCI Fiber Co., Inc., a General
                                       Partner


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer


                                       By:  Fiber  Hold  Co.,   Inc.  a  General
                                       Partner


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer

COMPANY                                KANAS TELECOM, INC.


                                       By: /s/
                                       Name: Michael F.G. Williams
                                       Title: Vice President

                                                                       EXHIBIT A
                                                                              TO
                                                      ACKNOWLEDGMENT AND CONSENT





                            FIBER EXCHANGE AGREEMENT

                                 by and between

                              KANAS TELECOM, INC.,
                        an Alaska corporation ("KANAS")

                                      and

                            GCI COMMUNICATION CORP.,
                        an Alaska corporation ("GCICC")

                               November 21, 1997

                                TABLE OF CONTENTS


1.       Definitions and General Provisions................................  1
         1.1      Definitions..............................................  1
         1.2      General Definitions......................................  3

2.       Representations and Warranties....................................  4
         2.1      Representations and Warranties of Kanas..................  4
                  2.1.1    Good Standing...................................  4
                  2.1.2    Authorization...................................  4
                  2.1.3    Consent, Approval...............................  4
                  2.1.4    No Insolvency...................................  4
                  2.1.5    No Defaults.....................................  4
                  2.1.6    No Conflicts with Other Agreements..............  4
                  2.1.7    Litigation......................................  5
                  2.1.8    Enforceability..................................  5
                  2.1.9    Effect of Certificate...........................  5
                  2.1.10 Title; Right to Use...............................  5
         2.2      Representations and Warranties of GCICC..................  5
                  2.2.1    Good Standing...................................  5
                  2.2.2    Authorization...................................  5
                  2.2.3    Consent, Approval...............................  5
                  2.2.4    No Insolvency...................................  5
                  2.2.5    No Defaults.....................................  5
                  2.2.6    No Conflicts with Other Agreements..............  6
                  2.2.7    Litigation......................................  6
                  2.2.8    Enforceability..................................  6
                  2.2.9    Effect of Certificate...........................  6
                  2.2.10 Title; Right to Use...............................  6

3.       Exclusive Use of Dark Fiber.......................................  6
         3.1      Grants of Exclusive Use of Dark Fiber....................  6
         3.2      Exchange Date............................................  6
                  3.2.1    Substantial Completion of Kanas Facility........  7
                  3.2.2    Substantial Completion of GCICC Facility........  7
                  3.2.3    Liquidated Damages..............................  7
         3.3      Notice of Substantial Completion.........................  7
         3.4      Title to Facilities......................................  7

4.       Optional Interim Exchange of Circuits.............................  7
         4.1      Kanas' Option for Interim Exchange.......................  7
         4.2      Interim Exchange of Circuits.............................  7

5.       Consent for Kanas.................................................  7
         5.1      Consent by Alyeska.......................................  7
         5.2      Consent by Majority Lenders..............................  8

6.       Milestone Requirements for GCICC Facility.........................  8
         6.1      GCICC Facility Construction Milestones...................  8
         6.2      Effect of Failure to Meet GCICC Facility Construction
                  Milestones...............................................  9

7.       Rights-of-Way and Permits for GCICC Facility......................  9

8.       Liquidated Damages................................................  9

9.       GCICC Payments to Kanas...........................................  9

10.      Electronic Equipment; Interconnection.............................  9
         10.1     Installation of Electronic Equipment on Kanas Fibers.....  9
         10.2     Installation of Electronic Equipment on GCICC Fibers..... 10
         10.3     Space and Power on Kanas Facility........................ 10
         10.4     Space and Power on GCICC Facility........................ 10
         10.5     Modifications of Electronic Equipment.................... 10
         10.6     Relocation of Electronic Equipment....................... 10
         10.7     Electronic Equipment at Additional Locations............. 11
         10.8     Interconnection with Other Telecommunications Facilities. 11
                  10.8.1   Interconnection by GCICC........................ 11
                  10.8.2   Interconnection by Kanas........................ 11

11.      Maintenance; Risk of Loss......................................... 11
         11.1     Electronic Equipment...................................... 11
         11.2     Fiber.................................................... 12
         11.3     Access for Equipment Maintenance......................... 12

12.      Access to Facilities.............................................. 12

13.      Destruction/Restoration........................................... 12
         13.1     Total or Partial Destruction; Obligation to Restore...... 12
                  13.1.1   Excessive Cost to Restore....................... 12
                  13.1.2   Restoration Contrary to Law..................... 12

14.      Condemnation...................................................... 13
         14.1     Rights and Obligations of Parties Governed by this
                  Agreement................................................ 13
         14.2     Total Taking............................................. 13
         14.3     Partial Taking........................................... 13
         14.4     Payment of Award......................................... 13

15.      Management Meetings............................................... 13

16.      Regulatory Matters................................................ 13

17.      Default and Remedies.............................................. 13
         17.1     Events of Default........................................ 13
                  17.1.1   Failure to Pay.................................. 13
                  17.1.2   Default of Covenants or Conditions.............. 13
                  17.1.3   Breach of Representations or Warranties......... 13
                  17.1.4   Insolvency, Bankruptcy.......................... 14
                  17.1.5   Order Appointing Receiver, Trustee or Liquidator 14
         17.2     Remedies on Default...................................... 14
                  17.2.1   Termination..................................... 14
                  17.2.2   Specific Performance............................ 14
                  17.2.3   Force Majeure................................... 14
         17.3     No Remedy Exclusive...................................... 15

18.      Confidentiality; Media Relations.................................. 15
         18.1     Confidentiality.......................................... 15
         18.2     Media Relations.......................................... 15

19.      Term; Duties Upon Termination..................................... 15
         19.1     Term..................................................... 15
         19.2     Duties upon Termination.................................. 15

21.      Exhibits.......................................................... 16

22.      Miscellaneous..................................................... 16
         22.1     No Implied Waiver........................................ 16
         22.2     Successors in Interest................................... 16
         22.3     Notices.................................................. 16
         22.4     Parties in Interest...................................... 17
         22.5     Relationship of Parties.................................. 17
         22.6     Time of Essence.......................................... 17
         22.7     Headings................................................. 17
         22.8     Law Governing Construction of Agreement.................. 17
         22.9     Exclusive Forum and Venue................................ 17
         22.10    Severability............................................. 17
         22.11    Integration and Modification............................. 17
         22.12    Additional Documents..................................... 18

                            FIBER EXCHANGE AGREEMENT

         THIS FIBER EXCHANGE AGREEMENT (the "Agreement") is dated as of the 21st day of November 1997, and is entered into by and between KANAS TELECOM, INC., an Alaska corporation ("Kanas"), and GCI COMMUNICATION CORP., an Alaska corporation ("GCICC").

                  WHEREAS, Kanas is constructing, and will own, operate and maintain, a fiber optic telecommunications facility between Valdez, Alaska and Prudhoe Bay, Alaska, along the right-of-way for the Trans-Alaska Pipeline; and

                  WHEREAS, GCICC intends to construct, and to own, operate and maintain, a fiber optic telecommunications facility between Anchorage, Alaska and Valdez, consisting of buried or aerial cable from Anchorage to Whittier, Alaska, and a submarine cable from Whittier to Valdez; and

                  WHEREAS, both Kanas and GCICC desire to obtain the use of fiber optic facilities necessary to provide telecommunications services between Anchorage and Fairbanks, Alaska;

                  NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES and of the mutual covenants herein set forth, the parties hereto agree and covenant as follows:

1.       Definitions and General Provisions.

         1.1 Definitions. The following terms shall, for all purposes of this Agreement, have the following meanings:

                  1.1.1 "Agreement" means this Fiber Exchange Agreement, as amended from time to time.

                  1.1.2 "Alyeska" means Alyeska Pipeline Service Company, a Delaware Corporation.

                  1.1.3 "Alyeska Agreement" means Contract TAPS/6220 dated as of May 31, 1996 between Kanas and Alyeska, as amended from time to time.

                  1.1.4 "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation.

                  1.1.5 "Business Day" means any day other than a Saturday, Sunday or holiday when federal or State of Alaska government offices are closed.

                  1.1.6 "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, or (b) a voluntary sale or transfer to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

                  1.1.7 "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of eminent domain.

                  1.1.8 "Dark Fiber" means an identified fiber contained within a fiber optic cable, which has been installed with all required splicing completed and terminated to an intermediate fiber distribution panel, but which has no light source present and has not been terminated to any electronic system.

                  1.1.9 "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                  1.1.10 "Event of Default" means any of the events specified as an event of default in Section 17.1, or elsewhere in this Agreement.

                  1.1.11 "Exchange Date" means the single date on which each party's right to use Dark Fiber on the other party's Facility commences as provided in Section 3.2.

                  1.1.12 "Facility" means, when reference is made to the Facility of a party, (i) the GCICC Facility if the party is GCICC, or (ii) the Kanas Facility if the party is Kanas.

                  1.1.13 "Force Majeure" means, without limitation, the following: acts of God; strikes, lockouts, or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of the State of Alaska or any other governmental authority, or any of their departments, agencies, subdivisions, or officials, or any civil or military authority (including any orders or restraints exercised pursuant to any agreement to which GCICC or Kanas is a party); war or warlike operations, civil war or commotions, mobilizations or military call-up, and acts of similar nature; revolution, rebellions, sabotage, and insurrections; epidemics or quarantine restrictions; landslides; icebergs; typhoons; tornadoes; adverse weather conditions; tidal waves; earthquakes; fires; storms; droughts; floods; explosions; breakage, malfunction, or accident to cable, facilities, machinery, transmission pipes, or canals; provided that no event which is reasonably in the control of a party or which the party, through the exercise of reasonable maintenance or management, could have reasonably prevented from occurring, shall be considered "force majeure."

                  1.1.14 "GCICC" means GCI COMMUNICATION CORP., a corporation organized under the laws of the State of Alaska.

                  1.1.15 "GCICC Facility" means the fiber optic cable to be constructed by GCICC between the SADC and the Petro Star Metering Station in the vicinity of Valdez, consisting of buried or aerial fiber optic cable from Anchorage to Whittier, a submarine fiber optic cable from Whittier to Valdez, and buried or aerial fiber optic cable from Valdez to the Petro Star Metering Station.

                  1.1.16 "GCICC Fibers" means the three pairs of Dark Fiber in the Kanas Facility, the right to exclusive use of which Kanas has granted to GCICC under Section 3.1.

                  1.1.17  "Kanas"  means  KANAS  TELECOM,   INC.  a  corporation
organized under the laws of the State of Alaska.

                  1.1.18 "Kanas Facility" means the fiber optic cable to be constructed by Kanas between the Petro Star Metering Station and the North Pole Metering Station, along the right-of-way for the Trans-Alaska Pipeline.

                  1.1.19 "Kanas Fibers" means the three pairs of Dark Fiber in the GCICC Facility, the right to exclusive use of which GCICC has granted to Kanas under Section 3.1.

                  1.1.20 "Majority Lenders" means the Majority Lenders as defined in the Credit Agreement dated as of November 1, 1996 among Kanas, Credit Lyonnais, New York Branch, individually and as Administrative Agent, and the Lenders (as defined therein).

                  1.1.21 "OLT" means optical line termination equipment.

                  1.1.22 "POP" means a party's primary point of presence at a designated location.

                  1.1.23 "SADC" means GCICC's South Anchorage Distribution Center, located at 6831 Arctic Boulevard, Anchorage, Alaska.

                  1.1.24 "Substantial Completion" or "Substantially Complete" means, with respect to Dark Fiber, that (i) the fiber has been installed, with all required splicing completed, (ii) the fiber transports light in accordance with the standards in Exhibit A, as demonstrated under the testing procedure described in Exhibit A, (iii) space, power and equipment access have been provided to the extent required by the terms of this Agreement; and the owner of the Facility containing the fiber has acquired all permits and rights-of-way that are required for its operation of that Facility.

                  1.1.25 "Term" means the term of this Agreement, which shall be determined as provided in Section 19.1.

         1.2      General Definitions.

                  1.2.1 Sections. All references in this Agreement to designated
"Sections"  and  other  subdivisions  are  to  designated   sections  and  other
subdivisions of this Agreement.

                  1.2.2 General Words of Reference. The words "herein," "hereof," "hereto," "hereby," and "hereunder" and other words of similar import refer to this Agreement as a whole and not any particular section or other subdivisions.

                  1.2.3  Singular/Plural.  The  terms  specifically  defined  in
Section 1.1 have the meanings ascribed to them in that Section and include the plural as well as the singular.

                  1.2.4 GAAP. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting practices, consistently applied, in effect from time to time.

                  1.2.5 Authority. Every "approval," "request," "order," "demand," "application," "appointment," "notice," "statement," "certificate," "consent," or similar action hereunder shall, unless the form thereof is specifically provided, be in writing, signed by a duly authorized officer or agent of the party or other person with a duly authorized signature.

                  1.2.6 Fiber Pair. The term "fiber pair," or "pair" used in reference to fiber, means two fibers in a fiber optic cable.

2.       Representations and Warranties.

         2.1 Representations and Warranties of Kanas. As of the date hereof, Kanas hereby represents and warrants as follows:

                  2.1.1 Good Standing. Kanas is a corporation in good standing under the laws of the State of Alaska.

                  2.1.2 Authorization. Kanas has full corporate power and authority to carry on its business as now conducted and to enter into this Agreement. The execution and delivery of this Agreement has been authorized by proper corporate action, and this Agreement constitutes a valid and legally binding obligation of Kanas.

                  2.1.3 Consent, Approval. Except as may have already been obtained, and except for the consents of Alyeska and the Majority Lenders required in Section 5, no consent or approval of any trustee, shareholder or holder of any indebtedness or obligation of Kanas, and no consent, approval, permission, authorization, order, or license of any governmental authority, is required to be obtained by Kanas for the execution and delivery of this Agreement or any other instrument or agreement required of Kanas under this Agreement.

                  2.1.4 No Insolvency. Kanas is not insolvent as of the date hereof.

                  2.1.5 No Defaults. To its knowledge, Kanas is not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default by Kanas under any material agreement or instrument to which Kanas is a party or by which Kanas is bound which default would have a material adverse effect on Kanas' performance under this Agreement.

                  2.1.6  No  Conflicts  with  Other   Agreements.   Neither  the
execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the provisions hereto, materially conflicts with, violates, or breaches any charter, bylaw, or stock provision of Kanas, any of the material terms, conditions, or provisions of any indenture, instrument, or agreement to which Kanas is a party or by which Kanas is bound, any statute, rule or regulation, or any judgment, decree, or order of any court or agency binding on Kanas, or constitutes a default under any of the foregoing which has not been waived or consented to in writing by the appropriate party or parties.

                  2.1.7 Litigation. To the knowledge of Kanas, there is no action, suit, proceeding, inquiry, or investigation by or before any court, governmental agency, or public board or body pending or threatened against Kanas which (i) affects or seeks to prohibit, restrain, or enjoin the execution and delivery of this Agreement, (ii) affects or questions the validity or enforceability of this Agreement, or (iii) questions the power or authority of Kanas to carry out the transactions contemplated by, or to perform its obligations under, this Agreement.

                  2.1.8 Enforceability. When duly executed, this Agreement will be enforceable against Kanas according to its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally as amended from time to time.

                  2.1.9 Effect of Certificate. Any certificate signed by an officer of Kanas duly authorized to execute such certificate and delivered pursuant to this Agreement shall be deemed to be a representation and warranty by Kanas as to the statements made therein.

                  2.1.10 Title; Right to Use. Kanas has, or will have by the date provided herein for Substantial Completion of the Kanas Facility, title or the right to use all property necessary to fulfill its obligations under this Agreement.

         2.2 Representations and Warranties of GCICC. As of the date hereof, GCICC hereby represents and warrants as follows:

                  2.2.1 Good Standing. GCICC is a corporation in good standing under the laws of the State of Alaska.

                  2.2.2 Authorization. GCICC has full corporate power and authority to carry on its business as now conducted and to enter into this Agreement. The execution and delivery of this Agreement has been authorized by proper corporate action, and this Agreement constitutes a valid and legally binding obligation of GCICC.

                  2.2.3 Consent, Approval. Except as may have already been obtained, or will be obtained as provided in Section 6.1, no consent or approval of any trustee or holder of any indebtedness or obligation of GCICC, and no consent, approval, permission, authorization, order, or license of any governmental authority, is required to be obtained by GCICC for the execution and delivery of this Agreement or any other instrument or agreement required of GCICC under this Agreement.

                  2.2.4 No Insolvency. GCICC is not insolvent as of the date hereof.

                  2.2.5 No Defaults. To its knowledge, GCICC is not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default by GCICC under any material agreement or instrument to which GCICC is a party or by which GCICC is bound which default would have a material adverse effect on GCICC's performance under this Agreement.

                  2.2.6  No  Conflicts  with  Other   Agreements.   Neither  the
execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the provisions hereto, materially conflicts with, violates, or breaches any charter, bylaw, or stock provision of GCICC, any of the material terms, conditions, or provisions of any indenture, instrument, or agreement to which GCICC is a party or by which GCICC is bound, any statute, rule or regulation, or any judgment, decree, or order of any court or agency binding on GCICC, or constitutes a default under any of the foregoing which has not been waived or consented to in writing by the appropriate party or parties.

                  2.2.7 Litigation. To the knowledge of GCICC, there is no action, suit, proceeding, inquiry, or investigation by or before any court, governmental agency, or public board or body pending or threatened against GCICC which (i) affects or seeks to prohibit, restrain, or enjoin the execution and delivery of this Agreement, (ii) affects or questions the validity or enforceability of this Agreement, or (iii) questions the power or authority of GCICC to carry out the transactions contemplated by, or to perform its obligations under, this Agreement.

                  2.2.8 Enforceability. When duly executed, this Agreement will be enforceable against GCICC according to its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally as amended from time to time.

                  2.2.9 Effect of Certificate. Any certificate signed by an officer of GCICC duly authorized to execute such certificate and delivered pursuant to this Agreement shall be deemed to be a representation and warranty by GCICC as to the statements made therein.

                  2.2.10 Title; Right to Use. GCICC has, or will have by the date provided herein for Substantial Completion of the GCICC Facility, title or the right to use all property necessary to fulfill its obligations under this Agreement.

3.       Exclusive Use of Dark Fiber.

         3.1 Grants of Exclusive Use of Dark Fiber. GCICC hereby grants to Kanas the exclusive right to use three Dark Fiber pairs in the GCICC Facility, and Kanas hereby grants to GCICC the exclusive right to use three Dark Fiber pairs in the Kanas Facility. The rights to exclusive use granted under this Section shall commence on the Exchange Date, and shall continue thereafter until the end of the Term of this Agreement. The specific locations and points of termination of the Kanas Fibers are described in Exhibit B. The specific locations and points of termination of the GCICC Fibers are described in Exhibit C.

                  3.2 Exchange  Date.  Each party's  right granted under Section
3.1 to the exclusive use of Dark Fiber in the other party's facility shall commence on the same date, i.e., the

Exchange Date. The Exchange Date is the first Business Day after each of the following conditions has been satisfied:

                  3.2.1 Substantial Completion of Kanas Facility. Kanas has given GCICC written notice that the Kanas Facility is Substantially Complete.

                  3.2.2 Substantial Completion of GCICC Facility. GCICC has given Kanas written notice that the GCICC Facility is Substantially Complete.

                  3.2.3 Liquidated Damages. Each party has paid any liquidated damages that are due the other party under Section 8.

Notwithstanding any other provision of this Agreement, the requirement that each of the foregoing conditions occur before the Exchange Date shall not be affected by any act or event of Force Majeure.

         3.3 Notice of Substantial Completion. GCICC shall give Kanas written notice of the Substantial Completion of the GCICC Facility within 10 days after its Substantial Completion. Kanas shall give GCICC written notice of the Substantial Completion of the Kanas Facility within 10 days after its Substantial Completion.

         3.4 Title to Facilities. Notwithstanding the grants of exclusive use under Section 3.1, each party shall retain title to all of its Facility.

4.  Optional Interim Exchange of Circuits.

         4.1 Kanas' Option for Interim Exchange. If the Exchange Date does not occur upon Kanas' written notification to GCICC under Section 3.2.1 that the Kanas Facility is Substantially Complete, Kanas, in its sole discretion, may exercise the option to make the interim exchange of telecommunications circuits described in Section 4.2. Kanas shall exercise the option by providing written notice to GCICC of its election to exercise the option not later than 30 days after Substantial Completion of the Kanas Facility.

         4.2 Interim Exchange of Circuits. The following interim exchange of telecommunications circuits shall be made for a period commencing with Kanas' exercise of the option as provided in Section 4.1, and ending on the Exchange Date. GCICC shall provide at no cost to Kanas six terrestrial T-1 circuits between Fairbanks and Anchorage, and Kanas shall provide at no cost to GCICC two T-1 circuits between Fairbanks and Prudhoe Bay, and two T-1 circuits between Valdez and Fairbanks.

5.       Consent for Kanas.

         5.1 Consent by Alyeska. Kanas will use its best efforts to obtain the consent of Alyeska to this Agreement. If Kanas fails to obtain the written consent of Alyeska to this Agreement on or before November 26, 1997, GCICC shall have the option to terminate this Agreement by written notice to Kanas. Upon the exercise of this option by GCICC, this

Agreement shall terminate, and neither party shall have any further obligation to the other under this Agreement.

         5.2 Consent by Majority Lenders. Kanas will use its best efforts to obtain the consent of the Majority Lenders to this Agreement. This Agreement shall become effective only upon the receipt by Kanas on or before January 1, 1998 of the written consent of the Majority Lenders to this Agreement, which consent shall be either unconditional or subject only to such conditions as are acceptable to Kanas.

6.       Milestone Requirements for GCICC Facility.

         6.1 GCICC Facility Construction Milestones. GCICC shall accomplish each of the following tasks for  construction of the GCICC Facility no later than the deliverable due date stated below.
                   Task                     Deliverable Date                 Deliverable
                   ----                     ----------------                 -----------
Award of Submarine Cable Construction       December 10, 1997                Executed Submarine Cable Construction
Contract                                                                     Contract
Approval of this Agreement by GCICC Lead    December 15, 1997                Written Approval of Lead Bank
Lender Bank
Completion of Preliminary Survey            January 8, 1998                  Preliminary Survey Report for
                                                                             Complete System between GCICC SADC
                                                                             and Valdez
Completion of Preliminary Detailed Design   March 1, 1998                    Preliminary Design Documents for all
                                                                             Outside Plant
Completion of Survey                        June 1, 1998                     Final Survey Report for Complete
                                                                             System Between GCICC SADC and Petro
                                                                             Star Metering Station
Completion of Detailed Design               July 1, 1998                     Construction Drawings For All Outside
                                                                             Plant

Each task described above shall be considered complete for the purposes of this Agreement on the date of Kanas' written notice to GCICC of Kanas' acceptance of the deliverable. Kanas will inspect each deliverable with reasonable promptness, and respond to GCICC in writing within 10 business days either stating that it accepts the deliverable, or giving notice of any defects therein. Such acceptance shall not be unreasonably withheld. It shall be the responsibility of GCICC to complete each deliverable, including curing any deficiencies identified by Kanas, and obtain Kanas' acceptance thereof, no later than the deliverable due date stated above. Notwithstanding any other provision of this Agreement, no deliverable due date in this Section shall be affected by any act or event of Force Majeure.

         6.2 Effect of Failure to Meet GCICC Facility Construction Milestones. If GCICC fails to complete any of the tasks described in Section 6.1 on or before the deliverable due date for that task in Section 6.1, Kanas shall have the option to terminate this Agreement by written notice delivered to GCICC not later than 15 days after the deliverable due date. Upon termination under this Section, neither party shall have any further obligation to the other under this Agreement.

7. Rights-of-Way and Permits for GCICC Facility. Within ten days after the execution of this Agreement, GCICC shall prepare and submit for Kanas' information a schedule of the permits and rights-of-way that GCICC then expects to acquire to effect construction and Substantial Completion of the GCICC Facility. Not later than the second Business Day of each month commencing after the execution of this Agreement, and until Substantial Completion of the GCICC Facility, GCICC shall provide to Kanas a written report on the status of all permits and rights-of-way that GCICC then expects to acquire to effect the construction or Substantial Completion of the GCICC Facility. Each monthly report shall contain a comparison of actual progress with the estimated progress of the acquisition each such permit and right-of-way, and in the case of the acquisition of any permit or right-of-way whose actual progress does not meet the estimate, a narrative description of the means and methods which GCICC intends to employ to expedite the progress of acquisition of the permit or right-of-way to ensure timely Substantial Completion of the GCICC Facility.

8. Liquidated Damages. If one party's Facility is Substantially Complete and the other party's Facility is not Substantially Complete, the party whose Facility is not Substantially Complete shall pay to the other liquidated damages in the amount of $200,000 for each calendar month (i) commencing on or after the later of the date the first party's Facility is Substantially complete, or December 1, 1998, and (ii) ending on or before the Exchange Date. The parties hereby agree in advance that this amount reflects their estimation of actual damages that will be suffered from a delay in the Exchange Date. The affected party may institute an action to recover such liquidated damages from the defaulting party as compensation for its failure to receive the exclusive use of the pairs of Dark Fiber described in Section 3.1, not as a penalty. Liquidated damages shall be available as provided in this Section whether on not Kanas exercises the option for interim exchange of circuits under Section 4.

9. GCICC Payments to Kanas. GCICC will pay to Kanas the sum of $500,000 in two installments of $250,000 each. GCICC shall pay the first installment of $250,000 to Kanas within 10 days after the Exchange Date. GCICC shall pay the second installment of $250,000 to Kanas on the date that is 12 months after the date when the first installment is due.

10.      Electronic Equipment; Interconnection.

         10.1 Installation of Electronic Equipment on Kanas Fibers. Kanas shall bear the expense of acquiring and installing its own OLT, repeater and other electronic equipment to operate the Kanas Fibers. The locations where Kanas' electronic equipment is to be installed are described in Exhibit B. Subject to Kanas' obtaining any required third party consent, GCICC shall allow Kanas reasonable access to the GCICC Facility for the purpose of installing Kanas' electronic equipment.

         10.2 Installation of Electronic Equipment on GCICC Fibers. GCICC shall bear the expense of acquiring and installing its own OLT, repeater and other electronic equipment to operate the GCICC Fibers. The locations where GCICC's electronic equipment is to be installed are described in Exhibit C. Subject to GCICC's obtaining any required third party consent, Kanas shall allow GCICC reasonable access to the Kanas Facility for the purpose of installing GCICC's electronic equipment.

         10.3 Space and Power on Kanas Facility. GCICC will pay the incremental cost of providing space and power for the electronic equipment that it will install to operate the GCICC Fibers. GCICC understands that it cannot obtain any space for GCICC electronic equipment within facilities owned or controlled by Alyeska. Upon the request and at the expense of GCICC, Kanas shall extend the GCICC Fibers and any power conductors from the Alyeska perimeter to the interconnect with the Kanas Facility and any power made available to GCICC by Alyeska. Kanas will use its best efforts to assist GCICC in obtaining from Alyeska access to power for GCICC's electronic equipment, and Alyeska's permission to extend the GCICC Fibers and power supply cable to the facilities that GCICC constructs to house its electronic equipment; provided that Kanas shall not be obligated to incur any expense or liability for this purpose.

         10.4 Space and Power on GCICC Facility. Kanas shall pay the incremental cost of providing space and power for the electronic equipment that it will install to operate the Kanas Fibers. The locations at which Kanas will require space and power for such electronic equipment, and Kanas' space and power requirements for each location, are specified in Exhibit D.

         10.5 Modifications of Electronic Equipment. Each party, at its own expense, may modify or replace electronic equipment that it has installed under Sections 10.1 or 10.2, subject to any limitations imposed by the space and power that the other party is obligated to provide for the equipment at that location. If a party requires an increase in space or power to accommodate the modification or replacement of its equipment, it shall notify the other party in writing of its increased requirements. The recipient of the notice shall use its best efforts to accommodate the request subject to its own operating requirements and contractual arrangements with third parties. The recipient of the request need not make any modifications to its facilities to accommodate the request until the requesting party has agreed in writing to pay the cost thereof.

         10.6 Relocation of Electronic Equipment. Kanas may relocate electronic equipment installed for the operation of the GCICC Fibers, and GCICC may relocate electronic equipment installed for the operation of the Kanas Fibers, provided that, before the relocation:

         A. The relocating party gives 45 days written notice to the other party of the relocation;

         B. The relocating party demonstrates to the reasonable satisfaction and written approval of the other party that the relocation will not adversely effect either (i) the quality or reliability of the other party's telecommunications service, or (ii) access by the other party for maintenance of its equipment; and

         C. The relocating party has agreed in writing to pay all costs of relocating the other party's equipment.

The relocating party shall conduct the relocation in a manner that does not interrupt or degrade the quality of the other party's telecommunications service, in accordance with the standards in Exhibit E.

         10.7 Electronic Equipment at Additional Locations. Kanas may, at its own expense, install electronic equipment at locations on the GCICC Facility other than the locations described in Exhibit B, provided that any such location is one where GCICC already maintains its own electronic equipment, and Kanas shall be responsible for all costs and arrangements required to accommodate its equipment. GCICC may, at its own expense, install electronic equipment at locations on the Kanas Facility other than the locations described in Exhibit C, provided that any such location is one where Kanas has ready access to the GCICC Fibers, and GCICC shall be responsible for all costs and arrangements required to accommodate its equipment.

         10.8     Interconnection with Other Telecommunications Facilities.

                  10.8.1 Interconnection by GCICC. Subject to GCICC's obtaining any required third party consent, GCICC may, at its own expense, connect the GCICC Fibers with other telecommunications facilities at intermediate points on the Kanas Facility. Kanas shall have the right to approve how such work is done, but shall have no obligations, and shall be subject to no expense, with respect to the interconnection.

                  10.8.2 Interconnection by Kanas. Subject to Kanas' obtaining any required third party consent, Kanas may, at its own expense, connect the Kanas Fibers with other telecommunications facilities at intermediate points on the GCICC Facility. GCICC shall have the right to approve how such work is done, but shall have no obligations, and shall be subject to no expense, with respect to the interconnection.

11.      Maintenance; Risk of Loss.

         11.1     Electronic Equipment.

                  11.1.1 Maintenance. Each party shall provide, at its own expense, for the routine and non-routine maintenance of the electronic equipment that it has caused to be installed for its use under Section 10.

                  11.1.2 Risk of Loss. Each party shall bear the risk of damage or loss to the electronic equipment that it has caused to be installed for its use under Section 10, except that the other party shall be responsible for such loss or damage that is caused by its own negligence or intentional misconduct.

         11.2     Fiber.

                  11.2.1 Maintenance. Each party shall maintain its Facility in accordance with the standards in Exhibit E. Each party shall bear all operations and maintenance costs associated with its Facility, subject to the terms of this Agreement. Such operations and maintenance costs shall include without limitation all labor, training, contracts, materials, transportation and all other related maintenance expenses.

                  11.2.2 Risk of Loss. Each party shall bear the risk of damage or loss to its Facility, except that the other party shall be responsible for such loss or damage that is caused by its own negligence or intentional misconduct.

         11.3 Access for Equipment Maintenance. Subject to Kanas' obtaining any required third party consent, GCICC shall grant Kanas reasonable access to the GCICC Facility for the purpose of maintaining Kanas' electronic equipment on the Kanas Fibers. Subject to GCICC's obtaining any required third party consent, Kanas shall grant GCICC reasonable access to the Kanas Facility for the purpose of maintaining GCICC's electronic equipment on the GCICC Fibers.

12. Access to Facilities. Each party understands that the other party's Facility may be located on private property or rights-of-way to which the former party presently has no right of access. Each party understands that it is solely responsible for obtaining such access from third parties as may be necessary for it to install, operate, maintain, remove, repair or replace its equipment located on the other party's Facility. Each party will use its best efforts to assist the other party in obtaining such access, but neither party is obligated to incur any expense or liability in providing such assistance. Each party shall bear all costs of complying with conditions required by third parties for access to the other party's Facility.

13. Destruction/Restoration.

         13.1 Total or Partial Destruction; Obligation to Restore. If, during the Term, either party's Facility is totally or partially destroyed, rendering the Facility totally or partially inaccessible or unusable, the party that owns the Facility shall restore the Facility to substantially the same condition as it was in immediately before destruction, except as provided in Sections 13.1.1 and 13.1.2.

                  13.1.1 Excessive Cost to Restore. If the cost of repairing or restoring the Facility, net of any available insurance proceeds not reduced by applicable deductibles and coinsurance, exceeds ten percent (10%) of the then replacement cost of the Facility, the party that owns the Facility can elect to terminate this Agreement by giving notice to the other party within fifteen (15) days after determining the restoration cost and replacement value, and this Agreement shall terminate.

                  13.1.2  Restoration  Contrary to Law. If the existing  laws do
not  permit  the   restoration,   either  party  can  terminate  this  Agreement
immediately by giving notice to the other party.

14.      Condemnation.

         14.1 Rights and Obligations of Parties Governed by this Agreement. If, during the Term, there is any taking of all or any part of a Facility by Condemnation, the rights and obligations of the parties shall be determined pursuant to this Section 14.

         14.2 Total Taking. If the Premises are totally taken by Condemnation, this Agreement shall terminate on the Date of Taking.

         14.3 Partial Taking. If any portion of a Facility is taken by Condemnation, this Agreement shall remain in effect, except that either party may elect to terminate this Agreement if the remaining portion of the Facility is rendered unsuitable for that party's continued use of the Facility.

         14.4 Payment of Award. The Award shall be payable to the owner of the Condemned Facility; except that the other party shall receive from the Award the amount attributable to the value of its right under this Agreement to use any fibers in the Facility that were Condemned.

15. Management Meetings. Designated representatives of a majority of the shareholders of Kanas and GCICC senior management shall meet semiannually to review the performance of the facilities that are the subject of this Agreement.

16. Regulatory Matters. Each party shall obtain all permits, authorizations or approvals that are required by any regulatory authority to operate its Facility. By entering into this Agreement, neither party waives any exclusion or exemption of its facilities or services from common carrier or public utility regulation. The parties will cooperate in obtaining any required governmental approvals or consents.

17.      Default and Remedies.

         17.1 Events of Default. The following events shall constitute an "Event of Default" under this Agreement:

                  17.1.1 Failure to Pay. The failure of a party to pay any sum of money due under this Agreement within ten (10) days after the same is due hereunder.

                  17.1.2 Default of Covenants or Conditions. Default by a party in the performance or observance of any covenant or condition of this Agreement (other than a default involving the payment of money under Section 17.1.1 hereof), which default is not cured within thirty (30) days after the giving of notice thereof by the other party, unless such default is of a nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall be declared so long as the defaulting party shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same.

                  17.1.3 Breach of Representations or Warranties. If any representation or warranty by a party contained in this Agreement is false in any material respect as of the date of the making or furnishing thereof and which would have a material adverse effect on the other party.

                  17.1.4 Insolvency, Bankruptcy. If a party shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator (or other officer having powers, under applicable law, similar to those of a receiver, trustee or liquidator) of it or of all or the major portion of its assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature,
(iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or (v) institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or an answer or a consent seeking reorganization or relief under any bankruptcy, reorganization or insolvency law of any jurisdiction, or any other law analogous in purpose and effect, or consent to the filing of any such petition or the material allegations thereof, or corporate action shall be taken by it for the purpose of effecting any of the foregoing.

                  17.1.5 Order Appointing Receiver, Trustee or Liquidator. If an order, judgment or decree shall be entered, without the application, approval or consent of a party, by any court of competent jurisdiction, approving a petition seeking reorganization of the party or appointing a receiver, trustee or liquidator (or other officer having powers,under applicable law, similar to those of a receiver, trustee or liquidator) of it or of all or a major portion of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 consecutive days.

         17.2 Remedies on Default. Upon the occurrence and continuation of an Event of Default, the non-defaulting party, without notice to the defaulting party in any instance (except where expressly provided for below), in addition to all remedies available at law, may do any one or more of the following with respect to the defaulting party:

                  17.2.1 Termination. Terminate this Agreement and the rights created herein by giving notice of such election to the defaulting party.

                  17.2.2 Specific Performance. Seek specific performance of any term or provision of this Agreement.

                  17.2.3 Force Majeure. Except where this Agreement provides otherwise, if by reason of Force Majeure, a party is unable in whole or in part to perform its obligations under this Agreement, the party shall not be in default under this Agreement during the continuance of such inability. However, that party shall use all reasonable efforts to remedy with all reasonable dispatch the cause or causes of its failure to carry out its obligations under this Agreement; provided that the settlement of strikes, lockouts, and other industrial disturbances shall be entirely within the discretion of the party or its contractors, as the case may be, and the party and its contractors shall not be required to make settlement of strikes, lockouts, or other industrial disturbances by acceding to demands of opposing parties when such course is in the judgment of the party unfavorable to it.

         17.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to a party is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof (unless expressly waived by Kanas or GCICC), but any such right or power may be exercised from time to time and as often as may be deemed expedient.

18.      Confidentiality; Media Relations.

         18.1 Confidentiality. The parties agree that the terms of this Agreement, and information furnished by either party to the other in contemplation or pursuant to this Agreement (including without limitation technical specifications, operating data and customer information) are confidential and may not be disclosed without both parties' written consent, except as may be required by law or as contemplated by this Agreement, and except for disclosure to the parties' shareholders, agents, advisors and financial institutions. Notwithstanding the foregoing, the parties acknowledge that the general terms and conditions of this Agreement are required to be disclosed in reports, filings and offering documents under state and federal securities laws.

         18.2 Media Relations. The parties shall agree on the content of all releases to, and conferences with, the news media concerning the subject matter of this Agreement; provided that each party shall approve or disapprove the other party's release within five Business Days after receipt or it shall be deemed approved.

19.      Term; Duties Upon Termination.

         19.1 Term. Unless earlier terminated under the terms hereof, this Agreement shall continue in effect for a period of 15 years commencing on the date hereof. The Term shall continue automatically thereafter until the earlier of (i) the end of the last of three subsequent consecutive periods of five years each, and (ii) the termination of the Alyeska Agreement by Alyeska, and the shutdown of the Kanas Facility.

         19.2 Duties upon Termination. Within 60 days after the termination of this Agreement for any reason after the Exchange Date, (i) each party shall remove its electronic equipment and other personal property from the other party's Facility, and perform all restoration of the other party's premises made necessary by the removal, and (ii) each party shall return in good condition, ordinary wear and tear excepted, the other party's premises that it occupied in its use of fibers on the other party's Facility.

20.      Indemnity.

         20.1 GCICC shall indemnify, defend and hold harmless Kanas, its officers, agents, employees and contractors from liability, suits and damages, arising from death or injury to any person or damage to property by virtue of any act or omission of GCICC or GCICC's officers, agents, employees or contractors in constructing, installing, operating or maintaining the GCICC Facility or any electronic equipment under this Agreement, except that Kanas shall be liable to

GCICC for damages resulting from the negligence or intentional misconduct of Kanas or its officers, agents, employees or contractors.

         20.2 Kanas shall indemnify, defend and hold harmless GCICC, its officers, agents, employees and contractors from liability, suits and damages, arising from death or injury to any person or damage to property by virtue of any act or omission of Kanas or Kanas' officers, agents, employees or contractors in constructing, installing, operating or maintaining the Kanas Facility or any electronic equipment under this Agreement, except that GCICC shall be liable to Kanas for damages resulting from the negligence or intentional misconduct of GCICC or its officers, agents, employees or contractors.

21. Exhibits. The following Exhibits and any others referred to in this Agreement as attached are incorporated in this Agreement in their entirety:

         Exhibit A:        Light Transmission Standard and Testing Procedure for
                           Substantial Completion
         Exhibit B:        Locations and Points of Termination of Kanas Fibers;
                           Locations of Electronic  Equipment on Kanas Fibers
         Exhibit C:        Locations and Points of Termination of GCICC Fibers;
                           Locations of Electronic  Equipment on GCICC Fibers
         Exhibit D:        Kanas Space and Power Requirements
         Exhibit E:        Fiber Maintenance Standards

22.      Miscellaneous.

         22.1 No Implied Waiver. In the event any agreement, covenant, or condition contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         22.2 Successors in Interest. Each party may, upon written notice to the other, assign its rights and delegate its duties under this Agreement to any subsidiary, affiliate or joint venture partner, provided that the assignor or its parent entity retains at least 50% ownership, or voting control, directly or indirectly, of the assignee. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         22.3 Notices. Any and all notices required or permitted under this Agreement, unless otherwise specified in writing by the party whose address changes, shall be addressed as follows:

                  Kanas:            Kanas Telecom, Inc.
                                            4041 B Street, Suite 102
                                            Anchorage, Alaska 99503-4196
                                            tel: (907) 562-7793
                                            fax: (907) 562-7794
                                            attn: Vice President/Chief Operating
                                            Officer

                  GCICC:            GCI Communication Corp.
                                            2550 Denali Street
                                            Anchorage, Alaska 99503
                                            tel: (907) 265-5600
                                            fax: (907) 265-5676
                                            attn: General Manager

All notices permitted or required to be made under this Agreement shall be in writing and shall be deemed made at the time mailed to the address provided above by certified mail, delivered by overnight express service, or hand delivered. Failure of an addressee to receive said notice will not nullify and/or void a notice as long as such notice was sent pursuant to the terms of this Agreement.

         22.4 Parties in Interest. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any person, firm, or corporation, other than the parties hereto, any right, remedy or claim, legal or equitable, under or by reason of this Agreement, this Agreement being intended to be and being for the sole and exclusive benefit of the parties hereto.

         22.5 Relationship of Parties. Nothing in this Agreement expressed or implied is intended or shall be construed to establish any relationship between the parties other than that of independent contractors, and neither party shall be considered thereby to be the partner, co-venturer or in any other relationship with the other.

         22.6 Time of Essence. Time shall be of the essence of each and every term of this Agreement.

         22.7  Headings.   The  Section   headings   contained  herein  are  for
convenience and reference and are not intended to define or limit the scope of any provision of this Agreement.

         22.8 Law Governing Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Alaska.

         22.9 Exclusive Forum and Venue. Any actions or judicial proceedings arising out of this Agreement shall be filed and prosecuted in the Superior Court for the State of Alaska, Third Judicial District, at Anchorage. The parties hereto affirmatively waive the right to trial by jury.

         22.10 Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         22.11 Integration and Modification. This document contains the entire agreement of the parties hereto. All negotiations, statements, or representations, warranties, and assurances, whether oral or written, which are in any way related to the subject matter of this Agreement, and the performance of either party hereto, are merged and integrated into the terms of this document. This Agreement may not be modified or amended except by a writing signed by both parties hereto, and any proposed amendment or modification is without effect until reduced to a writing signed by both parties.

         22.12 Additional Documents. The parties agree to execute any additional documents which may be necessary in order to effectuate the terms of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto, in consideration of the mutual covenants set forth herein and intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first written

KANAS:                                 KANAS TELECOM, INC., an Alaska
                                       corporation



                                       By: /s/ Michael F.G. Williams


GCICC:                                 GCI COMMUNICATION CORP., an Alaska
                                       corporation



                                       By: /s/ Wilson Hughes

                                    EXHIBIT A

               LIGHT TRANSMISSION STANDARDS AND TESTING PROCEDURE
                           FOR SUBSTANTIAL COMPLETION

I.       TESTING PROCEDURE

         1. Ensure that all fibers to be tested have been properly terminated.

         2. Clean all connectors.

         3. Turn on the power meter and light source test equipment and allow them to warm up and stabilize.

         4. Before the facility can be tested, the power meter should be calibrated to 0 dB as follows:

                  a) Using a test patch cord, connect the light source to the power meter.

                  b)       Set the power meter to the dBm scale.

                  c) Make sure that the light source is on, and read the received optical power at the power meter in dBm. This value should be close to the light source manufacturer's output power specification.

                  d) Set the power meter to the dB scale and adjust to 0.0 dB. This 0-dB calibration will be used as the light source's reference power level.

                  e) Disconnect this test assembly but do not adjust or turn off the power meter.

         5. Disconnect the existing patch cord from the FDP for the link under test. Do not disturb the power meter's zero reference calibration performed in the previous step. Connect the light source using the test patch cord to one end of the fiber section and power meter using a second tested patch cord to the other end of the fiber section.

         6. Ensure that the configuration is connected properly, and turn on the light source. Read the optical power meter and record the optical power level.

         7. Repeat the procedure to test all fibers in the facility.


II.      LIGHT TRANSMISSION STANDARDS

Attenuation and dispersion on a fiber shall be 0.30 dB/km and 18 ps/(nm)(km) for a nominal 1550 nm wavelength, respectively.

The actual Fiber Route distances between sites and calculated loss budgets for the Kanas Facility are:

Site                         Miles             Kilometers           Loss Budget
----                         -----             ----------           -----------
Petrostar to PS-12           70.1                112.16              33.65 dB
PS-12 to PS-11               52                   83.2               24.96 dB
PS-11 to RGV 97              39.5                 63.2               18.96 dB
RGV 97 to PS-10              63.9                102.24              30.67 dB
PS-10 to PS-9                38                   60.8               18.24 dB
PS-9 to PS-8                 61.7                 98.72              29.62 dB
PS-8 to NPMS                 21.1                 33.76              10.13 dB


The estimated Fiber Route distances between sites and calculated loss budgets for the GCICC facility are:

Site                         Miles             Kilometers           Loss Budget
----                         -----             ----------           -----------
SADC to Whittier             63                  101.4               30.42 dB
Whittier to Valdez           96                  154.5               46.35 dB
Valdez to Petro Star          9                   14.5               43.50 dB

                                    EXHIBIT B

              LOCATIONS AND POINTS OF TERMINATION OF KANAS FIBERS;
                LOCATIONS OF ELECTRONIC EQUIPMENT ON KANAS FIBERS


1.  Locations of Kanas Fibers:

   SADC: fiber termination panel.
   Whittier:  fiber termination  panel.
   Valdez:  fiber termination panel.

2. Points of Termination of Kanas Fibers:

   The Kanas Fibers will be terminated on the GCICC fiber termination panels.

3. Locations of electronic equipment on Kanas Fibers:

   To be negotiated in Space and Power Agreement.

                                    EXHIBIT C

              LOCATIONS AND POINTS OF TERMINATION OF GCICC FIBERS;
                LOCATIONS OF ELECTRONIC EQUIPMENT ON GCICC FIBERS


1.  Locations of GCICC Fibers:

    North Pole Metering Station: Kanas equipment building fiber termination panel.
    PS8: Pump Station  communication  room fiber  termination panel
    PS9: Pump Station  communication  room fiber termination panel
    PS10: Pump Station communication room fiber termination panel
    PS11: Pump Station  communication room fiber  termination  panel
    RGV97:  Kanas  regeneration  site  equipment building fiber termination panel
    PS12: Pump Station communication room fiber termination  panel Petro Star
      Metering  Station:  Kanas  equipment  building fiber termination panel.


2. Points of Termination of GCICC Fibers:

   The GCICC fibers will be terminated on the Kanas fiber termination panels. These panels are located either in the pump station communication room, metering station Kanas equipment building, or remote gate valve Kanas regeneration equipment building.

3. Locations of Electronic Equipment on GCICC Fibers:

   GCICC electronic equipment is to be installed within GCICC owned equipment buildings located in close proximity to the following locations, exterior to Kanas or Alyeska right-of ways, easements, or fee simple land:

   Pump Station #8, Pump Station #9, Pump Station #10, Pump Station #11, Remote Gate Valve 97, and Pump Station #12 and Petro Star Metering Station.

                                    EXHIBIT D

                       KANAS SPACE AND POWER REQUIREMENTS


Space Requirement:         Valdez GCICC POP          (2) 23-inch racks
                           Whittier                  (2) 23-inch racks
                           Anchorage GCICC POP       (3) 23-inch racks


Power Requirement:         Valdez GCICC POP          1250 watts @ 48 volts DC
                           Whittier                  1050 watts @ 48 volts DC
                           Anchorage GCICC POP       1250 watts @ 48 volts DC

                                    EXHIBIT E

                           FIBER MAINTENANCE STANDARDS

1.       TIMES FOR REPAIRING FIBER AND ASSOCIATED EQUIPMENT:

         1.       Terrestrial Cable.

                           Mobilization and Travel                     4 hours
                           Repair                                      4 hours

         2.       Undersea Cable.

                           Ship and Crew Mobilization                  2 days
                           Transit                                     4 days
                           Recovery and Splicing                      10 days

         Times are estimates subject to force majeure.


2.       MAINTENANCE PROCEDURES.

         1.       Kanas:

                  a. Kanas' maintenance contractor will have personnel stationed in Fairbanks, Valdez, and at least one other location along the route from Fairbanks to Valdez.

                  b. Kanas' maintenance contractor will maintain a 24 hour per day, 7 days per week Network Operations Control.

                  c. The Network Control Center will initiate technician call out if required to respond to any critical service affecting issue. This dispatching will occur within 30 minutes of identified equipment failure. Personnel safety will be a primary consideration when responding to a failure. In extreme weather conditions response will be delayed until it is safe to proceed.

                  d. Routine maintenance will be performed on a periodic basis according to manufacturer recommendations.

                  e.       All Facility  repairs will be performed  according to
                           manufacturer      recommendations      and     normal
                           telecommunications industry standards.

         2.       GCI:

                  a. GCICC's maintenance contractor will have personnel stationed in Anchorage, Valdez, and at least one other location along the route from Anchorage to Valdez.

                  b. GCICC's maintenance contractor will maintain a 24 hour per day, 7 days per week Network Operations Control.

                  c. GCICC will monitor periodically its submarine cable route for activities that may pose a risk including fishing and shipping. GCICC will participate in meetings of fishermen and contact vessels known to fish near the cable route to promote avoidance of harm.

                  d. The Network Control Center will initiate technician call out if required to respond to any critical service affecting issue. This dispatching will occur within 30 minutes of identified equipment failure. Personnel safety will be a primary consideration when responding to a failure. In extreme weather conditions response will be delayed until it is safe to proceed.

                  e. Routine maintenance will be performed on a periodic basis according to manufacturer recommendations.

                  f.       All Facility  repairs will be performed  according to
                           manufacturer      recommendations      and     normal
                           telecommunications industry standards.

                            FIBER SECURITY AGREEMENT


                  THIS SECURITY AGREEMENT dated as of January 27, 1998 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Security Agreement") is by and among (i) GCI FIBER CO., INC., an Alaska corporation and FIBER HOLD CO., INC., an Alaska corporation (each a "Debtor" and collectively, the "Debtors") and (ii) CREDIT LYONNAIS NEW YORK
BRANCH, as administrative agent for the Lenders referred to in the Credit Agreement referred to below (in such capacity, the "Administrative Agent").

                  Pursuant to a Credit and Security Agreement dated as of January 27, 1998 among Alaska United Fiber System Partnership, a general partnership formed under the laws of Alaska (the "Borrower"), the lenders referred to therein (the "Lenders"), Credit Lyonnais New York Branch as Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent and TD Securities (USA) Inc. as Documentation Agent (as the same may be amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), the Lenders have agreed (subject to the terms and conditions set forth therein) to make Loans to the Borrower.

                  The Debtors each own fifty percent (50%) of the partnership interests in the Borrower.

                  In order to induce the Lenders to enter into the Credit Agreement and make the Loans to the Borrower pursuant to the terms and conditions set forth therein and in order to secure the Obligations, each of the Debtors is pledging to the Administrative Agent (for the benefit of the Lenders), and granting a security interest to the Administrative Agent (for the benefit of the Lenders) in, all of its respective partnership interests in the Borrower.

                  Accordingly, the parties hereto hereby agree as follows:

                  SECTION 1. (a) Definitions. When used in this Security Agreement the term "Collateral" shall mean with respect to each Debtor, such Debtor's partnership and other ownership rights and interests in the Borrower, all of such Debtor's contract rights, powers, privileges, claims and remedies and all other interests and benefits arising under or in respect of the Partnership Agreement dated as of July 29, 1997 by and between the Debtors (as the same may be amended from time to time, the "Partnership Agreement") and any proceeds or products of any of the foregoing or any income therefrom.

                  (b) All capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Credit Agreement. Terms not otherwise defined herein or in the Credit Agreement shall have, where appropriate, their respective definitions as set forth in the Uniform Commercial Code as in effect in the State of New York.

                  SECTION 2. Grant of Security Interest. As security for the due and punctual payment and performance of the Obligations (including post-petition interest to the extent permitted by Applicable Law), each Debtor hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Administrative Agent (for the benefit of the Lenders) and grants to the Administrative Agent (for the benefit of the Lenders) a security interest in all of its right, title and interest in and to the Collateral.

                  SECTION 3. Representations and Warranties of the Debtors. Each Debtor hereby represents and warrants to the Administrative Agent (for the benefit of the Lenders) that:

                  (i) it is a corporation  duly organized,  validly existing and in good standing under the laws of the State of Alaska and is duly qualified to do business in all jurisdictions where the nature of its properties or business so requires. Such Debtor has the corporate power and authority (a) to own its respective properties and to carry on its respective business as now being conducted and as intended to be conducted, to execute, deliver and perform its obligations under this Security Agreement and the other Fundamental Documents to which it is a party and any other documents contemplated hereby and thereby to which it is or will be a party and (b) to grant to the Administrative Agent for the benefit of the Lenders, a security interest in the Collateral as contemplated hereby;

                  (ii) it is a general partner of the Borrower, holding a 50% interest in the Borrower, and except for the other Debtor, no other Person owns or holds any partnership or other ownership rights or interests in the Borrower;

                  (iii) the execution, delivery, and performance of this Security Agreement and the other Fundamental Documents to which it is a party and the grant to the Administrative Agent (for the benefit of the Lenders) of the Liens and the security interests hereunder (A) have been duly authorized by all necessary corporate action on the part of such Debtor, (B) will not violate any provision of the Certificate of Incorporation or By-Laws of such Debtor, or the Partnership Agreement, (C) will not constitute a violation by such Debtor of any provision of Applicable Law or any order of any court or other agency of the United States or any state thereof applicable to such Debtor or any of its properties or assets, (D) will not violate any provision of any indenture, agreement, bond, note or other similar instrument to which such Debtor is a party or by which such Debtor or its properties or assets are bound, (E) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note or other instrument and (F) will not result in the creation or imposition of any Lien, security interest, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Debtor other than pursuant to this Security Agreement;

                  (iv) no consent of any other Person (including, without limitation, creditors of such Debtor) is required to be obtained by such Debtor in connection with the execution, delivery and performance of this Security Agreement;

                  (v) all authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof or any foreign jurisdiction (other than UCC-1 Financing Statements) required for the execution, delivery and performance by such Debtor of this Security Agreement and the other Fundamental Documents to which it is a party, have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, such Debtor shall obtain or make all such authorizations, approvals, registrations or filings;

                  (vi) no financing statement, mortgage, notice of Lien, deed of trust, security agreement, or any other agreement or instrument creating or giving notice of a Lien against any of the Collateral is in existence or on file in any public office other than those created or filed pursuant to the terms of this Security Agreement in favor of the Administrative Agent (for the benefit of the Lenders);

                  (vii) this Security Agreement, when executed and delivered, will create and grant to the Administrative Agent (for the benefit of the Lenders), upon the filing of the appropriate UCC-1 Financing Statements, a valid Lien on and a perfected security interest in favor of the Administrative Agent (for the benefit of the Lenders) in, all right, title or interest of such Debtor in or to the Collateral, subject to no prior pledge, Lien, security interest, charge or encumbrance or to any agreement purporting to grant any third party a security interest in or Lien on the Collateral;

                  (viii)  this  Security  Agreement  and the  other  Fundamental
Documents to which such Debtor is a party when executed by such Debtor will constitute the legal, valid and binding obligations of such Debtor, enforceable in accordance with their respective terms, subject only, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general principles of equity;

                  (ix) it is not  doing  business  and  does  not  intend  to do
business  other  than  under  its  full  corporate  name,   including,   without
limitation, under any trade name or other doing business name;

                  (x) it has good title to the Collateral owned by it, free and clear of Liens;

                  (xi) the chief executive office of such Debtor is as set forth on Schedule 1 hereto, and such office is the place where such Debtor keeps any books and records concerning the Collateral;

                  (xii) it will realize a direct economic benefit as a result of the Loans being made to the Borrower under the Credit Agreement;

                  (xiii) there are no pending or, to the knowledge of such Debtor, threatened actions, suits, proceedings or investigations against it or affecting it or its properties that, individually or in the aggregate, would if adversely determined be likely to have a material adverse effect on the performance by such Debtor of its obligations under this Security Agreement and the other Fundamental Documents to which it is a party or its assets, operations, business or financial condition; and

                  (xiv) no sales, use, documentation or similar taxes, fees or other charges are payable with respect to the execution and delivery by such Debtor of this Security Agreement and the other Fundamental Documents to which it is a party.

                  SECTION 4. Covenants of the Debtors. Each Debtor hereby covenants and agrees with the Administrative Agent (for the benefit of the Lenders) that:

                  (a) Such Debtor will keep the Collateral free and clear of all security interests, Liens and claims other than the security interest and Lien herein granted and will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral.

                  (b) Such Debtor will defend the Administrative Agent's (for the benefit of the Lenders) right, title and security interest in and to the Collateral against claims and demands of all Persons whomsoever.

                  (c) Such Debtor will not take any action, including, without limitation, any action under or in accordance with the Partnership Agreement, to allow any additional partners of the Borrower.

                  SECTION 5. The Administrative Agent's Rights Exclusive of the Debtors' Default. Each of the Debtors hereby agrees to permit representatives of the Administrative Agent, upon reasonable notice to such Debtor, to discuss such Debtor's records in connection with the Collateral at such reasonable times and as often as may be reasonably requested by the Administrative Agent. The Administrative Agent, from time to time, at its option may perform any agreement of a Debtor which such Debtor shall fail to perform and take any other action which the Administrative Agent reasonably deems necessary or advisable for the maintenance or preservation of any of the Collateral or its interest therein, and the Debtors agree to reimburse the Administrative Agent on demand for all reasonable expenses of the Administrative Agent in connection with the foregoing. The Administrative Agent shall have the right to designate any officer, employee or attorney to execute, sign, endorse, assign, transfer or deliver in the name of a Debtor or in their names any documents or certificates necessary to evidence, perfect and realize upon the security interest granted herein.

                  SECTION 6. The Administrative Agent's Rights and Remedies Upon an Event of Default.

                  (a) Debtors to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, each Debtor will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Security Agreement, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Lenders, and forthwith, without any notice, demand or other action on the part of the Administrative Agent or any Lender whatsoever (all notices, demands, or other actions on the part of the Administrative Agent and the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 6(d) hereof.

                  (b) Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, in its name or in the names of the Debtors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, the Collateral, but shall be under no obligation so to do, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of either of the Debtors. The Administrative Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If a Debtor fails to make any payment or to take any action required hereunder, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Lenders' Liens and security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the security interests of the Lenders in the Collateral.

                  (c) Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may take such measures as it may deem necessary or proper for the care or protection of the Administrative Agent's rights and remedies hereunder, including, without limitation, the right to sell or cause to be sold, whenever the Administrative Agent shall decide, in one or more sales or parcels, at such prices as the Administrative Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at a public or private sale, without any demand of performance or notice of intention to sell or of the time or place of sale (except 10 days' written notice to the applicable Debtor of the time and place of any such sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and any Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Debtor, any such demand, notice, claim, right or equity being hereby expressly waived and released to the fullest extent permitted by Applicable Law. At any sale or sales made pursuant to this Section 6, the Administrative Agent may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Debtor any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Administrative Agent and the Lenders (subject to the provisions of Article 10 of the Credit Agreement) by the Borrower under the Credit Agreement as a credit against the purchase price. The Administrative Agent shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and the Administrative Agent shall not be chargeable with any of the obligations or liabilities of any of the Debtors. Each of the Debtors hereby agrees, on a joint and several basis, (i) that it will indemnify and hold the Administrative Agent and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking control of the relevant Collateral by the Administrative Agent pursuant to this Section 6, or arising out of any act of, or omission to act on the part of, any Person (other than the Administrative Agent or the Lenders) prior to such taking of actual control by the Administrative Agent, or arising out of any act on the part of the Debtors, their Affiliates or their respective agents before or after the commencement of such actual control by the Administrative Agent; and (ii) neither the Administrative Agent nor any Lender shall have any liability or obligation to any of the Debtors arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. In any action hereunder, the Administrative Agent shall be entitled to the appointment of a receiver, without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of
Default, and during the continuation of such Event of Default, the Administrative Agent shall be entitled to apply, without prior notice to the Debtors except as may be required by Applicable Law, any cash or cash items constituting Collateral in the possession of the Administrative Agent to payment of the Obligations.

                  (d) Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, all income on the Collateral and all proceeds from any sale of the Collateral pursuant hereto shall be applied in accordance with the provisions of Section 8.7 of the Credit Agreement.

                  (e) Power of Attorney. Upon the occurrence and during the continuance of an Event of Default (i) each of the Debtors does hereby irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees their true and lawful attorney-in-fact with full power in the name of the Administrative Agent or such Debtor to receive, open and dispose of all mail addressed to such Debtor and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent, with full power and right to cause the mail of such Debtor to be transferred to the Administrative Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Security Agreement and the grant of the Liens and security interests hereunder, and each of the Debtors hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue hereof; (ii) each of the Debtors hereby further irrevocably makes, constitutes and appoints the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Administrative Agent or such Debtor (A) to enforce all of such Debtor's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent for the benefit of the Lenders, (B) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of this Security Agreement or any other Fundamental Document that are required to be observed or performed by such Debtor, (C) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the Liens and security interests granted to the Administrative Agent for the benefit of the Lenders hereunder and (D) to do any and all other things necessary or proper to carry out the intention of this Security Agreement and the grant of the Liens and security interests hereunder. Each of the Debtors hereby ratifies and confirms in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

                  SECTION 7. Financing Statements. Each of the Debtors hereby authorizes the Administrative Agent to file UCC-1 Financing Statements and any amendments thereto or continuations thereof, and any other appropriate security documents or instruments, and to give any notices necessary or desirable to perfect the Lien and security interests of the Administrative Agent for the benefit of the Lenders on the Collateral, in all cases without the signature of such Debtor or to execute such items as attorney-in-fact for such Debtor.

                  SECTION 8. Further Assurances. (a) Each of the Debtors agrees that such Debtor will from time to time, on request of the Administrative Agent
(i) duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Debtors, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent to carry out the provisions and purposes of this Security Agreement; (ii) promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Debtors, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent, to provide the Administrative Agent a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code of any jurisdiction or any statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other acts which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Administrative Agent (for the benefit of the Lenders) the Lien and security interest in the Collateral contemplated hereunder, subject to no other Liens or security interests; and (iii) promptly undertake to deliver or cause to be delivered to the Administrative Agent and the Lenders from time to time, such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative Agent, as the

Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Administrative Agent (for the benefit of the Lenders).

                  (b) The Debtors hereby agree to pay any and all stamp, registration, recordation and similar taxes, fees or charges, reasonable fees and expenses of the Administrative Agent's counsel and of any agents therefor and to indemnify the Administrative Agent and its agents against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Security Agreement and any other document or instrument executed in connection herewith or the perfection of any rights or security interests hereunder.

                  SECTION 9. Regulatory Approvals. During the continuance of an Event of Default, each Debtor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers the Administrative Agent may reasonably request or as may be required by applicable law in connection with the obtaining of any consent, approval, registration, qualification or authorization of the FCC or of any other Governmental Authority or Person necessary or appropriate for the effective exercise of any rights under this Security Agreement or any other Fundamental Document. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Debtor shall take any action which the Administrative Agent may reasonably request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each FCC License, Permit, other similar right or license or other agreement. To enforce the provisions of this Section, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC or other Governmental Authority or Person (as applicable) an involuntary transfer of control of each such FCC License, Permit, similar right or license or other agreement for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Debtor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if a Debtor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, each Debtor shall further use its best efforts to assist in obtaining approval of the FCC or other Governmental Authority or Person, if required, for any action or transactions contemplated by this Security Agreement or any other Fundamental Document including, without limitation, the preparation, execution and filing with the FCC or other Governmental Authority or Person of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License, Permit, similar right or license or other agreement or the transfer of control necessary or appropriate under the rules and regulations of the FCC or other Governmental Authority or otherwise for the approval of the transfer or assignment of any portion of the Collateral, together with any FCC License, Permit, similar right or license or other agreement. Each Debtor acknowledges that the assignment or transfer of each FCC License, Permit, similar right or license or other agreement is integral to the Administrative Agent's and Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by a Debtor to comply with the provisions of this Section and that such failure would cause irreparable injury not adequately compensable in damages, and therefore agrees that each and every covenant contained in this Section may be specifically enforced, and each Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                  SECTION 10. The rights and remedies conferred upon or reserved to the Administrative Agent in this Security Agreement are intended to be in addition to, and not in limitation of, any other right or remedy available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall have all rights and remedies of a secured party under Article 9 of the UCC or any other Applicable Law.

                  SECTION 11. Continuation and Reinstatement. Each of the Debtors further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Debtor, the Borrower or otherwise.

                  SECTION 12. Termination. The security interests granted under this Security Agreement shall terminate when all the Obligations shall have been fully and indefeasibly paid and performed and the Commitments shall have terminated. At such time, all rights to the Collateral pledged or assigned by a Debtor shall revert to such Debtor. Upon any such termination the Administrative Agent will, at the Debtor's expense, execute and deliver to such Debtor such documents (in form and substance satisfactory to the Administrative Agent) as such Debtor shall reasonably request to evidence such termination.

                  SECTION 13. Notice. Notices and other communication provided for herein shall be in writing and shall be delivered or mailed (or if by telegram, delivered to the telegraph company and, if by telecopier, delivered by such equipment) to the parties at the following respective addresses:

                  (1)      If to the Administrative Agent:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attn:  Project Finance Group
                           Facsimile No.:  (212) 261-3421

                  (2)      If to the Debtors:

                           GCI Fiber Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn: Chief Financial Officer
                           Facsimile No.: (907) 265-5676

                                         and

                           Fiber Hold Co., Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, Alaska  99503
                           Attn: Chief Financial Officer
                           Facsimile No.: (907) 265-5676

or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Security Agreement shall be deemed to have been given on the tenth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged if by telecopier, in each case addressed to such party as provided in this Section 13 or in accordance with the latest unrevoked written direction from such party.

                  SECTION 14. No Waiver. No delay or failure on the part of the Administrative Agent in the exercise of any right, power, privilege or remedy hereunder or under any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy by the Administrative Agent preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy and no course of dealing between the parties shall operate as a waiver of any right or remedy of the Administrative Agent. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 15. Governing Law. THIS SECURITY AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  SECTION 16. Severability. This Security Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Security Agreement shall be prohibited by or invalidated under the Applicable Law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement and any such prohibition or invalidity in any jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith a provision to replace the ineffective provision, such provision to be as similar in effect and intent as the ineffective provision as permissible. To the extent permitted by Applicable Law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  SECTION 17. Amendments. This Security Agreement may be amended, modified or supplemented, and the terms hereof may be waived, in each case only by a written instrument executed by the parties to this Security Agreement. The waiver by any party hereto of a breach of any provision of this Security Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar. No notice to, or demand on, the Debtors in any case shall entitle the Debtors to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 18. Survival of Representations and Warranties. All warranties, representations and covenants made by the Debtors herein shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making of the Loans contemplated by the Credit Agreement and the issuance and delivery to the Administrative Agent of the Notes, regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation that is due or could become due, is outstanding and unpaid and so long as the Commitments have not been terminated.

                  SECTION 19. Successors and Assigns. All references herein to any of the parties to this Security Agreement shall be deemed to include the successors and assigns of such party; provided, however, that none of the Debtors may assign any of their rights or obligations hereunder without the prior written consent of the Administrative Agent, and all covenants, promises and agreements by or on behalf of the Debtors which are contained herein shall inure to the benefit of the successors and assigns of the Administrative Agent and any of the Lenders.

                  SECTION 20. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE DEBTORS, RESPECTIVELY, HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE DEBTORS ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE ADMINISTRATIVE AGENT THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON

WHICH THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS SECURITY AGREEMENT AND ANY OTHER PROJECT AGREEMENT OR OTHER FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE DEBTORS TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

                  SECTION 21. Submission to Jurisdiction; Service of Process. EACH OF THE DEBTORS, RESPECTIVELY, HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE
JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF BROUGHT BY THE ADMINISTRATIVE AGENT OR A LENDER OR ANY OF THEIR SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE ADMINISTRATIVE AGENT OR A LENDER. EACH OF THE DEBTORS, RESPECTIVELY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PROJECT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH OF THE DEBTORS HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 12 HEREOF. EACH OF THE DEBTORS AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS. FINAL JUDGMENT AGAINST A DEBTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A

CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF SUCH DEBTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A DEBTOR OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE DEBTOR OR SUCH ASSETS MAY BE FOUND.

                  SECTION 22. Counterparts. This Security Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

                  SECTION 23. Headings. The headings and captions in this Security Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  SECTION 24. Entire Agreement. This Security Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Security Agreement.

                  IN WITNESS WHEREOF, the Debtors and the Administrative Agent have caused this Security Agreement to be duly executed on the date and year first written above.


                                       GCI FIBER CO., INC.


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer


                                       FIBER HOLD CO., INC.


                                       By: /s/
                                       Name: John M. Lowber
                                       Title: Secretary/Treasurer


                                       CREDIT  LYONNAIS  NEW  YORK  BRANCH,   as
                                       Administrative Agent

                                       By: /s/
                                       Name: Michael F.G. Pepe
                                       Title: Vice President

                                   Schedule 1
                           Chief Executive Office
                           (Fiber Security Agreement)

1. Each Debtor's chief executive office is, on the Closing Date, at:

                 2550 Denali Stree Suite 1000
                 Anchorage, Alaska 99503


2. Each Debtor keeps all of its books and records concerning the Collateral at the above address. Additional sets of documents regarding the System will also be kept at each of the landing stations.